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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EMCORE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EMCORE CORPORATION
10420 Research Road, SE
Albuquerque, New Mexico, 87123
October 22, 2014

Dear Fellow Shareholder:

        A special meeting of the shareholders of EMCORE Corporation ("EMCORE") will be held on December 5, 2014 at 8:00 a.m., local time, at The Langham Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106.

        At the Special Meeting, you will be asked to consider and vote upon the following proposals:

  1.
  To authorize the sale (the "Asset Sale") by EMCORE of substantially all of the assets, and the transfer of substantially all of the liabilities, primarily related to or used in EMCORE's photovoltaics business, known as its Photovoltaics Business, pursuant to the Asset Purchase Agreement by and between EMCORE and Photon Acquisition Corporation, dated September 17, 2014 (the "Asset Purchase Agreement"), as more fully described in the enclosed Proxy Statement (the "Asset Sale Proposal");

  2.
  To approve, by non-binding, advisory vote, certain compensation arrangements, as described in the enclosed Proxy Statement, for EMCORE's named executive officers in connection with the Asset Sale (the "Golden Parachute Proposal," and together with the "Asset Sale Proposal," the "Proposals"); and

  3.
  To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

        After careful consideration, our board of directors determined that the Asset Sale and the terms and conditions of the Asset Purchase Agreement are desirable and in the best interests of EMCORE and its shareholders. Our board of directors unanimously recommends that you vote "FOR" the authorization of the Asset Sale Proposal and approval of the Golden Parachute Proposal.

        The enclosed Notice of Special Meeting and Proxy Statement explain the Proposals and provide specific information concerning the Special Meeting. Please read these materials (including the annexes) carefully.

        Your vote is very important, regardless of the number of shares you own. The approval of each of the proposals requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Special Meeting by the holders of shares entitled to vote thereon. Only shareholders who owned shares of EMCORE's common stock at the close of business on October 22, 2014, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. To vote your shares, you may return your proxy card, submit a proxy via the Internet or by telephone or attend the Special Meeting and vote in person. Even if you plan to attend the Special Meeting, we urge you to promptly submit a proxy for your shares via the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card.

        On behalf of your board of directors, thank you for your continued support.

Very truly yours,
/s/ HONG Q. HOU Hong Q. Hou, Ph.D. President and Chief Executive Officer

EMCORE CORPORATION

10420 Research Road, SE
Albuquerque, New Mexico, 87123

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 5, 2014

To the Shareholders of EMCORE Corporation:

        A Special Meeting of the shareholders of EMCORE Corporation, a New Jersey corporation ("EMCORE"), will be held on December 5, 2014 at 8:00 a.m., local time, at The Langham Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, to consider and vote upon the following proposals:

  1.
  To authorize the sale (the "Asset Sale") by EMCORE of substantially all of the assets, and the transfer of substantially all of the liabilities, primarily related to or used in EMCORE's photovoltaics business, known as its Photovoltaics Business, pursuant to the Asset Purchase Agreement by and between EMCORE and Photon Acquisition Corporation, dated September 17, 2014 (the "Asset Purchase Agreement"), as more fully described in the enclosed Proxy Statement (the "Asset Sale Proposal");

  2.
  To approve, by non-binding, advisory vote, certain compensation arrangements, as described in the enclosed Proxy Statement, for EMCORE's named executive officers in connection with the Asset Sale (the "Golden Parachute Proposal" and, together with the "Asset Sale Proposal," the "Proposals"); and

  3.
  To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

        After careful consideration, our board of directors determined that the Asset Sale and the terms and conditions of the Asset Purchase Agreement are desirable and in the best interests of EMCORE and its shareholders. Our board of directors unanimously recommends that you vote "FOR" the authorization of the Asset Sale Proposal and approval of the Golden Parachute Proposal.

        Our board of directors has fixed October 22, 2014 as the record date for determining the shareholders entitled to notice of and to vote at the meeting. The Asset Sale may constitute the sale of substantially all of the property and assets of EMCORE within the meaning of Section 14A:10-11 of the New Jersey Statutes Annotated (the "NJSA"). The Asset Sale does not constitute a "Business Combination" and Photon Acquisition Corporation is not an "Interested Stockholder," in each case as such terms are used in our restated certificate of incorporation (as amended, our "certificate of incorporation") and the NJSA. Consequently, pursuant to our certificate of incorporation and the NJSA, both of the Proposals require approval by the affirmative vote of a majority of the votes cast, in person or by proxy, at the Special Meeting by the holders of our common stock entitled to vote thereon.

        Please read the enclosed Proxy Statement carefully. Whether or not you plan to attend the Special Meeting, please submit your proxy as promptly as possible by Internet, telephone, or by completing, dating, signing and returning the enclosed proxy card in the accompanying reply envelope. If you have Internet access, we encourage you to vote via the Internet. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

By Order of the Board of Directors,
/s/ ALFREDO GOMEZ Alfredo Gomez Secretary
Albuquerque, New Mexico October 22, 2014

EMCORE CORPORATION
10420 Research Road, SE
Albuquerque, New Mexico, 87123

PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS

October 22, 2014

INTRODUCTION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of EMCORE Corporation (hereinafter "we," "us," "our," the "Company" or "EMCORE") for use at a Special Meeting of the shareholders of EMCORE ("Shareholders") to be held on December 5, 2014 (the "Special Meeting") at 8:00 a.m., local time, at The Langham Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, and any postponements or adjournments thereof. This Proxy Statement was first made available to shareholders on or about October 22, 2014.

        At the Special Meeting, our shareholders will consider and vote upon the following proposals:

  1.
  To authorize the sale (the "Asset Sale") by EMCORE of substantially all of the assets, and the transfer of substantially all of the liabilities, primarily related to or used in EMCORE's photovoltaics business, referred to in this Proxy Statement as the Photovoltaics Business, pursuant to the Asset Purchase Agreement by and between EMCORE and Photon Acquisition Corporation ("Purchaser"), dated September 17, 2014 (the "Asset Purchase Agreement") as more fully described in this Proxy Statement (the "Asset Sale Proposal");

  2.
  To approve, by non-binding, advisory vote, certain compensation arrangements, as described in this Proxy Statement, for EMCORE's named executive officers in connection with the Asset Sale (the "Golden Parachute Proposal," and together with the "Asset Sale Proposal," the "Proposals"); and

  3.
  To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

        After careful consideration, our board of directors determined that the Asset Sale and the terms and conditions of the Asset Purchase Agreement are desirable and in the best interests of EMCORE and its shareholders. Our board of directors unanimously recommends that you vote "FOR" the authorization of the Asset Sale Proposal and approval of the Golden Parachute Proposal.

        Only shareholders of record as of October 22, 2014 (the "Record Date") will be entitled to vote at the Special Meeting and any postponements or adjournments thereof. As of October 22, 2014, 31,151,800 shares of our no par value common stock were outstanding and eligible to be voted. The holders of common stock are entitled to one vote per share on any proposal presented at the Special Meeting. Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Special Meeting and vote in person. Any proxy may be revoked by a shareholder at any time before it is exercised by delivery of a written revocation or a later executed proxy to the Secretary of the Company or by attending the Special Meeting and voting in person by written ballot.

        The costs of preparing, assembling and mailing this Proxy Statement and the other material enclosed and all clerical and other expenses of solicitation will be paid by EMCORE. In addition to the solicitation of proxies by mailing, directors, officers and employees of EMCORE, without receiving additional compensation, may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. In addition, we have retained Morrow & Co., LLC to assist in the solicitation. We will pay Morrow & Co., LLC up to $10,000 plus reasonable out-of-pocket expenses for their assistance. EMCORE also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

These transactions have not been approved or disapproved by the SEC, and the SEC has not passed upon the fairness or merits of these transactions nor upon the accuracy or adequacy of the information contained in this Proxy Statement. Any representation to the contrary is unlawful.

SUMMARY TERM SHEET

        This summary highlights information included elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider before voting on the Proposals presented in this Proxy Statement. You should read the entire Proxy Statement carefully, including the annexes attached hereto. For your convenience, we have included cross references to direct you to a more complete description of the topics described in this summary.

  •
  Parties to the Asset Purchase Agreement.  EMCORE Corporation, a New Jersey corporation, offers a broad portfolio of compound semiconductor-based products for the fiber optics and space solar power industries. Our principal executive office is located at 10420 Research Road, SE, Albuquerque, New Mexico 87123, and our main telephone number is (505) 332-5000.

    Photon Acquisition Corporation ("Purchaser") is a Delaware corporation and an affiliate of The Veritas Capital Fund IV, LP (the "Veritas Fund"), a private equity investment fund organized and managed by Veritas Capital Fund Management, L.L.C ("Veritas Capital"). Founded in 1992 and headquartered in New York, Veritas Capital is a leading private equity investment firm that invests in companies that provide critical products and services to government and commercial customers worldwide. Purchaser was formed solely for the purpose of entering into, and completing the transactions contemplated by, the Asset Purchase Agreement. Purchaser has not conducted any business to date, except for activities incidental to its formation and as contemplated by the Asset Purchase Agreement. Upon completion of the Asset Sale, Purchaser will acquire substantially all of the assets, and assume substantially all of the liabilities, primarily related to or used in the Photovoltaics Business. The principal executive offices of Purchaser and the Veritas Fund are located at c/o Veritas Capital Fund Management, L.L.C., 590 Madison Avenue, New York, New York 10022, and their telephone number is (212) 415-6700.

  •
  The Asset Sale.  Pursuant to the Asset Purchase Agreement, Purchaser will acquire substantially all of the assets, and assume substantially all of the liabilities, primarily related to or used in the Photovoltaics Business for $150 million in cash, subject to a working capital adjustment. We will retain all of our other assets, including the assets related to our telecommunications and broadband businesses (the "Other Businesses"). We will also retain all of our other debts and liabilities, including expenses related to the Other Businesses and corporate functions, our remaining senior executives and professional advisors. See "Proposal No. 1: The Asset Sale—The Asset Purchase Agreement."

  •
  Reasons for the Asset Sale.  Our board of directors considered a number of factors before deciding to enter into the Asset Purchase Agreement, including, among other things, the price to be paid by Purchaser, the strategic and financial benefits that the Asset Sale will provide to EMCORE, the extensive sale process with respect to the Photovoltaics Business that led to entering into the Asset Purchase Agreement, the future business prospects of the Photovoltaics Business and the terms and conditions of the Asset Purchase Agreement. See "Proposal No. 1: The Asset Sale—Reasons for the Asset Sale."

  •
  Board Recommendation.  Our board of directors has determined by unanimous vote of the directors present at the meeting that the Asset Sale Proposal is desirable and is in our best interests and the best interests of our shareholders and has directed that it be submitted to our shareholders for their approval. Our board of directors unanimously recommends that you vote FOR the Asset Sale Proposal. You should read "Proposal No. 1: The Asset Sale—Reasons for the Asset Sale" for a discussion of factors that our board of directors considered in deciding to recommend the approval of the Asset Sale Proposal.

  •
  Required Vote.  Approval of the Asset Sale Proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Special Meeting by the holders of shares entitled to vote thereon.

  •
  Opinion of EMCORE's Financial Advisor.  At the September 16, 2014 meeting of our board of directors (the "Board"), representatives of Raymond James & Associates, Inc. ("Raymond James") rendered Raymond James' oral opinion, which was subsequently confirmed by delivery of a written opinion to the Board, dated September 16, 2014, as to the fairness, as of such date, from a financial point of view, to EMCORE of the consideration of $150 million in cash (the "Consideration") to be received by EMCORE in the Asset Sale pursuant to the Asset Purchase Agreement, based upon and subject to the qualifications, assumptions, limitations and other matters considered in connection with the preparation of its opinion. The full text of the written opinion of Raymond James, dated September 16, 2014, which sets forth, among other things, the various qualifications, assumptions, and limitations on the scope of the review undertaken, is attached as Annex C to this Proxy Statement. Raymond James provided its opinion for the information and assistance of the Board (solely in its capacity as such) in connection with, and for purposes of, its consideration of the Asset Sale and its opinion only addresses whether the Consideration to be received by EMCORE in the Asset Sale pursuant to the Asset Purchase Agreement was fair, from a financial point of view, to EMCORE as of the date of such opinion. The opinion of Raymond James did not address any other term or aspect of the Asset Purchase Agreement or the Asset Sale contemplated thereby. The Raymond James opinion does not constitute a recommendation to the Board or any holder of our common stock as to how the Board, such shareholder or any other person should vote or otherwise act with respect to the Asset Sale or any other matter. Our board of directors encourages holders of our common stock to read the opinion carefully and in its entirety. See "Proposal No. 1: The Asset Sale—Opinion of EMCORE's Financial Advisor" for a more detailed description of the opinion of Raymond James, and Annex C for the full text of such opinion.

  •
  Indemnification of Purchaser.  From and after the closing of the Asset Sale, EMCORE will indemnify, hold harmless and reimburse Purchaser and certain of its related parties for any damages arising out of or related to (i) any failure by EMCORE to perform any of its covenants, (ii) the excluded liabilities and (iii) any breach of EMCORE's representations and warranties concerning organization, authority and qualification, tax matters, title to the acquired assets or brokers. See "Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—Indemnification by EMCORE."

  •
  Use of Proceeds.  The proceeds from the Asset Sale will be received by the Company, not our shareholders. The Company will use a portion of the proceeds to pay for transaction costs associated with the Asset Sale, make payments required pursuant to existing retention award agreements, to repay certain indebtedness and for general working capital purposes. The remaining proceeds from the Asset Sale may be used, at the discretion of our Board, to repay other indebtedness, provide liquidity to the Company's shareholders through one or more special dividends or repurchases of outstanding shares of the Company's common stock, invest in our Other Businesses, or a combination thereof.

  •
  Nature of Our Business Following the Asset Sale.  Following the Asset Sale, we will continue to be a public company operating under the name EMCORE Corporation, and our Other Businesses will account for all of our revenues. See "Proposal No. 1: The Asset Sale—Activities of EMCORE Following the Asset Sale."

  •
  Conditions to the Asset Sale.  Completion of the Asset Sale requires (1) the approval of our shareholders, (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"),

    (3) obtaining certain third party consents and (4) completion of other customary closing conditions in the Asset Purchase Agreement. See "Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—Conditions to the Asset Sale."

  •
  Voting Agreement.  Certain of our shareholders who control in the aggregate approximately 11% of the voting power of our common stock outstanding as of October 22, 2014 have entered into a voting agreement with Purchaser pursuant to which, subject to certain exceptions, they have agreed to vote such shares in favor of the Asset Sale Proposal. See "Proposal No. 1: The Asset Sale—Voting Agreement."

  •
  Termination of the Asset Purchase Agreement.  The Asset Purchase Agreement may be terminated by us or Purchaser in certain circumstances, in which case the Asset Sale will not be completed. If the Asset Purchase Agreement is terminated due to a failure of our shareholders to approve the Asset Purchase Agreement and an Alternative Transaction Proposal (as defined herein) was announced or otherwise communicated to our board of directors, we will be required to reimburse Purchaser for certain fees and expenses not to exceed $2,000,000, which, in the event of a termination fee, is credited against the termination fee. If we or Purchaser terminate the Asset Purchase Agreement after the Special Meeting has been held because we failed to obtain the required vote of our shareholders in favor of the Asset Sale Proposal (or additionally, in the case of a termination by Purchaser, because of a material uncured breach of the Asset Purchase Agreement by us) and (i) prior to the termination, there has either been announced or otherwise communicated to our board of directors an Alternative Transaction Proposal and (ii) we enter into a definitive agreement with respect to, or consummate, any Alternative Transaction Proposal within 12 months of the date of such termination, then we must pay Purchaser a $5,330,000 termination fee no later than the date the transaction contemplated by the Alternative Transaction Proposal is consummated. In addition, if Purchaser terminates the Asset Purchase Agreement because, prior to obtaining shareholder approval of the Asset Purchase Agreement, we knowingly and intentionally materially breach the no solicitation/change in Board recommendation provisions of the Asset Purchase Agreement or our board of directors makes a Seller Adverse Recommendation Change (as defined herein) or fails to recommend against acceptance of a tender or exchange offer constituting an Alternative Transaction Proposal or that is not conditioned on the sale of the Photovoltaics Business pursuant to the Asset Purchase Agreement within ten business days after commencement of such offer, then we must pay Purchaser a $5,330,000 termination fee within three business days of the termination of the Asset Purchase Agreement. If we terminate the Asset Purchase Agreement in order to enter into a Superior Proposal (as defined herein), then we must pay Purchaser a $5,330,000 termination fee prior to or contemporaneously with the termination of the Asset Purchase Agreement. See "Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—Termination of the Asset Purchase Agreement" and "—Termination Fees."

  •
  U.S. Federal Income Tax Consequences.  Our U.S. shareholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale. See "Proposal No. 1: The Asset Sale—U.S. Federal Income Tax Consequences of the Asset Sale."

  •
  Risk Factors.  The Asset Sale involves a number of risks, including:

  •
  The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect our business.

  •
  We cannot be sure if or when the Asset Sale will be completed.

  •
  We cannot predict the timing, amount or nature of any distributions to our shareholders.

  •
  We may undergo an "ownership change" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, which could affect our ability to offset gains, if any,

      realized in the Asset Sale against our net operating losses and certain of our tax credit carryovers.

    •
    Our executive officers and directors may have interests in the Asset Sale other than, or in addition to, the interests of our shareholders generally.

    •
    Because the Photovoltaics Business represented approximately 42% of our total revenues for fiscal year 2013, our business following the Asset Sale will be substantially different.

    •
    If the Asset Sale disrupts our business operations and prevents us from realizing intended benefits, our business may be harmed.

    •
    The Asset Sale may not be completed or may be delayed if the conditions to closing are not satisfied or waived.

    •
    If we fail to complete the Asset Sale, our business may be harmed.

    •
    The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.

    •
    We may not participate in a superior offer for the Photovoltaics Business unless we pay a termination fee to Purchaser.

    •
    Because our business will be smaller following the sale of the Photovoltaics Business, there is a possibility that our common stock may be delisted from The NASDAQ Global Market if we fail to satisfy the continued listing standards of that market.

    •
    We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Asset Sale.

    See "Risk Factors."

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

        The following are some questions that you, as a shareholder of the Company, may have regarding the Special Meeting and the Proposals and brief answers to such questions. We urge you to carefully read this entire Proxy Statement, the annexes to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement because the information in this section does not provide all the information that may be important to you as a shareholder of the Company with respect to the Proposals. See "Where You Can Find More Information."

THE SPECIAL MEETING

Q.
When and where will the Special Meeting take place?

A.
The Special Meeting will be held on December 5, 2014 at the The Langham Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106 at 8:00 a.m., local time.

Q.
What is the purpose of the Special Meeting?

A.
At the Special Meeting, you will be asked to vote upon: (1) the Asset Sale Proposal, (2) the Golden Parachute Proposal and (3) such other matters as may properly come before the Special Meeting and any postponements or adjournments thereof.

Q.
What is the Record Date for the Special Meeting?

A.
Holders of our common stock as of the close of business on October 22, 2014, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments of the Special Meeting.

Q.
What is the quorum required for the Special Meeting?

A.
The representation in person or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.

Q.
What vote is required to approve the Proposals to be voted upon at the Special Meeting?

A.
The approval of each of the proposals requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Special Meeting by the holders of shares entitled to vote thereon. Certain of our shareholders who control in the aggregate approximately 11% of the voting power of our common stock outstanding as of October 22, 2014 have entered into a voting agreement with Purchaser pursuant to which, subject to certain exceptions, they have agreed to vote such shares in favor of the Asset Sale Proposal. The voting agreement is attached to this Proxy Statement as Annex B.

Q.
What are the effects of not voting or abstaining? What are the effects of broker non-votes?

A.
If you do not vote by virtue of not being present in person or by proxy at the Special Meeting, your shares will not be counted for purposes of determining the existence of a quorum. Abstentions and broker non-votes will be counted for the purpose of determining the existence of a quorum, however, will not be considered in determining the number of votes cast on the Proposals.

Q.
What does it mean if I received more than one proxy card?

A.
If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

Q.
Who can help answer my other questions?

A.
If you have more questions about the Proposals or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact Investor Relations, EMCORE Corporation, Attn: Corporate Secretary, 10420 Research Road, SE, Albuquerque, New Mexico, 87123, telephone number (505) 332-5000, or Morrow & Co., LLC at 800-662-5200 or 203-658-9400, or by email at emcore@morrowco.com.

PROPOSAL NO. 1: ASSET SALE

Q.
Why did the Company enter into the Asset Purchase Agreement?

A.
The decision by the Board to approve the entry into the Asset Purchase Agreement was based on a careful evaluation of the Company's strategic alternatives following an extensive strategic review process with the assistance of our financial and legal advisors. After considering the Company's strategic alternatives, the opportunities for our Other Businesses and the advice of the Company's financial and legal advisors, the Board determined that the sale of the Photovoltaics Business pursuant to the Asset Purchase Agreement was desirable and in the best interests of the Company. See "Proposal No. 1: The Asset Sale—Reasons for the Asset Sale."

Q.
What will happen if the Asset Sale is authorized by our shareholders?

A.
If the Asset Sale is authorized by the requisite shareholder vote and the other conditions to the consummation of the Asset Sale are satisfied or waived, we will sell substantially all of our assets, and transfer substantially all of the liabilities, primarily related to or used in the Photovoltaics Business to Purchaser for $150 million in cash, subject to a working capital adjustment pursuant to the Asset Purchase Agreement. We would retain all other debts and liabilities of the Company, including expenses related to our Other Businesses, corporate functions, our remaining senior executives, certain corporate vendors and professional advisors.

Q.
What will happen if the Asset Sale is not authorized?

A.
Pursuant to the terms of the Asset Purchase Agreement, if we fail to obtain a shareholder vote in favor of the Asset Sale Proposal, the Asset Purchase Agreement may be terminated, and, in the event of such termination, the Asset Sale will not occur. See "Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—Termination of the Asset Purchase Agreement."

Q.
What is the purchase price to be received by the Company?

A.
The consideration to be received by the Company in the Asset Sale is $150 million in cash, subject to a working capital adjustment, and the assumption by Purchaser of substantially all of the liabilities primarily related to the Photovoltaics Business. See "Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—General Description of the Asset Sale" and "—Consideration to be Received by EMCORE."

Q.
What are the material terms of the Asset Purchase Agreement?

A.
In addition to the cash consideration we will receive at the closing of the Asset Sale, the Asset Purchase Agreement contains other important terms and provisions, including:

•
from and after the closing of the Asset Sale, we will indemnify, hold harmless and reimburse Purchaser and certain of its related parties for any damages arising out of or related to (i) any failure by us to perform any of its covenants, (ii) the excluded liabilities and (iii) any breach of our representations and warranties concerning organization, authority and qualification, tax matters, title to the acquired assets or brokers;

•
we have agreed to conduct our business in the ordinary course and are subject to certain other restrictions on the conduct of the Photovoltaics Business prior to the completion of the Asset Sale;

•
the obligations of Purchaser and the Company to close the Asset Sale are subject to several closing conditions, including (1) the approval of our shareholders, (2) the expiration or termination of the applicable waiting period under the HSR Act, (3) obtaining certain third party consents and (4) completion of other customary closing conditions in the Asset Purchase Agreement;

•
the Asset Purchase Agreement may be terminated by us or Purchaser in certain circumstances, in which case the Asset Sale will not be completed;

•
If the Asset Purchase Agreement is terminated due to a failure of our shareholders to approve the Asset Purchase Agreement and an Alternative Transaction Proposal was announced or otherwise communicated to our board of directors, we will be required to reimburse Purchaser for certain fees and expenses not to exceed $2,000,000, which, in the event of a termination fee, is credited against the termination fee. If we or Purchaser terminate the Asset Purchase Agreement after the Special Meeting has been held because we failed to obtain the required vote of our shareholders in favor of the Asset Sale Proposal (or additionally, in the case of a termination by Purchaser, because of a material uncured breach of the Asset Purchase Agreement by us) and (i) prior to the termination, there has either been announced or otherwise communicated to our board of directors an Alternative Transaction Proposal and (ii) we enter into a definitive agreement with respect to, or consummate a transaction regarding, any Alternative Transaction Proposal within 12 months of the date of such termination, then we must pay Purchaser a $5,330,000 termination fee no later than the date the transaction contemplated by the Alternative Transaction Proposal is consummated. In addition, if Purchaser terminates the Asset Purchase Agreement because, prior to obtaining shareholder approval of the Asset Purchase Agreement, we knowingly and intentionally materially breach the no solicitation provisions of the Asset Purchase Agreement or our board of directors makes a Seller Adverse Recommendation Change or fails to recommend against acceptance of a tender or exchange offer constituting an Alternative Transaction Proposal or that is not conditioned on the sale of the Photovoltaics Business pursuant to the Asset Purchase Agreement within ten business days after commencement of such offer, then we must pay Purchaser a $5,330,000 termination fee within three business days of the termination of the Asset Purchase Agreement. If we terminate the Asset Purchase Agreement in order to enter into a Superior Proposal, then we must pay Purchaser a $5,330,000 termination fee prior to or contemporaneously with the termination of the Asset Purchase Agreement.

Q.
How would the proceeds from the Asset Sale be used?

A.
The proceeds from the Asset Sale will be received by the Company, not our shareholders. The Company will use a portion of the proceeds to pay for transaction costs associated with the Asset

  Sale, make payments required pursuant to existing retention award agreements, to repay certain indebtedness and for general working capital purposes. The remaining proceeds from the Asset Sale may be used, at the discretion of the Board, to repay other indebtedness, provide liquidity to the Company's shareholders through one or more special dividends or repurchases of outstanding shares of the Company's common stock, invest in our Other Businesses, or a combination thereof.

Q.
What does the Board recommend regarding the Asset Sale Proposal?

A.
Our board of directors has determined that the terms and conditions of the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, are desirable to and in the best interests of the Company and its shareholders. This determination was made by a unanimous vote of the members of the Board present at the meeting. Our board of directors unanimously recommends that you vote "FOR" the Asset Sale Proposal.

Q.
Do I have dissenters' rights in connection with the Asset Sale?

A.
Shareholders may vote against the authorization of the Asset Sale Proposal, but under New Jersey law dissenters' rights are not provided to shareholders in connection with the Asset Sale because our common stock was listed on a national securities exchange as of the Record Date for the Special Meeting.

Q.
Are there any risks to the Asset Sale?

A.
Yes. You should carefully read the section entitled "Risk Factors."

Q.
What are the U.S. federal income tax consequences of the Asset Sale to U.S. shareholders?

A.
Our U.S. shareholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale. See "Proposal No. 1: The Asset Sale—U.S. Federal Income Tax Consequences of the Asset Sale."

Q.
When is the closing of the Asset Sale expected to occur?

A.
If the Asset Sale is authorized by our shareholders and all conditions to completing the Asset Sale are satisfied or waived prior to such authorization, the closing of the Asset Sale is expected to occur shortly after the Special Meeting.

PROPOSAL NO. 2: THE GOLDEN PARACHUTE PROPOSAL

Q.
Why am I being asked to cast a non-binding, advisory vote to approve the Golden Parachute Proposal?

A.
In accordance with the rules promulgated under Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are providing our shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that will or may be payable to our named executive officers in connection with the Asset Sale.

Q.
What will happen if shareholders do not approve the Golden Parachute Proposal at the Special Meeting?

A.
Approval of the Golden Parachute Proposal is not a condition to the consummation of the Asset Sale. The vote with respect to the Golden Parachute Proposal is an advisory vote and will not be binding on us or Purchaser. Further, the underlying plans and arrangements are contractual in nature and are not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the non-binding, advisory vote, if the Asset Sale is authorized by our shareholders and completed and the other terms and conditions of the applicable plans and arrangements are satisfied, our named executive officers will receive the golden parachute payments as disclosed in this Proxy Statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE PURSUANT TO PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS REPRESENT EMCORE'S EXPECTATIONS OR BELIEFS CONCERNING FUTURE EVENTS, INCLUDING ANY STATEMENTS REGARDING: THE SATISFACTION OF CERTAIN CLOSING CONDITIONS SPECIFIED IN THE ASSET PURCHASE AGREEMENT, EMCORE'S ABILITY TO SUCCESSFULLY CLOSE THE ASSET SALE AND THE TIMING OF SUCH CLOSING, THE DIVERSION OF MANAGEMENT'S FOCUS AND ATTENTION PENDING THE COMPLETION OF THE ASSET SALE, THE IMPACT OF THE ANNOUNCEMENT OF THE ASSET SALE ON THE TRADING PRICE OF EMCORE'S COMMON STOCK, EMCORE'S BUSINESS AND ON EMCORE'S RELATIONSHIPS WITH EMCORE'S CUSTOMERS, SUPPLIERS AND EMPLOYEES, THE RECEIPT AND USE OF THE CASH CONSIDERATION TO BE RECEIVED BY EMCORE UNDER THE ASSET PURCHASE AGREEMENT, THE RESULTS OF OPERATIONS OF EMCORE'S OTHER BUSINESSES, THE SUFFICIENCY OF EMCORE'S CASH BALANCES AND CASH USED IN OPERATIONS, FINANCING AND/OR INVESTING ACTIVITIES FOR EMCORE'S FUTURE LIQUIDITY AND CAPITAL RESOURCE NEEDS. WITHOUT LIMITING THE FOREGOING, THE WORDS "BELIEVES," "INTENDS," "PROJECTS," "PLANS," "EXPECTS," "ANTICIPATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THESE PROJECTIONS. INFORMATION REGARDING THE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE RESULTS IN THESE FORWARD-LOOKING STATEMENTS ARE DISCUSSED UNDER THE SECTION "RISK FACTORS" IN THIS PROXY STATEMENT. PLEASE CAREFULLY CONSIDER THESE FACTORS, AS WELL AS OTHER INFORMATION CONTAINED HEREIN AND IN EMCORE'S PERIODIC REPORTS AND DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROXY STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS PROXY STATEMENT. WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR SUPPLEMENT ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES, EXCEPT AS REQUIRED BY LAW.

 RISK FACTORS

        In addition to the other information contained in this Proxy Statement, you should carefully consider the following risk factors when deciding whether to vote to approve the Proposals. You should also consider the information in our other reports on file with the Securities and Exchange Commission (the "SEC") that are incorporated by reference into this Proxy Statement. See "Where You Can Find More Information."

The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect our business.

        The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect the trading price of our common stock, our business or our relationships with customers, suppliers and employees. In addition, while the completion of the Asset Sale is pending we may be unable to attract and retain key personnel and our management's focus and attention and employee resources may be diverted from operational matters.

        In the event that the Asset Sale is not completed, the announcement of the termination of the Asset Purchase Agreement may also adversely affect the trading price of our common stock, our business or our relationships with customers, suppliers and employees.

We cannot be sure if or when the Asset Sale will be completed.

        The consummation of the Asset Sale is subject to the satisfaction or waiver of various conditions, including the authorization of the Asset Sale by our shareholders. We cannot guarantee that the closing conditions set forth in the Asset Purchase Agreement will be satisfied. If we are unable to satisfy the closing conditions in Purchaser's favor or if other mutual closing conditions are not satisfied, Purchaser will not be obligated to complete the Asset Sale.

        If the Asset Sale is not completed, our board of directors, in discharging its fiduciary obligations to our shareholders, may evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to our shareholders as the Asset Sale. These may include retaining and operating the Photovoltaics Business or pursuing an alternate sale transaction that would yield reduced consideration or involve significant delays. Any future sale of substantially all of the assets of the Company or other transactions may be subject to further shareholder approval.

We cannot predict the timing, amount or nature of any distributions to our shareholders.

        Our credit and security agreement, as amended, with Wells Fargo Bank, National Association, currently prohibits distributions to our shareholders (other than distributions payable solely in our stock), and our board of directors is unable to predict the timing, amount or nature of, or the record dates for distributions, if any, to be made to our shareholders. If we are unable to make a distribution of Asset Sale proceeds to our shareholders or our board of directors determines not to make such a distribution, you will only benefit from the Asset Sale if we are able to successfully implement our strategy for our Other Businesses and your stock appreciates in value or we subsequently sell EMCORE at a price that represents a premium over your basis in our common stock. See "Proposal No. 1: The Asset Sale—Activities of EMCORE Following the Asset Sale."

We may undergo an "ownership change" within the meaning of Section 382 of the Code, which could affect our ability to offset gains, if any, realized in the Asset Sale against our net operating losses and certain of our tax credit carryovers.

        Section 382 of the Internal Revenue Code, as amended (the "Code") contains rules that limit the ability of a company that undergoes an ownership change to utilize its net operating losses and tax credits existing as of the date of such ownership change. Under the rules, such an ownership change is generally any change in ownership of more than 50% of a company's stock within a rolling three-year period. The rules generally operate by focusing on changes in ownership among shareholders considered by the rules as owning, directly or indirectly, 5% or more of the stock of a company and any change in ownership arising from new issuances of stock by the company.

        If we were to undergo one or more "ownership changes" within the meaning of Section 382 of the Code, our net operating losses and certain of our tax credits existing as of the date of each ownership change may be unavailable, in whole or in part, to offset gains, if any, from the Asset Sale. If we are unable to offset fully for U.S. federal income tax purposes gains, if any, realized in respect of the Asset Sale with our tax loss carry-forwards, we may incur U.S. federal income tax liability.

Our executive officers and directors may have interests in the Asset Sale other than, or in addition to, the interests of our shareholders generally.

        Members of our board of directors and our executive officers may have interests in the Asset Sale that are different from, or are in addition to, the interests of our shareholders generally. Our board of directors was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement.

        Certain of our executive officers have employment agreements or separation agreements that provide for payments and the vesting of equity awards in connection with a "change of control." Certain of our directors and officers have received equity awards that provide for full vesting of all unvested equity awards upon a "change of control." The consummation of the Asset Sale would constitute a "change of control" under these agreements and equity awards.

        Also, certain of our executive officers have retention agreements that provide for cash payments in connection with the closing of the Asset Sale. See "Proposal No. 1—Interests of Certain Persons in the Asset Sale."

Because the Photovoltaics Business represented approximately 42% of our total revenues for fiscal year 2013, our business following the Asset Sale will be substantially different.

        The Photovoltaics Business represented approximately 42% of our total revenues for the fiscal year 2013. Following the consummation of the Asset Sale, our results of operations and financial condition may be materially adversely affected if we fail to effectively reduce our overhead costs to reflect the reduced scale of our operations or we fail to grow our Other Businesses. Our smaller size may result in the recognition of less revenues from the operations of our Other Businesses, which may negatively affect our overall net earnings.

If the Asset Sale disrupts our business operations and prevents us from realizing intended benefits, our business may be harmed.

        The Asset Sale may disrupt the operation of our business and prevent us from realizing the intended benefits of the Asset Sale as a result of a number of obstacles, such as the loss of key employees, customers or business partners, the failure to adjust or implement our business strategies, additional expenditures required to facilitate the Asset Sale transaction, and the diversion of management's attention from our day-to-day operations.

The Asset Sale may not be completed or may be delayed if the conditions to closing are not satisfied or waived.

        The Asset Sale may not be completed or may be delayed because the conditions to closing, including approval of the transaction by our shareholders and consents from certain third parties, may not be satisfied or waived. If the Asset Sale is not completed, we may have difficulty recouping the costs incurred in connection with negotiating the Asset Sale, our relationships with our customers, suppliers and employees may be damaged, and our business may be harmed.

If we fail to complete the Asset Sale, our business may be harmed.

        As a result of our announcement of the Asset Sale, third parties may be unwilling to enter into material agreements with respect to the Photovoltaics Business or our Other Businesses. New or existing customers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers and business partners may perceive that such new relationships are likely to be more stable. Employees working in the Photovoltaics Business may become concerned about the future of the business and lose focus or seek other employment. If we fail to complete the Asset Sale, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations, and financial condition. If we fail to complete the Asset Sale, we will also retain and continue to operate the Photovoltaics Business. The potential for loss or disaffection of employees or customers of the Photovoltaics Business following a failure to consummate the Asset Sale could have a material, negative impact on the value of our business.

        In addition, if the Asset Sale is not consummated, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.

        The Asset Purchase Agreement contains provisions that make it more difficult for us to sell the Photovoltaics Business to any party other than Purchaser. These provisions include the prohibition on our ability to solicit competing proposals and the requirement that we pay a termination fee of $5,330,000 if the Asset Purchase Agreement is terminated in specified circumstances. See "Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—No Solicitation" and "—Purchaser Expenses; Termination Fees." These provisions could make it less advantageous for a third party that might have an interest in acquiring EMCORE or all of or a significant part of the Photovoltaics Business to consider or propose an alternative transaction, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Purchaser.

We may not participate in a superior offer for the Photovoltaics Business unless we pay a termination fee to Purchaser.

        The Asset Purchase Agreement requires us to pay Purchaser a termination fee equal to $5,330,000 if we terminate the Asset Purchase Agreement prior to closing as a result of our determining to accept an Alternative Transaction Proposal (as defined herein) that we determine to be a Superior Proposal (as defined herein). See "Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—No Solicitation."

Our operating losses are currently projected to be greater on a pro forma basis following the Asset Sale until the full implementation of the Company's restructuring plans for the Other Businesses.

        On a pro forma basis, giving effect to the Asset Sale as of the beginning of each respective period, the Company incurred net losses of approximately $41.9 million, $2.4 million and $18.5 million for the fiscal years ended September 30, 2012 and 2013 and the nine months ended June 30, 2014, respectively, as compared to our actual net loss of approximately $39.2 million, net income of approximately

$5.0 million and net loss of approximately $10.6 million in the respective periods. There can be no assurance that we will achieve profitability thereafter or that profitability, if achieved, will be sustained. We expect to incur expenses to implement our restructuring plans for the Other Businesses. There can be no assurance that we will succeed in fully implementing such restructuring plans. See "Unaudited Condensed Consolidated Financial Information."

Because our business will be smaller following the sale of the Photovoltaics Business, there is a possibility that our common stock may be delisted from The NASDAQ Global Market if we fail to satisfy the continued listing standards of that market.

        Even though we currently satisfy the continued listing standards for The NASDAQ Global Market, following the sale of the Photovoltaics Business our business will be smaller and, therefore, we may fail to satisfy the continued listing standards of The NASDAQ Global Market. In the event that we are unable to satisfy the continued listing standards of The NASDAQ Global Market, our common stock may be delisted from that market. Any delisting of our common stock from the NASDAQ Global Market could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding shares of common stock, reduce our flexibility to raise additional capital, reduce the price at which our common stock trades and increase the transaction costs inherent in trading such shares with overall negative effects for our shareholders. In addition, delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all. For these reasons and others, delisting could adversely affect the price of our common stock and our business, financial condition and results of operations.

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Asset Sale.

        After the Asset Sale, we will continue to be required to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements is economically burdensome.

THE SPECIAL MEETING

Time, Date and Place

        The Special Meeting will be held on December 5, 2014 at The Langham Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106 at 8:00 a.m, local time.

Proposals

        At the Special Meeting, holders of shares of our common stock as of the Record Date will consider and vote upon:

  •
  the Asset Sale Proposal;

  •
  the Golden Parachute Proposal; and

  •
  such other matters as may properly come before the Special Meeting and any postponements or adjournments thereof.

        Descriptions of the Proposals are included in this Proxy Statement. A copy of the Asset Purchase Agreement is attached as Annex A to this Proxy Statement.

Required Vote

  Proposal No. 1: The Asset Sale Proposal

        The authorization of the Asset Sale Proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Special Meeting by the holders of shares entitled to vote thereon. You may vote "FOR," "AGAINST" or "ABSTAIN." Failures to vote, abstentions and broker non-votes will not be counted as votes "FOR" or "AGAINST" the Asset Sale Proposal. Certain of our shareholders who control in the aggregate approximately 11% of the voting power of our common stock outstanding as of October 22, 2014 have entered into a voting agreement with Purchaser pursuant to which, subject to certain exceptions, they have agreed to vote such shares in favor of the Asset Sale Proposal. The voting agreement is attached to this Proxy Statement as Annex B.

  Proposal No. 2: Golden Parachute Proposal

        The non-binding, advisory approval of the Golden Parachute Proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Special Meeting by the holders of shares entitled to vote thereon. You may vote "FOR," "AGAINST" or "ABSTAIN." Failures to vote, abstentions and broker non-votes will not be counted as votes "FOR" or "AGAINST" the Golden Parachute Proposal.

Recommendation of the Board

        After careful consideration, our board of directors determined that the Asset Sale and the terms and conditions of the Asset Purchase Agreement are desirable and in the best interests of EMCORE and its shareholders. Our board of directors unanimously recommends that you vote "FOR" the authorization of the Asset Sale Proposal and approval of the Golden Parachute Proposal.

Record Date

        Holders of our common stock as of the close of business on October 22, 2014, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments of the Special Meeting. On October 22, 2014, there were 31,151,800 shares of common stock outstanding and entitled to vote at the Special Meeting and any postponements or adjournments of the Special Meeting; no other shares of capital stock were outstanding on such date.

Ownership of Directors and Executive Officers

        As of October 22, 2014, our directors and executive officers beneficially held approximately 14% in the aggregate of our shares of common stock entitled to vote at the Special Meeting, excluding options to purchase shares of our common stock which were out-of-the-money as of such date. Certain of our shareholders who control in the aggregate approximately 11% of the voting power of our common stock outstanding as of October 22, 2014 have entered into a voting agreement with Purchaser pursuant to which, subject to certain exceptions, they have agreed to vote such shares in favor of the Asset Sale Proposal. The voting agreement is attached to this Proxy Statement as Annex B.

Quorum and Voting

        The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present at the Special Meeting. Each share of common stock issued and outstanding on the Record Date is entitled to one vote.

Proxies; Revocation of Proxies

        If you are unable to attend the Special Meeting, we urge you to submit your proxy by completing and returning the enclosed proxy card or vote your proxy via the Internet or by telephone. If your shares of common stock are held in "street name" (i.e., through a bank, broker or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you elect to vote in person at the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Special Meeting a legal proxy from the broker, bank or other nominee authorizing you to vote your shares of common stock.

        Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies will be voted "FOR" the Asset Sale Proposal and "FOR" the Golden Parachute Proposal and will be voted at the discretion of the persons named as proxies in respect of such other business as may properly be brought before the Special Meeting. As of the date of this Proxy Statement, our board of directors knows of no other business that will be presented for consideration at the Special Meeting other than the Proposals.

        You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting by:

  •
  giving written, dated notice to the Secretary of EMCORE stating that you would like to revoke your proxy;

  •
  signing and returning to us in a timely manner another proxy card with a later date;

  •
  voting again at a later time, but prior to the date of the Special Meeting, via the Internet or telephone;

  •
  if you are a shareholder of record or have a legal proxy from the shareholder of record, attending the Special Meeting in person and voting by written ballot; or

  •
  if your shares are held in "street name," following the instructions of your bank, broker or other nominee with respect to the revocation of proxies.

        Simply attending the Special Meeting will not constitute a revocation of your proxy.

 Adjournments

        The Special Meeting may be adjourned by the affirmative vote of a majority of the votes cast, in person or by proxy, at the Special Meeting by the holders of shares entitled to vote. The Special Meeting may be adjourned for any purpose, including for the purpose of obtaining a quorum or soliciting additional proxies if there are insufficient votes to authorize the Asset Sale, including, without limitation, adjourning the Special Meeting for the sole purpose of soliciting additional votes as to one proposal while closing the polls and registering the approval of the other proposal. Any adjournment may be made without notice (if a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting. Any adjournment will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

Broker Non-Votes

        Broker non-votes occur when a broker holding stock in "street name" does not vote the shares on some or all matters. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. Uncast votes on non-routine matters are referred to as "broker non-votes." Because each proposal being considered at the Special Meeting is a non-routine matter, shares of our common stock as to which brokers have not received any voting instructions will not be permitted to vote on any of the Proposals.

        The inspector of elections will treat broker non-votes as shares that are present for purposes of determining the existence of a quorum. Broker non-votes will not be considered in determining the number of votes cast for either of the Proposals.

Solicitation of Proxies

        This proxy solicitation is being made and paid for by EMCORE on behalf of its board of directors. In addition, we have retained Morrow & Co., LLC to assist in the solicitation. We will pay Morrow & Co., LLC up to $10,000 plus reasonable out-of-pocket expenses for their assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid any additional compensation for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify our proxy solicitor against any losses arising out of that firm's proxy soliciting services on our behalf.

Questions and Additional Information

        If you have more questions about the Proposals or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact Investor Relations, EMCORE Corporation, Attn: Alfredo Gomez, Secretary, 10420 Research Road, SE, Albuquerque, New Mexico, 87123, telephone number (505) 332-5000, or please contact Morrow & Co., LLC at 800-662-5200 or 203-658-9400, or by email at emcore@morrowco.com.

 PROPOSAL NO. 1: THE ASSET SALE

        The following discussion is a summary of the material terms of the Asset Sale. We encourage you to read carefully and in its entirety the Asset Purchase Agreement, which is attached to this Proxy Statement as Annex A, as it is the legal document that governs the Asset Sale.

 General Description of the Asset Sale

        If the Asset Sale is completed, Purchaser would purchase substantially all of the assets, and assume substantially all of the liabilities, primarily related to or used in the Photovoltaics Business for $150 million in cash, subject to a working capital adjustment. The Asset Sale may constitute the sale of substantially all of our assets under New Jersey law.

Parties to the Asset Sale

EMCORE Corporation
10420 Research Road, SE
Albuquerque, New Mexico, 87123
(505) 332-5000

        EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the fiber optics and space solar power industries. EMCORE's Fiber Optics business segment provides optical components, subsystems and systems for high-speed telecommunications, Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications. EMCORE's Space Photovoltaics business segment provides products for space-power applications including high-efficiency multi-junction solar cells, Coverglass Interconnected Cells (CICs) and complete satellite solar panels.

        EMCORE was founded as a New Jersey corporation in 1984. We completed our initial public offering in March 1997. Our principal executive offices are located at 10420 Research Road, SE, Albuquerque, New Mexico, 87123. Our telephone number is (505) 332-5000, and our website address is www.EMCORE.com.

        EMCORE's common stock is traded on the NASDAQ Stock Market under the symbol "EMKR." We file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC. These reports, any amendments to these reports, proxy and information statements and certain other documents we file with the SEC are available through the SEC's website at www.sec.gov or free of charge on our website as soon as reasonably practicable after we file the documents with the SEC. The public may also read and copy these reports and any other materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Photon Acquisition Corporation
c/o Veritas Capital Fund Management, L.L.C.
590 Madison Avenue
New York, NY 10022

        Purchaser is a Delaware corporation and an affiliate of the Veritas Fund, a private equity investment fund organized and managed by Veritas Capital. Founded in 1992 and headquartered in New York, Veritas Capital is a leading private equity investment firm that invests in companies that provide critical products and services to government and commercial customers worldwide.

        Purchaser was formed solely for the purpose of entering into, and completing the transactions contemplated by, the Asset Purchase Agreement. Purchaser has not conducted any business to date, except for activities incidental to its formation and as contemplated by the Asset Purchase Agreement. Upon completion of the Asset Sale, Purchaser will acquire substantially all of the assets and assume substantially all of the liabilities of the Photovoltaics Business.

        The principal executive offices of Purchaser and the Veritas Fund are located at c/o Veritas Capital Fund Management, L.L.C., 590 Madison Avenue, New York, New York 10022, and their telephone number is (212) 415-6700.

Background of the Asset Sale

        The Board and the Company's senior management have from time to time evaluated and considered a variety of strategic alternatives as part of a long-term strategy to increase shareholder value.

        Starting in August 2013, members of senior management and the Board held discussions with representatives of Raymond James regarding a strategic review process for the Company.

        On October 15, 2013, Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P. and BC Advisors, LLC (collectively, "Becker Drapkin") filed a Schedule 13D with the SEC stating that Becker Drapkin had beneficial ownership of 7.1% of the Company's outstanding common stock and intended to nominate three directors to the Board at the Company's 2014 annual meeting of shareholders. During the late fall of 2013, Becker Drapkin increased its beneficial ownership to 11.9% of the Company's outstanding common stock.

        On December 4, 2013, the Company and Becker Drapkin entered into an agreement pursuant to which, among other things, the Board appointed three new directors to the Board designated by Becker Drapkin and formed a committee (the "Strategy Committee"), chaired by Steven Becker, to evaluate strategic alternatives available to the Company in order to create shareholder value, including potential mergers, acquisitions, divestitures and other key strategic transactions outside of the ordinary course of the Company's business.

        On December 10, 2013, at a regularly scheduled Board meeting, representatives of Raymond James discussed possible strategic alternatives for the Company, including the potential sale of the entire Company or one or more of the Company's businesses, including the Photovoltaics Business. The Board directed representatives of Raymond James to work with members of senior management and the Strategy Committee to conduct a marketing process to gauge the interest of third parties in acquiring the Company or one or more of the Company's businesses, including the Photovoltaics Business.

        In connection with the review of strategic alternatives by the Board and the Strategy Committee, on December 19, 2013, the Company engaged Raymond James as its sole financial advisor and, subsequently, the Company engaged Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden") as its outside legal advisor. The Company retained Raymond James based on its qualifications and experience in providing financial advice, on its reputation as a nationally recognized investment banking firm and its experience in the aerospace and defense sector.

        After an initial review of the Company's strategic alternatives and initial discussions with representatives of Raymond James and members of senior management, the Strategy Committee believed that the best values that could be realized by the Company in a potential sale process would likely be achieved by the sale of individual divisions rather than a sale of the entire Company. The members of the Strategy Committee discussed the prospects of each of the Company's businesses and came to the view that each of the Company's businesses should each be marketed to prospective bidders and that the Company should explore various potential transaction structures that would enable the Company to realize the highest value available in a transaction for one or more of the Company's businesses.

        During the months of January and February 2014, the Strategy Committee met and discussed with representatives of Raymond James and members of senior management, among other things, the list of prospective bidders, financial forecasts and draft confidential information memoranda that would be shared with the prospective bidders for the Company's businesses. On February 7, 2014, the Board approved a list of prospective bidders and financial forecasts (the "February Forecasts") and directed representatives of Raymond James to initiate contact with each of the approved prospective bidders.

        Between February and April 2014, representatives of Raymond James contacted 25 prospective bidders for the Photovoltaics Business and the Company executed confidentiality agreements with 15 of the prospective bidders. Representatives of Raymond James and members of senior management held meetings with seven of the prospective bidders who had expressed interest in obtaining additional information regarding the Photovoltaics Business, including with Veritas Capital and Party A.

        On March 5, 2014, in connection with the evaluation of strategic alternatives for the Company's businesses, members of senior management presented a plan to the Board for restructuring the Company's telecommunications business (the "Telecom Restructuring Plan"). The Board discussed the Telecom Restructuring Plan and directed management to begin its implementation.

        Between March 20 and March 31, 2014, at the direction of the Strategy Committee, representatives of Raymond James sent a bid process letter to 12 prospective bidders with instructions to, among other things, provide an indication of interest of the cash purchase price for 100% of the Photovoltaics Business.

        On April 9, 2014, representatives of Raymond James received written indications of interest for the Photovoltaics Business from Veritas Capital, Party A, Party B and Party C and a verbal indication of interest from Party D (the "Initial Bids"), each of which contemplated an all-cash transaction.

        On April 11, 2014, at a meeting of the Strategy Committee, a representative of Raymond James discussed the Initial Bids. The representative of Raymond James summarized that 25 prospective bidders had been contacted, consisting of 14 strategic bidders and 11 private equity bidders, seven of whom had attended management presentations and five of whom had submitted Initial Bids. At the meeting, a representative of Raymond James reported that Party D's bid was for $80 million, Party B's bid range was $95 million to $105 million, Party C's bid range was $100 million to $120 million, Party A's bid range was $125 million to $135 million and Veritas Capital's bid range was $125 million to $140 million. After discussing the Initial Bids, the Strategy Committee directed representatives of Raymond James and members of senior management to continue non-exclusive negotiations with all bidders who had submitted Initial Bids with a purchase price at or above $100 million. In addition, the Strategy Committee directed representatives of Raymond James to inform each of Party B, Party C and Party D that they would need to increase their bids in order to remain competitive in the process.

        On April 15, 2014, representatives of Raymond James received a revised initial bid from Party B, which increased its bid range from $95 million to $105 million to $100 million to $120 million. Party C and Party D decided not to increase their initial bids and discussions with Party D were terminated.

        On April 16, 2014, Party E contacted Raymond James regarding submitting a bid for the Photovoltaics Business. On April 18, 2014, at the Strategy Committee meeting, the members of the Strategy Committee discussed the Party E inquiry and directed representatives of Raymond James and members of senior management to provide Party E with the necessary information to allow it to submit a proposal, subject to receipt by the Company of an executed confidentiality agreement from Party E.

        During its review, members of the Strategy Committee discussed whether the potential sale of the Photovoltaics Business should be structured as an asset sale or a cash-out merger of the Company contingent on the sale of the Other Businesses, so that the only remaining operating business in the Company at the time of the merger would be the Photovoltaics Business. Among other things, the members of the Strategy Committee discussed whether a cash-out merger transaction could provide the Company's shareholders with more immediate liquidity and whether, at the current stage in the process, it was in the best interests of the Company and its shareholders to explore multiple potential transaction structures. After further deliberation, the Strategy Committee directed representatives of Raymond James to inquire whether the bidders would consider a merger transaction structure contingent on the sale of the Other Businesses.

        On April 25, 2014, at the Strategy Committee meeting, representatives of Raymond James reported that each of Veritas Capital, Party A, Party B, Party C and Party E had expressed a willingness to consider a cash-out merger transaction contingent on the sale of the Other Businesses.

        On April 29, 2014, representatives of Raymond James received a proposal from Party E in which Party E proposed a merger between Party E and the Company following the sale of the assets of the Other Businesses, whereby Party E would obtain a portion of the equity interests in and would make certain appointments to the board of directors and the management of the surviving entity (the "Party E Proposal").

        On May 2, 2014, the members of the Strategy Committee discussed the Party E Proposal, after which the members of the Strategy Committee directed representatives of Raymond James to assist the Strategy Committee in further evaluating the Party E Proposal.

        During May 2014, members of senior management and representatives of Raymond James held management meetings with each of Veritas Capital, Party A, Party B, Party C and Party E.

        On May 20, 2014, at a Board meeting, members of senior management presented an update on the Telecom Restructuring Plan and presented a plan for restructuring the Company's broadband business (the "Broadband Restructuring Plan" and, together with the Telecom Restructuring Plan, the "Restructuring Plans"). Among other things, the directors discussed the implementation of the Restructuring Plans. The Board received a further update on the Restructuring Plans from members of senior management at the June 18, 2014 Board meeting.

        On May 30, 2014, at a Strategy Committee meeting, representatives of Raymond James reported that Veritas Capital had submitted a letter to representatives of Raymond James that day, which stated its willingness to pay $150 million in cash for the Photovoltaics Business in an asset sale transaction. After further discussion, the Strategy Committee determined that the letter should be fully evaluated once final bids had been received from all of the bidders.

        The members of the Strategy Committee then discussed the terms of the final bid instruction letter for the Photovoltaics Business. Among other things, the Strategy Committee members expressed their views that an asset sale transaction could generate greater value for the Company due to a higher purchase price and the availability of federal net operating losses to offset substantially all of the federal tax liability resulting from the taxable gain from the Asset Sale and that a cash-out merger transaction conditioned on the sale of the Other Businesses could provide a more immediate path to liquidity for the Company's shareholders, however, was also subject to the additional risk that closing could be delayed by the timing of the sales of the Other Businesses.

        Following further discussion, the members of the Strategy Committee directed representatives of Raymond James to deliver final bid instruction letters that would permit bids based on a cash-out merger structure, an asset sale structure, or both and indicate that, at such time, a cash-out merger transaction was preferred by the Company. The Strategy Committee members further directed representatives of Raymond James to not send the final bid instruction letter to Party E because, at that time, the Party E Proposal was not sufficiently developed to warrant receipt of a final bid instruction letter.

        On June 2, 2014, Party A provided a verbal indication of its willingness to pay $140 million to $150 million in cash for the Photovoltaics Business in an asset sale transaction. The next day, representatives of Raymond James delivered final bid instruction letters to Veritas Capital, Party A, Party B and Party C and, on June 11, 2014, delivered a draft merger agreement.

        In June 2014, members of senior management updated the financial forecasts for the Photovoltaics Business, which, among other things, showed an increase in fiscal year 2014 adjusted EBITDA (the "June Forecasts") as compared to the February Forecasts. The June Forecasts were then shared with Veritas Capital, Party A, Party B and Party C.

        In the last week of June 2014, Party B and Party C informed representatives of Raymond James that they would not be submitting final bids for the Photovoltaics Business.

        On June 30, 2014, representatives of Raymond James received a final non-binding proposal from Party A, which proposed to pay $150 million in cash to acquire the Photovoltaics Business in an asset sale transaction, excluded all pre-closing liabilities other than liabilities of the Photovoltaics Business incurred in the ordinary course, and noted that due diligence was still ongoing (the "June Party A Bid"). The June Party A Bid also noted that, if the acquisition was structured as a cash-out merger transaction, Party A's purchase price and ability to execute a merger transaction would be influenced by a number of additional factors, including, among other things, additional diligence regarding liabilities relating to the Company's corporate entity and the Other Businesses and the right to terminate the merger transaction in the event that the asset purchase agreements for the Other Businesses were not satisfactory to Party A.

        On July 1, 2014, representatives of Raymond James received a final non-binding proposal from Veritas Capital, which proposed to pay $145 million in cash to acquire the Photovoltaics Business in a cash-out merger transaction, noted that primary business diligence was completed, indicated that debt financing would be a combination of senior secured term loans and mezzanine notes without a financing condition, and provided a mark-up of the draft merger agreement, which contemplated entry into a voting agreement with certain of the Company's significant shareholders (the "June Veritas Capital Bid").

        On July 8, 2014, at a Board meeting, a representative of Raymond James summarized the June Party A Bid and the June Veritas Capital Bid, including that Veritas Capital had verbally indicated that its willingness to increase the purchase price to $150 million if the transaction was structured as an asset sale instead of a cash-out merger. The directors then discussed whether the Photovoltaics Business transaction should be structured as an asset sale or cash-out merger, including, among other things, that an asset sale transaction could generate greater value for the Company through a higher purchase price and the availability of federal net operating losses to offset substantially all of the federal tax liability resulting from the taxable gain from the Asset Sale, a cash-out merger transaction involving the Photovoltaics Business could be delayed due to being contingent on the sale of the Other Businesses and that both Veritas Capital and Party A had expressed concern regarding acquiring liabilities related to the Company's corporate functions and the Other Businesses in a cash-out merger transaction. See "Proposal No. 1: The Asset Sale—Reasons for the Asset Sale."

        The directors then discussed the current and projected financial performance of the Other Businesses, including management's previous presentations regarding the Restructuring Plans. After further discussion, the Board determined that the Restructuring Plans related to the Other Businesses would continue to be implemented and that the Board would continue to evaluate strategic alternatives for the Other Businesses, including possible sales of all or a part of the businesses. See "Proposal No. 1: The Asset Sale—Reasons for the Asset Sale." Based in part on the Board's assessment of the financial prospects of the Other Businesses as well as the purchase price indications received to date, the Board instructed representatives of Raymond James to continue non-exclusive negotiations with Veritas Capital and Party A regarding an asset sale transaction for the Photovoltaics Business.

        On July 9, 2014, representatives of Raymond James held separate calls with Veritas Capital and Party A, during which representatives of Raymond James informed each of them of the Company's willingness to proceed with an asset sale transaction structure with limited post-closing obligations and, at the Board's direction, instructed each of them to submit an updated purchase price and term sheet summarizing the key terms for an asset sale transaction. That same day Party A requested to receive a draft asset purchase agreement for its review and comment, which was provided to Party A by a representative of Raymond James on July 18, 2014.

        On July 17, 2014 Veritas Capital submitted a term sheet to representatives of Raymond James summarizing the principal terms for an asset sale transaction (the "Veritas Capital Term Sheet"), which, among other things, provided for a $145 million cash purchase price, the assumption of all liabilities primarily related to the Photovoltaics Business, no escrow or holdback, and the termination of all representations and warranties at closing, other than fundamental representations and warranties and representations and warranties related to taxes and title to the assets to be acquired pursuant to the asset purchase agreement. The Veritas Capital Term Sheet also stated that the transaction would require financing, but that it would provide financing commitments prior to signing and that any definitive agreement would not contain a financing condition.

        On July 18, 2014, at a Strategy Committee meeting, the members of the Strategy Committee discussed the Veritas Capital Term Sheet, including, among other things, whether the $145 million purchase price could be increased. The members of the Strategy Committee then discussed the instructions that should be given to Party A. After further discussion, the Strategy Committee directed representatives of Raymond James to inform Party A that their final bid would be evaluated based on, among others, the purchase price and certain post-closing terms, including any potential escrow or holdback and the terms of post-closing indemnification for breach of representations and warranties.

        On July 30, 2014, Party A submitted a preliminary issues list regarding the draft asset purchase agreement (the "Party A Issues List"), which noted that Party A would not assume any pre-closing liabilities associated with the Photovoltaics Business, other than those incurred in the ordinary course, and required that an undisclosed amount of the purchase price be deposited into escrow to secure post-closing indemnification claims. In addition, Party A noted that additional due diligence was required and that Party A had not yet received corporate approval for the transaction.

        On August 1, 2014, at a Board meeting, representatives of Raymond James summarized the terms of the proposals received from Veritas Capital and Party A, including that Veritas Capital had indicated a willingness to increase its purchase price in order to receive exclusivity. After further discussion regarding the Veritas Capital and Party A proposals, the Board authorized members of senior management to enter into a limited exclusivity period with Veritas Capital, subject to Veritas Capital increasing its cash purchase price to $155 million and Party A failing to both match the increased price and improve its terms to provide for the assumption of substantially all pre-closing liabilities, a more limited indemnity structure and no escrow or holdback.

        On August 1, 2014, representatives of Raymond James called Veritas Capital and informed them that they would need to increase their cash purchase price to $155 million in order to obtain limited exclusivity. On the same day, representatives of Raymond James informed Party A that their proposed terms for the asset purchase agreement and the purchase price would need to improve in order for Party A to obtain exclusivity and that the Company was considering entering into exclusivity with another bidder.

        On August 5, 2014, representatives of Raymond James received a revised final proposal from Veritas Capital, which, among other things, increased the cash purchase price to $155 million, affirmed the terms of the Veritas Capital Term Sheet, and requested a 21-day exclusivity period.

        That same day, representatives of Raymond James received a call from Party A, during which Party A indicated that they did not anticipate increasing the purchase price above $150 million.

        Later that day, the Company and Veritas Capital executed an exclusivity letter agreement (the "Veritas Capital Exclusivity Letter"), which, among other things, provided for the Company to engage in exclusive negotiations with Veritas Capital regarding the sale of the Photovoltaics Business until August 26, 2014.

        Between August 8, 2014 and August 26, 2014, the Company and representatives of Skadden negotiated the terms of the asset purchase agreement with Veritas Capital and its counsel.

        On August 15, 2014, at a Board meeting, members of senior management presented an update regarding the Restructuring Plans, including financial forecasts that showed the Other Businesses achieving break-even adjusted EBITDA by the end of fiscal year 2015.

        On August 27, 2014, the Company and Veritas Capital executed an amendment to the Veritas Capital Exclusivity Letter, which, among other things, extended the duration of exclusivity through September 7, 2014, required Veritas Capital to affirm that it was still willing to pay $155 million in cash to acquire the Photovoltaics Business based on the terms in the Veritas Capital Term Sheet, and provided for automatic termination of the exclusivity period in the event that Veritas Capital informed the Company that it was no longer willing to pay $155 million to acquire the Photovoltaics Business.

        Between August 27 and September 7, 2014, the Company and representatives of Skadden continued to negotiate the terms of the asset purchase agreement with Veritas Capital and its counsel.

        On September 7, 2014, the Board held a meeting to discuss the proposed transaction with Veritas Capital. To facilitate discussions regarding the Asset Sale, copies of the draft asset purchase agreement, along with a summary of the material terms of the asset purchase agreement and certain ancillary agreements thereto, were distributed to the Board prior to the meeting. At the meeting, representatives of Skadden reviewed with the Board its fiduciary duties in connection with the proposed transactions and presented a summary of the material terms and open points regarding the draft asset purchase agreement. The Board, among other things, reviewed and discussed the draft asset purchase agreement, including the timing of the automatic termination of the asset purchase agreement (the "Outside Date"), which Veritas Capital had proposed to be four months after the agreement was signed. After further discussion, including the potential need for additional time to obtain regulatory and/or shareholder approval of the transaction, the Board determined that the Outside Date should include an automatic two-month extension in the event that all closing conditions, other than obtaining shareholder approval or antitrust approval, were completed within four months after the date the asset purchase agreement was signed.

        Representatives of Raymond James reviewed for the Board the marketing process that Raymond James had undertaken on behalf of the Company to identify and engage prospective bidders of the Photovoltaics Business, including that representatives of Raymond James had communicated with 26 prospective bidders, the Company had executed 16 confidentiality agreements, representatives of Raymond James and members of senior management had held meetings with eight prospective bidders and the Company had received six initial indications of interest. A representative of Raymond James then reviewed and discussed its analysis with respect to the Company and the proposed sale of the Photovoltaics Business, including a summary of the financial analysis supporting Raymond James's opinion. See "Proposal No. 1: The Asset Sale—Prospective Financial Information." A representative of Raymond James also discussed the financing commitments received by Veritas Capital and commented favorably on the ability of Veritas Capital to complete the financing. At the request of the Board, a representative of Raymond James rendered Raymond James's oral opinion, as of September 7, 2014, and based upon and subject to the qualifications, assumptions, limitations and other matters considered set forth in Raymond James's written opinion, as to the fairness, from a financial point of view, to the Company of the consideration of $155 million in cash to be received by the Company pursuant to the draft asset purchase agreement.

        The Board also discussed the ongoing operations of the Company following the sale of the Photovoltaics Business, as well as possible uses of the proceeds from the Asset Sale. In that regard, the Board considered, among other things, a potential special dividend to the Company's shareholders of some of the net proceeds from the sale, a potential repurchasing of a portion of the Company's outstanding shares of common stock, reinvesting a portion of the net proceeds into the Other Businesses, or a combination of the foregoing.

        After further discussion, the Board unanimously approved the Asset Sale, subject to finalization of the asset purchase agreement and the transactions contemplated thereby, including the extension of the Outside Date, under certain circumstances, to six months after the execution of the asset purchase agreement.

        When representatives of Raymond James informed Veritas Capital of the required Outside Date extension, Veritas Capital informed representatives of Raymond James that its lenders would not be able to approve the six-month Outside Date without obtaining additional lender committee approval.

        Between September 8 and September 10, 2014, members of senior management determined that the financial projections for the Photovoltaics Business would need to be reforecast to account for the increased risk of loss of revenue from a customer tied to information received by the Company following the September 7 Board meeting.

        On September 10, 2014, Veritas Capital informed representatives of Raymond James that all of its lenders had obtained committee approval for the six-month Outside Date.

        Between September 10 and September 13, 2014, Veritas Capital was orally advised that management would be adjusting the forecasts for the Photovoltaics Business and Veritas Capital orally informed representatives of Raymond James and members of senior management that it would be reducing the purchase price from $155 million to $145 million, but that otherwise Veritas Capital did not expect to change the terms of the asset purchase agreement and the transactions contemplated thereby. In addition, members of senior management prepared and shared the revised forecasts with Veritas Capital, including updated quarterly financial projections for fiscal year 2015, and, together with representatives of Raymond James, negotiated with Veritas Capital regarding the purchase price.

        On September 15, 2014, Veritas Capital orally informed representatives of Raymond James that it would increase the purchase price to $150 million in cash to acquire the Photovoltaics Business in part due to the fact that while the revised projections showed lower revenue for calendar year 2015, EBITDA for the period was substantially consistent with the prior forecast. At the same time, Veritas Capital confirmed the Asset Sale would otherwise be on the same terms as had been previously negotiated.

        On September 16, 2014, the Board convened a special meeting, at which representatives of Skadden provided a summary of the changes to the asset purchase agreement since the September 7, 2014 Board meeting. Representatives of Raymond James reviewed and discussed the changes to its analysis with respect to the Company since the September 7, 2014 Board meeting. See "Proposal No. 1: The Asset Sale—Prospective Financial Information." At the request of the Board, a representative of Raymond James then rendered Raymond James's oral opinion, which was subsequently confirmed by delivery of a written opinion to the Board, dated September 16, 2014, to the effect that, as of such date, and based upon and subject to the qualifications, assumptions, limitations and other matters set forth in Raymond James's written opinion, the consideration of $150 million in cash to be received by the Company pursuant to the draft asset purchase agreement was fair, from a financial point of view, to the Company. See "Proposal No. 1: The Asset Sale—Opinion of EMCORE's Financial Advisor."

        During the course of the meeting, the directors discussed whether, because of the reduction in the purchase price from $155 million to $150 million, the Board should remarket the Photovoltaics Business. At the request of the Board, a representative of Skadden again reviewed the directors'

fiduciary duties. The directors then discussed the potential remarketing process, including, among other things, that the purchase price reduction by Veritas Capital had resulted from a change in the Photovoltaics Business, which could also impact the purchase price received if the Photovoltaics Business was remarketed, the fact that Veritas Capital was prepared to promptly sign the Asset Purchase Agreement at the $150 million cash purchase price, the favorable indemnification terms of the draft asset purchase agreement with Veritas Capital as compared to the terms previously proposed by Party A, and the risks associated with engaging in a remarketing process, including that Veritas Capital may not remain a bidder upon the conclusion of the remarketing process. See "Proposal No. 1: The Asset Sale—Reasons for the Asset Sale."

        After discussion and the receipt of advice from members of senior management and representatives of each of Skadden and Raymond James, the Board approved the Asset Sale by unanimous vote of the directors present at the meeting, subject to finalization of the asset purchase agreement and the transactions contemplated thereby.

        On September 17, 2014, the Company and Veritas Capital executed and delivered the Asset Purchase Agreement, substantially in the form approved by the Board. See "Proposal No. 1: The Asset Sale—The Asset Purchase Agreement." Immediately after, Veritas Capital executed a voting agreement with certain shareholders of the Company. See "Proposal No. 1: The Asset Sale—Voting Agreement." That evening, the Company issued a press release announcing the execution of the Asset Purchase Agreement.

Reasons for the Asset Sale

        After careful consideration, the Board, at a meeting held on September 16, 2014, approved the Asset Purchase Agreement and the transactions contemplated thereby by a unanimous vote of the directors present at the meeting. In the course of reaching its decision to approve the Asset Purchase Agreement and recommend approval by the Company's shareholders of the Asset Sale, the Board consulted with senior management of the Company, the Company's financial and legal advisors and considered a number of factors that the Board believed supported its decision, including, but not limited to, the following factors:

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  Strategic and Financial Considerations.  The Board's view that the Asset Sale will provide a number of strategic and financial benefits to the Company, which have the potential to create additional value for shareholders, including the following:

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  the Board's view, based, in part, on the advice from members of senior management, that the Asset Sale would generate greater shareholder value and be more favorable to shareholders than any other alternative reasonably available to the Company, including, among others, retaining and operating the Photovoltaics Business and other potential acquisition or disposition transactions relating to the Photovoltaics Business or the entire Company;

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  the Board's views as to the prospects for the Photovoltaics Business in relation to the purchase price to be received at the closing of the Asset Sale;

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  the fact that the gross consideration of $150 million to be paid by Purchaser at closing to acquire the Photovoltaics Business exceeded the market capitalization of the Company by approximately 18%, based on the closing stock price on September 15, 2014, the trading day immediately preceding the date on which the Asset Purchase Agreement and the transactions contemplated thereby were approved by the Board, and the number of shares outstanding, as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014; and

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    the proceeds from the Asset Sale would better capitalize the Company and permit the directors to consider a broader range of options to provide value to the Company's shareholders, including through the possible distribution of cash to the Company's shareholders through one or more special dividends, the possible repurchasing of outstanding shares of the Company's common stock, investing the net proceeds in the Other Businesses or a combination thereof.

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  Opinion of Financial Advisor.  The financial analysis reviewed and discussed with the Board by representatives of Raymond James, as well as the oral opinion Raymond James rendered on September 16, 2014, as of that date and based upon and subject to the qualifications, assumptions, limitations and other matters set forth in Raymond James's written opinion, as to the fairness, from a financial point of view, to the Company of the consideration of $150 million in cash to be received by the Company pursuant to the draft asset purchase agreement.

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  Scope of Sale Process.  The fact that the Company, with the assistance of Raymond James, conducted an extensive sale process with respect to the Photovoltaics Business, including communicating with 26 prospective bidders, executing confidentiality agreements with 16 prospective bidders, holding management meetings with eight of the prospective bidders and receiving initial bids from six of the prospective bidders. In addition, the Board's view that the Veritas Capital proposal, as compared to the other proposals received for the Photovoltaics Business, was more favorable than the alternatives available to the Company, including the other acquisition proposals submitted for the Photovoltaics Business and the alternative of retaining the Photovoltaics Business.

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  Tax Treatment of the Proceeds from the Asset Sale.  The Board's expectation that the Company's current tax attributes, including its net operating loss carry forwards, will be available to offset substantially all of the gain realized for U.S. federal income tax purposes by the Company as a result of the Asset Sale.

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  Familiarity with the Photovoltaics Business.  The Board considered its knowledge of the business, operation, financial condition, earnings, and prospects of the Photovoltaics Business, including management's future projections for the Photovoltaics Business.

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  High Likelihood of Consummation.  The Board's view that the Asset Sale has a high likelihood of being completed in a timely manner given the commitment of both parties to complete the Asset Sale pursuant to their respective obligations under the asset purchase agreement, the absence of any significant closing conditions under the Asset Purchase Agreement, other than shareholder approval, expiration or termination of the applicable waiting period under U.S. antitrust laws, and certain third-party consents, and the likelihood that shareholder approval and financing for Veritas Capital would be obtained.

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  Terms and Conditions of the Asset Purchase Agreement.  The Board's view that the following terms and conditions of the Asset Purchase Agreement were favorable to the Company:

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  Purchaser will assume all liabilities primarily relating to or arising out of the Photovoltaics Business, including pre-closing liabilities.

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  The Company has no post-closing liability to Purchaser for claims alleging breach of representations or warranties, other than in the event of fraud or intentional misrepresentation or claims alleging breach of representations or warranties concerning (i) organization, authority and qualification, (ii) tax matters, (iii) title and (iv) brokers.

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  The Company may terminate the asset purchase agreement, under certain circumstances, in order to accept a Superior Proposal, and the Board may otherwise change its recommendation relating to the approval of the asset purchase agreement in order to act in a manner consistent with its fiduciary duties (which, in the event of such acceptance of a Superior Proposal or change in the Board's recommendation, may require the Company to pay Purchaser a $5.33 million termination fee).

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    Not later than five days before the closing of the Asset Sale, Purchaser or one of its affiliates is required to offer employment to all of the Company's employees who primarily perform services in respect of the Photovoltaics Business on terms and conditions that, for one year after the closing, would provide the employees who accept the offer and remain employed (i) with base salary or wage rates, non-equity based incentives and other cash compensation that are substantially similar, in the aggregate, to those in effect immediately prior to the closing of the Asset Sale and (ii) with employee benefits (exclusive of deferred compensation, severance and supplemental executive retirement benefits) that, in the aggregate, are substantially similar to those in effect immediately prior to the closing.

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    An ancillary agreement to the asset purchase agreement provides for the continued supply of certain predetermined components manufactured by the Photovoltaics Business used in certain products of the Company's telecommunications business, following the closing of the Asset Sale.

        The Board also considered a variety of risks and other potentially negative factors concerning the Asset Purchase Agreement and the transactions contemplated thereby, including, among others, the following:

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  the possibility that the Asset Sale may not be completed, or that completion may be delayed for reasons that are beyond the control of the Company, including the failure of the Company's shareholders to approve the sale of the Photovoltaics Business, the failure of Veritas Capital to obtain the requisite financing, the failure of the Company to obtain the requisite antitrust regulatory approval, or the failure of the Company to obtain specified third-party consents that are a condition to the closing of the Asset Sale;

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  the risks and contingencies relating to the announcement and pendency of the Asset Sale and the risk and costs to the Company if the Asset Sale is not completed, including the effect of an announcement of termination of the Asset Purchase Agreement on the trading price of the Company's common stock, business, and relationships with its customers, suppliers and employees;

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  if the Asset Purchase Agreement is terminated under certain circumstances, the obligation of the Company to pay Purchaser a termination fee of $5.33 million and up to $2 million in expense reimbursement, which, in the event of a termination fee, is credited against the termination fee;

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  the reverse termination fee of $8.0 million may not be sufficient to fully compensate the Company for the costs associated with the failure to complete the Asset Sale;

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  the restrictions on the Company's operation of the Photovoltaics Business between the date of the Asset Purchase Agreement and the consummation of the Asset Sale;

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  the requirement that the Company fully vest all stock options and restricted stock units held as of immediately before the closing of the Asset Sale by any employee of the Photovoltaics Business who accepts an employment offer with Purchaser;

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  the incurrence of significant costs and expenses in connection with completing the Asset Sale, including the substantial amount of management time and effort that will be devoted to consummating the Asset Sale, which may adversely affect the Other Businesses;

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  the greater concentration of the Company's operations, which will be significantly smaller and more dependent on fewer customers, following the closing of the Asset Sale;

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  the operating losses of the Company, which, on a pro forma basis, will be greater following the Asset Sale and which the Company will continue to experience while the Restructuring Plans are implemented;

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  the risk that the Other Businesses may not achieve break-even adjusted EBITDA despite the full implementation of the Restructuring Plans;

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  the absence of dissenters' rights for the Company's shareholders with respect to the Asset Sale under New Jersey law;

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  as compared with a cash-out merger transaction, the uncertainty regarding the timing and amount of any cash distributions made by the Company to its shareholders, and the resulting tax treatment of any such distribution, following the Asset Sale, if the Board were to pursue making a cash distribution to its shareholders; and

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  the other factors described under "Risk Factors."

        In addition to considering the factors described above, the Board considered the fact that some of the Company's executive officers have interests in the Asset Sale that are different from, or in addition to, the interests of the Company's shareholders generally, as discussed under "Interests of the Certain Persons in the Asset Sale."

        The above discussion of the factors considered by the Board is not intended to be exhaustive, but does set forth certain material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Asset Sale and the complexity of these matters, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have held varied views of the relative importance of the factors considered. The Board viewed its position and recommendation as being based on an overall review of the totality of the information available to it, including discussions with the Company's senior management and legal and financial advisors, and overall considered these factors to be favorable to, and to support, its determination regarding the Asset Sale.

        This explanation of the Board's reasons for the Asset Sale and other information presented in this section is forward-looking in nature and should be read in light of the "Cautionary Statement Concerning Forward-Looking Statements."

Recommendation of Our Board of Directors

        The Board has determined that the terms and conditions of the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, are desirable and in the best interests of EMCORE and its shareholders. This determination was made by a unanimous vote of the members of the Board. The Board unanimously recommends that our shareholders vote "FOR" the authorization of the Asset Sale Proposal.

Opinion of EMCORE's Financial Advisor

        EMCORE retained Raymond James as financial advisor on December 19, 2013. EMCORE retained Raymond James based on its qualifications and experience in providing financial advice, on its reputation as a nationally recognized investment banking firm and its experience in the aerospace and defense sector. As part of its investment banking business, Raymond James regularly engages in the valuation of assets, securities and companies in connection with various of asset and securities transactions, including mergers, acquisitions, going-private transactions, private placements and valuations for various other purposes, and in the determination of the adequacy of consideration in such transactions. Pursuant to that engagement, the Board requested that Raymond James evaluate the fairness, from a financial point of view, to EMCORE of the Consideration to be received by EMCORE in the Asset Sale pursuant to the Asset Purchase Agreement.

        At the September 16, 2014 meeting of the Board, representatives of Raymond James rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to the Board, dated September 16, 2014, as to the fairness, as of such date, from a financial point of view, to EMCORE of the Consideration to be received by EMCORE in the Asset Sale pursuant to the Asset Purchase Agreement, based upon and subject to the qualifications, assumptions, limitations and other matters considered in connection with the preparation of its opinion.

        The full text of the written opinion of Raymond James is attached as Annex C to this Proxy Statement. The summary of the opinion of Raymond James set forth in this document is qualified in its entirety by reference to the full text of such written opinion. Holders of EMCORE common stock are urged to read this opinion in its entirety.

        Raymond James provided its opinion for the information of the Board (solely in its capacity as such) in connection with, and for purposes of, its consideration of the Asset Sale and its opinion only addresses whether the Consideration to be received by EMCORE in the Asset Sale pursuant to the Asset Purchase Agreement was fair, from a financial point of view, to EMCORE. The opinion of Raymond James does not address any other term or aspect of the Asset Purchase Agreement or the Asset Sale. The Raymond James opinion does not constitute a recommendation to the Board or to any holder of EMCORE common stock as to how the Board, such shareholder or any other person should vote or otherwise act with respect to the Asset Sale or any other matter.

        In connection with its review of the proposed Asset Sale and the preparation of its opinion, Raymond James, among other things:

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  reviewed a draft of the Asset Purchase Agreement, dated September 16, 2014, which we refer to in this section as the Draft Agreement;

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  reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Photovoltaics Business made available to Raymond James by EMCORE, including, but not limited to, financial projections prepared by the management of EMCORE relating to the Photovoltaics Business for the fiscal years ending September 30, 2014 through September 30, 2018, as approved for Raymond James's use by EMCORE which we refer to in this section as the "Projections";

  •
  reviewed EMCORE's recent public filings and certain other publicly available information regarding EMCORE and the Photovoltaics Business;

  •
  reviewed financial, operating and other information regarding the Photovoltaics Business and the industry in which it operates;

  •
  reviewed the financial and operating performance of the Photovoltaics Business and those of other selected public companies, including the current market prices of the publicly traded securities of such companies, that Raymond James deemed to be relevant;

  •
  considered the publicly available financial terms of certain transactions that Raymond James deemed to be relevant;

  •
  reviewed a certificate addressed to Raymond James from a member of senior management of EMCORE regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of EMCORE;

  •
  conducted such other financial studies, analyses and inquiries and considered such other factors, as Raymond James deemed appropriate; and

  •
  discussed with members of the senior management of EMCORE certain information relating to the aforementioned and any other matters which Raymond James deemed relevant to its inquiry.

        With EMCORE's consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of EMCORE, or otherwise reviewed by or discussed with Raymond James, and Raymond James did not undertake any duty or responsibility to, nor did Raymond James, independently verify any of such information. Raymond James did not make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of the Photovoltaics Business. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with EMCORE's consent, assumed that the Projections and such other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of EMCORE and Raymond James relied upon EMCORE to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James expressed no opinion with respect to the Projections or the assumptions on which they were based. Raymond James relied upon and assumed, without independent verification, that the final form of the Asset Purchase Agreement would be substantially similar to the Draft Agreement reviewed by Raymond James in all respects material to its analysis, and that the Asset Sale would be consummated in accordance with the terms of the Asset Purchase Agreement without waiver of or amendment to any of the conditions thereto. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Asset Purchase Agreement were true and correct and that each party would perform all of the covenants and agreements required to be performed by it under the Asset Purchase Agreement without being waived. Raymond James also relied upon and assumed, without independent verification, that (i) the Asset Sale would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory or other consents and approvals necessary for the consummation of the Asset Sale would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Asset Sale, the Photovoltaics Business or EMCORE that would be material to its analysis or opinion. Raymond James was advised by EMCORE that there were no audited financial statements for the Photovoltaics Business and, accordingly, Raymond James relied upon and assumed, without independent verification and with EMCORE's consent, that there would be no information contained in any such financial statements not otherwise discussed with or reviewed by Raymond James that would have been material to its analyses or its opinion.

        Raymond James expressed no opinion as to the underlying business decision to affect the Asset Sale, the structure or tax consequences of the Asset Sale, or the availability or advisability of any alternatives to the Asset Sale. The Raymond James opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by EMCORE. Raymond James expressed no opinion with respect to any other reasons (legal, business, or otherwise) that may support the decision of the Board to approve or consummate the Asset Sale. Furthermore, no opinion, counsel or interpretation was intended by Raymond James on matters that require legal, accounting or tax advice. Raymond James assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources. Furthermore, Raymond James relied, with the consent of EMCORE, on the fact that EMCORE was assisted by legal, accounting and tax advisors, and, with the consent of EMCORE relied upon and assumed the accuracy and completeness of the assessments by EMCORE and its advisors, as to all legal, accounting and tax matters with respect to the Photovoltaics Business, EMCORE and the Asset Sale.

        In formulating its opinion, Raymond James considered only the Consideration to be received by EMCORE, and Raymond James did not consider, and its opinion did not address, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of EMCORE, or such class of persons, in connection with the Asset Sale whether relative to the Consideration or otherwise. Raymond James was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (1) the fairness of the Asset Sale to the holders of any class of securities, creditors or other constituencies of EMCORE, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion or (2) the fairness of the Asset Sale to any one class or group of EMCORE's or any other party's security holders or other constituents vis-à-vis any other class or group of EMCORE's or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Asset Sale amongst or within such classes or groups of security holders or other constituents). Raymond James expressed no opinion as to the impact of the Asset Sale on the solvency or viability of EMCORE or Purchaser or the ability of EMCORE or Purchaser to pay their respective obligations when they come due.

  Material Financial Analyses

        The following summarizes the material financial analyses reviewed by Raymond James with the Board at its meeting on September 16, 2014, which material was considered by Raymond James in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to the Photovoltaics Business, EMCORE, or the contemplated Asset Sale.

        For purposes of its analysis, Raymond James reviewed a number of financial metrics, including the following (which were provided by EMCORE management):

        Fully Burdened Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA")—EMCORE allocates approximately $5.5 million of annual corporate expenses to the Photovoltaics Business, which is the basis on which EMCORE measures the Photovoltaics Business' performance internally. Fully Burdened EBITDA represents the EBITDA of the Photovoltaics Business under EMCORE's ownership with the full allocation of corporate-level expenses.

        Pro Forma EBITDA—Management of EMCORE estimated that annual costs of only approximately $700,000 would be required to operate the Photovoltaics Business on a stand-alone basis. Therefore, Pro Forma EBITDA represents the EBITDA of the Photovoltaics Business without the allocation of any corporate-level expenses from EMCORE but rather with the $700,000 of expenses estimated by EMCORE management to operate the Photovoltaics Business on a stand-alone basis. With respect to these estimated costs, Raymond James, with EMCORE's consent, assumed that they were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of EMCORE and Raymond James relied upon EMCORE to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James expressed no opinion with respect to these estimated costs or the assumptions on which they were based.

        Selected Companies Analysis.     Raymond James analyzed the relative valuation multiples of nine selected publicly-traded companies in the aerospace and defense industry that it deemed relevant based on a comparison of overall company profiles and for which future financial estimates were publicly available, including:

  •
  L-3 Communications Holdings, Inc.

  •
  Alliant Techsystems Inc.

  •
  Exelis Inc.

  •
  Teledyne Technologies Incorporated

  •
  MacDonald, Dettwiler and Associates Ltd.

  •
  Elbit Systems Ltd.

  •
  Orbital Sciences Corporation

  •
  OHB AG

  •
  COM DEV International Ltd.

        Raymond James calculated various financial multiples for each company, including enterprise value (market value plus debt, plus minority interests, less cash and equivalents) compared to both revenue and EBITDA for the most recent actual twelve month results, referred to as TTM, as well as to Wall Street research analysts' projected revenue and EBITDA for the selected companies for calendar years ending December 31, 2014 and 2015, referred to as CY14 and CY15. The estimates published by Wall Street research analysts were not prepared in connection with the Asset Sale or at the request of Raymond James and may or may not prove to be accurate. Raymond James reviewed the mean, median, minimum and maximum relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for the Photovoltaics Business implied by the Consideration of $150 million in cash. The results of the selected public companies analysis are summarized below:

	Enterprise Value / Revenue			Enterprise Value / EBITDA
	TTM	CY14E	CY15E	TTM	CY14E	CY15E
Mean	1.20x	1.20x	1.15x	8.5x	9.0x	8.1x
Median	1.15x	1.16x	1.17x	8.3x	8.8x	7.9x
Minimum	0.50x	0.57x	0.59x	5.6x	6.7x	6.3x
Maximum	1.82x	1.79x	1.68x	10.9x	11.0x	10.1x
Consideration—Fully Burdened EBITDA	1.92x	2.07x	1.93x	12.0x	13.5x	11.0x
Consideration—Pro Forma EBITDA	1.92x	2.07x	1.93x	8.8x	9.6x	8.3x

        Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation multiples for each of the metrics to the actual and projected financial results of the Photovoltaics Business and then compared those implied enterprise values to the Consideration of $150 million in cash. The results of this are summarized below ($ in millions):

	Enterprise Value / Revenue			Enterprise Value / Fully Burdened EBITDA			Enterprise Value / Pro Forma EBITDA
	TTM	CY14E	CY15E	TTM	CY14E	CY15E	TTM	CY14E	CY15E
Mean	$94.0	$86.5	$89.6	$105.6	$100.3	$110.1	$144.2	$140.5	$147.0
Median	90.1	83.8	91.5	104.0	97.9	107.4	141.9	137.1	143.4
Minimum	39.3	40.9	45.7	69.7	75.0	85.7	95.1	105.0	114.4
Maximum	142.6	129.3	130.9	136.4	122.2	137.4	186.2	171.2	183.5

        Selected Transaction Analysis.     Raymond James analyzed publicly available information relating to selected acquisitions of aerospace and defense companies announced since January 1, 2011 and prepared a summary of the relative valuation multiples paid in these transactions. The acquisitions considered included asset sales, mergers and other transaction structures involving seller companies selected based on a comparison of overall company profiles, with acquirors including both strategic and financial acquirors. The announcement dates, target companies and acquirors in the selected transactions used in the analysis included:

        19-May-2014 Aeroflex Holding Corp.—Cobham PLC

  29-Apr-2014 Orbital Sciences Corporation—Alliant Techsystems Inc. (Aerospace and Defense Groups)

        02-Dec-2013 Airborne Systems Inc.—TransDigm Group Incorporated

        04-Nov-2013 Anaren, Inc.—Veritas Capital

        22-Oct-2013 Symmetricom, Inc.—Microsemi Corporation

        01-Oct-2013 Parvus Corporation—Curtiss-Wright Corporation

        12-Sep-2013 Lucix Corporation—HEICO Corporation

  8-Jul-2013 API Technologies Corp. (National Hybrid Inc.)—ILC Industries Inc. (Data Device Corporation)

        28-May-2013 PECO, Inc.—Astronics Corporation

        15-May-2013 Arkwin Industries, Inc.—TransDigm Group Incorporated

        23-Apr-2013 RAE Systems Inc.—Honeywell International Inc.

  17-Apr-2013 API Technologies Corp. (Spectrum Sensors and Controls)—Measurement Specialties, Inc.

        18-Mar-2013 EDAC Technologies Corp.—Greenbriar Equity Group LLC

        02-Jan-2013 Broad Reach Engineering Company—Moog, Inc.

        6-Dec-2012 Valent Aerostructures, LLC—LMI Aerospace, Inc.

        1-Oct-2012 Ceradyne, Inc.—3M Company

        23-Jul-2012 Pratt & Whitney Rocketdyne—GenCorp Inc.

        23-Jul-2012 GeoEye, Inc.—DigitalGlobe, Inc.

        26-Jun-2012 Space Systems / Loral, Inc.—Macdonald, Dettwiler & Associates Ltd.

        11-Jun-2012 Micronetics, Inc.—Mercury Computer Systems, Inc.

        29-May-2012 LeCroy Corporation—Teledyne Technologies Incorporated

        8-May-2012 Composite Engineering, Inc.—Kratos Defense & Security Solutions, Inc.

        10-Apr-2012 Thrane & Thrane A/S—Cobham PLC

        23-Mar-2012 C-MAC Aerospace Ltd.—API Technologies Corp.

        23-Dec-2011 KOR Electronics—Mercury Computer Systems, Inc.

        13-Dec-2011 Kollmorgen Electro-Optical—L-3 Communications Holdings, Inc.

        30-Sep-2011 Haigh-Farr Inc.—The Vitec Group plc

        15-Sep-2011 Trivec-Avant Corporation—Cobham plc

        13-Jun-2011 EMS Technologies, Inc.—Honeywell International Inc.

        17-May-2011 Integral Systems, Inc.—Kratos Defense & Security Solutions, Inc.

        04-May-2011 Souriau Group—Esterline Technologies Corporation

        20-Apr-2011 General Dynamics Corporation (Detection Systems)—Chemring Group PLC

        11-Apr-2011 AML Communications, Inc.—Microsemi Corporation

        04-Apr-2011 LaBarge, Inc.—Ducommun Incorporated

        28-Mar-2011 Spectrum Control, Inc.—API Technologies Corp.

        07-Feb-2011 Herley Industries, Inc.—Kratos Defense & Security Solutions, Inc.

        12-Jan-2011 LNX Corporation—Mercury Computer Systems, Inc.

        10-Jan-2011 FUNA International GmbH—L-3 Communications Holdings, Inc.

        10-Jan-2011 SenDEC Corporation—API Technologies Corp.

        Raymond James examined valuation multiples of transaction enterprise value compared to the target companies' TTM revenue and EBITDA, in each case, where such information was publicly available. Raymond James reviewed the mean, median, minimum and maximum relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for the Photovoltaics Business implied by the Consideration. Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation multiples to the actual trailing twelve months revenue, Fully Burdened EBITDA and Pro Forma EBITDA of the Photovoltaics Business to determine the implied enterprise value and then compared those implied enterprise values to the Consideration of $150 million in cash. The results of the selected transactions analysis are summarized below:

	Enterprise Value/TTM Revenue	Enterprise Value/TTM EBITDA
Mean	1.52x	9.1x
Median	1.52x	9.0x
Minimum	0.51x	4.1
Maximum	2.50x	16.2x
Consideration—Fully Burdened EBITDA	1.92x	12.0x
Consideration—Pro Forma EBITDA	1.92x	8.8x

Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation multiples for each of the metrics to the actual and projected financial results of the Photovoltaics Business and then compared those implied enterprise values to the Consideration of $150 million in cash. The results of this are summarized below ($ in millions):

	Enterprise Value / Revenue	Enterprise Value / Fully Burdened EBITDA	Enterprise Value / Pro Forma EBITDA
	TTM	TTM	TTM
Mean	$119.0	$113.4	$154.8
Median	119.0	112.7	153.9
Minimum	40.2	50.8	69.4
Maximum	195.6	202.0	275.7

        Discounted Cash Flow Analysis.     Raymond James analyzed the discounted present value of the projected free cash flows of the Photovoltaics Business for the twelve months ending September 30, 2014 through September 30, 2018 using both Fully Burdened EBITDA and Pro Forma EBITDA. Raymond James used unleveraged free cash flows, defined as earnings before interest, after taxes, plus depreciation and amortization, less capital expenditures, less investment in working capital. Based upon EMCORE's net operating losses being carried forward, management of EMCORE informed Raymond James that it did not expect EMCORE to pay corporate taxes during the period of the Projections.

        The discounted cash flow analysis was based on the Projections. Consistent with the periods included in the Projections, Raymond James used trailing twelve months September 30, 2018 as the final year for the analysis and applied multiples, ranging from 7.5x to 9.5x, to trailing twelve months September 30, 2018 Fully Burdened and Pro Forma EBITDA in order to derive a range of terminal values for the Photovoltaics Business in 2018.

        The projected unleveraged free cash flows and terminal values were discounted using rates ranging from 13.0% to 15.0%, which reflected the weighted average after-tax cost of debt and equity capital associated with executing EMCORE's business plan for the Photovoltaics Business. Raymond James reviewed the range of enterprise values derived in the discounted cash flow analysis and compared them to the Consideration of $150 million in cash. The results of the discounted cash flow analysis are summarized below ($ in millions):

	Enterprise Value based on Fully Burdened EBITDA	Enterprise Value based on Pro Forma EBITDA
Minimum	$104.3	$140.8
Maximum	$130.8	$175.2

        Additional Considerations.     The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Raymond James as to the actual value of the Photovoltaics Business.

        In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of EMCORE. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Board (solely in its capacity as such) and were prepared solely as part of the analysis of Raymond James of the fairness, from a financial point of view, to EMCORE of the Consideration to be received by EMCORE in connection with the proposed Asset Sale pursuant to the Asset Purchase Agreement. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into account by the Board in making its determination to approve the Asset Sale. Neither Raymond James's opinion nor the analyses described above should be viewed as determinative of the Board's or EMCORE management's views with respect to the Photovoltaics Business, EMCORE, or the Asset Sale. Raymond James provided advice to EMCORE with respect to the proposed Asset Sale. Raymond James did not, however, recommend any specific amount of consideration to the Board or that the Consideration constituted the only appropriate consideration for the Asset Sale. EMCORE placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

        The Raymond James opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on September 15, 2014, and any material change in such circumstances and conditions may affect the opinion of Raymond James, but Raymond James does not have any obligation to update, revise or reaffirm that opinion. Raymond James relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Photovoltaics Business since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect. Raymond James also relied upon and assumed, without independent verification, at the direction of EMCORE, that any adjustments to the Consideration pursuant to the Asset Purchase Agreement will not be material to its analyses or its opinion.

        During the two years preceding the date of Raymond James's written opinion, Raymond James has not been engaged by, performed services for or received any compensation from the Company (other than any amounts that were paid or may be paid to Raymond James under the engagement letter described in this proxy statement pursuant to which Raymond James was retained as a financial advisor to the Company to assist in reviewing strategic alternatives). Raymond James's engagement pursuant to the engagement letter covers additional services unrelated to the Asset Sale which Raymond James has performed concurrently with its services related to the Asset Sale and for which Raymond James expects to receive customary compensation in accordance with the terms of the engagement letter, none of which is contingent upon the closing of the Asset Sale. During the two years preceding the date of Raymond James's written opinion, Raymond James has not been engaged by, performed services for or received any compensation from the Veritas Fund or Purchaser.

        EMCORE will pay Raymond James a fee of $2.4 million for advisory services in connection with the Asset Sale, against which $400,000 of the opinion fees of $550,000 and a previously paid retainer of $50,000 will be credited and the remaining $1.8 million of which is contingent upon the closing of the Asset Sale. EMCORE also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement.

        Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of EMCORE for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James may provide investment banking, financial advisory and other financial services to EMCORE and/or Veritas Capital and its affiliates, certain of its portfolio companies, or other participants in the Asset Sale in the future, for which Raymond James may receive compensation.

Prospective Financial Information

        EMCORE does not as a matter of course make public projections as to future revenues, gross margins, operating income or other results due to, among other reasons, business volatility and the uncertainty of the underlying assumptions and estimates. However, EMCORE is including selected prospective financial information for the Photovoltaics Business in this Proxy Statement to provide our shareholders with access to certain non-public unaudited projected financial information that was made available to our board of directors and Raymond James in connection with the Asset Sale.

        The unaudited prospective financial information was not prepared with a view toward public disclosure, and the inclusion of this information should not be regarded as an indication that either EMCORE or Raymond James or any other recipient of this information considered, or now considers, to be predictive of actual future results. EMCORE does not assume any responsibility for the accuracy of this information. The selected prospective financial information is not being included in this Proxy Statement to influence an EMCORE shareholder's decision whether to vote in favor of Asset Sale Proposal, but because it represents prospective financial information prepared by management of EMCORE that was used for purposes of the financial analyses performed by our financial advisor.

        The unaudited prospective financial information was not prepared with a view toward complying with U.S. generally accepted accounting principles ("GAAP"), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In particular, the unaudited prospective financial information excludes non-cash stock-based compensation and any severance costs. Accordingly, the unaudited prospective financial information is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. This non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP. Neither EMCORE's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. EMCORE's Annual Report on Form 10-K for the fiscal year ended September 30, 2013, which is incorporated by reference into this Proxy Statement and includes the report of EMCORE's independent registered public accounting firm, relates to EMCORE's historical financial information. Such report does not extend to the unaudited prospective financial information and should not be read to do so.

        The unaudited prospective financial information relied upon by Raymond James in connection with its opinion rendered to the Board on September 16, 2014 does not take into account any circumstances or events occurring after September 13, 2014, the date such information was prepared. The unaudited prospective financial information relied upon by Raymond James in connection with its opinion rendered to the Board on September 7, 2014, which is presented here for informational purposes only and was not relied upon in preparation of its opinion rendered to the Board by Raymond James on September 16, 2014, does not take into account any circumstances or events occurring after August 26, 2014, the date such information was prepared. EMCORE has made publicly available its actual results of operations for its fiscal year ended September 30, 2013 and its fiscal quarters ended December 31, 2013, March 31, 2014 and June 30, 2014. Shareholders are urged to read EMCORE's Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2013, March 31, 2014 and June 30, 2014, which are incorporated by reference into this Proxy Statement, to obtain this information. The unaudited prospective financial information does not give effect to the Asset Sale.

        The following table presents selected unaudited prospective financial information prepared by EMCORE as of August 26, 2014 for the fiscal years ending 2014 through 2018 provided to Raymond James in connection with the opinion rendered to the Board on September 7, 2014:

	Fiscal Year Ended September 30
	2014E	2015E	2016E	2017E	2018E
	(in $ millions)
Revenue	$74.1	$78.0	$82.4	$86.5	$90.9
EBITDA (fully burdened)	12.9	13.2	13.8	15.3	16.5
EBITDA (pro forma)	17.9	17.9	18.9	20.3	21.4
Unlevered Free Cash Flow (fully burdened)	15.7	8.7	11.0	11.7	12.9
Unlevered Free Cash Flow (pro forma)	20.7	13.5	16.1	16.6	17.8

        The following table presents selected unaudited prospective financial information prepared by EMCORE as of September 13, 2014 for the fiscal years ending 2014 through 2018 provided to Raymond James in connection with its opinion rendered to the Board on September 16, 2014:

	Fiscal Year Ended September 30
	2014E	2015E	2016E	2017E	2018E
	(in $ millions)
Revenue	$74.1	$76.5	$82.4	$86.5	$90.9
EBITDA (fully burdened)	13.3	13.3	13.8	15.3	16.5
EBITDA (pro forma)	17.9	18.0	18.9	20.3	21.4
Unlevered Free Cash Flow (fully burdened)	16.0	8.8	11.0	11.7	12.9
Unlevered Free Cash Flow (pro forma)	20.7	13.5	16.1	16.6	17.8

See "Proposal No. 1: The Asset Sale—Opinion of EMCORE's Financial Advisor—Discounted Cash Flow Analysis" for a summary of how fully burdened and pro forma EBITDA were derived. Unlevered free cash flow is a non-GAAP financial performance measure that represents EBITDA less investments in working capital, capital expenditures and taxes. The fully burdened unlevered free cash flow prospective financial information was derived from the fully burdened EBITDA prospective financial information and the pro forma unlevered free cash flow prospective financial information was derived from the pro forma EBITDA prospective financial information.

        Although presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions with respect to the markets in which the Company operates, the opportunities for revenue growth, economic conditions both generally and specifically within our industries, the demand for EMCORE's products and services, and matters specific to EMCORE's business, all of which are difficult to predict and many of which are beyond EMCORE's control. The unaudited prospective financial information was prepared solely for internal use and is subjective in many respects. As a result, although this information was prepared by management of EMCORE based on estimates and assumptions that management believed were reasonable at the time, there can be no assurance that the prospective results would be realized or that actual results would not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.

        Readers of this Proxy Statement are cautioned not to place undue reliance on the unaudited prospective financial information set forth above. Shareholders are urged to review EMCORE's Annual Report on Form 10-K for the fiscal year ended September 30, 2013, Quarterly Reports on Form 10-Q for the quarters ended December 31, 2013, March 31, 2014 and June 30, 2014 and future SEC filings for a description of risk factors with respect to EMCORE's business. See "Cautionary Statement Regarding Forward-Looking Statements" and "Where You Can Find More Information." No representation is made by EMCORE, Purchaser or any other person to any shareholder regarding the ultimate performance of EMCORE compared to the unaudited prospective financial information. No representation was made by EMCORE to Purchaser in the Asset Purchase Agreement concerning this information.

        Except as required by applicable securities laws, EMCORE does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such prospective financial information are no longer appropriate.

Activities of EMCORE Following the Asset Sale

        Among its reasons for approving the Asset Sale, the Board believes the proceeds from the Asset Sale will better capitalize the Company and enable consideration of a broader range of options to provide value to the Company's shareholders, including, among other things, the possible distribution of cash to the Company's shareholders through one or more special dividends, the repurchase of outstanding shares of the Company's common stock, investing the net proceeds in our Other Businesses, or a combination thereof. The Board (and the Strategy Committee) will continue to review the Company's ongoing strategy, business plan and long-term forecasts for our Other Businesses, as well as the Company's strategic alternatives prior to and following the consummation of the Asset Sale. Following the Asset Sale, the Company will continue to be a public company operating under the name EMCORE Corporation, and the Other Businesses will account for all of the Company's revenues.

U.S. Federal Income Tax Consequences of the Asset Sale

        The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the Asset Sale. This summary is based upon existing United States federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the "IRS") with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary does not discuss any non-United States, alternative minimum tax, state, or local tax considerations.

        The proposed Asset Sale by us is entirely a corporate action. Our U.S. shareholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale.

        The proposed Asset Sale will be treated as a sale of corporate assets in exchange for cash and the assumption of certain liabilities. The proposed Asset Sale is a taxable transaction for U.S. federal income tax purposes, and we anticipate that we will realize a gain for U.S. federal income tax purposes as a result of the Asset Sale. However, if we realize any gain as a result of the Asset Sale, we anticipate that our tax attributes, including our net operating loss carry forwards, will be available to offset all or a portion of our U.S. federal income tax liability resulting from such gain. The determination of whether we will realize gain or loss on the Asset Sale and whether and to what extent our tax attributes will be available is highly complex and is based in part upon facts that will not be known until the completion of the Asset Sale. See "Risk Factors—we may undergo, or may already have undergone, an 'ownership change' within the meaning of Section 382 of the Code, which could affect our ability to offset gains, if any, realized in the Asset Sale against our net operating losses and certain of our tax credit carryovers." Therefore, it is possible that we will incur a U.S. federal income tax liability as a result of the proposed Asset Sale.

Accounting Treatment of the Asset Sale

        The Asset Sale will be accounted for as a "sale" by EMCORE, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

Government Approvals

        Under the HSR Act and the rules and regulations promulgated thereunder, Purchaser and EMCORE are required to make certain filings with the Antitrust Division of the U.S. Department of Justice (the "DOJ"), and the U.S. Federal Trade Commission (the "FTC"). The Asset Sale may not be consummated until the applicable waiting periods under the HSR Act have expired or have been terminated. Purchaser and EMCORE each filed their respective notification and report forms with the DOJ and the FTC under the HSR Act on October 1, 2014 and early termination of the waiting period under the HSR Act was granted on October 15, 2014.

        During or after the statutory waiting periods and clearance of the Asset Sale, and even after completion of the Asset Sale, either the DOJ, the FTC or other U.S. governmental authorities could take action under the antitrust laws with respect to the Asset Sale as they deem necessary or desirable in the public interest, including seeking to enjoin the completion of the Asset Sale, to rescind the Asset Sale or to conditionally approve the Asset Sale upon the divestiture of assets of Purchaser's or EMCORE's or to impose restrictions on the operation of the combined company post-closing. Moreover, in some jurisdictions, a competitor, customer, state Attorney General or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the Asset Sale, before or after it is completed.

        We believe we are not required to make any other material filings or obtain any material governmental consents or approvals before the consummation of the Asset Sale. If any approvals, consents or filings are required to consummate the Asset Sale, we will seek or make such consents, approvals or filings as promptly as possible.

        There can be no guarantee that the Asset Sale will not be challenged on antitrust grounds or, if such challenge is made, that the challenge will not be successful. Similarly, there can be no assurance that Purchaser or EMCORE will obtain the regulatory approvals necessary to consummate the Asset Sale or that the granting of these approvals will not involve the imposition of conditions to the consummation of the Asset Sale or require changes to the terms of the Asset Sale. These conditions or changes could result in the conditions to the Asset Sale not being satisfied prior to the Outside Date, as defined under the Asset Purchase Agreement, which would allow Purchaser to terminate the Asset Purchase Agreement. See "Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—Termination of the Asset Purchase Agreement."

No Dissenters' Rights

        Shareholders may vote against the authorization of the Asset Sale Proposal, but under New Jersey law dissenters' rights are not provided to shareholders in connection with the Asset Sale because our common stock was listed on a national securities exchange as of the Record Date.

Interests of Certain Persons in the Asset Sale

        As described below, our executive officers may have interests in the Asset Sale that are different from, or are in addition to, the interests of our shareholders generally. Our board of directors was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement.

  Impact on Equity Awards

        Our executive officers will become fully vested in the restricted stock units held by them upon consummation of the Asset Sale (or as described below, upon an earlier qualifying termination of their employment). Each restricted stock unit ("RSU") represents the right to receive one share of our common stock. The following table sets forth, for each of our executive officers, the number of restricted stock units credited to them as of September 30, 2014:

Executive Officer	Number of RSUs
Hong Q. Hou, Ph.D.	110,936
Mark B. Weinswig	81,333
Monica Van Berkel	52,256
Alfredo Gomez	52,000

For each of the executive officers, the following number of units will vest before the January 31, 2015 in the ordinary course—even if the Asset Sale has not yet occurred—provided the executive's employment has not yet terminated: Dr. Hou 44,270; Mr. Weinswig 31,333; Ms. Van Berkel 20,590; and Mr. Gomez 20,334.

        In addition, as of October 11, 2014, Mr. Weinswig held unvested stock options to purchase 15,000 shares of our common stock at a per-share price of $3.80. The vesting of those options will accelerate upon consummation of the Asset Sale.

        All other equity incentive compensation awards held by our executive officers are fully vested.

  Executive Officer Employment Agreements

        Other than Dr. Hou, our executive officers are party to employment agreements with us that provide them with certain severance benefits. If the executive's employment is terminated by us without cause or by the executive for good reason within three years following the consummation of the Asset Sale, the executive will receive the following benefits, provided that he or she executes and does not revoke a general release of claims against the Company and complies with the confidentiality, nondisclosure, nonsolicitation and other restrictive covenants set out in the employment agreement: (i) continued payment of base salary for a period of one year plus two weeks, plus an additional two weeks for each whole year that the executive was employed by us; (ii) continued payment of the employer portion of medical benefits for up to 18 months; (iii) payment of outplacement services with a value up to $15,000; and (iv) immediate vesting of outstanding equity awards (excluding performance-based awards, although no currently outstanding equity awards are performance-based).

  Separation Agreement with our Chief Executive Officer

        The Company is party to a Separation Agreement and General Release with Dr. Hou pursuant to which, as of January 2, 2015 or, if later, fifteen days following the date on which the Company hires a successor Chief Executive Officer, Dr. Hou will cease to serve as a director of the Company and as an officer or employee with the Company and its affiliates. During the period preceding the separation date, Dr. Hou will continue to receive his existing compensation and benefits. Pursuant to his separation agreement and as contemplated by a prior employment agreement between the Company and Dr. Hou, upon his termination Dr. Hou will receive continued base pay for 86 weeks, continued payment of the employer portion of medical benefits for up to 18 months, payment of outplacement services with a value up to $15,000 and immediate vesting of outstanding equity awards. In consideration for such benefits, Dr. Hou must enter into a release of claims against the Company and comply with the confidentiality, nondisclosure, nonsolicitation and other restrictive covenants set out in his employment agreement.

  Executive Officer Retention Agreements

        The Company is party to retention award letter agreements with each of its executive officers. Pursuant to the agreements, the executives will be entitled to the following payments if the Asset Sale closes before September 17, 2015: Dr. Hou $921,500; Mr. Weinswig $526,500; Ms. Van Berkel $330,000; and Mr. Gomez $330,000. One-half of the applicable amount is payable upon the closing of the Asset Sale and the remainder is paid six months after closing, in each case generally subject to continued employment. If an executive (other than Dr. Hou) is terminated without cause or, subject to the waiver described below, terminates for good reason or if Dr. Hou is terminated under circumstances entitling him to payment under his separation agreement described above, any unpaid retention attributable to a prior closing of the Asset Sale is immediately payable in full and any retention attributable to a closing that is consummated within 60 days after termination is immediately payable in full. The executives (other than Dr. Hou) agree not to assert that any changes in their position, duties or responsibilities or other terms and conditions of employment attributable to the disposition of only the Company's telecommunications or broadband businesses individually constitute good reason. If the executive subsequently successfully asserts good reason in connection with the Asset Sale by reason of a diminution in position, duties or responsibilities or other terms and conditions of employment, the severance otherwise payable to the executive will be reduced by any retention already paid.

Quantification of Potential Payments to Named Executive Officers in Connection with the Asset Sale

        In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that are based on or otherwise relate to the Asset Sale and that may be payable to those individuals who were listed in the "Summary Compensation Table" that was incorporated into our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, or our "named executive officers." These amounts have been calculated assuming the Asset Sale is consummated on September 30, 2014, and, where applicable, assuming each named executive officer experiences a qualifying termination of employment as of that date. To the extent applicable, calculations of cash severance are based on the named executive officer's current base salary. See the beginning of this section for further information about the compensation disclosed in the table below. The amounts indicated below are estimates of amounts that would be payable to the named executive officers and the estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this Proxy Statement. Some of the assumptions are based on information not currently available and as a result the actual amounts, if any, received by a named executive officer may differ in material respects from the amounts set forth below.

Golden Parachute Compensation

Name	Cash(2)	Equity(3)	Pension / Non-Qualified Deferred Compensation	Perquisites / Benefits(4)	Tax Reimbursement	Other	Total(5)
Hong Q. Hou, Ph.D.	$1,666,466	$642,319	0	$32,687	0	0	$2,341,472
Mark B. Weinswig	826,500	500,768	0	28,148	0	0	1,355,416
Monica Van Berkel	664,424	302,562	0	32,687	0	0	999,673
Alfredo Gomez	617,692	301,080	0	6,453	0	0	925,225
Christopher Larocca(1)	0	0	0	0	0	0	0

(1)
Mr. Larocca resigned from his position as Chief Operating Officer of the Company effective November 30, 2013. He is not entitled to any type of compensation that is based on or otherwise relates to the Asset Sale.

(2)
Cash. Represents the value of cash severance payments payable under the applicable named executive officer's employment or separation agreement (Dr. Hou $744,966 (payable over 86 weeks); Mr. Weinswig $300,000 (payable over 60 weeks); Ms. Van Berkel $334,424 (payable over 74 weeks); and Mr. Gomez $287,692 (payable over 68 weeks)) and amounts payable under the applicable named executive officer's retention award letter agreement (Dr. Hou $921,500; Mr. Weinswig $526,500; Ms. Van Berkel $330,000; and Mr. Gomez $330,000) one half of which is payable upon consummation of the Asset Sale and the remainder of which generally is payable six months after closing, in each case as more fully described in "Proposal No. 1: The Asset Sale—Interests of Certain Persons in the Asset Sale." The severance payments are subject to execution and nonrevocation of a general release of claims against the Company and compliance with certain confidentiality, nondisclosure, nonsolicitation and other restrictive covenants.

(3)
Equity. Represents the value of accelerated vesting of the applicable named executive officer's equity awards that will occur by reason of consummation of the Asset Sale. The values shown are based on a per-share value of $5.79, the average closing price of a share of our common stock over the first five business days following the first public announcement of the proposed Asset Sale transaction on September 17, 2014, which is the amount that Regulation S-K requires that we use for purposes of this table. If the Asset Sale were consummated on January 31, 2015, additional equity award vesting would have occurred in the ordinary course subject to the continued employment of the respective named executive officer and the amounts shown in the table instead would be as follows: Dr. Hou $385,996; Mr. Weinswig $319,350; Ms. Van Berkel $183,346; and Mr. Gomez $183,346.

(4)
Perquisites/Benefits. Represents the value of continued medical insurance coverage costs payable by the Company upon a qualifying termination of employment under the applicable named executive officer's employment or separation agreement.

(5)
Total. The following table shows, for each named executive officer, the amounts of golden parachute compensation which are single trigger or double trigger in nature. Single trigger amounts include the amounts shown in the "Equity" column and the amount in the "Cash" column that is attributable to the portion of the retention award that will be payable immediately upon consummation of the Asset Sale. Double trigger amounts include the amounts shown in the "Perquisites/Benefits" column and the amount in the "Cash" column that is attributable to the portion of the retention award that is payable subject to continued employment or a qualifying termination of employment following the Asset Sale.

Named Executive Officer	Single Trigger	Double Trigger
Dr. Hou	$1,103,069	$1,228,524
Mr. Weinswig	764,018	581,623
Ms. Van Berkel	467,562	522,232
Mr. Gomez	466,080	459,112

Indemnification of Officers and Directors

        We have also entered into our standard form of indemnification agreement with each of our directors and executive officers, which is in addition to the indemnification provided for in our restated certificate of incorporation, as amended. These agreements, among other things, provide for indemnification of our directors and executive officers for a number of expenses, including attorneys' fees and other related expenses, as well as certain judgments, fines, penalties and settlement amounts incurred by any such person in any action, suit or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company or any other company or enterprise to which the person provided services at our request.

        Following the Asset Sale, EMCORE will continue to indemnify each of our current and former directors and executive officers to the extent permitted under New Jersey law, our restated certificate of incorporation, as amended, and the indemnification agreements.

The Asset Purchase Agreement

        Below and elsewhere in this Proxy Statement is a summary of the material terms of the Asset Purchase Agreement, a copy of which is attached to this Proxy Statement as Annex A and which we incorporate by reference into this Proxy Statement. We encourage you to carefully read the Asset Purchase Agreement in its entirety as the summaries contained herein may not contain all of the information about the Asset Purchase Agreement that is important to you.

        The Asset Purchase Agreement has been included to provide you with information regarding its terms, and we recommend that you carefully read the Asset Purchase Agreement in its entirety. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the Asset Sale, we do not intend for its text to be a source of factual, business or operational information about us. The Asset Purchase Agreement contains representations, warranties and covenants that are qualified and limited, including by information in the disclosure schedule referenced in the Asset Purchase Agreement that the parties delivered in connection with the execution of the Asset Purchase Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Asset Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material to shareholders. These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Proxy Statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this Proxy Statement. You should not rely on its representations, warranties or covenants as characterizations of the actual state of facts or condition of EMCORE or any of our affiliates.

The Asset Sale

  Acquired Assets

        Upon the terms and subject to the conditions of the Asset Purchase Agreement, including the satisfaction of the closing conditions, Purchaser will purchase substantially all of the assets of EMCORE's Photovoltaics Business.

        The assets of EMCORE to be purchased by Purchaser, referred to in this Proxy Statement as the "acquired assets," include:

  •
  all inventory used primarily in connection with the Photovoltaics Business;

  •
  all loans or credit agreements, bonds, debentures, notes, mortgages, indentures, leases, supply agreements, license agreements, development agreements or other legally binding contracts, agreements, obligations, commitments or instruments primarily related to the Photovoltaics Business, including certain government contracts and government bids which, if accepted or awarded would lead to a government contract;

  •
  all accounts or notes receivable held by EMCORE, and any security, claim, remedy or other right primarily related to any of the acquired assets;

  •
  all intellectual property that is owned by EMCORE and used primarily in connection with the Photovoltaics Business and all software, information, designs, circuit block libraries, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses and other writings, and other tangible embodiments of any of the foregoing, that is owned by EMCORE and used primarily in connection with the Business, and in each case, all associated goodwill, including all rights thereunder, remedies against infringement and rights to protection of interests therein under the laws of all jurisdictions;

  •
  all furniture, fixtures, equipment, machinery, tools, office equipment, supplies, computers, telephones and other tangible personal property used primarily in connection with the Photovoltaics Business;

  •
  to the extent transferable and required to operate the Photovoltaics Business, all permits held by EMCORE and required for the conduct of the Photovoltaics Business as currently conducted or for the ownership and use of the acquired assets;

  •
  all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (other than prepaid taxes) primarily related to the Photovoltaics Business;

  •
  the equity interests of two of EMCORE's subsidiaries, EMCORE Solar Power, Inc. and EMCORE IRB Company, LLC, collectively referred to in this Proxy Statement as the "purchased subsidiaries";

  •
  all of EMCORE's rights, to the extent transferable, under warranties, indemnities and all similar rights against third parties to the extent primarily related to any acquired assets;

  •
  copies of all books, records and files (other than income and similar tax returns and related books, records and files), to the extent primarily used in, or primarily related to, the Photovoltaics Business; provided, however, that EMCORE may redact therefrom any information to the extent primarily used in, or primarily related to, the excluded assets or the Other Businesses;

  •
  all goodwill and the going concern value of the Photovoltaics Business; and

  •
  EMCORE's leasehold interest in the building currently located at 1600 Eubank Blvd. SE, Albuquerque, NM 87123.

  Excluded Assets

        Purchaser will not purchase, and EMCORE will retain, certain excluded assets, including:

  •
  cash and cash equivalents;

  •
  all contracts to which EMCORE is a party or by which EMCORE or any of its properties or assets may be bound that are not primarily related to the Photovoltaics Business;

  •
  the corporate seals, organizational documents, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of EMCORE;

  •
  all employee benefit plans of EMCORE and assets attributable thereto, except as otherwise provided in the Asset Purchase Agreement;

  •
  the rights which accrue or will accrue to EMCORE under the Asset Purchase Agreement, including the agreements attached as exhibits thereto, and the transactions contemplated thereby;

  •
  all intercompany accounts receivable between EMCORE and any of its affiliates, or between any affiliate of EMCORE and any other affiliate of EMCORE;

  •
  all rights and benefits under the insurance policies owned or controlled by EMCORE, except as otherwise provided in the Asset Purchase Agreement;

  •
  all rights to any actions of any nature available to or being pursued by EMCORE to the extent related to actions or omissions prior to the closing of the Asset Sale, whether arising by way of counterclaim or otherwise, other than those primarily relating to the Photovoltaics Business, the acquired assets or the assumed liabilities;

  •
  all interests in and to refunds of taxes relating to tax periods ending on or prior to the closing date of the Asset Sale, including any taxable period beginning before the closing date of the Asset Sale and ending after the closing date, or the excluded assets;

  •
  that certain Transition Services Agreement, dated May 7, 2012, by and between EMCORE and Sumitomo Electric Device Innovations, U.S.A., Inc. and all rights thereunder, including all accounts receivable owed thereunder; and

  •
  certain additional excluded assets as specified in the Asset Purchase Agreement;

  Assumed Liabilities

        At the closing of the Asset Sale, Purchaser will assume and indemnify and hold EMCORE harmless from and against any and all losses attributable to, any and all liabilities of EMCORE and EMCORE's affiliates to the extent they primarily relate to or arise out of the Photovoltaics Business, the acquired assets or the Photovoltaics Business employees who accept offers of employment with Purchaser or one of its affiliates effective as of the closing of the Asset Sale, collectively referred to in this Proxy Statement as the "transferred employees," whenever such losses or liabilities arise, exist or occur, other than the excluded liabilities discussed below.

  Excluded Liabilities

        At the closing of the Asset Sale, we will retain, and Purchaser will not assume or have any responsibility for, the following liabilities:

  •
  all liabilities of EMCORE or any of its affiliates to the extent relating to or arising out of the Other Businesses or the excluded assets or otherwise not primarily related to the Photovoltaics Business, the acquired assets or the assumed liabilities;

  •
  all liabilities in respect of the unpaid gross salaries and wages and EMCORE's 401(k) plan matching obligations with respect to such unpaid gross salaries and wages (whether accrued on or following the closing date of the Asset Sale) incurred in the ordinary course of business and amounts in respect of EMCORE's employee stock purchase plan that will be refunded to transferred employees in accordance with the terms of EMCORE's employee stock purchase plan, in each case, that are accrued as of the closing of the Asset Sale in respect of transferred employees and paid by EMCORE immediately prior to, at or following the closing of the Asset Sale (such amounts, the "Transferred Employee Accrual");

  •
  all liabilities relating to EMCORE's employee benefit plans, except as otherwise provided in the Asset Purchase Agreement;

  •
  all liabilities relating to Photovoltaics Business employees who are not transferred employees;

  •
  all pre-closing tax liabilities of EMCORE and its affiliates;

  •
  all indebtedness for borrowed money of EMCORE or any of its affiliates under any note, bond, credit agreement or similar instrument with any financial institution, including, without limitation, under the Credit and Security Agreement, dated November 11, 2010, as amended, by and between EMCORE and Wells Fargo Bank, National Association ("Wells Fargo");

  •
  all intercompany payables and loans between EMCORE and any of its affiliates, or between any affiliate of EMCORE and any other affiliate of EMCORE;

  •
  any liabilities or obligations of EMCORE under the Asset Purchase Agreement or the agreements attached as exhibits thereto; and

  •
  certain additional excluded liabilities as set forth in the Asset Purchase Agreement.

Consideration to be Received by EMCORE

        The consideration for the Asset Sale will be $150 million in cash (subject to adjustment for fluctuations from a target net working capital and reimbursement to EMCORE of the Transferred Employee Accrual) and the assumption by Purchaser of the assumed liabilities of EMCORE.

Indemnification by Purchaser

        From and after the closing of the Asset Sale, Purchaser will indemnify, hold harmless and reimburse EMCORE and its affiliates, officers, directors, agents, successors and assigns from and against and in respect of any and all losses, damages, costs, expenses (including any reasonable and documented attorneys' fees), fines, penalties, disbursements and amounts paid in settlement, collectively referred to herein as "losses," which any such indemnified party may actually suffer or incur to the extent arising out of or related to:

  •
  the failure of certain of the representations or warranties of Purchaser to be true and correct as of the date of the Asset Purchase Agreement or as of the closing date of the Asset Sale (or as of the date made, where such representation or warranty by its terms is made as of a specified date);

  •
  any breach by Purchaser of, or failure by Purchaser to perform, any of its covenants or other agreements set forth in the Asset Purchase Agreement;

  •
  the assumed liabilities; and

  •
  any other obligations or liabilities undertaken or assumed by Purchaser pursuant to the Asset Purchase Agreement.

Indemnification by EMCORE

        From and after the closing of the Asset Sale, EMCORE will indemnify, hold harmless and reimburse Purchaser and its affiliates, officers, directors, agents, successors and assigns, collectively referred to in this Proxy Statement as the "Purchaser indemnified parties," from and against and in respect of any and all losses which any such indemnified party may actually suffer or incur to the extent arising out of or related to:

  •
  (i) the failure of the representations or warranties of EMCORE concerning (a) organization, authority and qualification, (b) tax matters, (c) title to the acquired assets and (d) brokers (such representations and warranties collectively referred to in this Proxy Statement as the "Fundamental Representations") to be true and correct as of the date of the Asset Purchase Agreement or as of the closing date of the Asset Sale (or as of the date made, where such representation or warranty by its terms is made as of a specified date);

  •
  (ii) any breach by EMCORE of, or failure by EMCORE to perform, any of its covenants or other agreements set forth in the Asset Purchase Agreement; and

  •
  (iii) the excluded liabilities.

        EMCORE's maximum aggregate liability for claims made pursuant to (i) and (ii) above in this section is limited to the purchase price under the Asset Purchase Agreement. Except for fraud and intentional misrepresentation, (a) indemnification pursuant to the Asset Purchase Agreement is the sole and exclusive remedy of Purchaser for any indemnifiable losses and (b) indemnification pursuant to the representations and warranties insurance policy purchased by and issued to Purchaser in respect of the Asset Purchase Agreement is the sole and exclusive remedy of Purchaser for any and all losses sustained or incurred by any Purchaser indemnified party by reason of, resulting from or arising out of any breach or inaccuracy in any of EMCORE's representations or warranties in the Asset Purchase Agreement (other than the Fundamental Representations).

Representations and Warranties

        The Asset Purchase Agreement contains certain representations and warranties made by EMCORE regarding, among other things:

  •
  our corporate organization and power, qualification and good standing;

  •
  the authorization, execution, delivery and enforceability of the Asset Purchase Agreement;

  •
  the due authorization and valid issuance of the outstanding equity securities of the purchased subsidiaries;

  •
  the absence of conflicts with or defaults under our organizational documents, other contracts and applicable law;

  •
  governmental authorization, consent and approval;

  •
  the financial statements of the Photovoltaics Business and their compliance with U.S. generally accepted accounting principles, as applicable;

  •
  the absence of certain undisclosed liabilities, off-balance sheet arrangements, financial support arrangements or complaints, allegations, assertions or claims of improper, illegal or fraudulent accounting or auditing practices pertaining to the Photovoltaics Business;

  •
  the absence of litigation and regulatory action;

  •
  title to the acquired assets, which, taken together with the services, assets and rights to be provided under the Asset Purchase Agreement and the agreements attached as exhibits thereto, constitute and as of the closing date of the Asset Sale will constitute all assets necessary to operate the Photovoltaics Business after the closing of the Asset Sale as it is currently conducted by EMCORE and its affiliates;

  •
  compliance with any applicable laws;

  •
  real property, including owned and leased property;

  •
  our material contracts relating to the Photovoltaics Business, including materiality requirements and thresholds related thereto;

  •
  governmental contracts and bids relating to the Photovoltaics Business;

  •
  environmental matters;

  •
  insurance policies;

  •
  labor and employee benefits matters;

  •
  tax compliance and related matters, with respect to the Photovoltaics Business, the acquired assets and the purchased subsidiaries;

  •
  intellectual property;

  •
  the absence of certain material adverse changes or events affecting the Photovoltaics Business since June 30, 2014;

  •
  related party transactions;

  •
  the ten largest customers and suppliers of the Photovoltaics Business;

  •
  compliance with export controls and customs laws and regulations;

  •
  compliance with applicable anti-bribery and anti-corruption laws;

  •
  the receipt of Raymond James's opinion as to the fairness of the purchase price under the Asset Purchase Agreement;

  •
  the inapplicability of any anti-takeover laws applicable to the Asset Sale;

  •
  broker, finder or investment banker fees and expenses;

  •
  solvency of EMCORE and its subsidiaries; and

  •
  the disclaimer of any other representations or warranties, express or implied.

        In addition, Purchaser made certain representations and warranties to us regarding, among other things:

  •
  corporate organization and power, qualification and good standing of Purchaser;

  •
  the authorization, execution, delivery and enforceability of the Asset Purchase Agreement;

  •
  the absence of conflicts with or defaults under Purchaser's organizational documents, other contracts and applicable law;

  •
  governmental authorization, consent and approval;

  •
  the absence of litigation;

  •
  compliance with any applicable laws;

  •
  the absence of any debarment, or proposal therefor, from doing business with a governmental authority;

  •
  the debt and equity commitment letters;

  •
  broker, finder or investment banker fees and expenses;

  •
  independent review and analysis of the Photovoltaics Business and acquired assets and acknowledgment as to the absence of any express or implied representations or warranties other than those made by EMCORE in the Asset Purchase Agreement; and

  •
  the limited guarantee by the Veritas Fund of certain of Purchaser's payment obligations in connection with the Asset Purchase Agreement.

        Many of our representations and warranties contained in the Asset Purchase Agreement are qualified by materiality or possess a Material Adverse Effect standard. For purposes of our representations and warranties in the Asset Purchase Agreement, "Material Adverse Effect" is defined to mean any change, event, occurrence or effect that:

  •
  is materially adverse to the acquired assets or the business, condition (financial or otherwise) or results of operations of the Photovoltaics Business, taken as a whole; or

  •
  would have a material adverse effect on the consummation of the transactions contemplated by the Asset Purchase Agreement;

provided, however, that, solely for the purposes of the first bullet above, none of the following will constitute (either alone or in combination), or be taken into account in determining whether there has been, a Material Adverse Effect:

  •
  any adverse change attributable to the execution of the Asset Purchase Agreement, the disclosure or consummation of the transactions contemplated thereby or the business or activities of the Purchaser or its affiliates, or the identity of Purchaser or its affiliates as purchaser of the Photovoltaics Business, including the loss or departure of Photovoltaics Business employees, or other service providers of the Photovoltaics Business, or the termination, reduction (or potential reduction) or any other adverse development (or potential adverse development) in the Photovoltaics Business's relationship with any of its customers, suppliers, distributors or other business partners, in each case, solely to the extent proximately caused by the announcement or pendency of the Asset Purchase Agreement (provided that this exception will not apply to our representations or warranties regarding the absence of conflicts with or defaults under our organizational documents, certain other contracts and applicable law);

  •
  any change, effect, event, occurrence, state of facts or development (x) in the domestic or international financial, credit, securities or commodities markets, or domestic or international economic, regulatory or political conditions in general or (y) in the industries and markets in which the Photovoltaics Business operates in general;

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  fluctuations in sales and earnings or failure of the Photovoltaics Business to meet internal or published sales, earnings or other financial or non-financial projections and estimates (but not with respect to the causes thereof);

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  acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events;

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  changes in any laws applicable to the Photovoltaics Business or applicable accounting regulations or principles; or

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  any action expressly required to be taken by EMCORE or its subsidiaries pursuant to the Asset Purchase Agreement, or any of the agreements attached as exhibits thereto, or that is consented to in writing by Purchaser;

provided, further, however, that any matter described in the second, fourth and fifth bullets above that disproportionately adversely impacts the Photovoltaics Business, taken as a whole, relative to other similarly situated companies in the industries and geographic locations in which the Photovoltaics Business participates may be considered and taken into account in determining whether there has been a Material Adverse Effect.

Covenants Relating to the Conduct of the Photovoltaics Business

        We have agreed in the Asset Purchase Agreement that we, between signing and closing of the Asset Purchase Agreement, will, and will cause our affiliates, to:

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  carry on the Photovoltaics Business in the ordinary course of business consistent with past practice and in compliance with applicable laws;

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  use commercially reasonable efforts to preserve intact the goodwill of the Photovoltaics Business and the relationships of EMCORE with its customers, vendors, suppliers, employees and others having business relations with the Photovoltaics Business;

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  continue to maintain the books, records and files of EMCORE and its affiliates primarily related to the Photovoltaics Business on a basis consistent with past practice;

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  continue to make all necessary and material filings and payments with governmental authorities in connection with the Photovoltaics Business in a timely manner, and use commercially reasonable efforts to maintain in effect all material permits, licenses and other approvals required for the ongoing operation of the Photovoltaics Business as conducted as of the date of the Asset Purchase Agreement;

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  not, in each case, with respect to the Photovoltaics Business (other than with respect to actions or matters primarily related to the Other Businesses), any acquired asset or any assumed liability:

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  sell, transfer, assign, convey, license, lease or otherwise dispose of or subject to encumbrances (other than permitted encumbrances) any assets constituting any acquired assets, other than the sale of goods and services, inventory or obsolete or excess immaterial equipment, in each case, in the ordinary course of business consistent with past practice;

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  acquire, directly or indirectly, any other entity or a material portion of the assets of any other entity, in each case, if such entity or such assets as of the closing of the Asset Sale would constitute acquired assets, except for the acquisition of assets in the ordinary course of business consistent with past practice;

    •
    (A) increase the compensation or fringe benefits of any present or former officer or employee of the Photovoltaics Business (except for increases in salary or hourly wage rates to an employee of the Photovoltaics Business (other than officers), in the ordinary course of business consistent with past practice or the payment of accrued or earned but unpaid bonuses), (B) grant any severance or termination pay to any present or former officer or employee of the Photovoltaics Business (except in accordance with a preexisting contract or agreement), (C) loan or advance any money or other property to any present or former officer or employee of the Photovoltaics Business (except in accordance with a preexisting contract or agreement), or (D) establish, adopt, enter into, amend or terminate any employee benefit plan applicable to a current Photovoltaics Business employee or any plan, agreement, program, policy, trust, fund or other arrangement that would be an employee benefit plan applicable to a current Photovoltaics Business employee if it were in existence as of the date of the Asset Purchase Agreement;

    •
    (A) amend or modify any material contract, other than amendments or modifications not adverse in any material respect to the Photovoltaics Business or Purchaser's interest in the acquired assets or assumed liabilities, taken as a whole; (B) voluntarily terminate any material contract that has not expired in accordance with its terms; or (C) enter into any material contract (or make any bid which, if accepted, would result in a material contract), other than in the ordinary course of business consistent with past practices;

    •
    terminate the coverage of any insurance policy with respect to the Photovoltaics Business, the acquired assets or the assumed liabilities, except (A) where such terminated coverage is replaced by comparable coverage; or (B) in connection with any change of insurance coverage by EMCORE that applies to EMCORE as a whole, or to one of more of the EMCORE's business units, or that otherwise is not directed at the Photovoltaics Business, the acquired assets or the assumed liabilities (provided that such change does not result in a material gap in coverage of the Photovoltaics Business, the acquired assets or the assumed liabilities);

    •
    pay, release, discharge, settle, compromise or satisfy any claim, liability or pending or threatened action relating to the Photovoltaics Business (A) with a value exceeding $150,000; or (B) that would reasonably be expected to adversely affect in any material respect the operation of the Photovoltaics Business after the closing of the Asset Sale;

    •
    revalue any acquired asset or assumed liability (other than any write down or write off of the value of any current asset), except as may be required by U.S. generally accepted accounting principles consistently applied;

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    make any changes to its accounting principles or practices to the extent applicable to the Photovoltaics Business, other than as may be required by U.S. generally accepted accounting principles or law;

    •
    make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to obtain a tax refund, consent to any extension or waiver of the statute of limitations with respect to the Photovoltaics Business, any acquired asset, any purchased subsidiary or any assumed liability;

    •
    enter into any transaction with an affiliate of EMCORE, except in the ordinary course of business consistent with past practice; or

    •
    agree in writing to take any of the foregoing actions; and

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  not permit either of the purchased subsidiaries to (i) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents; (ii) sell, transfer, assign, convey, license, lease or otherwise dispose of or subject to encumbrances (other than permitted encumbrances) any assets of such purchased subsidiary; or (iii) carry on such purchased subsidiary's business in any manner other in the ordinary course of business consistent with past practice and in compliance in all material respects with all applicable laws.

No Solicitation/Change in Board Recommendation

        The Asset Purchase Agreement requires EMCORE and its subsidiaries to, and to direct their representatives to, cease and cause to be terminated any discussions or negotiations regarding any Alternative Transaction Proposal, and requires that EMCORE and its subsidiaries will not, and will use their reasonable best efforts to cause their representatives not to, directly or indirectly:

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  initiate, solicit or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries regarding, or the making of any proposal or offer (including any proposal or offer to EMCORE's shareholders) that constitutes, or could reasonably be expected to result in, an Alternative Transaction Proposal;

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  engage in, continue or otherwise participate in any discussions or negotiations regarding an Alternative Transaction Proposal;

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  agree to, approve, endorse, recommend or consummate an Alternative Transaction Proposal;

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  enter into any letter of intent, term sheet, merger, acquisition or other agreement or arrangement with respect to, or which may reasonably be expected to lead to or otherwise further, any Alternative Transaction Proposal (other than an Acceptable Confidentiality Agreement (as defined below) permitted under the no solicitation/change in Board recommendation provisions of the Asset Purchase Agreement) (each, a "Seller Acquisition Agreement");

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  take any action to approve a third party becoming an "interested stockholder," or to approve any transaction with an "interested stockholder," for purposes of Section 14A:10A-1 et seq. of the New Jersey Shareholders' Protection Act or EMCORE's Restated Certificate of Incorporation, as amended; or

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  resolve, propose or agree, or authorize or permit any of their representatives, to do any of the foregoing.

        At any time prior to obtaining the requisite approval of EMCORE's shareholders, EMCORE may, in response to an unsolicited, written bona fide Alternative Transaction Proposal by a third party received after the date of the Asset Purchase Agreement (that did not result from EMCORE's breach of the no solicitation/change in Board recommendation provisions of the Asset Purchase Agreement) (i) furnish pursuant to an Acceptable Confidentiality Agreement any information with respect to EMCORE and its subsidiaries to such third party making such Alternative Transaction Proposal, provided that any such information must be provided to Purchaser simultaneously with or promptly following its provision to such third party to the extent reasonably practicable and not previously made available to Purchaser, and (ii) participate in discussions and negotiations with such Person regarding an Alternative Transaction Proposal if:

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  EMCORE's board of directors (or a committee thereof), after receiving the advice of outside legal counsel and an independent financial advisor of nationally recognized reputation, determines that such Alternative Transaction Proposal constitutes or would reasonably be expected to result in a Superior Proposal;

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  EMCORE's board of directors (or a committee thereof), after receiving advice from outside legal counsel, determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to EMCORE and its shareholders under applicable law; and

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  EMCORE enters into a confidentiality agreement with such third party that contains confidentiality and standstill provisions that are no less favorable in the aggregate to EMCORE than those contained in the confidentiality agreement with Purchaser and, substantially simultaneously with the execution of such confidentiality agreement, EMCORE delivers a copy of such confidentiality agreement to Purchaser (each such confidentiality agreement, an "Acceptable Confidentiality Agreement").

        EMCORE must notify Purchaser promptly (and in any event within one business day) after receipt of any Alternative Transaction Proposal or any inquiries relating to an Alternative Transaction Proposal or any request for information from, or any negotiations sought to be initiated or continued with, either EMCORE or its representatives concerning an Alternative Transaction Proposal, including (i) a copy of any written Alternative Transaction Proposal and any other documents provided or (ii) in respect of the Alternative Transaction Proposal, inquiry or request not made in writing, a written summary of the material terms of such Alternative Transaction Proposal, inquiry or request, including the identity of the person or persons making the Alternative Transaction Proposal, inquiry or request. EMCORE must keep Purchaser reasonably informed on a prompt basis (and in any event within one business day) of the status or developments regarding any Alternative Transaction Proposal, inquiry or request, including any discussions with respect to or amendments or proposed amendments thereto.

        Except as described below, EMCORE's board of directors (or a committee thereof) may not (i) change, qualify, withdraw, modify or fail to make, or propose to change, qualify, withdraw or modify (publicly or otherwise), the Board's recommendation of the Asset Purchase Agreement and the Asset Sale in a manner adverse to Purchaser, (ii) make any public statement or take any public action inconsistent with such recommendation, (iii) approve or recommend, or publicly propose to approve or recommend to EMCORE's shareholders any Alternative Transaction Proposal or (iv) take formal action or make any recommendation or public statement in connection with a tender offer or exchange offer not conditioned on the sale of the Photovoltaics Business pursuant to the Asset Purchase Agreement other than (1) a recommendation, in a Solicitation/Recommendation Statement on Schedule 14D-9, against such offer within ten business days after the commencement of such offer and at least two business days prior to the Special Meeting or (2) a "stop, look and listen" communication pursuant to Rule 14d-9(f) of the Exchange Act (any of the foregoing actions, a "Seller Adverse Recommendation Change"), except that any public statement other than a "stop, look and listen" statement of the type contemplated by Rule 14d-9(f) under the Exchange Act or a recommendation against acceptance of such tender or exchange offer will be deemed to be a Seller Adverse Recommendation Change or (v) authorize EMCORE or any of its subsidiaries to enter into any Seller Acquisition Agreement.

        Notwithstanding the foregoing, but subject to the provisions set forth in the following paragraph, at any time prior to obtaining the approval of EMCORE's shareholders, the Board (or a committee thereof) may make a Seller Adverse Recommendation Change (i) if the Board receives an unsolicited, written bona fide Alternative Transaction Proposal by a third party (that did not result from EMCORE's breach of the no solicitation/change in Board recommendation provisions of the Asset Purchase Agreement and that has not been withdrawn) that the Board (or a committee thereof), after receiving the advice of outside legal counsel, determines in good faith (A) after also receiving the advice of independent financial advisors of nationally recognized reputation, constitutes a Superior Proposal and (B) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, except that EMCORE may not enter into a Seller Acquisition Agreement unless the Asset Purchase Agreement is terminated by EMCORE in accordance with the terms of the Asset Purchase Agreement and the $5,330,000 termination fee has been paid to Purchaser or (ii) if an

Intervening Event (as defined below) has occurred, if the Board (or a committee thereof), after receiving the advice of outside legal counsel, determines in good faith that, in light of such Intervening Event, the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

        The Board may not effect a Seller Adverse Recommendation Change, terminate the Asset Purchase Agreement in connection with a Superior Proposal or enter into a Seller Acquisition Agreement unless (i) EMCORE has complied in all material respects with the no solicitation/change in Board recommendation provisions of the Asset Purchase Agreement, (ii) EMCORE has provided written notice to Purchaser that EMCORE intends to take such action and describing the material terms and conditions of (and attaching a complete copy of) the Superior Proposal or the event constituting the Intervening Event that is the basis of such action, (iii) has provided Purchaser with four business days to make a revised proposal and (iv) has subsequently determined in good faith, after consultation with its financial and legal advisors, that the Superior Proposal giving rise to the notice continues to constitute a Superior Proposal, taking into account any changes to the terms of any revised proposal, or if such action is in response to an Intervening Event, that failure to make a Seller Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable law. Any substantive amendment to the terms of any such Superior Proposal requires EMCORE to provide a new written notice to Purchaser of such amendment and comply with the foregoing requires (except that EMCORE must provide Purchaser with three business days to make a revised proposal).

        Nothing in the Asset Purchase Agreement prohibits the Board (or a committee thereof) from taking and disclosing to EMCORE's shareholders a position on any tender or exchange offer, if the Board (or a committee thereof) determines, after consultation with outside legal counsel, that failure to so disclose such position would constitute a violation of applicable law, except that EMCORE's board of directors (or a committee thereof) may not recommend that EMCORE's shareholders tender their shares in connection with any tender or exchange offer (or otherwise approve or recommend any Alternative Transaction Proposal) or effect a Seller Adverse Recommendation Change, unless in each case the applicable requirements set forth in the preceding paragraph have been satisfied. Additionally, a factually accurate public statement by EMCORE that describes EMCORE's receipt of an Alternative Transaction Proposal and the operation of the Asset Purchase Agreement with respect thereto, or any "stop, look and listen" communication or any similar communication to EMCORE's shareholders, will not, in and of itself, constitute a Seller Adverse Recommendation Change or an approval or recommendation with respect to any Alternative Transaction Proposal.

        An "Alternative Transaction Proposal" means any bona fide proposal or offer from any person or group (other than Purchaser and its affiliates) relating to, in a single transaction or series of related transactions, any (i) acquisition of 20% or more of the acquired assets or acquired assets to which 20% or more of EMCORE's revenues or earnings associated with the Photovoltaics Business are attributable, (ii) acquisition of 20% or more of any class of common stock or other equity securities of EMCORE, (iii) tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning 20% or more of any class of common stock or other equity securities of EMCORE, or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving EMCORE.

        A "Superior Proposal" means any unsolicited, written bona fide Alternative Transaction Proposal on terms which the Board determines in good faith, after having received the advice of its outside legal counsel and independent financial advisors of nationally recognized reputation, to be more favorable, from a financial point of view, to the holders of EMCORE's common stock than the sale of the acquired assets pursuant to the Asset Purchase Agreement, taking into account all of the terms and conditions of such proposal (including all legal and regulatory aspects of such proposal, including the likelihood and timing of consummation thereof) and the Asset Purchase Agreement (including any revised proposal), except that for purposes of the definition of "Superior Proposal," the references to "20%" in the definition of Alternative Transaction Proposal will be deemed to be references to "50%."

        An "Intervening Event" means any event, change, effect, development, condition or occurrence that (a) does not relate to an Alternative Transaction Proposal or Purchaser or any of its affiliates, and (b) is not known and was not reasonably foreseeable to the Board as of the date of the Asset Purchase Agreement.

        Subject to EMCORE's compliance in all material respects with the other no solicitation/change in Board recommendation provisions of the Asset Purchase Agreement, upon receipt by EMCORE of an Alternative Transaction Proposal from a third party, EMCORE and its representatives may contact such third party solely in order to clarify and understand the terms and conditions of such Alternative Transaction Proposal to determine whether such Alternative Transaction Proposal constitutes or would reasonably be expected to result in a Superior Proposal.

        The no solicitation/change in Board recommendation provisions of the Asset Purchase Agreement do not apply to (i) the sale or disposition by means of asset sale (including a sale of equity securities of any subsidiary of EMCORE) of any part, or all, of the Other Businesses so long as such transaction does not constitute an acquisition of 20% or more of the acquired assets of the Photovoltaics Business or the acquired assets to which 20% or more of EMCORE's revenues or earnings associated with the Photovoltaics Business are attributable or (ii) any transaction conditioned on the consummation of the Asset Sale, including any investment in or tender offer for EMCORE's common stock or other equity securities or any merger, consolidation or other business combination involving EMCORE or any of its subsidiaries or any sale of all or substantially all of the assets of EMCORE and its subsidiaries.

Shareholders Meeting

        EMCORE has agreed to establish a record date for, duly call, give notice of, convene and hold the Special Meeting as promptly as practicable following the execution of the Asset Purchase Agreement to vote on a proposal to authorize the Asset Sale. Subject to the no solicitation/change in Board recommendation provisions of the Asset Purchase Agreement, we have agreed to include a recommendation of the Board that our shareholders approve the Asset Purchase Agreement and the Asset Sale.

        Even if the Board has withdrawn or modified its approval or recommendation of the Asset Purchase Agreement or the Asset Sale, we have agreed to submit the approval of the Asset Sale pursuant to the Asset Purchase Agreement and the transactions contemplated thereby to our shareholders at the Special Meeting whether or not there is a disclosure or communication (publicly or otherwise) to us of any Alternative Transaction Proposal. If a Seller Adverse Recommendation Change occurs and thereafter the Board recommends the Asset Purchase Agreement and Asset Sale, we are prohibited from holding (or are required to adjourn) the Special Meeting until not less than ten days after the date of such reinstated recommendation.

Filings, Consents and Regulatory Approvals

        EMCORE and Purchaser will each use its reasonable best efforts to obtain promptly all governmental consents necessary for the consummation of the Asset Sale, including consents required under the HSR Act or any other antitrust law and, if any objections are asserted with respect to the Asset Sale under the HSR Act or any other antitrust law, EMCORE and Purchaser will each use its reasonable best efforts to promptly resolve any such objection; provided, that, except as otherwise mutually agreed between the parties, Purchaser and its affiliates will not be obligated or otherwise be required to, and EMCORE will not, and will not permit its subsidiaries to, sell, divest, dispose of, license, hold separate, or take or commit to take any action that limits in any respect its freedom of action after the closing of the Asset Sale with respect to any businesses, products, rights, services, licenses or assets of Purchaser, EMCORE or any of their respective affiliates.

        EMCORE has agreed to assist in any transfer or reissuance of permits required to operate the Photovoltaics Business held by EMCORE or the procurement of any other such permits when so requested by Purchaser and use its commercially reasonable efforts to ensure that all such permits are available to Purchaser without a disruption to the Photovoltaics Business, including, without limitation, all export and import licenses that are required for the ongoing operation of the Photovoltaics Business. EMCORE's commercially reasonable efforts will include providing copies of all such permits to Purchaser, providing Purchaser with all information it requires about unshipped balances and other terms and conditions of and compliance with such permits, and engaging with governmental authorities with or as required by Purchaser to secure the transfer or reissuance of such permits to Purchaser.

        For purposes of the Asset Purchase Agreement, "reasonable best efforts," "commercially reasonable efforts" or any substantially similar undertakings will not (i) require EMCORE to pay any fees for obtaining any consents other than as specifically set forth in the Asset Purchase Agreement or (ii) require Purchaser to (A) pay more for the debt financing or the mezzanine financing than the terms set forth in the debt commitment letter or the mezzanine commitment letter, as applicable, and any fee letter entered into by Purchaser in connection therewith, (B) seek more equity capital than is committed in the equity commitment letter or (C) waive any condition or agree to any changes to the debt commitment letter, mezzanine commitment letter or equity commitment letter.

Non-Compete

        EMCORE has agreed that for a period of three years following the closing date of the Asset Sale, EMCORE and its affiliates will not compete, directly or indirectly, with the Photovoltaic Business as conducted as of the closing date of the Asset Sale, provided that it will not be a violation for EMCORE to (i) invest in or own any non-voting or non-convertible debt securities or other debt obligations of any person, (ii) make any equity investments in publicly-traded companies that may compete with the Photovoltaic Business (provided that such investments are passive in nature and do not exceed 5% of the outstanding voting power of such public companies) or (iii) own any interests in any person through any employee benefit plan. EMCORE will not be in breach of the non-compete provisions of the Asset Purchase Agreement solely as a result of EMCORE continuing to engage in its Other Businesses as conducted as of the closing date of the Asset Sale.

Financing

        The Asset Purchase Agreement requires Purchaser to use its commercially reasonable efforts to obtain the debt and equity financing contemplated by the debt and equity commitment letters described herein under "Proposal No. 1: The Asset Sale—Financing" and any fee letters or ancillary agreements related thereto (such commitment letters and any related fee letters or ancillary agreements are collectively referred to herein as the "Financing Commitments"), on the terms and conditions described in such Financing Commitments, including using commercially reasonable efforts to maintain in effect the Financing Commitments, entering into definitive agreements with respect to the debt and equity financing contemplated by the Financing Commitments, satisfying the conditions set forth in the Financing Commitments and/or definitive agreements related thereto, complying in all material respects with the obligations pursuant to the Financing Commitments, and consummating the debt and equity financing at or prior to the closing of the Asset Sale upon satisfaction of the conditions set forth in the Financing Commitments and the Asset Purchase Agreement. The Asset Purchase Agreement provides that under no circumstances will Purchaser or any of its affiliates be required to commence or sustain a legal proceeding against any of the debt financing sources in connection with the Asset Purchase Agreement or the other transactions contemplated therein or the Debt Commitment (as defined below)

or any of the mezzanine financing sources in connection with the Asset Purchase Agreement or the other transactions contemplated therein or by the Mezzanine Commitment (as defined below).

        In the event any portion of the debt financing contemplated in the debt commitment letter and any fee letters or ancillary agreements related thereto (collectively, the "Debt Commitment") or any portion of the mezzanine financing contemplated in the mezzanine commitment letter and any fee letters or ancillary agreements related thereto (collectively, the "Mezzanine Commitment") becomes unavailable on the terms and conditions contemplated in the Debt Commitment or the Mezzanine Commitment, as applicable, Purchaser will, as promptly as practicable, use its commercially reasonable efforts to arrange to obtain alternative debt financing (the "Alternative Financing") from alternative sources in an amount sufficient to consummate the transactions contemplated by the Asset Purchase Agreement and on terms and conditions no less favorable, in the aggregate, to Purchaser than those in the Debt Commitment or the Mezzanine Commitment, as applicable.

        Under the Asset Purchase Agreement and subject to certain exceptions, Purchaser is not allowed to permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Financing Commitments without the prior written consent of EMCORE if such amendment, modification or waiver would or would reasonable be expected to (i) reduce the aggregate amount of the debt financing or the mezzanine financing, as applicable, unless the equity financing is increased by an equivalent amount or Purchaser obtains commitments for Alternative Financing for such increase, (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the debt and equity financing in a manner that would reasonably be expected to delay or prevent in any material respect the ability of Purchaser to consummate the transactions contemplated by the Asset Purchase Agreement, or (iii) adversely impact the ability of Purchaser to enforce its rights against the other parties to the Financing Commitments. However, assignments consummated pursuant to the terms of the Financing Commitments are permitted.

Financing Cooperation

        EMCORE has agreed to use commercially reasonable efforts, and to cause its subsidiaries and its and their representatives to use commercially reasonable efforts, to provide Purchaser with all cooperation reasonably requested by Purchaser to assist it in causing the conditions in the debt commitment letter and the mezzanine commitment letter to be satisfied or as is otherwise necessary or reasonably requested by Purchaser in connection with the debt financing and the mezzanine financing, including:

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  participation by officers in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies and prospective lenders or investors and obtaining assistance from its accountants;

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  assisting Purchaser, the debt financing sources and the mezzanine financing sources with the timely preparation of customary rating agency presentations, marketing materials and information memoranda as may be required in connection with the debt and equity financing;

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  facilitating the pledging and mortgaging of collateral as may be reasonably requested by Purchaser, the debt financing sources and the mezzanine financing sources, and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the debt financing provided that no obligation of EMCORE or any of its subsidiaries under any agreement, document or pledge related to the debt financing will be operative until the closing of the Asset Sale;

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  furnishing Purchaser, the debt financing sources and the mezzanine financing sources, as promptly as practicable, with financial and other pertinent information relating to EMCORE and its subsidiaries in respect of the Photovoltaic Business as may be reasonably requested by Purchaser;

  •
  cooperating with Purchaser to obtain customary and reasonable corporate and facilities ratings, consents, approvals, authorizations, non-invasive environmental assessments, landlord consents, legal opinions, surveys and title insurance as reasonably requested by Purchaser;

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  assisting in negotiation of definitive documents as may be reasonably requested by Purchaser;

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  reasonably facilitating the pledging or the reaffirmation of the pledge of collateral on or prior to the closing date of the Asset Sale, as well as cooperating to permit prospective lenders involved in the debt and equity financing to evaluate and assess the assets of EMCORE and its subsidiaries for purposes of establishing collateral arrangements;

  •
  delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the closing of the Asset Sale, and giving any other necessary notices, to allow for the payoff, discharge and termination in full at the closing of the Asset Sale of all indebtedness; and

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  promptly (and in any event within five business days prior to the closing date of the Asset Sale), furnishing Purchaser, the debt financing sources and the mezzanine financing sources with all documentation and other information that is required by regulatory authorities pursuant to applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act.

        Purchaser will, promptly upon request by EMCORE, reimburse EMCORE (or pay in advance) for any reasonable and documented out-of-pocket costs and expenses incurred by EMCORE in connection with such cooperation.

Tax Clearance

        EMCORE and Purchaser have acknowledged that the transactions contemplated by the Asset Purchase Agreement may be considered a bulk sale by EMCORE under New Jersey law and, therefore, Purchaser will file with the Director of the Division of Taxation in the Department of the Treasury of the State of New Jersey (the "NJ Division") at least ten business days prior to closing of the Asset Sale, a Notification of Sale, Transfer, or Assignment in Bulk (Form C-9600) and an executed copy of the Asset Purchase Agreement as required by law and as necessary to obtain a letter of clearance from the NJ Division. EMCORE has agreed to cooperate in good faith with Purchaser with filing the above documents and obtaining a letter of clearance from the NJ Division.

        Furthermore, Purchaser and EMCORE have agreed that Purchaser will pay into escrow that portion of the preliminary purchase price under the Asset Purchase Agreement equal to the amount which is required by the NJ Division, which amount (together with interest accrued thereon, if any, the "NJ Division Escrow") will be held in escrow by EMCORE's New Jersey counsel, Connell Foley LLP (the "Escrow Agent"), in its attorney trust account pursuant to a customary escrow agreement to be entered into by Purchaser, EMCORE and the Escrow Agent at or prior to closing of the Asset Sale. The Escrow Agent will hold the NJ Division Escrow in accordance with the Asset Purchase Agreement. Purchaser and EMCORE have agreed to be bound by the escrow requirements imposed by the NJ Division, including any adjustment of the NJ Division Escrow. Upon Purchaser's receipt of a letter from the NJ Division (a "Demand Letter") demanding payment to the NJ Division of all or a portion of the NJ Division Escrow, Purchaser will promptly direct the Escrow Agent to disburse to the NJ Division that portion of the NJ Division Escrow demanded in the Demand Letter, and Purchaser will simultaneously deliver to EMCORE a copy of any such notice to the Escrow Agent, together with a copy of the Demand Letter.

        EMCORE has agreed to pay in a timely manner any and all amounts of its outstanding tax obligations owed to the NJ Division, provided that EMCORE reserves the right to dispute any such amounts claimed to be owed to the NJ Division in accordance with applicable law.

Subsequent Transaction

        If at any time during the three years following the closing of the Asset Sale, all or substantially all of the remaining assets of EMCORE are sold, transferred or otherwise disposed of (a "Subsequent Transaction"), EMCORE will be required to deposit $15,000,000 in immediately available funds into an escrow account pursuant to an escrow agreement (which escrow will expire on the third anniversary of the closing date of the Asset Sale) prior to or concurrently with such Subsequent Transaction. If EMCORE has delivered to Purchaser at least fifteen business days prior to the consummation of such Subsequent Transaction evidence reasonably acceptable to Purchaser that such subsequent transferee has a net worth, after giving effect to such Subsequent Transaction, equal to or in excess of EMCORE's net worth immediately prior to the consummation of such Subsequent Transaction, but in no event less than $50 million, then such subsequent transferee may assume all of EMCORE's obligations under the Asset Purchase Agreement pursuant to an assumption agreement among such subsequent transferee, EMCORE and Purchaser in lieu of EMCORE's obligation to deposit any amounts into an escrow account. However, so long as EMCORE maintains a net worth equal to or in excess of $50 million, neither EMCORE nor any subsequent transferee will have any obligations described in this paragraph.

Employee Matters

        Purchaser has agreed to make offers of employment to all of the employees of EMCORE that primarily perform services for, or with respect to, the Photovoltaics Business as of the closing date of the Asset Sale and are listed on a schedule to the Asset Purchase Agreement and, for a period of one year following the closing of the Asset Sale, Purchaser will cause (i) each transferred employee who remains in the employment of Purchaser or any of its affiliates to receive base salary or wage rates, incentive compensation opportunity (excluding any equity-based compensation), and other cash compensation that, in the aggregate, are substantially similar to those in effect for such transferred employee, immediately prior to the closing of the Asset Sale and (ii) the transferred employees who remain in the employment of Purchaser to receive employee benefits (excluding deferred compensation, severance benefits and supplemental executive retirement plans) that, in the aggregate, are substantially similar to those in effect for such transferred employees, in the aggregate, immediately prior to the closing of the Asset Sale. Purchaser will recognize the prior service and seniority of each transferred employee as if such service had been performed with, and such seniority has been earned with, Purchaser for purposes of eligibility, vesting, service related level of benefits and benefit accrual under the employee benefit plans and policies (if any) provided by Purchaser to the transferred employees following the closing of the Asset Sale, to the same extent such service and seniority is recognized by EMCORE immediately prior to the closing of the Asset Sale. Paid time off accrued by transferred employees will carry over and be credited to such employees in connection with their employment with Purchaser.

        EMCORE may not, without the prior written consent of Purchaser, for a period of one year following the closing of the Asset Sale, solicit to employ any transferred employee of the Photovoltaics Business other than those employees (i) whose employment with Purchaser or any of its affiliates is terminated at any time after the six-month anniversary of such termination or (ii) who respond to a general advertisement not targeted at employees of Purchaser without any solicitation in violation of this provision. Purchaser may not, for a period of one year following the closing of the Asset Sale, solicit to employ (i) any person who was employed by EMCORE in the Photovoltaics Business but who is not a transferred employee and who is employed by EMCORE, (ii) any person who is employed by

EMCORE in EMCORE's other businesses or (iii) any other employee of EMCORE with whom Purchaser came into contact in connection with the negotiation of the Asset Purchase Agreement; provided that Purchaser may (A) solicit and hire such person whose employment or other relationship with EMCORE is terminated by EMCORE at any time after the six-month anniversary of such termination or (B) hire such person who responds to a general advertisement not targeted at employees of EMCORE without any solicitation in violation of this provision.

Conditions to the Asset Sale

        EMCORE and Purchaser will not be obligated to complete the Asset Sale unless a number of conditions are satisfied or waived. These joint closing conditions include:

  •
  the approval of EMCORE's shareholders of the Asset Purchase Agreement and the transactions contemplated thereby (the "Seller Shareholder Approval") will have been obtained;

  •
  the applicable waiting period under the HSR Act relating to the transactions will have expired or been terminated and all other material regulatory and government approvals required in connection with the transactions will have been obtained and all related notice periods and waiting periods will have expired or terminated, and all material conditions contained in any such approval will have been satisfied;

  •
  no governmental authority in the United States will have enacted, issued, enforced or entered any law or governmental order (whether temporary, preliminary or permanent) that has the effect of making the Asset Sale illegal or otherwise prohibiting the consummation of the Asset Sale; and

  •
  either (i) EMCORE will have received (a) a consent from Wells Fargo pursuant to the Credit and Security Agreement (the "Credit and Security Agreement"), dated November 11, 2010, as amended, by and between EMCORE and Wells Fargo permitting EMCORE to consummate the Asset Sale and authorizing the release of all of Wells Fargo's encumbrances on the acquired assets upon the closing of the Asset Sale or (b) an amendment to the Credit and Security Agreement permitting EMCORE to consummate the Asset Sale and authorizing the release of all of Wells Fargo's encumbrances on the acquired assets upon the closing of the Asset Sale or (ii) EMCORE will have delivered to Purchaser a payoff letter in respect of such indebtedness and wire instructions for Purchaser to pay a portion of the purchase price to Wells Fargo (on behalf of EMCORE) to pay off any such amounts outstanding under the Credit and Security Agreement.

        In addition, the obligation of EMCORE to effect the Asset Sale is subject to the satisfaction or waiver of additional closing conditions, including:

  •
  (i) each of the representations and warranties of Purchaser pertaining to (a) organization and authority and (b) brokers will be true and correct in all respects as of the date of this Agreement and at and as of the closing of the Asset Sale with the same force and effect as if made at and as of the closing of the Asset Sale (other than such representations and warranties as are made as of another date, which will be true and correct as of such date) and (ii) all other representations and warranties of Purchaser contained in the Asset Purchase Agreement will be true and correct as of the date of the Asset Purchase Agreement and at and as of the closing of the Asset Sale with the same force and effect as if made at and as of the closing of the Asset Sale (other than such representations and warranties as are made as of another date, which will be true and correct as of such date), except, in the case of this clause (ii), in either case where any failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to "materiality" or "material adverse effect" set forth therein) would not have, individually or in the aggregate, a material adverse effect on the ability of

    Purchaser to perform its obligations under the Asset Purchase Agreement or prevent or materially delay the consummation of the Asset Sale in accordance with the terms thereof;

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  each of the covenants and agreements contained in the Asset Purchase Agreement to be complied with by Purchaser on or before the closing of the Asset Sale will have been complied with in all material respects;

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  EMCORE will have received a certificate, dated as of the closing date of the Asset Sale, signed on behalf of Purchaser by an officer of Purchaser to the effect that, to such officer's knowledge, the conditions set forth in the two preceding bullets above have been satisfied by Purchaser, as applicable; and

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  EMCORE must have received all of the items required to be delivered to it by Purchaser at the closing of the Asset Sale pursuant to the Asset Purchase Agreement.

        In addition, the obligation of Purchaser to effect the Asset Sale is subject to the satisfaction or waiver of additional closing conditions, including:

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  (i) each of the representations and warranties of EMCORE pertaining to (i) organization, authority and qualification, (ii) title, (iii) anti-takeover laws and (iv) brokers will be true and correct in all respects (other than, in the case of title, for such failures to be true and correct as are de minimis in amount and nature) as of the date of the Asset Purchase Agreement and at and as of the closing of the Asset Sale with the same force and effect as if made at and as of the closing of the Asset Sale (other than such representations and warranties as are made as of another date, which will be true and correct as of such date) and (ii) all other representations and warranties of EMCORE contained in the Asset Purchase Agreement will be true and correct as of the date of the Asset Purchase Agreement and at and as of the closing of the Asset Sale with the same force and effect as if made at and as of the closing of the Asset Sale (other than such representations and warranties as are made as of another date, which will be true and correct as of such date), except, in the case of this clause (ii), where any failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, result in a Material Adverse Effect;

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  each of the covenants and agreements contained in the Asset Purchase Agreement to be complied with by EMCORE on or before the closing of the Asset Sale will have been complied with in all material respects;

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  Purchaser will have received a certificate, dated as of the closing date of the Asset Sale, signed on behalf of EMCORE by an officer of EMCORE to the effect that, to such officer's knowledge, the conditions set forth in the two preceding bullets above have been satisfied by EMCORE;

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  since the date of the Asset Purchase Agreement, there will have been no change, event or occurrence that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

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  Purchaser will have received evidence that EMCORE has obtained specified third-party consents;

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  Purchaser must have received all of the items required to be delivered to it by EMCORE at the closing of the Asset Sale pursuant to the Asset Purchase Agreement; and

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  Purchaser will have received a written request from the NJ Division to pay into escrow that portion of the preliminary purchase price of $150 million as provided above under "Tax Clearance."

Termination of the Asset Purchase Agreement

        The Asset Purchase Agreement may be terminated at any time prior to the closing of the Asset Sale as follows:

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  by the mutual written consent of EMCORE and Purchaser;

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  by either EMCORE or Purchaser:

  •
  if the closing of the Asset Sale will not have occurred by January 17, 2015 (the "Outside Date"), except that if, as of January 17, 2015, either (i) all of the conditions set forth above in "Conditions to the Asset Sale" have been satisfied (other than (x) the conditions set forth in the first two bullets of such section and (y) those conditions that by their nature cannot be satisfied other than at the closing of the Asset Sale) or (ii) any court of competent jurisdiction or other governmental authority has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Asset Sale and such order, decree, ruling or other action has not become final and non-appealable, the Outside Date will be March 17, 2015, except that such right to terminate the Asset Purchase Agreement will not be available to any party whose failure to fulfill any obligation under the Asset Purchase Agreement is the proximate cause of, or will have resulted in, the failure of the closing of the Asset Sale to occur on or prior to such date;

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  if any order of any governmental authority in the United States restraining, enjoining or otherwise prohibiting the Asset Sale has become final and non-appealable, except such right to terminate the Asset Purchase Agreement will not be available to any party whose failure to fulfill any obligation under the Asset Purchase Agreement is the proximate cause of, or will have resulted in, the failure of the closing of the Asset Sale to occur on or prior to such date;

  •
  by giving written notice of such termination to the other party, if such other party or one of its affiliates shall have breached any of its material obligations or agreements under the Asset Purchase Agreement and such breach shall be incapable of cure or has not been cured within thirty days following the giving of written notice by the non-breaching party (or, if the Outside Date is fewer than thirty days from provision of such notice, cured by the Outside Date); or

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  if the Seller Shareholder Approval is not obtained at the Special Meeting or at any adjournment or postponement thereof at which the Asset Purchase Agreement has been voted on;

  •
  by EMCORE:

  •
  by giving written notice of such termination to Purchaser, if there has been a breach of the representations and warranties of Purchaser contained in the Asset Purchase Agreement which would result in the failure of the condition described in the first bullet of the conditions to EMCORE's obligations to effect the Asset Sale set forth above in "Conditions to the Asset Sale" and such breach cannot be or is not cured prior to the Outside Date;

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  in order to enter into a definitive agreement providing for the implementation of a transaction that is a Superior Proposal, if EMCORE has complied with the Seller Adverse Recommendation Change provisions of the Asset Purchase Agreement and prior to or concurrently with such termination, EMCORE pays the Seller Termination Fee (as defined below); or

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  if all of the joint conditions and the conditions to Purchaser's obligation to consummate the transactions contemplated by the Asset Purchase Agreement, have been satisfied (other than those conditions that by their nature cannot be satisfied other than at the closing of the Asset Sale) and Purchaser fails to consummate the transactions contemplated by the Asset Purchase Agreement upon the earlier of (i) five business days after the date the closing of the Asset Sale should have occurred pursuant to the Asset Purchase Agreement and (ii) the later of the date the closing should have occurred pursuant to the Asset Purchase Agreement and one business day before the Outside Date, and EMCORE has irrevocably notified Purchaser in writing that EMCORE is ready, willing and able to consummate the transactions contemplated by this Agreement during such period; or

  •
  by Purchaser:

  •
  by giving written notice of such termination to EMCORE, if there has been a breach of the representations and warranties of EMCORE contained in the Asset Purchase Agreement which would result in the failure of the condition described in the first bullet of the conditions to Purchaser's obligations to effect the Asset Sale set forth above in "Conditions to the Asset Sale" and such breach cannot be or is not cured prior to the Outside Date; or

  •
  if, prior to obtaining the Seller Shareholder Approval, EMCORE knowingly and intentionally breaches or fails to perform in any material respect any of its obligations set forth in the no solicitation/change in Board recommendation provisions of the Asset Purchase Agreement or the board of directors of EMCORE or any committee thereof (i) makes a Seller Adverse Recommendation Change, including approving or recommending to the shareholders of EMCORE a Superior Proposal or (ii) fails to recommend against acceptance of a tender or exchange offer for any outstanding shares of capital stock or other ownership interests of EMCORE or its subsidiaries that constitutes an Alternative Transaction Proposal or that is not conditioned on the sale of the Photovoltaic Business pursuant to the Asset Purchase Agreement, including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders.

Purchaser Expenses; Termination Fees

        EMCORE will be required to pay Purchaser up to $2,000,000 of all reasonable out-of-pocket fees and expenses incurred by Purchaser in connection with the Asset Purchase Agreement and the Asset Sale, including the debt, mezzanine and equity financing ("Purchaser Expenses") if:

  •
  the Asset Purchase Agreement is terminated by either party because the Seller Shareholder Approval was not obtained at the Special Meeting; and

  •
  an Alternative Transaction Proposal is publicly disclosed or otherwise communicated in writing to the Board after the date of the Asset Purchase Agreement (without regard to whether EMCORE enters into a definitive agreement with respect to an Alternative Transaction Proposal or an Alternative Transaction Proposal is consummated).

        Additionally, EMCORE will be required to pay Purchaser a termination fee equal to $5,330,000 (the "Seller Termination Fee") if:

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  (i) An Alternative Transaction Proposal is publicly disclosed or otherwise communicated in writing to the Board after the date of the Asset Purchase Agreement, (ii) following such event, the Asset Purchase Agreement is terminated either (x) by EMCORE for failure to obtain Seller Shareholder Approval or (y) by Purchaser for failure to obtain Seller Shareholder Approval or in connection with a material uncured breach of EMCORE's obligations under the Asset Purchase Agreement and (iii) within twelve months following termination, EMCORE enters into a definitive agreement with respect to, or consummates a transaction, regarding, an Alternative

    Transaction Proposal, except that for purposes of clause (iii), the references to "20%" in the definition of Alternative Transaction Proposal will be deemed to be references to "50%";

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  the Asset Purchase Agreement is terminated by EMCORE in order to enter into a definitive agreement with respect to a Superior Proposal; or

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  Purchaser terminates the Asset Purchase Agreement if, prior to obtaining the Seller Shareholder Approval, (a) EMCORE knowingly and intentionally breaches in any material respect any of its obligations under the no solicitation/change in Board recommendation provisions of the Asset Purchase Agreement (See "The Asset Purchase Agreement—No Solicitation") or (b) the Board (or any committee thereof) (i) has made a Seller Adverse Recommendation Change, including approving or recommending to EMCORE's shareholders a Superior Proposal, or (ii) fails to recommend against acceptance of a tender or exchange offer that constitutes an Alternative Transaction Proposal, including by taking no position with respect to the acceptance of such tender offer or exchange offer, within ten business days after commencement.

        Any previous payment of Purchaser Expenses by EMCORE will be credited toward the payment of the Seller Termination Fee.

        In the event the Asset Purchase Agreement is terminated and the Seller Termination Fee is payable and paid to Purchaser, receipt of the Seller Termination Fee will be the sole and exclusive remedy of Purchaser against EMCORE for any loss, damage, liability, claim, obligation or action (whether in law or in equity) based upon, arising out of or relating to the Asset Purchase Agreement (including any breach or alleged breach hereof), the negotiation, execution or performance thereof or the transactions contemplated by the Asset Purchase Agreement.

        Purchaser will pay EMCORE a termination fee equal to $8,000,000 (the "Purchaser Termination Fee") if EMCORE has terminated the Asset Purchase Agreement due to:

  •
  Purchaser's breach of any of its material obligations or agreements under the Asset Purchase Agreement if such breach was not cured within thirty days following notice of such breach (or, if the Outside Date is fewer than thirty days from such notice, cured by the Outside Date); or

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  Purchaser's failure to consummate the Asset Sale upon the earlier of five business days after the date the closing of the Asset Sale should have occurred and the later of the date the closing of the Asset Sale should have occurred and one business day before the Outside Date if all of the joint and Purchaser closing conditions set forth above in "Conditions to the Asset Sale" had been satisfied and EMCORE had irrevocably notified Purchaser in writing that EMCORE was ready, willing and able to consummate the Asset Sale during such period.

        The sole and exclusive remedies of EMCORE for any loss, damage, liability, claim, obligation or action (whether in law or in equity) based upon, arising out of or relating to the Asset Purchase Agreement, the limited guarantee, the debt or equity financing or the Financing Commitments (including any breach or alleged breach thereof), the negotiation, execution or performance thereof or the transactions contemplated thereby are (i) receipt of the Purchaser Termination Fee, (ii) receipt of any monetary amounts due and payable under, and subject to the terms and conditions of, the limited guarantee delivered to EMCORE by the Veritas Fund with respect to certain of Purchaser's payment obligations under the Asset Purchase Agreement and (iii) receipt of whatever remedies EMCORE may have under the confidentiality agreement entered into between EMCORE and Purchaser.

General Expense Provisions

        Whether or not the Asset Sale is completed, each party will be required to pay its own costs and expenses (including legal fees and expenses) incurred by it in connection with the Asset Purchase Agreement and the Asset Sale, except as provided above under "Financing Cooperation" and "Purchaser Expenses; Termination Fees."

Amendment and Waiver

        EMCORE and Purchaser may mutually amend any provision of the Asset Purchase Agreement at any time, provided that certain provisions thereof may not be amended in any manner that adversely impacts or is adverse in any respect to any lender that has committed to provide debt financing or mezzanine financing in connection with the transactions contemplated by the Asset Purchase Agreement without the prior written consent of any such lender, as applicable. No amendment of any provision of the Asset Purchase Agreement will be valid unless it is in writing and signed by each of EMCORE and Purchaser. The failure of any party to enforce any condition or part of the Asset Purchase Agreement at any time will not be construed as a waiver of that condition or part, nor will it forfeit any rights to future enforcement thereof. Any waiver under the Asset Purchase Agreement will be effective only if delivered to the other party in writing by the party making such waiver.

Specific Performance

        EMCORE and Purchaser are each entitled to an injunction to prevent breaches or violations of the Asset Purchase Agreement and to enforce specifically the terms and provisions of the Asset Purchase Agreement, in addition to any other legal or equitable remedy which may be available.

        Notwithstanding the foregoing, the right of EMCORE to seek specific performance, injunctive relief or other equitable remedies in connection with enforcing Purchaser's obligation:

  •
  to cause the equity financing to be funded in order to cause the closing of the Asset Sale will be subject to the requirements that:

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  the sixty-day period beginning on September 17, 2014 (the "Marketing Period") has ended and all of the joint conditions and conditions to Purchaser's obligations to consummate the transactions contemplated by the Asset Purchase Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Asset Sale, but subject to the satisfaction or waiver of those conditions) at the time when the closing would have been required to occur under the Asset Purchase Agreement but for the failure of the equity financing to be funded;

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  the debt financing (or Alternative Financing) and the mezzanine financing (or Alternative Financing) have been funded or would be funded at the closing of the Asset Sale upon delivery of a drawdown notice by Purchaser and/or notice from Purchaser that the equity financing will be funded at such date; and

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  EMCORE has irrevocably confirmed in writing that if the equity, debt and mezzanine financing is funded, then it would take all actions that are within its control to cause the closing of the Asset Sale to occur;

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  to cause Purchaser to consummate the debt financing at the closing of the Asset Sale will be subject to the requirements that:

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  the Marketing Period has ended and all of the joint conditions and conditions to Purchaser's obligations to consummate the transactions contemplated by the Asset Purchase Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Asset Sale, but subject to the satisfaction or waiver of those conditions) at the time when the closing would have been required to occur under the Asset Purchase Agreement but for the failure of the debt financing to be funded;

  •
  the mezzanine financing (or Alternative Financing) and the equity financing have been funded or, solely in the case of the mezzanine financing, would be funded in accordance with the terms thereof at the closing of the Asset Sale upon delivery of a drawdown notice by Purchaser;

    •
    all of the conditions to the consummation of the debt financing provided for by the debt commitment letter have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the time of funding); and

    •
    EMCORE has irrevocably confirmed in writing that if the equity, debt and mezzanine financing is funded, then it would take all actions that are within its control to cause the closing of the Asset Sale to occur; and

  •
  to cause Purchaser to consummate the mezzanine financing at closing of the Asset Sale will be subject to the requirements that:

  •
  the Marketing Period has ended and all of the joint conditions and conditions to Purchaser's obligations to consummate the transactions contemplated by the Asset Purchase Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Asset Sale, but subject to the satisfaction or waiver of those conditions) at the time when the closing would have been required to occur under the Asset Purchase Agreement but for the failure of the mezzanine financing to be funded;

  •
  the debt financing (or Alternative Financing) and the equity financing have been funded in accordance with the terms thereof or, solely in the case of the debt financing, would be funded in accordance with the terms thereof at the closing of the Asset Sale upon delivery of a drawdown notice by Purchaser and/or notice from Purchaser that the equity financing will be funded at such date;

  •
  all of the conditions to the consummation of the mezzanine financing provided for by the mezzanine commitment letter have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the time of funding); and

  •
  EMCORE has irrevocably confirmed in writing that if the equity, debt and mezzanine financing is funded, then it would take all actions that are within its control to cause the closing of the Asset Sale to occur.

        Notwithstanding the foregoing, the Asset Purchase Agreement provides that under no circumstances will Purchaser or any of its affiliates be required to commence or sustain a legal proceeding against any of the debt financing sources in connection with the Asset Purchase Agreement or the other transactions contemplated therein or the Debt Commitment or any of the mezzanine financing sources in connection with the Asset Purchase Agreement or the other transactions contemplated therein or by the Mezzanine Commitment.

Intellectual Property Transfer and License Agreement

        In connection with the closing of the Asset Sale, EMCORE will also enter into an intellectual property transfer and license agreement with Purchaser pursuant to which EMCORE will transfer certain intellectual property rights owned by EMCORE to Purchaser and grant Purchaser a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable, worldwide license under the intellectual property of EMCORE used in the Photovoltaics Business that is not being transferred to Purchaser as part of the Asset Sale. This license is limited in scope to the operation of the Photovoltaics Business, including its natural expansion or evolution over time. Similarly, Purchaser will grant EMCORE a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable, worldwide license-back under the intellectual property that Purchaser will acquires through the Asset Sale for use in EMCORE's other businesses, including their natural expansion or evolution over time.

 Transition Services Agreement

        In connection with the closing of the Asset Sale, EMCORE will also enter into a transition services agreement with Purchaser at the time of the closing pursuant to which EMCORE and Purchaser will each provide certain services to the other for a period of up to twelve months following the date of the closing of the Asset Sale.

Supply Agreement

        In connection with the closing of the Asset Sale, EMCORE will also enter into a supply agreement with Purchaser at the time of closing, pursuant to which Purchaser will manufacture and supply certain predetermined components used in EMCORE's telecommunications business (the "Supplied Products") that, prior to the closing, were manufactured and supplied by the Photovoltaics Business. Under the supply agreement, EMCORE may, at any time, transfer the manufacturing of any or all of the Supplied Products to a third party or its own facility (the "Manufacturing Transfer"). In support of the Manufacturing Transfer, EMCORE will receive a license under the know-how and other intellectual property rights of Purchaser as used or incorporated in the manufacture, fabrication, assembly or testing of any Supplied Product. The supply agreement has an initial term of eighteen months, during which EMCORE must purchase no less than seventy-five percent (75%) of its total requirements for the Supplied Products which have not been transferred pursuant to the Manufacturing Transfer.

Voting Agreement

        Certain of our shareholders who control in the aggregate approximately 11% of the voting power of our common stock outstanding as of October 22, 2014 have entered into a voting agreement with Purchaser pursuant to which, subject to certain exceptions, they have agreed to vote such shares (i) in favor of the Asset Sale Proposal and (ii) against (A) any action or agreement that would reasonably be expected to result in any of the conditions to EMCORE's obligations to consummate the transactions contemplated by the Asset Purchase Agreement not being fulfilled, (B) any Alternative Transaction Proposal, and (C) any other action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, materially delay, materially postpone or materially adversely affect consummation of the Asset Sale (except that the foregoing clauses (A) and (C) will not apply to the sale or disposition by way of asset sale of any part or all of the Other Businesses so long as clause (i) of the definition of Alternative Transaction Proposal is not satisfied, any transaction conditioned on the consummation of the Asset Sale or, solely with respect to certain of our shareholders, any election of directors nominated by the Board). The voting agreement includes restrictions on the ability of the shareholders that are parties thereto to, (x) transfer the record or beneficial ownership of the shares of EMCORE common stock held by such shareholders, (y) enter into any voting or similar agreement with respect to shares of EMCORE common stock held by such shareholders or (z) take any actions which could reasonably be expected to have the effect of preventing or adversely affecting the consummation of the Asset Sale or such shareholder's ability to perform its obligations under the voting agreement.

        The voting agreement terminates upon the earliest of (i) the closing of the Asset Sale; (ii) the termination of the Asset Purchase Agreement in accordance with its terms; (iii) any change to the terms of the Asset Purchase Agreement without the prior written consent of the shareholders that are party to the voting agreement and which reduces the Final Purchase Price (as defined in the Asset Purchase Agreement) or changes the form of consideration provided for under the Asset Purchase Agreement; or (iv) the mutual written consent of the parties thereto. The voting agreement is attached to this Proxy Statement as Annex B.

 Financing

        The obligations of Purchaser to complete the Asset Sale under the Asset Purchase Agreement are not subject to a condition of Purchaser obtaining funds to consummate the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement. However, see "Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—Specific Performance" for a discussion on the limited specific performance rights available to us. Purchaser has obtained equity commitments and debt financing commitments for the transactions contemplated by the Asset Purchase Agreement, the proceeds of which, together with cash on hand at Purchaser and assuming the financing commitments are funded in accordance with their terms, will be used by Purchaser to pay the aggregate consideration and all related fees and expenses and to pay any other amounts required to be paid at the closing of the Asset Sale in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement.

Equity Financing

        The Veritas Fund has committed to provide equity financing of $72 million to Purchaser on or prior to the closing of the Asset Sale to purchase, or cause the purchase of, equity securities of Purchaser in order to provide financing for the transactions contemplated by the Asset Purchase Agreement, which amount may be reduced to the extent that Purchaser does not require the full amount of such equity commitment to consummate the transactions contemplated by the Asset Purchase Agreement, on the terms and subject to the conditions set forth in the equity commitment letter entered into by the Veritas Fund and Purchaser in connection with the Asset Sale. The equity commitment of the Veritas Fund is subject to the following conditions:

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  the execution and delivery of the Asset Purchase Agreement by EMCORE and all ancillary agreements attached as exhibits to the Asset Purchase Agreement by the parties thereto;

  •
  the satisfaction in full, or the waiver by Purchaser, of all of the conditions to Purchaser's obligations contained in the Asset Purchase Agreement to consummate the transactions contemplated thereby (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the Asset Sale, but subject to the prior or concurrent satisfaction or waiver of such conditions);

  •
  the substantially concurrent receipt by Purchaser of the proceeds of the debt financing and mezzanine financing in an amount that, together with the proceeds of the equity financing commitment, is sufficient to consummate the transactions contemplated by the Asset Purchase Agreement; and

  •
  the substantially concurrent consummation of the transactions contemplated by the Asset Purchase Agreement.

        Subject to the terms and conditions of the Asset Purchase Agreement, EMCORE is an express third party beneficiary of the equity commitment letter and is entitled to an injunction, specific performance or other equitable relief to cause the Veritas Fund to draw down the full proceeds of the equity financing commitment pursuant to, and to specifically enforce the other provisions of, the equity commitment letter.

        The Veritas Fund's obligation to fund such equity financing commitment will terminate automatically and immediately upon the earliest to occur of:

  •
  the funding of the equity financing commitment at the closing of the Asset Sale;

  •
  the termination of the Asset Purchase Agreement pursuant to its terms; or

  •
  EMCORE or any of its affiliates asserting or alleging a claim against (i) the Veritas Fund under the limited guarantee or (ii) certain persons specified in the equity commitment letter as related to the Veritas Fund in connection with the Asset Purchase Agreement or any of the transactions contemplated by the equity commitment letter or the Asset Purchase Agreement or, other than the enforcement of (A) EMCORE's right to specific performance in the Asset Purchase Agreement against Purchaser, (B) EMCORE's rights as a third party beneficiary under the equity commitment letter, subject to certain exceptions, and (C) EMCORE's rights to receive the Purchaser Termination Fee when required to be paid pursuant thereto and EMCORE's rights against the Veritas Fund under the limited guarantee.

Debt Financing

        In connection with the Asset Sale, Citizens Bank, National Association (individually or collectively with one or more of its affiliates) (the "Senior Lenders"), has committed to provide senior secured financing facilities in an aggregate amount of $77.5 million (the "senior debt facilities") on the terms and conditions set forth in the debt commitment letter. The senior debt facilities will consist of a $57.5 million term loan facility and a $20.0 million revolving credit facility. In addition, Hancock Capital Management, LLC (directly or through one or more of its affiliates or accounts or funds managed by Hancock Capital Management, LLC or an affiliate and/or one or more limited partners of such an account or fund) (the "Mezzanine Investors") have committed to purchase senior unsecured subordinated notes of Purchaser in an aggregate principal amount of $36.5 million (the "mezzanine facility") on the terms and conditions set forth in the mezzanine commitment letter.

        The commitments by the Senior Lenders to provide the senior debt facilities and the Mezzanine Investors to provide the mezzanine facility will terminate, if the respective facilities have not closed prior thereto, on the earliest to occur of: the closing of the Asset Sale, termination of the Asset Purchase Agreement, the Outside Date, and 5:00 p.m. (New York City time) on March 17, 2015. The obligations of the Senior Lenders to provide debt financing under the debt commitment letter and of the Mezzanine Investors to provide debt financing under the mezzanine commitment letter are subject solely to the conditions contained in the debt commitment letter or the mezzanine commitment letter, respectively, including, without limitation:

  •
  execution and delivery of financing documentation consistent with the terms and conditions of the applicable commitment letter;

  •
  in the case of the senior debt facilities, a condition that the administrative agent, on behalf of the lenders committed to providing the senior debt facilities, shall have a valid and perfected first priority security interest in certain collateral specified in the debt commitment letter;

  •
  on the closing date of the Asset Sale, after giving effect to the transactions contemplated by the Asset Purchase Agreement, neither Purchaser, Photon Holdings Corporation, a Delaware corporation and the owner of 100% of the capital stock of Purchaser ("Parent"), nor any of their subsidiaries shall have any outstanding indebtedness (other than the senior debt facilities, the mezzanine facility, and certain other permitted indebtedness) and satisfactory evidence shall have been provided that all liens with respect to the Photovoltaic Business (other than certain permitted liens) shall have been terminated and released;

  •
  receipt in final form of the Asset Purchase Agreement and all material agreements, certificates and other documents related thereto;

  •
  the consummation of the Asset Sale on the terms of the Asset Purchase Agreement substantially concurrently with the mezzanine facility and the initial funding of the senior debt facilities;

  •
  the delivery of certain unaudited and pro forma financial statements;

  •
  the delivery of certain customary closing documents (including a solvency certificate and an opinion of counsel);

  •
  payment of certain fees and expenses;

  •
  the accuracy in all material respects of certain specified representation and warranties in the Asset Purchase Agreement and in the definitive documentation for the senior debt facilities and the mezzanine facility, as applicable;

  •
  the absence, since June 30, 2014, of any change, event, occurrence or effect that, individually or in the aggregate with all such other changes, events, occurrences or effects, has had, or could reasonably be expected to have, an "Material Adverse Effect," as that term is defined under the Asset Purchase Agreement;

  •
  receipt of documentation and other information required under applicable "know your customer" and anti-money laundering rules and regulations (including the PATRIOT Act);

  •
  receipt by Parent of cash equity at close of at least 40% of the total capitalization of Parent and its subsidiaries;

  •
  in the case of the senior debt facilities, receipt by Purchaser of net cash proceeds at close from $36.5 million of senior unsecured subordinated notes; and

  •
  in the case of the mezzanine facility, substantially contemporaneous funding of the term loan under the senior debt facilities.

Limited Guarantee

        In connection with the Asset Purchase Agreement, the Veritas Fund has executed a limited guarantee in favor of EMCORE to guarantee, subject to the limitations described therein, certain obligations of Purchaser pursuant to the Asset Purchase Agreement. Under the limited guarantee, the Veritas Fund has guaranteed 100% of the payment of the Purchaser Termination Fee, if and when payable under the Asset Purchase Agreement by EMCORE in specified circumstances, subject to an overall cap of $8,000,000. EMCORE is contractually entitled to require the Veritas Fund to perform under the limited guarantee.

        The limited guarantee will terminate on the earliest of (i) the closing of the Asset Sale and (ii) 180 days after the termination of the Asset Purchase Agreement in accordance with its terms, if EMCORE has not presented a claim for payment thereunder to the Veritas Fund by the 180th day.

        In addition, the limited guarantee will terminate, and the Veritas Fund will be entitled to a refund of any payments it previously made thereunder, in the event that EMCORE asserts in any litigation or other proceeding (i) that the overall cap or any other provisions of the limited guarantee are illegal, invalid or unenforceable or (ii) any theory of liability against the Veritas Fund, Purchaser, or any of their affiliates with respect to the transactions contemplated by the Asset Purchase Agreement or the limited guarantee, other than liability against the Veritas Fund under the limited guarantee.

Consummation of the Asset Sale

        We expect to complete the Asset Sale as promptly as practicable after our shareholders authorize the Asset Sale Proposal, assuming the satisfaction or waiver of all other conditions prior to such time.

RECOMMENDATION

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 1 TO AUTHORIZE THE ASSET SALE.

UNAUDITED CONDENSED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial Information

        EMCORE has prepared unaudited pro forma condensed consolidated financial statements to assist readers in understanding the nature and effects of the Asset Sale. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended June 30, 2014, and for the fiscal years ended September 30, 2013 and 2012 have been prepared with the assumption that the Asset Sale was completed as of the beginning of the applicable period. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2014 has been prepared with the assumption that the Asset Sale was completed as of the balance sheet date.

        The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or the financial position which would have actually resulted if the Asset Sale had been completed on the dates indicated, or which may result in the future.

        The unaudited pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company's management. An explanation of certain assumptions is set forth under the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

        The unaudited pro forma financial information should be read in conjunction with the Company's historical Consolidated Financial Statements and Notes thereto contained in the 2013 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as filed with the Securities and Exchange Commission ("SEC"), each of which is incorporated herein by reference.

EMCORE CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Nine Months Ended June 30, 2014

(in thousands, except per share data)

	EMCORE Corporation	Sale of Photovoltaics Business(a)	Pro Forma
Revenue	$131,040	$(57,754)	$73,286
Cost of revenue	104,646	(40,345)	64,301

Gross profit	26,394	(17,409)	8,985
Operating expense:
Selling, general, and administrative	22,726	(7,988)	14,738
Research and development	14,288	(1,314)	12,974

Total operating expense	37,014	(9,302)	27,712

Operating loss	(10,620)	(8,107)	(18,727)
Other income (expense):
Interest expense, net	(377)	146 (b)	(231)
Foreign exchange gain	15	—	15
Gain on sale of investment	307	—	307
Change in fair value of financial instruments	39	—	39

Total other expense	(16)	146	130

Loss before income tax expense	(10,636)	(7,961)	(18,597)
Income tax expense	—	— (c)	—

Net loss	$(10,636)	$(7,961)	$(18,597)

Per share data:
Net loss per basic share	$(0.35)		$(0.60)

Net loss per diluted share	$(0.35)		$(0.60)

Weighted-average number of basic shares outstanding	30,327	500 (d)	30,827

Weighted-average number of diluted shares outstanding	30,327	500 (d)	30,827

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

EMCORE CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended September 30, 2013

(in thousands, except per share data)

	EMCORE Corporation	Sale of Photovoltaics Business(a)	Pro Forma
Revenue	$168,147	$(70,498)	$97,649
Cost of revenue	139,949	(52,628)	87,321

Gross profit	28,198	(17,870)	10,328
Operating expense (income):
Selling, general, and administrative	27,419	(9,564)	17,855
Research and development	19,972	(528)	19,444
Flood-related insurance proceeds	(19,000)	—	(19,000)
Gain on sale of assets	(413)	—	(413)

Total operating expense	27,978	(10,092)	17,886

Operating income (loss)	220	(7,778)	(7,558)
Other income (expense):
Interest expense, net	(800)	496 (b)	(304)
Foreign exchange gain	356	—	356
Gain on sale of equity method investment	4,800		4,800
Change in fair value of financial instruments	515	—	515
Other expense	17	—	17

Total other income	4,888	496	5,384

Income (loss) before income tax expense	5,108	(7,282)	(2,174)
Income tax expense	(120)	— (c)	(120)

Net income (loss)	$4,988	$(7,282)	$(2,294)

Per share data:
Net income (loss) per basic share	$0.19		$(0.08)

Net income (loss) per diluted share	$0.19		$(0.08)

Weighted-average number of basic shares outstanding	26,531	500 (d)	27,031

Weighted-average number of diluted shares outstanding	26,812	500 (d)	27,312

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

EMCORE CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended September 30, 2012

(in thousands, except per share data)

	EMCORE Corporation	Sale of Photovoltaics Business(a)	Pro Forma
Revenue	$163,781	$(66,562)	$97,219
Cost of revenue	145,955	(50,563)	95,392

Gross profit	17,826	(15,999)	1,827
Operating expense (income):
Selling, general and administrative	34,861	(10,274)	24,587
Research and development	22,338	(2,924)	19,414
Impairment	1,425	—	1,425
Litigation settlements, net	1,050	—	1,050
Flood-related loss	5,519	—	5,519
Flood-related insurance proceeds	(9,000)	—	(9,000)
Gain on sale of assets	(2,742)	—	(2,742)

Total operating expense	53,451	(13,198)	40,253
Operating loss	(35,625)	(2,801)	(38,426)
Other income (expense):
Interest expense, net	(677)	254 (b)	(423)
Foreign exchange gain	45	(214)	(169)
Loss from equity method investment	(1,201)	—	(1,201)
Change in fair value of financial instruments	(69)	—	(69)

Total other expense	(1,902)	40	(1,862)

Loss before income tax expense	(37,527)	(2,761)	(40,288)
Income tax expense	(1,644)	— (c)	(1,644)

Net loss	$(39,171)	$(2,761)	$(41,932)

Per share data:
Net loss per basic share	$(1.66)		$(1.74)

Net loss per diluted share	$(1.66)		$(1.74)

Weighted-average number of basic shares outstanding	23,559	500 (d)	24,059

Weighted-average number of diluted shares outstanding	23,559	500 (d)	24,059

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

EMCORE CORPORATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2014

(in thousands)

	EMCORE Corporation	Assets and Liabilities of the Photovoltaics Business(e)(f)	Other Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$18,165	$—	$121,313	(g)	$139,478
Restricted cash	806	—	—		806
Accounts receivable, net of allowance of $96, $0, $0 and $96, respectively	43,196	(18,287)	—		24,909
Inventory	27,549	(5,774)	—		21,775
Prepaid expenses and other current assets	7,633	(1,403)	—		6,230

Total current assets	97,349	(25,464)	121,313		193,198
Property, plant, and equipment, net	46,048	(26,491)	—		19,557
Goodwill	20,384	(20,384)	—		—
Other intangible assets, net	1,396	(48)	—		1,348
Other non-current assets, net of allowance of $3,561, $0, $0 and $3,561, respectively	835	(273)	—		562

Total assets	$166,012	$(72,660)	$121,313		$214,665
LIABILITIES and SHAREHOLDERS' EQUITY
Current liabilities:
Borrowings from credit facility	$20,937	$—	$(20,937)	(g)	$—
Accounts payable	21,185	(3,875)	—		17,310
Deferred gain associated with sale of assets	3,400	—	—		3,400
Warrant liability	116	—	—		116
Accrued expenses and other current liabilities	19,846	(5,932)	—		13,914

Total current liabilities	65,484	(9,807)	(20,937)		34,740
Asset retirement obligations	5,209	(709)	—		4,500
Other long-term liabilities	806	—	—		806

Total liabilities	71,499	(10,516)	(20,937)		40,046
Commitments and contingencies
Shareholders' equity:
Common stock	753,236	—	1,043	(h)	754,279
Treasury stock	(2,071)	—	—		(2,071)
Accumulated other comprehensive income	1,623	—	—		1,623
Accumulated deficit	(658,275)	(62,144)	141,207	(i)	(579,212)

Total shareholders' equity(j)	94,513	(62,144)	142,250		174,619

Total liabilities and shareholders' equity	$166,012	$(72,660)	$121,313		$214,665

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

EMCORE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

1. PLANNED ASSET SALE TRANSACTION TO VERITAS CAPITAL.

        On September 17, 2014, EMCORE Corporation, a New Jersey corporation ("EMCORE" or the "Company"), entered into an Asset Purchase Agreement (the "Agreement") with Photon Acquisition Corporation ("Purchaser"), a Delaware corporation and an affiliate of private equity firm Veritas Capital, pursuant to which Purchaser will acquire substantially all of the assets, and assume substantially all of the liabilities, primarily related to or used in connection with the Company's photovoltaics business, including EMCORE's subsidiaries EMCORE Solar Power, Inc. and EMCORE IRB Company, LLC (collectively, the "Photovoltaics Business" and, the sale of the Photovoltaics Business, the "Asset Sale") for $150 million in cash (the "Purchase Price"), subject to a working capital adjustment pursuant to the Agreement, which is attached to this proxy statement as Annex A. The Agreement has been approved by the Board of Directors of the Company (the "Board"). The Asset Sale may constitute the sale of substantially all of the assets of the Company under New Jersey law. The Asset Sale is subject to closing conditions, including the receipt of approval by EMCORE's shareholders and other closing conditions.

        Following the closing of the Asset Sale, EMCORE will continue to operate its fiber optics division which provides optical components, subsystems and systems for high-speed telecommunications, Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications.

2. UNAUDITED PRO FORMA ADJUSTMENTS (in thousands)

        The following notes describe the basis for and/or assumptions regarding certain of the pro forma adjustments included in EMCORE's unaudited pro forma condensed consolidated financial statements:

        (a)   The amounts being eliminated represent the revenues, cost of revenues, and operating and other expenses that are attributable to the sale of the Photovoltaics Business. The adjustments do not include the revenues, cost of revenues, and operating and other expenses attributable to the terrestrial solar module applications, which product lines were sold in fiscal year 2012.

        (b)   Amount represents the interest expense associated with the credit and security agreement, dated November 11, 2010, by and between EMCORE Corporation and Wells Fargo Bank, National Association (as amended, the "Credit Facility"), that would not have been incurred assuming a portion of the net proceeds from the Assets Sale was used to repay outstanding borrowings under the Credit Facility as of the beginning of the period presented. The remaining amount of interest expense primarily represents fixed commitment fees and facility costs associated with the Credit Facility.

        (c)   Due to the existence of significant net operating loss carryforwards for EMCORE, any income tax expense resulting from the Asset Sale would be offset. Therefore, no pro forma adjustment for income tax expense has been presented in connection with the Asset Sale.

        (d)   Weighted average shares outstanding has been adjusted as of June 30, 2014 to reflect the accelerated vesting of shares by named executive officers and employees of the Photovoltaics Business upon the completion of the Asset Sale.

        (e)   Recording of the disposition of the Photovoltaics Business. The amounts include the assets and liabilities that historically have been reported as part of the Company's photovoltaics reporting segment as well as assets and liabilities primarily related to the Company's photovoltaics business that

EMCORE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. UNAUDITED PRO FORMA ADJUSTMENTS (in thousands) (Continued)

are being transferred in the Asset Sale that historically have been reported as part of the Company's unallocated corporate division.

        (f)    Net book value of Photovoltaics Business:

Photovoltaics Business assets to be sold	$72,660
Photovoltaics Business liabilities to be assumed	(10,516)

Net book value of the Photovoltaics Business	$62,144

        (g)   Recording of sale proceeds, net of estimated closing costs, for the sale of the assets and liabilities of the Photovoltaics Business, less the assumed repayment of outstanding borrowings under the Credit Facility:

Purchase price	$150,000
Transaction costs to be incurred at closing (legal, investment banking, bonuses)	(7,750)

Sale proceeds at closing, net	$142,250
Less repayment of outstanding borrowings under the Credit Facility	(20,937)

Net cash	$121,313

        (h)   Shareholders' equity includes estimated adjustments for accelerated vesting upon the completion of the Asset Sale of selected stock grants held by named executive officers and employees of the Photovoltaics Business.

Increase to additional paid-in-capital	$1,043
Change in accumulated deficit associated with stock compensation expense due to accelerated vesting	(1,043)

Net change to shareholders' equity	$—

        (i)    Adjustments to the accumulated deficit are comprised of the following:

Sale proceeds net of transaction costs and assumed Credit Facility repayment (Note (g))	$121,313
Assumed repayment of Credit Facility (Note (g))	20,937
Change in accumulated deficit associated with stock compensation expense due to accelerated vesting (Note (h))	(1,043)

Net adjustment to accumulated deficit	$141,207

        (j)    The gain on sale of the Photovoltaics Business to be recorded as adjustments to shareholders' equity:

Sale proceeds at closing, net (Note (g))	$142,250
Assets and liabilities included in Asset Sale (Note (f))	(62,144)

Gain on Asset Sale	$80,106

Unaudited Condensed Combined Financial Statements for the Photovoltaics Business

        EMCORE has prepared unaudited condensed combined financial statements for the Photovoltaics Business. The Unaudited Condensed Combined Statements of Operations and the Unaudited Condensed Combined Statements of Cash Flows were prepared for the nine months ended June 30, 2014 and 2013, and for the fiscal years ended September 30, 2013 and 2012. The Unaudited Condensed Combined Balance Sheet was prepared as of June 30, 2014, September 30, 2013 and September 30, 2012.

PHOTOVOLTAICS BUSINESS

Unaudited Condensed Combined Statements of Operations

(in thousands)

	Nine Months Ended June 30,		Fiscal Years Ended September 30
	2014	2013	2013	2012
Revenue	$57,754	$50,016	$70,498	$66,562
Cost of revenue	40,345	34,829	52,628	50,563

Gross profit	17,409	15,187	17,870	15,999
Operating expense:
Selling, general, and administrative	7,988	6,954	9,564	10,274
Research and development	1,314	(180)	528	2,924

Total operating expense	9,302	6,774	10,092	13,198

Operating income	8,107	8,413	7,778	2,801
Other income	—		—	214

Income before income tax expense	8,107	8,413	7,778	3,015
Income tax expense	(3,166)	(3,284)	(3,044)	(1,205)

Net income	$4,941	$5,129	$4,734	$1,810

See the accompanying notes which are an integral part of these unaudited condensed combined financial statements for the Photovoltaics Business.

PHOTOVOLTAICS BUSINESS

Unaudited Condensed Combined Balance Sheets

(in thousands)

	June 30, 2014	September 30, 2013	September 30, 2012
ASSETS
Current assets:
Accounts receivable, net of allowance of $0, $2,961, and $2,961, respectively	18,287	19,641	12,344
Inventory	5,774	8,935	8,041
Deferred tax asset	1,612	3,085	3,031
Prepaid expenses and other current assets	1,403	952	550

Total current assets	27,076	32,613	23,966
Property, plant, and equipment, net	26,491	27,113	25,957
Goodwill	20,384	20,384	20,384
Other intangible assets, net	48	191	383
Other non-current assets, net	273	353	1,119

Total assets	$74,272	$80,654	$71,809

LIABILITIES and NET PARENT INVESTMENT
Current liabilities:
Accounts payable	3,875	4,696	7,547
Accrued expenses and other current liabilities	5,932	7,236	10,086

Total current liabilities	9,807	11,932	17,633
Deferred tax liabilities	1,449	1,080	63
Asset retirement obligations	709	681	509

Total liabilities	11,965	13,693	18,205
Commitments and contingencies (Note 12)
Net parent investment	62,307	66,961	53,604

Total liabilities and net parent investment	$74,272	$80,654	$71,809

See the accompanying notes which are an integral part of these unaudited condensed combined financial statements for the Photovoltaics Business.

PHOTOVOLTAICS BUSINESS

Unaudited Condensed Combined Statements of Cash Flows

(in thousands)

	For the nine months ended June 30,		For the Fiscal Years Ended September 30,
	2014	2013	2013	2012
Cash flows from operating activities:
Net income	$4,941	$5,129	$4,734	$1,810
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation, amortization, and accretion expense	1,874	2,113	3,047	3,719
Stock-based compensation expense	1,066	1,088	1,447	2,176
Provision adjustments related to doubtful accounts	—	37	—	—
Provision adjustments related to product warranty	569	24	425	85
Deferred income taxes	1,842	938	963	(2,900)
Net loss on disposal of equipment	—		84	208

Total non-cash adjustments	5,351	4,200	5,966	3,288
Changes in operating assets and liabilities:
Accounts receivable	1,354	(6,244)	(7,296)	(1,475)
Inventory	3,161	(4,109)	(894)	(3,168)
Other assets	(292)	(1,039)	(480)	560
Accounts payable	(821)	(1,440)	(2,851)	2,989
Accrued expenses and other current liabilities	(1,872)	(887)	(3,142)	4,197

Total change in operating assets and liabilities	1,530	(13,719)	(14,663)	3,103

Net cash provided by (used in) operating activities	11,822	(4,390)	(3,963)	8,201
Cash flows from investing activities:
Purchase of equipment	(1,224)	(2,368)	(3,367)	(2,257)
Deposits on equipment orders	—	(3)	(3)	(847)

Net cash used in investing activities	(1,224)	(2,371)	(3,370)	(3,104)
Cash flows from financing activities:
Intercompany activity and transfers, net	(10,598)	6,761	7,333	(5,097)

Net cash (used in) provided by financing activities	(10,598)	6,761	7,333	(5,097)

Net change in cash and cash equivalents	—	—	—	—
Cash and cash equivalents at beginning of period	—		—	—

Cash and cash equivalents at end of period	$—	$—	$—	$—

See the accompanying notes which are an integral part of these unaudited condensed combined financial statements for the Photovoltaics Business.

PHOTOVOLTAICS BUSINESS

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. Photovoltaics Business

Business Overview

        EMCORE Corporation and its subsidiaries are collectively hereinafter referred to as "EMCORE" or the "Company". The business to be sold consists of substantially all of the assets and liabilities primarily related to or used in connection with the Company's photovoltaics business, including EMCORE's subsidiaries EMCORE Solar Power, Inc. and EMCORE IRB Company, LLC (the "Photovoltaics Business"). The Photovoltaics Business provides products for space power applications including high-efficiency multi-junction solar cells, Covered Interconnect Cells (CICs) and completed satellite solar panels, and terrestrial applications, including high-efficiency GaAs solar cells for concentration photovoltaics (CPV) power systems.

NOTE 2. Basis of Presentation

        The Unaudited Condensed Combined Financial Statements for the Photovoltaics Business (the "Unaudited Financial Statements") include only the assets, liabilities, and operating activity of the Photovoltaics Business. As described in Note 15 herein, the Company entered into an Asset Purchase Agreement with an affiliate of Veritas Capital on September 17, 2014 to sell substantially all of the assets and liabilities primarily related to or used in the Photovoltaics Business (the "Asset Sale"). The Unaudited Financial Statements have been prepared pursuant to the SEC requirement that the Company provide unaudited historical financial statements for the Photovoltaics Business in its proxy statement seeking shareholder approval of the Asset Sale.

        The Photovoltaics Business operates through EMCORE's U.S.-based operations. Due to existing functions and facilities shared among EMCORE's two operating segments photovoltaics and fiber optics, certain working capital and property and equipment have been attributed to the Photovoltaics Business and certain operating expenses, including general corporate overhead, have been allocated to the Photovoltaics Business. The Company used underlying activity drivers as a basis of allocation, including management estimates of the proportion of shared employees' time spent supporting each segment and the corresponding application of such percentages to compensation and other applicable shared costs. Management believes such allocations are reasonable; however, they may not be indicative of the actual results of the Photovoltaics Business had it been operating as an independent company for the periods presented or the amounts that will be incurred in the future. See Note 3 for further information regarding general corporate overhead allocations.

        The accompanying Unaudited Financial Statements have been derived from the consolidated financial statements of the Company, and include the revenue, costs of revenue, operating and other expenses associated with the Asset Sale. For the nine months ended June 30, 2014 and 2013 and the fiscal years ended September 30, 2013 and 2012, the revenues, cost of revenues, operating and other expenses did not include amounts attributable to the terrestrial solar module applications, which product lines were sold in fiscal year 2012.

        The assets and liabilities included in the accompanying balance sheets are substantially all of the assets and liabilities primarily related to or used in the Photovoltaics Business. The amounts include the assets and liabilities that historically have been reported as part of the Company's photovoltaics reporting segment plus assets and liabilities that are being transferred in the Asset Sale that were reported as part of the Company's unallocated corporate division. The carrying value of those assets less the carrying value of those liabilities on each of the balance sheet dates represents the Company's net investment in the Photovoltaics Business at that balance sheet date.

PHOTOVOLTAICS BUSINESS

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 2. Basis of Presentation (Continued)

        Operating results for the nine month periods ended June 30, 2014 and 2013 and the years ended September, 2013 and 2012 are not necessarily indicative of the results that may be expected for any future period. The Unaudited Financial Statements for the nine-month periods ended June 30, 2014 and 2013 should be read in conjunction with EMCORE's Annual Report on Form 10- K for the year ended September 30, 2013 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as filed with the SEC. In the opinion of management, the Unaudited Financial Statements include all adjustments necessary to present fairly the financial position and operating results of the Asset Sale for the periods presented. The Asset Sale is subject to shareholder approval by EMCORE'S shareholders and other closing conditions.

NOTE 3. Related Party Funding and Expense Allocation

        EMCORE has a centralized corporate cash management function which funds its operations as needed. The Photovoltaics Business has generally generated cash from its operating activities and has contributed to the cash flows of the Company.

        The Photovoltaics Business was allocated corporate overhead expenses from EMCORE for shared corporate-related functions based on the Photovoltaics Business relative proportion of assets, revenue and compensation. Corporate overhead expenses are primarily related to centralized corporate functions, including corporate executive management, accounting and finance, information technology, human resources and legal. The Photovoltaics Business was allocated $4.3 million and $3.4 million for the nine month periods ended June 30, 2014 and 2013, respectively, of general corporate expenses incurred by EMCORE which are included within selling, general and administrative expenses in the Unaudited Condensed Combined Statements of Operations. During the years ended September 30, 2013 and 2012, the Photovoltaics Business was allocated general corporate expenses of $4.7 million and $6.1 million, respectively.

NOTE 4. Summary of Significant Accounting Policies

        The Company's management has assumed that the Photovoltaics Business has adopted all of the Company's significant accounting policies—see Note 1 in the Notes to Consolidated Financial Statements in the Company's Form 10-K for the year ended September 30, 2013, for additional information. The following is intended to provide further information concerning how certain of the significant accounting policies would apply to the Photovoltaics Business as a stand-alone business.

Revenue Recognition.

        The Photovoltaics Business earns revenues primarily through the sale of products and providing of services. Revenue is recognized upon shipment, provided persuasive evidence of a contract exists, the price is fixed, the product meets the customer's specifications, title and ownership have transferred to the customer, and there is reasonable assurance of collection of the sales proceeds. Revenue from time and material contracts is recognized at contractual rates as labor hours and direct expenses are incurred.

        The Photovoltaics Business records revenue on long-term solar panel contracts using either the percentage-of-completion method or the completed contract method. In general, the performance of these types of contracts involves the design, development, and manufacture of complex aerospace or electronic equipment to our customer's specifications. The percentage-of-completion method recognizes

PHOTOVOLTAICS BUSINESS

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 4. Summary of Significant Accounting Policies (Continued)

estimates for contract revenue and costs in progress as work on the contract continues. Estimates are revised as additional information becomes available.

        The Photovoltaics Business uses the completed contract method if reasonably dependable estimates cannot be made or for which inherent hazards make estimates doubtful. Under the completed contract method, contract revenue and costs in progress are deferred as work on the contract continues. Total contract revenue and related costs are recognized upon the completion of the contract.

        The Photovoltaics Business also recognizes revenue from research and development contracts, which represents reimbursement by various U.S. government entities, or their contractors, to aid in the development of new technology. The research and development contract funding may be based on a cost-plus, cost reimbursement, or a firm fixed price arrangement.

        The Photovoltaics Business also participates in cost-sharing research and development arrangements. Under such arrangements in which the actual costs of performance are split between the U.S. government and the Photovoltaics business on a best efforts basis, no revenue is recorded and our research and development expense is reduced for the amount of the cost-sharing receipts.

Income Taxes

        For purposes of the stand-alone financial statements of the Photovoltaics Business, income tax was calculated at statutory rates adjusted for applicable permanent differences, as if the Photovoltaics Business was a separate taxpayer utilizing the "Separate Return Method", even though it has been included in the consolidated tax return of EMCORE. Deferred tax assets and liabilities for the future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases are recognized and included in the accompanying Unaudited Condensed Combined Balance Sheets for the Photovoltaics Business. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled.

        Historically, since the Photovoltaics Business has been included in the consolidated tax return of EMCORE, it has not determined its net operating loss carryforward balances in the past. Therefore, the net operating loss carryforward balance (and corresponding deferred tax assets) at June 30, 2014 and September 30, 2013 and 2012, cannot be reasonably determined for the Photovoltaics Business and, as a result, are not included in deferred tax assets.

        The Photovoltaics Business has not determined the actual amount of net operating losses as this information is not readily available on a stand-alone basis. The Company's management believes a net operating loss exists for the Photovoltaics Business based on the cumulative financial reporting losses generated prior to 2009 that are greater than the financial reporting income generated between 2009 and June 30, 2014. The Company's management also believes that it would have been more likely than not as of September 30, 2011, that the net operating losses for the Photovoltaics Business would be utilized in the future, therefore, the valuation allowance associated with the pre-2009 net operating losses would have been released.

PHOTOVOLTAICS BUSINESS

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 5. Accounts Receivable

        The components of accounts receivable consisted of the following:

(in thousands)	As of June 30, 2014	As of September 30, 2013	As of September 30, 2012
Accounts receivable	$14,116	$18,890	$10,335
Accounts receivable—unbilled	4,171	3,712	4,970

Accounts receivable, gross	18,287	22,602	15,305
Allowance for doubtful accounts	—	(2,961)	(2,961)

Accounts receivable, net	$18,287	$19,641	$12,344

        Unbilled accounts receivable represents revenue recognized but not yet billed as of the period ended. Billings on contracts using the percentage-of-completion method usually occur upon completion of predetermined contract milestones or other contract terms, such as customer approval. The allowance for doubtful accounts is based on the age of receivables and a specific identification of receivables considered at risk of collection.

        As of June 30, 2014, September 30, 2013 and September 30, 2012, the Photovoltaics Business had $6.7 million, $6.8 million and $5.6 million, respectively, of accounts receivable recorded using the percentage of completion method. Of these amounts, $3.5 million was invoiced and $3.2 million was unbilled as of June 30, 2014, $3.9 million was invoiced and $2.9 million was unbilled as of September 30, 2013 and $1.5 million was invoiced and $4.1 million was unbilled as of September 30, 2012.

NOTE 6. Inventory

        The components of inventory consisted of the following:

(in thousands)	As of June 30, 2014	As of September 30, 2013	As of September 30, 2012
Raw materials	$2,588	$1,975	$2,158
Work in-process	1,368	958	995
Finished goods	1,818	6,002	4,888

Inventory	$5,774	$8,935	$8,041

PHOTOVOLTAICS BUSINESS

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 7. Property, Plant, and Equipment, net

        The components of property, plant, and equipment, net consisted of the following:

(in thousands)	As of June 30, 2014	As of September 30, 2013	As of September 30, 2012
Land	$1,502	$1,502	$1,502
Building and improvements	17,939	18,423	19,070
Equipment	6,379	5,919	3,792
Furniture and fixtures	28	37	49
Computer hardware and software	8	12	16
Construction in progress	635	1,220	1,528

Property, plant, and equipment, net	$26,491	$27,113	$25,957

        As of June 30, 2014, September 30, 2013 and September 30, 2012, accumulated depreciation was approximately $58.8 million, $57.1 million and $54.5 million, respectively.

NOTE 8. Goodwill

Impairment Testing—Fiscal 2012:

        As of September 30, 2012, the Photovoltaics Business performed an annual goodwill impairment test and reviewed the qualitative factors as described in ASU No. 2011-08. The Company's management determined that it was not more likely than not that the fair value of our Photovoltaics Business was less than its carrying amount.

Impairment Testing—Fiscal 2013:

        As of September 30, 2013, the Photovoltaics Business performed an annual goodwill impairment test and reviewed the qualitative factors as described in ASU No. 2011-08. Due to the length of time that had elapsed and changes in the underlying assumptions used in the prior quantitative impairment test, the Company's management determined to skip the qualitative assessment and perform a quantitative, step one, assessment of possible impairment based on the estimated fair value of the Photovoltaics Business. The Company's management determined based on that analysis that goodwill related to the Photovoltaics Business unit was not impaired.

NOTE 9. Intangible Assets

        The following table sets forth the carrying value of intangible assets:

	As of June 30, 2014			As of September 30, 2013			As of September 30, 2012
(in thousands)	Gross Assets	Accumulated Amortization	Net Assets	Gross Assets	Accumulated Amortization	Net Assets	Gross Assets	Accumulated Amortization	Net Assets
Photovoltaics Patents	$1,528	$(1,480)	$48	$1,528	$(1,337)	$191	$1,528	$(1,145)	$383

        Amortization expense related to intangible assets is included in selling, general, and administrative expense on our statement of operations. The carrying amount of our intangible assets as of June 30, 2014 of $48,000 is estimated to be fully amortized during the three months ended September 30, 2014.

PHOTOVOLTAICS BUSINESS

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 10. Accrued Expenses and Other Current Liabilities

        The components of accrued expenses and other current liabilities consisted of the following:

(in thousands)	As of June 30, 2014	As of September 30, 2013	As of September 30, 2012
Compensation	$2,115	$1,833	$1,102
Warranty	929	680	1,000
Royalty	696	1,061	1,445
Deferred revenue	507	2,217	5,557
Self insurance	671	545	517
Income and other taxes	171	124	37
Loss on sale contracts	438	287	—
Other	405	489	428

Accrued expenses and other current liabilities	$5,932	$7,236	$10,086

        Warranty:     The Photovoltaics Business generally provides product and other warranties on its solar cells, components and power systems. The Photovoltaics Business reported financial position or results of operations may be materially different under changed conditions or when using different estimates and assumptions. In the event that estimates or assumptions prove to differ from actual results, adjustments are made in subsequent periods to reflect more current information.

        The following table summarizes the changes in our product warranty accrual accounts:

	For the Nine Months Ended June 30,	Fiscal Years Ended September 30,
Product Warranty Accruals	2014	2013	2012
(in thousands)
Balance at beginning of period	$681	$1,000	$861
Provision for product warranty expense	568	425	85
Adjustments and utilization of warranty accrual	(320)	(745)	54

Balance at end of period	$929	$680	$1,000

NOTE 11. Income Taxes

        Deferred tax assets and liabilities for the future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax basis are recognized and included in the accompanying Unaudited Condensed Combined Balance Sheets for the Photovoltaics Business. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The Photovoltaics Business has not determined the actual amount of net operating losses or associated carryforwards as this information is not readily available on a stand-alone basis. Therefore, the current and deferred income tax expense had not been adjusted to reflect the income tax benefit that would be expected if a net operating loss was utilized. The Company's management believes a net operating loss exists for the Photovoltaics Business based on the cumulative financial reporting losses generated prior to 2009 that are greater than the financial reporting income generated

PHOTOVOLTAICS BUSINESS

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 11. Income Taxes (Continued)

between 2009 and the current period. The Company's management also believes that it would have been more likely than not as of September 30, 2011, that the net operating losses of the Photovoltaics Business would be utilized in the future, therefore, the valuation allowance associated with the pre-2009 net operating losses would have been released.

        The provision for income tax expense (benefit) consists of the following:

	For the Nine Months Ended June 30,		For the Fiscal Year Ended September 30,
Income tax expense (benefit)	2014	2013	2013	2012
(in thousands)
Current:
U.S. Federal	$1,075	$1,905	$1,689	$3,333
State	249	441	392	772

Total current expense (benefit)	1,324	2,346	2,081	4,105

Deferred:
US. Federal	1,613	822	843	(2,540)
State	229	116	120	(360)

Total deferred tax expense	1,842	938	963	(2,900)

Total income tax expense	$3,166	$3,284	$3,044	$1,205

        The income tax expense differs from the expected income tax expense computed by applying the federal statutory rate of 34% as follows:

	For the Nine Months Ended June 30,		For the Fiscal Year Ended September 30,
Provision for Income Taxes	2014	2013	2013	2012
(in thousands)
Income tax expense computed at U.S. federal statutory rate	$2,756	$2,860	$2,645	$1,025
State tax expense, net of U.S. federal effect	393	407	378	150
Other	17	17	21	30

Income tax expense	$3,166	$3,284	$3,044	$1,205

Effective tax rate	39%	39%	39%	40%

PHOTOVOLTAICS BUSINESS

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 11. Income Taxes (Continued)

        Significant components of our deferred tax assets are as follows:

	As of June 30, 2014	As of September 30, 2013	As of September 30, 2012
Deferred Tax Assets
(in thousands)
Deferred tax assets:
Fixed assets	$4,368	$4,330	$4,806
Accounts receivable reserves	—	1,150	1,150
Inventory write-downs	413	567	500
Accrued vacation	261	276	253
Accrued severance	—	—	22
Accrued bonus	190	243	—
Legal reserves	4	1	3
Accrued royalties	270	412	561
Accrued warranty reserve	361	264	388
Inventory capitalization	113	172	154
Asset retirement obligation accretion	273	264	251

Total deferred tax assets	6,253	7,679	8,088
Deferred tax liabilities:
Intangible assets	(6,090)	(5,674)	(5,120)

Total net deferred tax assets	$163	$2,005	$2,968

        The Company's management believes that it is more likely than not that the future results of the operations of the Photovoltaics Business would generate sufficient taxable income to realize the tax benefits related to its deferred tax assets. Therefore, the Photovoltaics Business does not have a valuation allowance to offset the expected benefits from realization of the net deferred tax assets. Current income taxes payable amounts are treated as an intercompany equity transaction and included as part of the net parent investment in the accompanying Unaudited Condensed Combined Balance Sheets.

        The Company's management has not identified any uncertain tax positions for the Photovoltaics Business. In addition, the Photovoltaics Business has not recorded interest or penalties in the financial statements.

        The Company has concluded that an ownership shift of greater than 50% was triggered in prior periods. Thus, there are limitations under Internal Revenue Code 382 that may limit the ability to realize the income tax benefit associated with net operating losses.

        As part of EMCORE's consolidated federal tax filings the Photovoltaics Business is under examination by the Internal Revenue Service in connection with the September 30, 2012 federal return. The Photovoltaics Business is not under examination in any states.

        EMCORE is subject to income tax returns in the U.S. federal jurisdiction and several state jurisdictions. EMCORE is not subject to U.S. federal income tax examinations for tax years before 2010. The statute of limitations associated with the state examinations varies by jurisdiction.

PHOTOVOLTAICS BUSINESS

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 12. Commitments and Contingencies

        Operating Lease Obligations:     The Photovoltaics business leases certain land, facilities, and equipment under non-cancelable operating leases. Operating lease amounts exclude renewal option periods, property taxes, insurance, and maintenance expenses on leased properties. Facility leases typically provide for rental adjustments for increases in base rent (up to specific limits), property taxes, insurance, and general property maintenance that would be recorded as rent expense. Rent expense was approximately $0.2 million for both of the nine months ended June 30, 2014 and 2013, respectively, and $0.3 million for both of the fiscal years ended September 30, 2013 and September 30, 2012, respectively. There are no off-balance sheet arrangements other than our operating leases.

        Asset Retirement Obligations:     The Photovoltaics Business has known conditional asset retirement conditions, such as certain asset decommissioning and restoration of rented facilities to be performed in the future. In future periods, the asset retirement obligation is accreted for the change in its present value and capitalized costs are depreciated over the useful life of the related assets. If the fair value of the estimated asset retirement obligation changes, an adjustment will be recorded to both the asset retirement obligation and the asset retirement capitalized cost. Revisions in estimated liabilities can result from revisions of estimated inflation rates, escalating retirement costs, and changes in the estimated timing of settling asset retirement obligations. The fair value of the asset retirement obligations were estimated by discounting projected cash flows over the estimated life of the related assets using credit adjusted risk-free rates. There were no asset retirement obligations settled during the nine months ended June 30, 2014 and 2013, and the fiscal years ended September 30, 2013 and September 30, 2012. Accretion expense of $29 thousand and $28 thousand was recorded during the nine months ended June 30, 2014 and 2013, respectively, and $38 thousand and $23 thousand for the fiscal years ended September 30, 2013 and 2012, respectively.

        Indemnifications:     The Photovoltaics Business has agreed to indemnify certain customers against claims of infringement of the intellectual property rights of others in our sales contracts with these customers. Historically, the Photovoltaics Business has not paid any claims under these indemnification obligations.

        Legal Proceedings:     The Photovoltaics Business may be subject to various legal proceedings, claims, and litigation, either asserted or unasserted that arise in the ordinary course of business. While the outcome of these matters is currently not determinable, the Photovoltaics Business does not expect the resolution of these matters will have a material adverse effect on the Photovoltaics Business or its financial position, results of operations, or cash flows. However, the results of these matters cannot be predicted with certainty. Professional legal fees are expensed when incurred. The Photovoltaics Business accrues for contingent losses when such losses are probable and reasonably estimable. In the event that estimates or assumptions prove to differ from actual results, adjustments are made in subsequent periods to reflect more current information. Should the Photovoltaics Business fail to prevail in any legal matter or should several legal matters be resolved against the Photovoltaics Business in the same reporting period, then the financial results of that particular reporting period could be materially affected.

Intellectual Property Lawsuits

        The Photovoltaics Business protects its proprietary technology by applying for patents where appropriate and, in other cases, by preserving the technology, related know-how and information as

PHOTOVOLTAICS BUSINESS

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 12. Commitments and Contingencies (Continued)

trade secrets. The success and competitive position of its product lines are impacted by its ability to obtain intellectual property protection for its research and development efforts.

Contractual Obligations and Commitments

        The Photovoltaics Business contractual obligations and commitments for the remainder of fiscal 2014 and over the next five fiscal years are summarized in the table below:

		For the Fiscal Years Ended September 30,
(in thousands)	Total	2014	2015 to 2016	2017 to 2018	2019 and later
Purchase obligations	$14,687	$6,315	$890	$876	$6,606
Asset retirement obligations	2,475	—	—	—	2,475

Total contractual obligations and commitments	$17,162	$6,315	$890	$876	$9,081

        Interest payments are not included in the contractual obligations and commitments table above since they are insignificant to our consolidated results of operations.

  Purchase Obligations

        Purchase obligations represent agreements to purchase goods or services that are enforceable and legally binding, that specify all significant terms, including: fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and the approximate timing of the transactions.

  Asset Retirement Obligations

        The Photovoltaics Business has known conditional asset retirement conditions, such as certain asset decommissioning and restoration of rented facilities to be performed in the future. Revisions in estimated liabilities can result from revisions of estimated inflation rates, escalating retirement costs, and changes in the estimated timing of settling asset retirement obligations.

NOTE 13. Stock-Based Compensation

        EMCORE sponsors three equity incentive compensation plans, under which it issues equity-based awards to employees. The stock-based compensation expense included in the Unaudited Financial Statements represents the portion of EMCORE's total stock-based compensation expense attributed to employees directly supporting the Photovoltaics business and also an allocation of indirect expense attributed to shared employees performing corporate functions.

        See Note 15 under the Notes to Consolidated Financial Statements in the Company's Form 10-K for the year ended September 30, 2013, incorporated herein by reference, for additional information regarding stock-based compensation.

PHOTOVOLTAICS BUSINESS

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 13. Stock-Based Compensation (Continued)

Stock-based compensation

        The effect of recording stock-based compensation expense was as follows:

	For the Nine Months Ended June 30,		For the Fiscal Years Ended September 30,
Stock-based Compensation Expense—by expense type
	2014	2013	2013	2012
(in thousands)
Cost of revenue	$287	$320	$416	$510
Selling, general, and administrative	534	526	704	1,301
Research and development	245	242	327	365

Total stock-based compensation expense	$1,066	$1,088	$1,447	$2,176

NOTE 14. Segment Data and Related Information

        The Photovoltaics Business has one reporting segment:

  •
  Photovoltaics:  The Photovoltaics reporting segment provides products for both space and terrestrial solar power applications. For space solar power applications, the Photovoltaics Business offers high-efficiency multi-junction solar cells, covered interconnect cells (CICs), and complete satellite solar panels. For terrestrial power applications, the Photovoltaics Business offers high-efficiency GaAs solar cells for concentrating photovoltaic (CPV) power systems.

	For the Nine Months Ended June 30,		For the Fiscal Year Ended September 30,
Revenue by Geographic Region	2014	2013	2013	2012
(in thousands)
United States	$45,384	$34,488	$43,973	$52,661
Asia	9,464	9,135	20,108	5,886
Europe	2,906	6,065	6,089	8,015
Other	—	328	328	—

Total revenue	$57,754	$50,016	$70,498	$66,562

Significant Customers:

        Revenue from four customers each represented greater than 10% of our revenue for the nine months ended June 30, 2014 and in total these customers represented 57% of our revenue. Revenue from four customers each represented greater than 10% of revenue for the nine months ended June 30, 2013 and in total these customers represented 59% of our revenue. Revenue from three customers each represented greater than 10% of our revenue for the fiscal year ended September 30, 2013 and in total these customers represented 49% of our revenue. Revenue from three customers each represented greater than 10% of our revenue for the fiscal year ended September 30, 2012 and in total these customers represented 46% of our revenue.

NOTE 15. Subsequent Event

        On September 17, 2014, EMCORE entered into an Asset Purchase Agreement (the "Agreement") with Photon Acquisition Corporation ("Purchaser"), a Delaware corporation and an affiliate of private

PHOTOVOLTAICS BUSINESS

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 15. Subsequent Event (Continued)

equity firm Veritas Capital, pursuant to which Purchaser will acquire substantially all of the assets, and assume substantially all of the liabilities, primarily related to or used in connection with the Photovoltaics Business. The Asset Sale is subject to closing conditions, including the receipt of approval by EMCORE's shareholders and other closing conditions.

        The purchase price for the acquired assets will be $150 million in cash, subject to certain working capital adjustments pursuant to the Agreement, which is attached to this proxy statement as Annex A. Following the closing of the Asset Sale, EMCORE will operate its fiber optics division which provides optical components, subsystems and systems for high-speed telecommunications, Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications.

PROPOSAL NO. 2: ADVISORY VOTE ON GOLDEN PARACHUTES

The Non-Binding Advisory Golden Parachute Proposal

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the "golden parachute" compensation arrangements for our named executive officers, as disclosed in the table entitled "Golden Parachute Compensation" in the section of this Proxy Statement entitled "Quantification of Potential Payments to Named Executive Officers in Connection with the Asset Sale."

        We are asking our shareholders to indicate their approval of the various change of control payments which our named executive officers will or may be eligible to receive in connection with the Asset Sale. These payments are set forth in the table entitled "Golden Parachute Compensation" on page 44 of this Proxy Statement and the accompanying footnotes. Accordingly we are seeking approval of the following resolution at the Special Meeting:

        "RESOLVED, that the shareholders of EMCORE approve, solely on an advisory, non-binding basis, the golden parachute compensation which may be paid to EMCORE's named executive officers in connection with the Asset Sale, as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled "Golden Parachute Compensation" in the section entitled "Quantification of Potential Payments to Named Executive Officers in Connection with the Asset Sale" in EMCORE's proxy statement for the Special Meeting."

        Shareholders should note that this non-binding proposal regarding certain Asset Sale-related executive compensation arrangements is merely an advisory vote which will not be binding on EMCORE, our board of directors or Purchaser. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Asset Sale is consummated, our named executive officers will be eligible to receive the various change of control payments in accordance with the terms of conditions applicable to those payments.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NON-BINDING PROPOSAL REGARDING CERTAIN ASSET SALE-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of September 23, 2014 certain information regarding the beneficial ownership of our common stock by: (i) each of our named executive officer, (ii) each of our directors, (iii) all of our directors and named executive officers as a group (13 persons), and (iv) each person or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our common stock. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has the sole voting and investment power over the shares of our common stock shown as beneficially owned, subject to common property laws, where applicable. Shares beneficially owned include shares of our common stock and warrants and options to acquire shares of our common stock that are exercisable within sixty (60) days of September 23, 2014 and phantom share credits representing shares of our common stock earned by our directors for services on the Board that such directors have elected to defer and which will be settled in our common stock upon a change of control or after such directors' termination of service as a director. Unless otherwise indicated, the address of each of the beneficial owners is c/o EMCORE Corporation, 10420 Research Road, SE, Albuquerque, New Mexico 87123.

Name	Shares Beneficially Owned(1)		Percent of Common Stock
Robert L. Bogomolny	79,080	(2)	*
Steven Becker	3,197,105	(3)(4)(5)	10.28%
Gerald J. Fine, Ph.D.	—		*
Hong Q. Hou, Ph.D.	381,718	(5)(6)	1.22%
Charles T. Scott	73,617	(7)	*
Sherman McCorkle	22,510	(8)	*
Reuben F. Richards, Jr.	441,886	(9)	1.41%
James A. Tegnelia, Ph.D.	18,231	(10)	*
Stephen L. Domenik	—		*
Mark Weinswig	107,156	(11)	*
Monica Van Berkel	115,119	(12)	*
Alfredo Gomez	32,667	(13)	*
Christopher Larocca	42,584	(14)	*
All directors and executive officers as a group (15 persons)	4,511,673	(15)	14.18%
Becker Drapkin Management, L.P.	3,197,105	(3)(4)(5)	10.28%
Kopp Investment Advisors, LLC	2,073,975	(16)	6.67%
Thomas J. Russell, Ph.D.	1,719,717	(17)	5.53%
Photon Acquisition Corporation	3,578,413	(18)	11.51%
c/o Veritas Capital Fund Management L.L.C. 590 Madison Avenue, New York, NY 10022

*
Less than 1.0%

(1)
As of September 23, 2014, 31,094,921 shares of Common Stock were outstanding.

(2)
Includes 7,921 phantom share credits, representing shares of Common Stock earned by Mr. Bogomolny for services rendered as a director, which he elected to defer.

(3)
This formation is based on information contained in a Schedule 13 D/A filed with the SEC on December 6, 2013 and in a Form 4 filed on December 10, 2013. According to the Schedule 13D/A, and Form 4, Becker Drapkin Partners (QP), L.P. ("Becker Drapkin QP") owns 2,077,849 shares of Common Stock (the "Becker Drapkin QP Shares"), and Becker Drapkin Partners, L.P. ("Becker Drapkin, L.P.") owns 292,742 shares of Common Stock (the "Becker Drapkin, L.P. Shares"). The Becker Drapkin QP Shares and Becker Drapkin, L.P. Shares are collectively referred to herein as the "Becker Drapkin Funds Shares". Becker Drapkin QP has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Becker Drapkin QP Shares. Becker Drapkin QP disclaims beneficial ownership of the Becker Drapkin, L.P. Shares. Becker Drapkin, L.P. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Becker Drapkin, L.P. Shares. Becker Drapkin, L.P. disclaims beneficial ownership of the Becker Drapkin QP Shares. As general partner of the Becker Drapkin Funds, Becker Drapkin Management, L.P. ("BD Management") may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Becker Drapkin Funds Shares. BD Management in its capacity as investment manager for a separate managed account on behalf of an investment advisory client (the "Managed Account") has the sole power to vote or direct the vote of (and the sole power to dispose or direct the disposition of) 826,514 shares held by the Managed Account (the "Managed Account Shares"). BC Advisors, LLC ("BCA"), as the general partner of BD Management, and Mr. Becker and Matthew A. Drapkin, as the sole members and co-managing members of BCA and limited partners of BD Management, may in each case be deemed to be beneficial owners of the Becker Drapkin Funds Shares and the Managed Account Shares. BD Management disclaims beneficial ownership of the Becker Drapkin Funds Shares. BCA does not own any shares directly and disclaims beneficial ownership of any shares beneficially owned by BD Management. Mr. Becker and Matthew A. Drapkin each disclaim beneficial ownership of any shares beneficially owned by BCA.

(4)
Pursuant to the terms of the Settlement Agreement between the Company and Mr. Drapkin, Stephen Becker, BCA, BD Management, Becker Drapkin QP, and Becker Drapkin L.P. (collectively with Messrs. Becker and Drapkin, the "Shareholder Group"), the Shareholder Group has agreed that, through the conclusion of the 2015 Annual Meeting (the "Standstill Period"), each member of the Shareholder Group shall cause all shares of Common Stock owned of record or beneficially owned by it or its respective affiliates or associates to be present for quorum purposes and to be voted in favor of all directors nominated by our Board of Directors for election at any shareholder meeting where such matters will be voted on; provided, that such nominees were not nominated in contravention of the Settlement Agreement. In addition, the Settlement Agreement imposes certain restrictions and requirements on each member of the Shareholder Group (and their respective affiliates, associates, agents and other persons acting on his or its behalf), relating to actions with respect to the Company and its common stock during the Standstill Period, including limits on the acquisition of beneficial ownership in excess of 15% of the outstanding shares of our Common Stock; limits on submitting shareholder proposals and Board nominations for a vote by our shareholders; limits on the ability to solicit proxies or written consents from our shareholders; limits on the ability to call a special meeting of our shareholders; limits on actions with respect to sale transactions involving the Company; limits on public statements regarding the Company, the Board, and management; and limits on engaging in certain securities transactions relating to the Company and the securities of the Company.

(5)
Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BC Advisors, LLC, and Mr. Hong Q. Hou (the "Covered Shareholders") entered into a voting agreement with Photon Acquisition Corporation on September 17, 2014, pursuant to which, subject to certain exceptions, the Covered Shareholders have agreed to vote such shares (i) in favor of the Asset Sale Proposal and (ii) against (A) any action or agreement that would reasonably be expected to result in any of the conditions to EMCORE's obligation to consummate the transactions contemplated by the Asset Purchase Agreement not being fulfilled, (B) any Alternative Transaction Proposal, and (C) any other action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, materially delay, materially postpone or materially adversely affect consummation of the Asset Sale (except that the foregoing clauses (A) and (C) will not apply to the sale or disposition by way of asset sale of any part or all of the Other Businesses so long as clause (i) of the definition of Alternative Transaction Proposal is not satisfied, any transaction conditioned on the consummation of the Asset Sale or, solely with respect to certain shareholders, any election of directors nominated by the Board). The voting agreement includes restrictions on the ability of the shareholders that are parties thereto to, (x) transfer the record or beneficial ownership of the shares of EMCORE common stock held by such shareholders, (y) enter into any voting or similar agreement with respect to shares of EMCORE common stock held by such shareholders or (z) take any actions which could reasonably be expected to have the effect of preventing or adversely affecting the consummation of the Asset Sale or such shareholder's ability to perform its obligations under the voting agreement.

(6)
Includes options to purchase 276,720 shares of Common Stock exercisable within 60 days of September 23, 2014, and 10,705 shares of Common Stock held in the Company's 401(k) Plan as of June 30, 2014.

(7)
Includes 14,689 phantom share credits, representing shares of Common Stock earned by Mr. Scott for services rendered as a director, which he elected to defer, and 34,125 shares of Common Stock owned by Kircal, Ltd.

(8)
Includes 8,000 shares of Common Stock held in Mr. McCorkle's 401(k) Plan as of December 31, 2013.

(9)
Includes options to purchase 256,250 shares of Common Stock exercisable within 60 days of September 23, 2014, 43,750 shares of Common Stock held by his spouse, 2,500 shares of Common Stock held by his spouse in a pension fund and 2,500 shares of Common Stock held in trust for the benefit of Mr. Richards' daughter.

(10)
Includes 13,251 phantom share credits, representing shares of Common Stock earned by Mr. Tegnelia for services rendered as a director, which he elected to defer.

(11)
Includes options to purchase 60,000 shares of Common Stock exercisable within 60 days of September 23, 2014, 5,000 restricted stock units vesting within 60 days of September 23, 2014, and 5,485 shares of Common Stock held in the Company's 401(k) Plan as of June 30, 2014.

(12)
Includes options to purchase 78,932 shares of Common Stock exercisable within 60 days of September 23, 2014 and 9,014 shares of Common Stock held in the Company's 401(k) Plan as of June 30, 2014.

(13)
Includes options to purchase 13,250 shares of Common Stock exercisable within 60 days of September 23, 2014 and 4,709 shares of Common Stock held in the Company's 401(k) Plan as of June 30, 2014.

(14)
Includes options to purchase 42,584 shares of Common Stock exercisable within 60 days of September 23, 2014. On January 14, 2014, all of Mr. Larocca's outstanding equity awards vested pursuant to the terms of a separation agreement, which he entered into with the Company in connection with his resignation as Chief Operating Officer.

(15)
Includes 5,000 restricted stock units vesting within 60 days of September 23, 2014, and options to purchase 727,736 shares of Common Stock exercisable within 60 days of September 23, 2014.

(16)
This information is based solely on information contained in a Schedule 13D filed with the SEC on October 8, 2010, by Kopp Investment Advisors, LLC ("KIA"), a wholly-owned subsidiary of Kopp Holding Company, LLC ("KHC"), which is controlled by Mr. LeRoy C. Kopp ("Kopp") (collectively, the "Kopp Parties"). KIA reports beneficially owning a total of 2,073,975 shares of Common Stock including having sole voting power over 0 shares of Common Stock and shared dispositive power over 735,225 shares of Common Stock. KHC reports beneficially owning 2,073,975 shares of Common Stock including having sole voting power over 0 shares of Common Stock and shared dispositive power over 735,225 shares of Common Stock. Kopp reports beneficially owning a total of 2,073,975 shares of Common Stock including having sole voting power over 1,338,750 shares of Common Stock and shared dispositive power over 735,225 shares of Common Stock. All share ownership numbers have been adjusted to account for a reverse stock split effected by the Company at a ratio of 4:1 on February 15, 2012. The address of the Kopp Parties is 8400 Normandale Lake Blvd., Suite 1450, Bloomington, Minnesota, 55437.

(17)
Includes 856,016 shares of Common Stock held by The Morning Star Trust for the benefit of Dr. Russell's daughter.

(18)
On September 26, 2014, Photon Acquisition Corporation, Photon Holdings Corporation, Photon Holding LLC, the Veritas Capital Fund IV, L.P., Veritas Capital Partners IV, L.L.C. (collectively, the "Veritas Entities"), Ramzi M. Musallam, Hugh D. Evans and Benjamin M. Polk jointly filed a Schedule 13D with the SEC in respect of 3,578,413 shares of Common Stock that are the subject of the Voting Agreement. As a result of the terms of the Voting Agreement, the Veritas Entities and Messrs. Musallam, Evans and Polk may be deemed to have certain shared power to vote the 3,578,413 shares of Common Stock that are the subject of the Voting Agreement. Veritas Capital Partners IV, L.L.C is the general partner of The Veritas Capital Fund IV, L.P., and Mr. Musallam is the managing member of such general partner. The Veritas Capital Fund IV, L.P. holds 100% of the equity of Photon Holding LLC and indirectly holds 100% of the equity of Photon Acquisition Corporation and Photon Holdings Corporation. Share ownership and other information contained herein concerning these reporting persons is based solely on the Schedule 13D filed by them. Each of the filers of the Schedule 13D disclaims any beneficial ownership of shares of Common Stock, and nothing herein or in the Schedule 13D shall be deemed to be an admission by the filers as to the beneficial ownership of such shares. The address of the Veritas Entities is c/o Veritas Capital Fund Management L.L.C. 590 Madison Avenue, New York, NY 10022.

 SHAREHOLDER PROPOSALS AND NOMINATIONS

        Shareholder proposals intended to be included in our proxy materials to be distributed in connection with the 2015 Annual Meeting of Shareholders, including nominations for the Company's Board of Directors, were required to be received by the Company no later than September 26, 2014.

        Shareholder proposals intended to be presented at the 2015 Annual Meeting of Shareholders that are not to be included in our proxy materials must comply with the requirements of our amended and restated by-laws and must be received by the Company no later than December 10, 2014. Proposals should be mailed to the Company, to the attention of Alfredo Gomez, Secretary, 10420 Research Road, SE, Albuquerque, New Mexico 87123. Proposals must comply with all applicable SEC rules.

        In accordance with our amended and restated by-laws, in the event that the date of our 2015 Annual Meeting of Shareholders is scheduled more than 70 days following the anniversary date of the 2014 Annual Meeting of Shareholders, proposals of shareholders intended for presentation at our 2015 Annual Meeting of Shareholders (but not intended to be included in the proxy statement for that meeting), as well as any shareholder recommendations for nominees to serve as directors of the Company, must be received no earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the Special Meeting is as set forth above. If any other matter or matters are properly brought before the Special Meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

HOUSEHOLDING OF PROXY STATEMENT

        The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of our proxy materials to households at which two or more shareholders reside ("Householding"). Shareholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to Householding, either affirmatively or implicitly by not objecting to Householding, received only one copy of our proxy materials. A shareholder who wishes to participate in Householding in the future must contact his or her broker, bank or other intermediary directly to make such request. Alternatively, a shareholder who wishes to revoke his or her consent to Householding and receive separate proxy materials for each shareholder sharing the same address must contact his or her broker, bank or other intermediary to revoke such consent. Shareholders may also obtain a separate Proxy Statement or may receive a printed or an e-mail copy of this Proxy Statement without charge by sending a written request to EMCORE Corporation, 10420 Research Road, SE, Albuquerque, New Mexico, 87123, Attention: Investor Relations, or by calling us at (505) 332-5000. We will promptly deliver a copy of this Proxy Statement upon request. Householding does not apply to shareholders with shares registered directly in their name.

WHERE YOU CAN FIND MORE INFORMATION

        EMCORE files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information about the public reference room. EMCORE's filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this Proxy Statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Special Meeting:

  •
  Annual Report on Form 10-K for the fiscal year ended September 30, 2013, as amended;

  •
  Quarterly Reports on Form 10-Q for the fiscal quarters ended December, 31, 2013, March 31, 2014 and June 30, 2014; and

  •
  Current Report on Form 8-K filed on September 18, 2014.

        Notwithstanding the foregoing, information furnished under Items 2.02, 7.01 and 8.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Proxy Statement. In addition, statements contained in this Proxy Statement, or in any document incorporated in this Proxy Statement by reference, regarding the contents of any contract or other document, are only summaries of the material terms and as such we encourage you to carefully read in its entirety that contract or other document filed as an exhibit with the SEC.

        Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to EMCORE Corporation, 10420 Research Road, SE, Albuquerque, New Mexico, 87123, Attention: Investor Relations, or by calling us at (505) 332-5000. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 22, 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

        ASSET PURCHASE AGREEMENT

dated as of September 17, 2014

by and between

EMCORE CORPORATION

and

PHOTON ACQUISITION CORPORATION

A-i

A-ii

A-iii

SCHEDULES
1.1(a)	Seller Knowledge Persons
1.1(b)	Repaid or Discharged Encumbrances
2.1(a)	Inventory
2.1(b)	Assigned Contracts
2.1(c)	Accounts Receivable
2.1(d)	Purchased Business Intellectual Property; Purchased Business Technology
2.1(e)	Tangible Personal Property
2.1(f)	Permits
2.1(g)	Certain Prepaid Expenses
2.1(h)	Purchased Subsidiaries
2.1(i)	Warranties, Indemnities and Similar Rights
2.2(e)	Additional Excluded Assets
2.4(i)	Additional Excluded Liabilities
5	Representations and Warranties of Seller
6	Representations and Warranties of Purchaser
7.3	Conduct of the Business
8.1(a)(i)	Certain Business Employees
10.3(c)	Closing Consents
EXHIBITS
A	Form of Bill of Sale and Assignment and Assumption Agreement
B	Statement of Net Working Capital
C	Form of Intellectual Property Transfer and License Agreement
D	Form of Pre-Novation Agreement
E	Form of Supply Agreement
F	Form of Transition Services Agreement

A-iv

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT, dated as of September 17, 2014, is entered into by and between EMCORE Corporation, a New Jersey corporation ("Seller"), and Photon Acquisition Corporation, a Delaware corporation ("Purchaser"). Seller and Purchaser are each referred to individually as a "Party" and collectively as the "Parties." Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1 herein.

        WHEREAS, Seller is engaged in, among other things, the Business;

        WHEREAS, Seller wishes to sell or cause to be sold to Purchaser, and Purchaser wishes to purchase from Seller, all right, title and interest in and to the Purchased Assets, and in connection therewith Purchaser is willing to assume the Assumed Liabilities, all upon the terms and subject to the conditions set forth herein;

        WHEREAS, Seller and its Affiliates also conduct the Seller's Other Businesses at numerous locations both within and outside the United States, which businesses and operations are being retained by Seller and its Affiliates or transferred to other third parties and are not being transferred to, or acquired by, Purchaser;

        WHEREAS, in connection with the purchase of the Purchased Assets, Purchaser is willing to employ the Business Employees;

        WHEREAS, Seller's board of directors has (a) determined that it is in the best interests of Seller and its shareholders to enter into this Agreement, (b) unanimously approved the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, (c) resolved to recommend that the shareholders of Seller vote in favor of the transactions contemplated hereby, and (d) directed that such matters be submitted to Seller's shareholders for their approval;

        WHEREAS, as an inducement to Seller to enter into this Agreement, concurrently with the execution of this Agreement, The Veritas Capital Fund IV, L.P. (the "Guarantor") has delivered to Seller a limited guarantee (the "Guarantee") in favor of Seller and, pursuant to which, upon the terms and subject to the conditions contained therein, the Guarantor is guaranteeing certain payment obligations of Purchaser in connection with this Agreement; and

        WHEREAS, as an inducement to Purchaser to enter into this Agreement, concurrently with the execution of this Agreement, certain holders of Common Stock have entered into voting agreements with Purchaser pursuant to which such persons agree, subject to the terms and conditions therein, to vote their shares of Common Stock to authorize and adopt this Agreement and the transactions contemplated herein (the "Voting Agreement").

        NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements and provisions herein contained, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

        1.1    Definitions.     The following terms have the following meanings when used herein:

        "Action" means any claim, action, lawsuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, a Person shall be deemed to control another Person if it possesses the power to direct or cause the direction of the management policies of a Person, by contract or otherwise.

        "Agreement" means this Asset Purchase Agreement, including all schedules and exhibits hereto, as it may be amended from time to time in accordance with its terms.

        "Ancillary Agreements" means each of (a) the Bill of Sale and Assignment and Assumption Agreement; (b) the Intellectual Property Transfer and License Agreement; (c) the Pre-Novation Agreement; (d) the Supply Agreement; and (e) the Transition Services Agreement.

        "Applicable Laws" shall mean all Laws that are applicable to Seller or any of its Subsidiaries.

        "Bill of Sale and Assignment and Assumption Agreement" means a bill of sale and assignment and assumption agreement, with respect to certain assets and liabilities of Seller, in substantially the form attached hereto as Exhibit A.

        "Books, Records and Files" means any studies, reports, records (including shipping and personnel records), books of account, invoices, Contracts, instruments, surveys, data (including financial, sales, purchasing and operating data), computer data, disks, tapes, marketing plans, customer lists, supplier lists, correspondence and other documents.

        "Building 2" means that certain building currently located at 1600 Eubank Blvd. SE, Albuquerque, NM 87123.

        "Business" means the Photovoltaics business unit of Seller, which consists of the development, manufacture and sale of the Products, as such business is currently conducted by Seller (subject to any changes permitted in accordance with Section 7.3).

        "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

        "Claim Notice" means written notification of a Third-Party Claim, specifying the nature of and basis for such Third-Party Claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third-Party Claim, and such other information as the Indemnifying Party shall reasonably request.

        "Clevenger Retention Agreement" means the Retention Award letter agreement between Brad Clevenger and Seller, dated as of September 17, 2014.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collar Amount" means an amount equal to $1,000,000.

        "Compensation and Benefit Plans" means "employee benefit plan" (within the meaning of Section 3(3) of ERISA), including multiemployer plans within the meaning of Section 3(37) of ERISA and each bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, restricted stock unit, stock option, employment, termination, severance, stay bonus, change-in-control, transaction bonus, fringe benefit, retention, employee loan, compensation, welfare, medical, health or other plan, agreement, policy or arrangement, other than those maintained exclusively pursuant to applicable Law.

        "Competition Law" means any Law that prohibits, restricts or regulates actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        "Confidential Information" means all trade secrets and other confidential and/or proprietary information of a Person, including information contained in or derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formulas, contract analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such Person by its employees, officers, directors, agents, representatives, or consultants.

        "Consent" means any consent, approval, authorization, waiver, permit, grant, agreement, certificate, exemption, order, registration, declaration, filing, notice of, with or to any Person or under any Law, in each case required to permit the consummation of the transactions contemplated by this Agreement.

        "Contract" means any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, development agreement or other contract, agreement, obligation, commitment or instrument that is legally binding, including all amendments thereto, in each case, whether written or oral.

        "Credit and Security Agreement" means that certain Credit and Security Agreement, dated November 11, 2010, as amended, by and between Seller and Wells Fargo.

        "Current Assets" means all Purchased Assets that would be reflected as current assets on a consolidated balance sheet of Seller determined in accordance with Seller's accounting practices, applied on a basis consistent with the preparation of the Statement of Net Working Capital attached hereto as Exhibit B, which shall exclude the Sumitomo TSA Pre-Closing Accounts Receivable.

        "Current Liabilities" means all Assumed Liabilities that would be reflected as current liabilities on a consolidated balance sheet of Seller determined in accordance with Seller's accounting practices, applied on a basis consistent with the preparation of the Statement of Net Working Capital attached hereto as Exhibit B, which shall (i) exclude the Transferred Employee Accrual, (ii) include any accrued and unpaid paid time off in respect of Transferred Employees, and (iii) include all compensation due under Seller's Fiscal Year 2014 Bonus Plan to the extent not paid as of the Closing.

        "Customs Laws" means all applicable U.S. and non-U.S. customs Laws and regulations.

        "Debt Financing Sources" means those agents, arrangers, lenders and other Persons that have committed to provide or otherwise entered into agreements in connection with the Debt Financing in connection with the transactions contemplated hereby (including the lead arranger or arranger or any of the Lenders) and any joinder agreements or credit agreements (or other definitive documentation) relating thereto, together with their respective Affiliates and their and their respective Affiliates' officers, directors, partners, members, employees, controlling persons, agents, trustees, administrators, managers, advisors and representatives and their respective successors and assigns.

        "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest or other encumbrance.

        "Environmental Claim" means any complaint, accusation, allegation, notice of violation, Action, claim, lien, demand, abatement, judgment or other Order or directive (conditional or otherwise) by any Governmental Authority or any other Person arising out of, based on or resulting from: (a) the presence, management, manufacture, use, labelling, containment, storage, transportation, processing, production, disposal, recycling, Release or threatened Release of, or exposure to, any Hazardous Substances; or (b) any non-compliance with any Environmental Law or term or condition of any Environmental Permit.

        "Environmental Law" means any Law, common law, directive, judgments, orders (judicial or administrative), decrees, injunction, arbitral decisions or determinations or writs of any Governmental Authority related to (i) human health and safety (as such matters relate to Hazardous Substances) and the protection, investigation or restoration of the environment or natural resources; or (ii) the handling, use, storage, recycling, treatment, generation, transportation, processing, labeling, production , disposal, Release or threatened Release of any Hazardous Substances.

        "Environmental Liabilities" means all Liabilities (including Liabilities for the costs of any enforcement proceeding, Remedial Action, governmental response, natural resource damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising or resulting from or based upon (a) the presence, use, handling, storage, disposal,

Release or threatened Release of, or exposure to, any Hazardous Substance or (b) the compliance or alleged non-compliance with or violation of any Environmental Law or term or condition of any Environmental Permit.

        "Environmental Permit" means any Permit required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the applicable rules and regulations promulgated thereunder.

        "Export Controls and Economic Sanctions Laws" shall mean laws, regulations and orders regulating the export, reexport, transfer, disclosure or provision of commodities, software, technology, defense articles or defense services, or imposing trade control sanctions or restrictions on countries, individuals or entities including, without limitation: the Export Administration Act of 1979 (Public Law 96-72, as amended); the Export Administration Regulations ("EAR," 15 C.F.R. Parts 730-774); the International Emergency Economic Powers Act ("IEEPA," Public Law 95-223); the Trading with the Enemy Act ("TWEA," 50 U.S.C. App. §§ 1-44); the Arms Export Control Act ("AECA," Public Law 90-629); the International Traffic in Arms Regulations ("ITAR," 22 C.F.R. Parts 120-130); export and import laws and regulations administered by the Bureau of Alcohol, Tobacco, Firearms and Explosives (27 C.F.R. Chapter II); the Foreign Trade Regulations ("FTR," 15 C.F.R. Part 30); regulations, orders and restrictions administered by the U.S. Department of the Treasury, Office of Foreign Assets Control ("OFAC," 31 C.F.R. Part 500 et seq.); and any other export controls and economic sanctions laws, regulations and orders administered by an agency of the U.S. Government, or by any other jurisdictions to the extent applicable and to the extent compliance with such laws and regulations is not prohibited or penalized by applicable U.S. law.

        "FAR" shall mean the Federal Acquisition Regulation, as issued under the authority of the Officer of Federal Procurement Policy Act, 41 U.S.C. § 1101 et seq.

        "Financial Support Arrangements" means any liabilities or obligations, contingent or otherwise, of a Person in respect of any indebtedness, obligation or liability (including assumed indebtedness, obligations or liabilities) of another Person, including remaining obligations or liabilities associated with indebtedness, obligations or liabilities that are assigned, transferred or otherwise delegated to another Person, if any, letters of credit and standby letters of credit (including any related reimbursement or indemnity agreements), direct or indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income or other financial condition, agreements to make payment other than for value received and any other financial accommodations.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "Governmental Authority" means any United States federal, state or local or any non-United States governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

        "Government Bid" means any quotation, bid or proposal which, if accepted or awarded, would lead to a Government Contract.

        "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, task order, change order, option or other contractual arrangement between Seller or any of its Subsidiaries, on the one hand, and either (a) any Governmental Authority, (b) any prime contractor of any Governmental

Authority or (c) any subcontractor with respect to any contract described in clauses (a) or (b) of this definition, where the ultimate customer is a Governmental Authority, on the other hand, that has not been closed by the Governmental Authority, such prime contractor or such subcontractor, as appropriate, and/or remains subject to audit; provided, that the term "Government Contract" shall not include any Contract that primarily relates to Seller's Other Businesses.

        "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

        "Hazardous Substances" means any hazardous or toxic substance, material or waste which is regulated, listed or identified by any Governmental Authority as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "restricted hazardous waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and includes, but is not limited to, petroleum, petroleum products (including, without limitation, crude oil and any fraction thereof, any petrochemical or petroleum distillates or by-products), asbestos, asbestos-containing materials, ionizing and non-iodizing radioactive materials and substances (including naturally occurring radioactive materials), and polychlorinated biphenyls.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        "Indemnified Party" means any Person asserting a claim for indemnification under any provision of Article 12.

        "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article 12.

        "Indemnity Notice" means written notification pursuant to Section 12.6(b) of a claim for indemnity under Article 12 by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Losses arising from such claim.

        "Intellectual Property" means all intellectual property rights, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including all (i) patents and patent applications, including all continuations, divisionals, continuations-in-part, and provisionals and patents issuing on any of the foregoing, and all reissues, reexaminations, substitutions, renewals, extensions and related priority rights of any of the foregoing (collectively, "Patents"), (ii) trademarks, service marks, trade names, trade dress, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions of any of the foregoing (collectively, "Trademarks"), (iii) Internet domain names, (iv) copyrights, works of authorship (including, without limitation, software) and moral rights, and all registrations, applications, renewals, extensions and reversions of any of the foregoing, (v) mask works and mask sets, and all applications and registrations of any of the foregoing, and (vi) confidential and proprietary information, trade secrets, technology, know-how, databases, inventions, formulas, processes, developments and research, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents.

        "Intellectual Property Transfer and License Agreement" means the intellectual property transfer and license agreement entered into between Seller and Purchaser to, among other things, transfer the Purchased Business Intellectual Property and Purchased Business Technology to Purchaser, in substantially the form attached hereto as Exhibit C.

        "Intervening Event" shall mean any event, change, effect, development, condition or occurrence that (a) does not relate to an Alternative Transaction Proposal or Purchaser or any of its Affiliates, and

(b) is not known and was not reasonably foreseeable to the board of directors of Seller as of the date hereof.

        "IRS" means the United States Internal Revenue Service.

        "IT Systems" means all electronic data processing, information, recordkeeping, communications, telecommunications, account management, inventory management and other computer systems, servers, network equipment and other hardware and Internet websites (but not the content of any Internet websites) used and controlled by or on behalf of Seller.

        "Knowledge" means, when used in connection with Seller with respect to any matter in question, the actual knowledge, after due inquiry, of those Persons listed on Schedule 1.1(a) of the Seller Disclosure Schedule and, when used in connection with Purchaser with respect to any matter in question, the actual knowledge, after due inquiry, of Jeffrey P. Kelly and Hugh D. Evans.

        "Law" means any United States federal, state, local or foreign statute, law, ordinance, regulation, rule, code, decree, order, injunction, other requirement or rule of law of any Governmental Authority.

        "Leased Business Real Property" means all the Real Property that (a) is used in the Business and (b) is leased by Seller or any Affiliate of Seller as tenant or ground lessee.

        "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or Governmental Order and those arising under any Contract (but excluding any future performance obligations under any such Contracts).

        "Marketing Period" means the period of sixty (60) consecutive days beginning on the date hereof.

        "Material Adverse Effect" means any change, event, occurrence or effect that (a) is materially adverse to the Purchased Assets or the business, condition (financial or otherwise) or results of operations of the Business, taken as a whole or (b) would have a material adverse effect on the consummation of the transactions contemplated hereby; provided, however, that, solely for the purposes of clause (a), none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) any adverse change attributable to the execution of this Agreement, the disclosure or consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements or the business or activities in which Purchaser or its Affiliates are, or are proposed to be, engaged, or the identity of Purchaser or its Affiliates as Purchaser of the Business, including the loss or departure of Business Employees, or other service providers of the Business, or the termination, reduction (or potential reduction) or any other adverse development (or potential adverse development) in the Business's relationship with any of its customers, suppliers, distributors or other business partners, in each case, solely to the extent proximately caused by the announcement or pendency of this Agreement (provided that this clause (i) shall not apply for purposes of Section 5.2); (ii) any change, effect, event, occurrence, state of facts or development (x) in the domestic or international financial, credit, securities or commodities markets, or domestic or international economic, regulatory or political conditions in general (including embargoes and other similar trade sanctions or penalties) or (y) in the industries and markets in which the Business operates in general; (iii) fluctuations in sales and earnings or failure of the Business to meet internal or published sales, earnings or other financial or non-financial projections and estimates (but with respect to any such fluctuation or failure, not the underlying causes thereof); (iv) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any Law applicable to the Business or applicable accounting regulations or principles or the interpretation thereof; or (vi) any action expressly required to be taken by Seller or its Subsidiaries pursuant to this Agreement or any Ancillary Agreement or that is consented to in writing by Purchaser; provided, that any change, event, occurrence, development, effect, condition, circumstance or matter described in clauses (ii),

(iv) or (v) above that disproportionately adversely impacts the Business, taken as a whole, relative to other similarly situated companies in the industries and geographic locations in which the Business participates may be considered and taken into account in determining whether there has been a Material Adverse Effect.

        "Mezzanine Financing Sources" means those agents, arrangers, lenders, financial institutions, funds and other Persons that have committed to provide or have otherwise entered into agreements in connection with the Mezzanine Financing in connection with the transactions contemplated hereby (including the lead arranger or arranger or the Mezzanine Lender) and any joinder agreements or purchase agreements (or other definitive documents) relating thereto, together with their respective Affiliates and their and their respective Affiliates' officers, directors, partners, members, employees, controlling persons, agents, trustees, administrators, managers, advisors and representatives and their respective successors and assigns.

        "Net Working Capital" means, as of any date of determination, Current Assets minus Current Liabilities.

        "Owned Business Real Property" means all the Real Property that (a) is used primarily in the Business and (b) is owned by Seller and its Affiliates.

        "Permits" means all permits, licenses, clearances, franchises, approvals, waivers, letters, exemptions, consents, decisions, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from any Governmental Authority.

        "Permitted Encumbrances" means (a) statutory Encumbrances for Taxes not yet due and payable or the amount or validity of which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (b) mechanics', materialmen's, architects', carriers', workers', repairers', warehousemen's, landlords' and other like statutory Encumbrances arising or incurred in the ordinary course of business, either securing payments not yet due or that are being contested in good faith by appropriate proceedings; (c) restrictions under leases, subleases, licenses or occupancy agreements that are Purchased Assets; (d) easements, licenses, covenants, rights-of-way and other similar restrictions of record, which, in each case, would be disclosed by a current survey, title report or title commitment, or inspection and do not materially impair the use of the applicable property in the ordinary course of business or the value of the applicable property; (e) (i) zoning, building codes and other land use laws and (ii) Encumbrances that have been placed by any developer, landlord or other third party on property over which Seller has easement rights and subordination or similar agreements relating thereto; (f) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Law or other social security; (g) restrictions on the transfer of securities arising under federal and state securities Law; (h) Encumbrances arising under equipment leases with third parties entered into in the ordinary course of business and any obligations under any Business Contracts; (i) Encumbrances securing or created by or in respect of any of the Assumed Liabilities; (j) Encumbrances affecting the fee interest of the real property located at Lots 1-2, Block 4 in the Sandia Research Park Subdivision solely relating to the Indenture dated as of June 1, 1998, entered into by and among the City of Albuquerque, New Mexico, Emcore IRB Company, Inc. and Norwest Bank New Mexico, National Association; (k) such Encumbrances as do not, individually and in the aggregate, materially detract from the value of the Purchased Assets (taken as a whole) or materially impair the present use of the Purchased Assets (taken as a whole); (l) outbound licenses and other agreements related to Intellectual Property that are not intended to secure an obligation; (m) obligations to accept inventory returns in the ordinary course; and (n) Encumbrances securing indebtedness of Seller that will be repaid or otherwise discharged at Closing as identified on Schedule 1.1(b) of the Seller Disclosure Schedule.

        "Person" means any individual, corporation, partnership, limited partnership, joint venture, limited liability company, trust or unincorporated organization or Governmental Authority or any other entity.

        "Post-Closing Tax Period" means any taxable period (or portion thereof) commencing after the Closing Date, including such portion of any Straddle Period commencing after the Closing Date.

        "Pre-Closing Tax Period" means any taxable period (or portion thereof) ending on or prior to the Closing Date, including such portion of any Straddle Period ending on or prior to the Closing Date.

        "Pre-Novation Agreement" means the agreement entered into between Seller and Purchaser in substantially the form attached hereto as Exhibit D.

        "Products" means (1) solar cells, Coverglass Interconnected Cells (CICs), complete solar panels and various derivatives, components and sub-components thereof for satellite and spacecraft power applications; (2) solar cells and various integrated products for terrestrial, military mobile and unmanned aerial vehicle power applications; and (3) research, development, engineering and design services for photovoltaic power applications.

        "R&W Insurance Policy" means the representations and warranties insurance policy purchased by and issued to Purchaser in respect of this Agreement.

        "Real Property" means all land, buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances relating to the foregoing.

        "Reference Net Working Capital" means $16,500,000.

        "Registered IP" means all issued Patents, pending Patent applications, registered Trademarks, pending applications for registration of Trademarks, registered copyrights, pending applications for registration of copyrights, registered mask works, pending applications for registration of mask works and Internet domain names owned, filed or applied for by Seller and used primarily in the Business.

        "Release" means the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning or disposing (including the abandonment or discarding of barrels, containers and other closed receptacles) into the indoor or outdoor environment.

        "Remedial Action" means all actions, including, without limitation, any capital expenditures, required or voluntarily taken to (i) clean up remove, treat, or in any other way address any Hazardous Substance; (ii) prevent the Release or threatened Release, or minimize the further Release, of any Hazardous Substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) correct or otherwise address any noncompliance with Environmental Law and Environmental Permit.

        "Representative" means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such person.

        "Schedules" means the schedules attached hereto.

        "SEC" means the Securities and Exchange Commission.

        "Seller Disclosure Schedule" means the Schedules of Seller delivered to Purchaser as of the date hereof.

        "Seller ERISA Affiliate" means any trade or business that together with Seller, would be treated as a single employer for purposes of Section 4001(b) of ERISA.

        "Seller's Other Businesses" means all businesses conducted prior to the Closing by Seller and its Affiliates, in each case that are not included in the Business. Seller's Other Businesses also includes the activities of Seller's corporate department, administrative departments and other support functions.

        "Solvent" means, when used with respect to any Person, that, as of any date of determination (i) the sum of such Person's debts is not greater than the Person's property, at a fair valuation, (ii) the present fair salable value of the Person's assets will not be less than the amount required to pay its probable liabilities on its existing debts (including contingent liabilities) as such debts become absolute and matured, (iii) such Person will not have unreasonably small capital with which to conduct any business or transaction in which it is engaged or is proposed to be engaged, and (iv) such Person does not intend to, and does not believe it will, incur debts beyond its ability to pay as such debts mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "pay its probable liabilities on its existing debts (including contingent liabilities) as such debts become absolute and matured" means that such Person will be able to generate enough cash from operations, asset dispositions or financing, or a combination thereof, to meet its probable obligations as they become due.

        "Straddle Period" means any taxable period beginning before the Closing Date and ending after the Closing Date.

        "Subsidiary" when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing fifty percent (50%) or more of the equity or fifty percent (50%) or more of the ordinary voting power (or, in the case of a partnership, fifty percent (50%) or more of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party; provided, however, that for the purposes of Section 7.4, the references to "fifty percent (50%) or more" shall be deemed to be references to "more than fifty percent (50%)."

        "Sumitomo TSA Pre-Closing Accounts Receivable" means the accounts receivable payable to Seller pursuant to the Sumitomo TSA accruing for services provided prior to Closing.

        "Supply Agreement" means the supply agreement entered into between Seller and Purchaser in substantially the form attached hereto as Exhibit E.

        "Tangible Personal Property" means all office equipment, machinery, equipment, supplies, vehicles, tools, spare parts, production supplies, furniture and fixtures and other items of tangible personal property (other than Inventory) owned by Seller and used primarily in connection with the ownership, maintenance or operation of the Business.

        "Tax" or "Taxes" means any federal, state, local or foreign taxes, charges, fees, duties, tariffs, levies, or other assessments imposed by any Governmental Authority, including income, gross receipts, net proceeds, ad valorem, turnover, real property, personal property, sales, use, franchise, excise, value added, goods and services, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, alternative or add-on minimum, estimated, registration, withholding, social security (or similar), or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not.

        "Tax Return" means any return, report, declaration, election, estimate, information statement, claim for refund and return, or other document (including any related or supporting information and any amendment to any of the foregoing) filed or required to be filed with any taxing authority with respect to Taxes.

        "Technology" means all software, information, designs, circuit block libraries, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses and other writings, and other tangible embodiments of any of the foregoing, in any form whether or not specifically listed herein.

        "Transferred Employee Accrual" means all unpaid gross salaries and wages (the "Outstanding Base Pay") and Seller's 401(k) plan matching obligations with respect to the Outstanding Base Pay (whether accrued on or following the Closing Date) incurred in the ordinary course of business and amounts in respect of Seller's employee stock purchase plan that will be refunded to Transferred Employees in accordance with the terms of Seller's employee stock purchase plan, in each case, that are accrued as of the Closing in respect of Transferred Employees and paid by Seller immediately prior to, at or following the Closing.

        "United States" means the United States of America and its territories and possessions (other than Puerto Rico).

        1.2    Glossary of Defined Terms.     The following terms have the meanings set forth in the Sections set forth below:

Definition	Section
$1.3(e)
Acceptable Confidentiality Agreement	7.4(b)
Accounting Firm	3.2(a)(ii)
Accounts Receivable	2.1(c)
Allocation	3.5(a)
Alternative Financing	7.18(c)
Alternative Transaction Proposal	7.4(h)
Anti-Corruption Laws	5.22(a)
Assets Lists	2.1(k)
Assigned Contracts	2.1(b)
Assumed Liabilities	2.3
Bulk Sale Notice	7.23(a)
Business Employee	8.1(a)(i)
Business Employee Equity Awards	8.6
Business Proprietary Information	7.5(d)
Closing	4.1
Closing Date	4.1
Closing Transferred Employee Accrual	3.3(a)
Closing Working Capital	3.2(a)(i)
Code Section 338(h)(10) Election	7.21
Common Stock	5.1(c)
Competitive Activity	7.15
Confidentiality Agreement	7.5(b)
Conveyance Taxes	9.5
day	1.3(d)
DC Employees	8.3(a)
DDTC	7.6(f)
Debt Financing	6.7
Debt Financing Commitment	6.7
Demand Letter	7.23(b)

Definition	Section
Dispute Notice	3.2(a)(ii)
Division	7.23(a)
Division Escrow	7.23(b)
dollars	1.3(e)
Employee Benefit Plans	5.13(a)
Equity Financing	6.7
Equity Financing Commitments	6.7
Escrow Account	7.25
Escrow Agreement	7.23(b)
Excluded Assets	2.2
Excluded Contracts	2.2(b)
Excluded Liabilities	2.4
Final Net Working Capital	3.2(a)(ii)
Final Purchase Price	3.4
Final Transferred Employee Accrual	3.3(b)
Financial Statements	5.4
Financing	6.7
Financing Commitments	6.7
Government Official	5.22(a)(i)
Guarantee	Recitals
Guarantor	Recitals
Interim Financial Statements	7.17
Items	5.21(a)
Key Customers	5.19
Key Suppliers	5.20
Lenders	6.7
Losses	12.2
Material Contracts	5.9(a)
Medical Claims Amount	7.26
Mezzanine Financing	6.7
Mezzanine Financing Commitment	6.7
Mezzanine Lender	6.7
month	1.3(d)
Notice of Seller Adverse Recommendation Change	7.4(f)
Outside Date	11.1(b)
Outstanding Base Pay	1.1
Parties	Preamble
Party	Preamble
Periodic Taxes	9.1
Plan Account Transfer	8.3(b)
Post-Closing Periodic Tax Period	9.1
Pre-Closing New Mexico Tax Claims	9.6
Pre-Closing Periodic Tax Period	9.1
Preliminary Purchase Price	3.1
Proposed Net Working Capital Statement	3.2(a)(i)
Proposed Transferred Employee Accrual Statement	3.3(a)
Proxy Statement	7.2
Purchased Assets	2.1
Purchased Business Intellectual Property	2.1(d)
Purchased Business Technology	2.1(d)

Definition	Section
Purchased Subsidiaries	2.1(h)
Purchased Subsidiaries Equity Interests	5.1(d)
Purchaser	Preamble
Purchaser Claims	7.16(a)
Purchaser DC Plans	8.3(a)
Purchaser Expenses	11.3(a)
Purchaser FSA Plan	8.2(e)
Purchaser Indemnified Party	12.3
Purchaser Party	11.3(a)(iii)
Purchaser Termination Fee	11.3(b)
Recent Balance Sheet Date	5.4
Reinstated Recommendation	7.1
Retained Marks	7.9
Review Period	3.2(a)(ii)
Revised Transaction Proposal	7.4(f)
Section 338 Forms	7.21
Seller	Preamble
Seller Acquisition Agreement	7.4(d)
Seller Adverse Recommendation Change	7.4(d)
Seller Board Recommendation	5.1(b)
Seller DC Plans	8.3(a)
Seller FSA Plan	8.2(e)
Seller Indemnified Parties	12.2
Seller Insurance Policies	7.16(a)
Seller Party	11.3(a)(iii)
Seller Shareholder Approval	5.1(c)
Seller Shareholder Meeting	5.1(c)
Seller Surviving Reps	12.1
Seller Termination Fee	11.3(a)(iii)
Subsequent Transaction	7.25
Sumitomo TSA	2.2(k)
Superior Proposal	7.4(i)
Survival Date	12.1
Surviving Reps	12.1
Third-Party Claim	12.6(a)
Transferred Employee	8.1(a)(ii)
Transferred Employee Accrual Dispute Notice	3.3(b)
Transferred Employee Accrual Review Period	3.3(b)
Transition Services Agreement	7.10
Voting Agreement	Recitals
week	1.3(d)
Wells Fargo	10.1(d)

        1.3    Interpretation.    Unless otherwise required by the context in which any term appears:

          (a)   The singular shall include the plural, the plural shall include the singular, and the masculine shall include the feminine and neuter.

          (b)   References to "Articles," "Sections," "Schedules" or "Exhibits" shall be to articles, sections, schedules or exhibits, respectively, of or to this Agreement, and references to

  "paragraphs" or "clauses" shall be to separate paragraphs or clauses of the section or subsection in which the reference occurs.

          (c)   The words "herein," "hereof," "herewith" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement, the words "include," "includes" or "including" shall mean "including, without limitation" and the word "or" shall not be exclusive.

          (d)   The term "day" shall mean a calendar day, commencing at 12:00 a.m. (prevailing Pacific time). The term "week" shall mean any seven consecutive day period commencing on a Sunday, and the term "month" shall mean a calendar month; provided that when a period measured in months commences on a date other than the first (1st) day of a month, the period shall run from the date on which it commences to the corresponding date in the next month and, as appropriate, to succeeding months thereafter. Whenever an event is to be performed or a payment is to be made by a particular date and the date in question falls on a day which is not a Business Day, the event shall be performed, or the payment shall be made, on the next succeeding Business Day; provided, however, that all calculations shall be made regardless of whether any given day is a Business Day and whether or not any given period ends on a Business Day.

          (e)   All references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America. References in this Agreement to dollar amount thresholds, deductibles or baskets shall not be deemed to be evidence of a Material Adverse Effect or materiality.

          (f)    All references to "made available to Purchaser" means made available to Purchaser in Seller's virtual data room at least one Business Day prior to execution of this Agreement or delivered to Purchaser or its Representatives via electronic mail prior to execution of this Agreement.

          (g)   All references to a particular entity shall include such entity's successors and permitted assigns unless otherwise specifically provided herein.

          (h)   All references herein to any Law or to any Contract or other agreement shall be to such Law, Contract or other agreement as amended, supplemented or modified from time to time unless otherwise specifically provided herein; so long as, in the case of Contracts, such amendments, supplements or modifications after the date hereof are not prohibited by the terms of this Agreement.

          (i)    The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning.

ARTICLE 2

PURCHASE AND SALE

        2.1    Purchase and Sale of the Purchased Assets.     Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, free and clear of any Encumbrances other than the Permitted Encumbrances, all of Seller's right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded

Assets), which primarily relate to, or are used or held for use primarily in connection with, the Business (collectively, the "Purchased Assets"), consisting of the following:

          (a)   all inventory used primarily in connection with the Business, including those finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories listed on Schedule 2.1(a) of the Seller Disclosure Schedule;

          (b)   all Contracts primarily related to the Business, including all Government Contracts and all Government Bids listed on Schedule 5.10(a) of the Seller Disclosure Schedule and those Contracts listed on Schedule 2.1(b) of the Seller Disclosure Schedule (collectively, the "Assigned Contracts");

          (c)   all accounts or notes receivable held by Seller, and any security, claim, remedy or other right primarily related to any of the Purchased Assets, including those listed on Schedule 2.1(c) of the Seller Disclosure Schedule ("Accounts Receivable");

          (d)   Intellectual Property that is owned by Seller and used primarily in connection with the Business (the "Purchased Business Intellectual Property") and Technology that is owned by Seller and used primarily in connection with the Business (the "Purchased Business Technology"), including those listed on Schedule 2.1(d) of the Seller Disclosure Schedule, and in each case, all associated goodwill, including all rights thereunder, remedies against infringement and rights to protection of interests therein under the Laws of all jurisdictions;

          (e)   all furniture, fixtures, equipment, machinery, tools, office equipment, supplies, computers, telephones and other Tangible Personal Property used primarily in connection with the Business, including those listed on Schedule 2.1(e) of the Seller Disclosure Schedule;

          (f)    to the extent transferable and required to operate the Business, all Permits, which are held by Seller and required for the conduct of the Business as currently conducted or for the ownership and use of the Purchased Assets, as listed on Schedule 2.1(f) of the Seller Disclosure Schedule;

          (g)   all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (other than prepaid Taxes) primarily related to the Business, including those listed on Schedule 2.1(g) of the Seller Disclosure Schedule;

          (h)   the equity interests of the entities listed on Schedule 2.1(h) (collectively, the "Purchased Subsidiaries");

          (i)    all of Seller's rights, to the extent transferable, under warranties, indemnities and all similar rights against third parties to the extent primarily related to any Purchased Assets, including those listed on Schedule 2.1(i);

          (j)    copies of all Books, Records and Files (other than income and similar Tax Returns and related Books, Records and Files), to the extent primarily used in, or primarily related to, the Business; provided, however, that Seller may redact any information to the extent primarily used in, or primarily related to, the Excluded Assets or Seller's Other Businesses from Books, Records and Files and similar materials conveyed pursuant to this Section 2.1(j); and

          (k)   all goodwill and the going concern value of the Business;

provided that, notwithstanding anything in this Agreement to the contrary, the Purchased Assets shall include Seller's leasehold interest in Building 2. Seller and Purchaser shall review, update as necessary and use reasonable best efforts to finalize each section of the Seller Disclosure Schedule referred to in this Section 2.1 (collectively, the "Assets Lists") at least three (3) but no more than five (5) Business Days prior to the Closing.

        2.2    Excluded Assets.     Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the "Excluded Assets"):

          (a)   Cash and Cash Equivalents;

          (b)   All Contracts to which Seller is a party or by which Seller or any of its properties or assets may be bound that are not primarily related to the Business (the "Excluded Contracts");

          (c)   the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller;

          (d)   except as otherwise provided in Article 8 or as set forth on Schedule 2.1(b) and Schedule 5.9(a)(i) of the Seller Disclosure Schedule, all Employee Benefit Plans and assets attributable thereto;

          (e)   the assets, properties and rights specifically set forth on Schedule 2.2(e) of the Seller Disclosure Schedule;

          (f)    the rights which accrue or will accrue to Seller under this Agreement, the Ancillary Agreements and the transactions contemplated thereby;

          (g)   all intercompany accounts receivable between Seller and any of its Affiliates, or between any Affiliate of Seller and any other Affiliate of Seller;

          (h)   except as otherwise provided in Section 7.16, all rights and benefits under the Seller Insurance Policies;

          (i)    all rights to any Actions of any nature available to or being pursued by Seller to the extent related to actions or omissions prior to the Closing, whether arising by way of counterclaim or otherwise, other than those primarily relating to the Business, the Purchased Assets or the Assumed Liabilities;

          (j)    all interests in and to refunds of Taxes relating to Pre-Closing Tax Periods or the Excluded Assets; and

          (k)   that certain Transition Services Agreement, dated May 7, 2012, by and between Seller and Sumitomo Electric Device Innovations, U.S.A., Inc. (the "Sumitomo TSA") and all rights thereunder, including all accounts receivable owed thereunder.

        2.3    Assumed Liabilities.     At the Closing, Purchaser shall assume and agree to pay, perform and discharge when due, and indemnify and hold Seller harmless from and against any and all Losses attributable to, any and all Liabilities of Seller and Seller's Affiliates to the extent primarily relating to or arising out of the Business, the Purchased Assets or the Transferred Employees, whenever arising, existing or occurring, other than the Excluded Liabilities set forth in Section 2.4 below, and including the Liabilities assumed pursuant to Article 8 and Article 9 (collectively, together with all other obligations and Liabilities of Seller and Seller's Affiliates assumed by Purchaser, the Ancillary Agreements and the Schedules hereto and thereto, the "Assumed Liabilities").

        2.4    Excluded Liabilities.     At the Closing, Seller or its Affiliates shall retain (or, if necessary, expressly assume), and shall be responsible for paying, performing and discharging when due, and Purchaser shall not assume or have any responsibility for, any of the following Liabilities (collectively, the "Excluded Liabilities"):

          (a)   all Liabilities of Seller or any of its Affiliates to the extent relating to or arising out of Seller's Other Businesses or the Excluded Assets or otherwise not primarily related to the Business, Purchased Assets or Assumed Liabilities;

          (b)   all Liabilities in respect of the Transferred Employee Accrual;

          (c)   all Liabilities relating to the Employee Benefit Plans, including, for the avoidance of doubt, the Clevenger Retention Agreement, except as otherwise provided in Article 8;

          (d)   all Liabilities relating to Business Employees who are not Transferred Employees;

          (e)   all pre-Closing Tax Liabilities of Seller and its Affiliates, including those Liabilities retained by Seller pursuant to Article 9;

          (f)    all indebtedness for borrowed money of Seller or any of its Affiliates under any note, bond, credit agreement or similar instrument with any financial institution, including, without limitation, under the Credit and Security Agreement;

          (g)   all intercompany payables and loans between Seller and any of its Affiliates, or between any Affiliate of Seller and any other Affiliate of Seller;

          (h)   any Liabilities or obligations of Seller under this Agreement or the Ancillary Agreements; and

          (i)    all Liabilities set forth on Schedule 2.4(i) of the Seller Disclosure Schedule.

ARTICLE 3

PURCHASE PRICE

        3.1    Purchase Price.     On the terms and subject to the conditions set forth in this Agreement, in consideration of the sale of the Purchased Assets and the assumption of the Assumed Liabilities, at the Closing Purchaser shall pay to Seller by wire transfer in immediately available funds to a bank account designated by Seller in writing not fewer than two (2) Business Days prior to the Closing Date an amount in cash equal to $150,000,000 (the "Preliminary Purchase Price"). The Final Purchase Price is the Preliminary Purchase Price, as it may be adjusted in accordance with Section 3.2.

        3.2    Working Capital Adjustment.

          (a)    Preparation of the Final Net Working Capital Statement.

              (i)  As soon as practicable, but no later than ninety (90) days after the Closing Date, Purchaser shall prepare and deliver to Seller a statement (the "Proposed Net Working Capital Statement") setting forth Purchaser's calculation of the Net Working Capital as of immediately prior to the Closing (the "Closing Working Capital").

             (ii)  If Seller disagrees with Purchaser's calculation of Closing Working Capital, Seller shall promptly, but in no event later than thirty (30) days after receiving the Proposed Net Working Capital Statement (the "Review Period"), deliver to Purchaser written notice describing in reasonable detail and with appropriate supporting documentation its calculation of the Net Working Capital and its dispute by specifying those items or amounts as to which Seller disagrees, together with Seller's determination of such disputed items and amounts (a "Dispute Notice"); provided that Seller shall be deemed to have agreed with all items and amounts that are not disputed in the Dispute Notice. If Seller fails to deliver a Dispute Notice within the Review Period, Seller and Purchaser agree that the Proposed Net Working Capital Statement shall be deemed to set forth the Final Net Working Capital. If Seller delivers a Dispute Notice to Purchaser within the Review Period, Purchaser and Seller will use reasonable good faith efforts to resolve the dispute during the 30-day period commencing on the date Seller delivers the Dispute Notice to Purchaser. If Seller and Purchaser are not able to resolve all disputed items within such 30-day period, then the items remaining in dispute shall be submitted immediately to McGladrey LLP or, if such firm is unable or unwilling to serve in such capacity, then such jointly selected independent nationally recognized firm with no existing or former business relationship with any Party hereto mutually agreeable to Seller and Purchaser (the "Accounting Firm"). The Accounting Firm shall be given reasonable access to all relevant records of Purchaser and Seller to calculate the Closing Working Capital. If any remaining issues in dispute are submitted to the Accounting Firm for resolution, each of Seller and Purchaser will be afforded an opportunity to present to the Accounting Firm any material relating to the determination of the matters in dispute and to discuss such matters with the Accounting Firm. The Accounting Firm shall act as an expert and not as an arbitrator to calculate, based solely on the written submissions of Seller, on the one hand, and Purchaser, on the other, and not by independent investigation, the Net Working Capital and shall be instructed that its calculation (A) must be made in accordance with GAAP applied in accordance with Seller's accounting practices and on a basis consistent with the preparation of the Statement of Net Working Capital attached hereto as Exhibit B, and (B) with respect to each item in dispute, must be within the range of values established for such amount as determined by reference to the value assigned to such amount by Seller in the Dispute Notice and by Purchaser in the Proposed Net Working Capital Statement. The Accounting Firm shall submit such calculation to Purchaser and Seller as soon as practicable, but in any event within thirty (30) days after the remaining issues in dispute are submitted to the Accounting Firm. The determination by the Accounting Firm of the Closing Working Capital, as set forth in a written notice delivered to Seller and Purchaser by the Accounting Firm in accordance with this Agreement absent manifest error will be binding and conclusive on Seller and Purchaser. Closing Working Capital as finally determined in accordance with this Section 3.2(a)(ii) is referred to herein as the "Final Net Working Capital."

            (iii)  In the event Seller and Purchaser submit any unresolved objections to an Accounting Firm for resolution as provided in Section 3.2(a)(ii) above, the fees and expenses of such Accounting Firm will be shared equally between Seller and Purchaser.

            (iv)  Purchaser shall make its financial records available to Seller and its accountants and other representatives, and Seller shall make its financial records available to Purchaser and its accountants and other representatives, in each case, at reasonable times during the period beginning on the Closing Date and ending on the date of the final determination of Final Net Working Capital pursuant to Section 3.2(a)(ii) above, subject to customary indemnification and other agreements that may be requested by representatives of the Parties.

          (b)    Net Working Capital Adjustment.

              (i)  If (A) the Final Net Working Capital as determined pursuant to Section 3.2(a)(ii) above equals or exceeds the Reference Net Working Capital or (B) the Reference Net Working Capital exceeds the Final Net Working Capital, in either case by an amount equal to or less than the Collar Amount, then, in either case, there shall be no adjustment of the Preliminary Purchase Price pursuant to this Section 3.2(b);

             (ii)  If the Final Net Working Capital as determined pursuant to Section 3.2(a)(ii) above is greater than the Reference Net Working Capital by more than the Collar Amount or less than the Reference Net Working Capital by more than the Collar Amount, the Preliminary Purchase Price will be adjusted as follows:

              (A)  If the Final Net Working Capital exceeds the Reference Net Working Capital by more than the Collar Amount, Purchaser shall pay to Seller, by wire transfer of immediately available funds to one or more accounts designated by Seller, the amount by which the Final Net Working Capital exceeds the sum of (x) the Reference Net Working Capital plus (y) the Collar Amount; and

              (B)  If the Reference Net Working Capital exceeds the Final Net Working Capital by more than the Collar Amount, Seller shall pay to Purchaser, by wire transfer of immediately available funds to one or more accounts designated by Purchaser, the amount by which the Reference Net Working Capital exceeds the sum of (x) the Final Net Working Capital plus (y) the Collar Amount.

        3.3    Transferred Employee Accrual.

          (a)   As soon as practicable, but no later than ninety (90) days after the Closing Date, Seller shall prepare and deliver to Purchaser a statement (the "Proposed Transferred Employee Accrual Statement") setting forth Seller's calculation of the Transferred Employee Accrual as of immediately prior to the Closing (the "Closing Transferred Employee Accrual").

          (b)   If Purchaser disagrees with Seller's calculation of the Closing Transferred Employee Accrual, Purchaser shall promptly, but in no event later than thirty (30) days after receiving the Proposed Transferred Employee Accrual Statement (the "Transferred Employee Accrual Review Period"), deliver to Seller written notice describing in reasonable detail and with appropriate supporting documentation its calculation of the Transferred Employee Accrual and its dispute by specifying those items or amounts as to which Purchaser disagrees, together with Purchaser's determination of such disputed items and amounts (a "Transferred Employee Accrual Dispute Notice"); provided that Purchaser shall be deemed to have agreed with all items and amounts that are not disputed in the Transferred Employee Accrual Dispute Notice. If Purchaser fails to deliver a Transferred Employee Accrual Dispute Notice within the Transferred Employee Accrual Review Period, Purchaser and Seller agree that the Proposed Transferred Employee Accrual Statement shall be deemed to set forth the Final Transferred Employee Accrual. If Purchaser delivers a Transferred Employee Accrual Dispute Notice to Seller within the Transferred Employee Accrual Review Period, Seller and Purchaser will use reasonable good faith efforts to resolve the dispute during the 30-day period commencing on the date Purchaser delivers the Transferred Employee Accrual Dispute Notice to Seller. If Purchaser and Seller are not able to resolve all disputed items within such 30-day period, then the items remaining in dispute shall be submitted immediately to the Accounting Firm. The Accounting Firm shall be given reasonable access to all relevant records of Seller and Purchaser to calculate the Closing Transferred Employee Accrual. If any remaining issues in dispute are submitted to the Accounting Firm for resolution, each of Purchaser and Seller will be afforded an opportunity to present to the Accounting Firm any material relating to the determination of the matters in dispute and to discuss such matters with the Accounting Firm. The Accounting Firm shall act as an expert and not as an arbitrator to calculate, based solely on the written submissions of Purchaser, on the one hand, and Seller, on the other, and not by independent investigation, the Transferred Employee Accrual and shall be instructed that its calculation (A) must be made in accordance with GAAP applied in accordance with Seller's accounting practices and on a basis consistent with the preparation of the Financial Statements, and (B) with respect to each item in dispute, must be within the range of values established for such amount as determined by reference to the value assigned to such amount by Purchaser in the Transferred Employee Accrual Dispute Notice and by Seller in the Proposed Transferred Employee Accrual Statement. The Accounting Firm shall submit such calculation to Seller and Purchaser as soon as practicable, but in any event within thirty (30) days after the remaining issues in dispute are submitted to the Accounting Firm. The determination by the Accounting Firm of the Closing Transferred Employee Accrual, as set forth in a written notice delivered to Purchaser and Seller by the Accounting Firm in accordance with this Agreement absent manifest error will be binding and conclusive on Purchaser and Seller. The Closing Transferred Employee Accrual as finally determined in accordance with this Section 3.3(b) is referred to herein as the "Final Transferred Employee Accrual." Purchaser shall pay to Seller, by wire transfer of immediately available funds to one or more accounts designated by Seller, the amount of the Final Transferred Employee Accrual.

          (c)   In the event Seller and Purchaser submit any unresolved objections to an Accounting Firm for resolution as provided in Section 3.3(b) above, the fees and expenses of such Accounting Firm will be shared equally between Seller and Purchaser.

          (d)   Seller shall make its financial records available to Purchaser and its accountants and other representatives, and Purchaser shall make its financial records available to Seller and its accountants and other representatives, in each case, at reasonable times during the period beginning on the Closing Date and ending on the date of the final determination of the Final Transferred Employee Accrual pursuant to Section 3.3(b) above, subject to customary indemnification and other agreements that may be requested by representatives of the Parties.

        3.4    Purchase Price Adjustment.     The Preliminary Purchase Price shall be adjusted in accordance with the aggregate amount paid (i) to Seller pursuant to Section 3.2(b)(ii)(A) and/or Section 3.3(b), which amount shall increase the Preliminary Purchase Price, or (ii) to Purchaser pursuant to Section 3.2(b)(ii)(B), which amount shall reduce the Preliminary Purchase Price. The Preliminary Purchase Price as it may be adjusted pursuant to this Section 3.4 is referred to herein as the "Final Purchase Price."

        3.5    Purchase Price Allocation.

          (a)   Within thirty (30) Business Days after the later to occur of the determination of the Final Net Working Capital and the Final Transferred Employee Accrual in accordance with the provisions of Sections 3.2(a) and 3.3, respectively, Purchaser shall provide to Seller an allocation of the Final Purchase Price among the Purchased Assets (the "Allocation"). The Allocation shall be prepared by Purchaser in accordance with Section 1060 of the Code. Seller shall be entitled to review and comment on such schedule for thirty (30) Business Days, and Purchaser shall consider such comments in good faith. Thereafter, Purchaser shall provide Seller with Purchaser's final allocation schedule.

          (b)   Each of Seller and Purchaser shall (i) be bound by the Allocation for purposes of determining Taxes and (ii) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns on a basis consistent with the Allocation. Seller and Purchaser shall not take any position inconsistent with the Allocation in any Tax Return, in any refund claim, in any litigation, or otherwise unless required by a final determination by an applicable taxing authority.

ARTICLE 4

CLOSING

        4.1    Closing Date.     Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, at 10:00 a.m. local time, on the third (3rd) Business Day following the satisfaction or waiver of each of the conditions set forth in Article 10 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) or at such other place, time or date as Seller and Purchaser may mutually agree in writing; provided, however, that if the Marketing Period has not ended at the time of the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article 10 (other than those conditions that by their terms are to be satisfied at the Closing), the Closing shall occur on the earlier of (i) a Business Day before or during the Marketing Period specified by Purchaser on three (3) Business Days prior written notice to Seller, and (ii) the first Business Day following the final day of the Marketing Period (subject, in each case, to the satisfaction or waiver (to the extent permitted hereunder) of all of the conditions set forth in Article 10 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions)). (the day on which the Closing takes place, the "Closing Date").

        4.2    Closing Deliveries by Seller.     At the Closing, Seller shall deliver to Purchaser:

          (a)   a duly executed counterpart of the Bill of Sale and Assignment and Assumption Agreement;

          (b)   a duly executed counterpart of the Intellectual Property Transfer and License Agreement;

          (c)   a duly executed counterpart of the Supply Agreement;

          (d)   a duly executed counterpart of the Transition Services Agreement;

          (e)   a duly executed counterpart of the Pre-Novation Agreement;

          (f)    the certificate required by Section 10.3(a);

          (g)   a duly executed certification that Seller is not a foreign person within the meaning set forth in Treasury Regulation section 1.1445-2(b)(2); and

          (h)   a duly executed assignment of lease, in customary form, conveying the Leased Business Real Property to Purchaser.

        4.3    Closing Deliveries by Purchaser.     At the Closing, Purchaser shall deliver to Seller:

          (a)   the Preliminary Purchase Price pursuant to Section 3.1;

          (b)   a duly executed counterpart of the Bill of Sale and Assignment and Assumption Agreement;

          (c)   a duly executed counterpart of the Intellectual Property Transfer and License Agreement;

          (d)   a duly executed counterpart of the Supply Agreement;

          (e)   a duly executed counterpart of the Transition Services Agreement;

          (f)    a duly executed counterpart of the Pre-Novation Agreement; and

          (g)   the certificate required by Section 10.2(a);and

          (h)   a duly executed assumption of lease, in customary form, assuming the Leased Business Real Property from Seller.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLER

        Except as set forth in the Seller Disclosure Schedule (it being understood and agreed by the Parties that disclosure of any item in any section or subsection of the Seller Disclosure Schedule pertaining to representations and warranties shall be deemed disclosure with respect to any other section or subsection of the Seller Disclosure Schedule pertaining to representations and warranties to which the relevance of such item is reasonably apparent), Seller hereby represents and warrants to Purchaser as follows:

        5.1    Organization, Authority and Qualification.

          (a)   Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New Jersey and has all necessary corporate power and authority to enter into, execute and deliver this Agreement and, subject to obtaining the Seller Shareholder Approval (as defined herein), to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized and approved by the board of directors of Seller, and except for obtaining the Seller Shareholder Approval, no other corporate action on the part of Seller is necessary to authorize and approve the execution, delivery and performance by Seller of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller, and, assuming due authorization, execution and delivery by Purchaser, constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (b)   The board of directors of Seller, at a meeting duly called and held, acting unanimously, has (i) approved the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, including the sale of the Purchased Assets to Purchaser, (ii) determined that it is in the best interests of Seller and its shareholders to enter into this Agreement, (iii) resolved, subject to Section 7.4 hereof, to recommend that the shareholders of Seller approve this Agreement and the transactions contemplated hereby, including the sale of the Purchased Assets to Purchaser (the "Seller Board Recommendation") and (iv) directed that such matters be submitted to Seller's shareholders for their approval.

          (c)   The affirmative vote of the holders of a majority of the votes cast by the holders of the outstanding shares of Common Stock of Seller ("Common Stock") at the meeting of Seller's shareholders to be held in connection with the sale of the Purchased Assets to Purchaser (the "Seller Shareholder Meeting"), voting together as a single class, entitled to vote on the approval of this Agreement and the transactions contemplated hereby, including the sale of the Purchased Assets to Purchaser (the "Seller Shareholder Approval"), is the only vote or approval of the holders of any class or series of capital stock of Seller or any of its Affiliates which is necessary to approve this Agreement and the transactions contemplated hereby. The Common Stock is the only class of capital stock of Seller entitled to vote on the sale of the Purchased Assets and the transactions contemplated hereunder. Neither Seller nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the holders of the Common Stock on any matter. None of the holders of any class or series of capital stock of Seller or any of its Subsidiaries has a right to dissent pursuant to the New Jersey Business Corporation Act in connection with this Agreement or the transactions contemplated hereunder.

          (d)   Schedule 5.1(d) of the Seller Disclosure Schedule sets forth, with respect to each Purchased Subsidiary, its authorized capital stock or other equity interests and the amount of such capital stock or other equity interests validly issued and outstanding as of the date of this Agreement (such issued and outstanding equity interests, the "Purchased Subsidiaries Equity Interests"). All of the Purchased Subsidiaries Equity Interests are owned by Seller, and no other Person has any right or claim to any of the Purchased Subsidiaries Equity Interests whether through ownership of securities, Contract or otherwise. All outstanding Purchased Subsidiaries Equity Interests have been duly authorized and validly issued and are free of preemptive rights.

          (e)   Except as disclosed on Schedule 5.1(e) of the Seller Disclosure Schedule, none of the Purchased Subsidiaries has any assets, liabilities or obligations of any nature, other than as may be incident to its formation.

        5.2    No Conflict.     Assuming that the Seller Shareholder Approval is obtained and that all Consents and other actions described in Section 5.3 and Section 5.10(a) have been obtained and except as may result from any facts or circumstances relating solely to Purchaser, the execution, delivery and performance of this Agreement by Seller does not and shall not (a) violate, conflict with or result in the breach of the certificate of incorporation or bylaws of Seller, (b) result in a violation or breach of, or cause acceleration, constitute (with or without due notice or lapse of time or both) a default or result in the loss of a material benefit (or give rise to any right of consent, termination, cancellation or acceleration or require notice) under any of the terms, conditions or provisions of any Material Contract, Government Contract or Government Bid, or (c) conflict with or violate any Law or Governmental Order applicable to Seller or its assets, properties or businesses, except, in the case of clause (b) or (c) above, have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        5.3    Governmental Consents and Approvals.     The execution, delivery and performance of this Agreement by Seller does not and shall not require any Consent of, action by, filing with or notification to, any Governmental Authority, except (a) filings required under, and compliance with other applicable requirements of, the HSR Act, (b) notifications and filings required in order to comply with Export Controls and Economic Sanctions Laws, (c) novation approval of the Government Contracts with a Governmental Authority of the United States Government, as listed on Schedule 5.3 of the Seller Disclosure Schedule, (d) as may be necessary as a result of any facts or circumstances relating solely to Purchaser or any of its Affiliates or (e) to the extent that the failure to obtain any such Consent or to take such action, make such filing or make such notification has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        5.4    Financial Statements.

          (a)   Seller has delivered to Purchaser unaudited balance sheets and income statements of the Business as of and for the fiscal year ended September 30, 2013 and as of and for the nine months ended June 30, 2014 (the "Recent Balance Sheet Date" and, together with the Interim Financial Statements, the "Financial Statements"). The Financial Statements have been, and in the case of the Interim Financial Statements will be, prepared in accordance with GAAP, and fairly present, and in the case of the Interim Financial Statements will fairly present, in all material respects, the financial condition and results of operations of the Business as of the respective dates of and for the periods referred to herein, in each case, subject to (i) the absence of statements of cash flow, stockholders' equity and footnotes for the periods covered by the Financial Statements; (ii) year-end audit adjustments consistent with past practice that, individually or in the aggregate, are not material in amount or nature; and (iii) with respect to the unaudited balance sheets and income statements of the Business as of and for the fiscal quarter ended September 30, 2014, the continuing review of Seller's management and the completion of Seller's procedures, in each case consistent with management's financial reporting practices in the ordinary course of business.

          (b)   Neither Seller nor any of its Subsidiaries has any Liabilities pertaining to the Business (whether or not required to be reflected or reserved against on a balance sheet of Seller prepared in accordance with GAAP), except Liabilities pertaining to the Business (i) reflected or reserved against on the balance sheet of the Business as of the Recent Balance Sheet Date included in the Financial Statements; (ii) expressly contemplated by this Agreement or otherwise incurred in accordance herewith, (iii) as a result of actions taken or refrained from being taken at the written request of Purchaser or (iv) incurred after the Recent Balance Sheet Date that do not have, and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (c)   There are no off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) pertaining to the Business.

          (d)   Neither Seller nor any of its Subsidiaries nor any director or executive officer thereof has, and to the Knowledge of Seller, no other officer, employee or accountant of Seller or any of its Subsidiaries has, received any material complaint, allegation, assertion or claim, in writing (or to the Knowledge of Seller, orally) that Seller or any of its Subsidiaries has engaged in improper, illegal or fraudulent accounting or auditing practices pertaining to the Business. Except as provided in Schedule 5.4(d) of the Seller Disclosure Schedule, to the Knowledge of Seller, since October 1, 2012, no attorney representing Seller or any of its Subsidiaries, whether or not employed by Seller or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar material violation by Seller or any of its Subsidiaries or any of their respective officers, directors, employees or agents pertaining to the Business to the board of directors or any committee thereof or to any director or officer of Seller or any of its Subsidiaries.

          (e)   Neither Seller nor any of its Subsidiaries are party to any Financial Support Arrangements used in the operation of the Business as currently conducted.

        5.5    Litigation.     No Action by or against Seller is pending or, to the Knowledge of Seller, threatened against Seller or any of its Affiliates by or before any Governmental Authority or by any third party that (a) relates to or arose out of the Purchased Assets, the Assumed Liabilities or the Business or (b) questions the validity of this Agreement or any of the Ancillary Agreements, or any action taken or to be taken by Seller in connection with this Agreement or any of the Ancillary Agreements, which, in the case of each of clauses (a) and (b), would reasonably be expect to result in (i) injunctive or declaratory relief or Losses exceeding $150,000 to the Business; or (ii) individually or in the aggregate, a Material Adverse Effect.

        5.6    Title to and Sufficiency of Assets.

          (a)   Seller has good and valid title to or has valid and enforceable license or leasehold interests in, or other legal rights to possess or use, all of the Purchased Assets other than the Leased Business Real Property and Owned Business Real Property (which, collectively, is subject to the representations and warranties set forth in Section 5.8 hereof) (including, without limitation, all Tangible Personal Property included in the Purchased Assets, except as have been disposed of in the ordinary course of business), free and clear of all Encumbrances, except for Permitted Encumbrances.

          (b)   Assuming the Consents of third Persons set forth on Schedule 5.6(b) of the Seller Disclosure Schedule are obtained, or, if necessary, alternative arrangements contemplated by Section 7.11(d) have been performed, the Purchased Assets, taken together with the services, assets and rights to be provided hereunder or under the Ancillary Agreements, constitute, and on the Closing Date will constitute, all of the assets necessary to operate the Business in all material respects in the manner immediately after the Closing as it is currently conducted by Seller and its Affiliates; provided, however, that, for the avoidance of doubt, the foregoing and the representation and warranty set forth in Section 5.7 shall not be deemed to constitute a representation or warranty with respect to infringement, misappropriation or other violation of Intellectual Property or other proprietary rights of third parties, which are addressed solely in Section 5.15(c).

        5.7    Compliance with Laws.     Seller is not, nor since October 1, 2012 has been, in violation of any Law applicable to Seller with respect to the Business or the Purchased Assets, except for violations that would not, individually or in the aggregate, have a Material Adverse Effect.

        5.8    Real Property.

          (a)   Schedule 5.8(a) of the Seller Disclosure Schedule sets forth a list of all Owned Business Real Property and all Leased Business Real Property.

          (b)   Each of Seller and its Affiliates has good, marketable and valid title to, or valid leasehold or sublease interests or other comparable Contract rights in or relating to, all of its Owned Business Real Property and Leased Business Real Property, except as have been disposed of in the ordinary course of business and except for Permitted Encumbrances. There are no Persons (other than the Seller) in possession of the Owned Business Real Property, and the Owned Business Real Property is not subject to any sublease, license, occupancy agreement or other Contract that grants to any Person any rights to acquire, lease, use or occupy the Owned Business Real Property or any portion thereof, except for Permitted Encumbrances. There are no condemnation, taking or eminent domain proceedings pending, or, to the Seller's Knowledge, contemplated or threatened against the Seller's interest in all or any part of the Owned Business Real Property.

          (c)   Assuming that all consents described on Schedule 5.8(c) have been obtained and all notices described on Schedule 5.8(c) have been given, each of Seller and its Affiliates has complied in all material respects with the terms of all leases relating to Leased Business Real Property to which it is a party and under which it is in occupancy, and all leases relating to Leased Business Real Property to which Seller or an Affiliate of Seller is a party and under which it is in occupancy are in full force and effect. As of the date hereof, Seller has delivered to Purchaser true, correct and complete copies of each Lease. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) neither Seller nor any Affiliate of Seller has received a written notice of any event or occurrence that has resulted or could result (with or without the giving of notice, the lapse of time or both) in a default with respect to any lease regarding the Leased Business Real Property to which it is a party, and (ii) assuming that all consents described on Schedule 5.8(c) have been obtained and all notices described on Schedule 5.8(c) have been given, neither Seller nor any Subsidiary of Seller is in default and, to the Seller's Knowledge, there does not exist any event, condition or omission which would constitute a breach or default (whether by lapse of time or notice or both) by any other Person party to any such lease.

          (d)   There is no pending or, to the Seller's Knowledge, threatened (i) zoning application or proceeding; (ii) tax certiorari proceeding or other tax contest or dispute; or (iii) other Action or matter relating to any Leased Business Real Property or Owned Business Real Property or portion thereof or interest therein that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Leased Business Real Property and Owned Business Real Property (i) except for ordinary wear and tear, is in good order and repair and structurally sound; (ii) has all necessary occupancy and other certificates and permits, municipal and otherwise, for the lawful use and occupancy of such Real Property for the Business, which occupancy and other certificates and permits are valid and in full force and effect; (iii) does not have any outstanding correcting work orders from any Governmental Authority or any insurance company; and, (iv) to the Knowledge of Seller, does not have any pending or proposed special or other assessments for public improvements or otherwise affecting such Real Property (nor are there any contemplated improvements to such Real Property that may result in such special or other assessment).

        5.9    Material Contracts.

          (a)   Except for those agreements set forth (by applicable subsection) on Schedule 5.9(a) of the Seller Disclosure Schedule (collectively, the "Material Contracts") and except for this Agreement and any lease of Leased Business Real Property (which is subject to the representations and warranties set forth in Section 5.8 hereof), as of the date hereof, none of the Assigned Contracts constitute:

              (i)  Contracts for the employment of any officer, employee or other person on a full-time, part-time, consulting or other basis (excluding, for the avoidance of doubt, customary at-will employment arrangements) or any other agreement providing severance, retention, termination, bonus, stay bonus or similar benefits to any person upon a change of control of Seller or consummation of the transactions contemplated by this Agreement;

             (ii)  Contracts (other than a Government Contract) entered into in the ordinary course of business involving aggregate committed payments to or from Seller in excess of $150,000 per year;

            (iii)  Contracts between Seller or any of its subsidiaries, on the one hand, and any director, officer, general or limited partner or any other Affiliate of Seller or any of its subsidiaries, on the other;

            (iv)  Contracts (other than a Government Contract) for the disposition of any assets of Seller or any of its subsidiaries or any agreement for the acquisition of any assets or business of any other entity, in each case, involving consideration in excess of $150,000 or the incurrence of "earnout" or similar contingent payment obligations in excess of $150,000 on the Business to the extent such obligations are still in effect;

             (v)  Contracts (A) limiting the ability of Seller or any of its subsidiaries to engage, in any material respect, in any line of business or to compete, in any material respect, with any Person; (B) granting any rights of exclusivity or (C) granting any "most favored customer", "most favored supplier" or similar rights;

            (vi)  collective bargaining agreements, labor contracts or other written agreements, or arrangements with any labor union or any employee organization;

           (vii)  Contracts pursuant to which (A) Seller licenses from any Person Intellectual Property or Technology for use primarily within the Business (excluding licenses pertaining to "off-the-shelf" or commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for an annual license fee of no more than $20,000) or (B) Seller licenses to any Person any material Purchased Business Intellectual Property or material Purchased Business Technology;

          (viii)  other Contracts entered into outside the ordinary course of business involving more than $150,000 per year or $300,000 over the life of such contract.

          Seller has made available to Purchaser or its Representatives prior to the date hereof a complete and accurate copy of each Material Contract, as amended or modified prior to the date hereof, subject to redactions required to comply with Applicable Laws.

          (b)   Except for matters which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and for terminations or expirations at the end of the stated term after the date hereof, (i) each Material Contract is a valid, binding and legally enforceable obligation of Seller, as the case may be, and, to the Knowledge of Seller, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity, (ii) each such Material Contract is in full force and effect and (iii) Seller is not (with or without notice or lapse of time, or both) in breach or default under any provision of any such Material Contract and, to Seller's Knowledge, no other party to any such Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder.

        5.10    Government Contracts; Government Bids.

          (a)   Set forth (by applicable subsection) on Schedule 5.10(a) of the Seller Disclosure Schedule is a complete and correct list of (i) all Government Contracts and (ii) all Government Bids, in each case, with reference to any required Consents that must be obtained before a Government Contract or Government Bid may be assigned to Purchaser. Seller has made available to Purchaser a complete and accurate copy of each such Government Contract and Government Bid, as amended or modified prior to the date hereof, subject to redactions required to comply with applicable Law. Purchaser acknowledges that Seller makes no representation or warranty that any of its Government Bids will be selected for award by the applicable Governmental Authority or prime contractor or if selected that an award will be made to Purchaser.

          (b)   There is no pending audit or investigation of Seller or any of its Subsidiaries with respect to any alleged material irregularity, misstatement, overpayment, omission, or misconduct arising under or relating to any Government Contract or Government Bid. With respect to each Government Contract or outstanding Government Bid, since October 1, 2011, (i) no material costs incurred by Seller or any of its Subsidiaries have been disallowed or questioned, and (ii) neither Seller nor any of its Subsidiaries has been under any administrative, civil, or criminal investigation, indictment, or audit (other than routine audits) or made any disclosure to a Governmental Authority with respect to any alleged material irregularity, misstatement, overpayment, omission, or misconduct arising under or relating to any Government Contract or Government Bid.

          (c)   Since October 1, 2011, (i) no Governmental Authority nor any prime contractor, subcontractor or vendor has asserted any material claim or any other material action for relief and (ii) no Governmental Authority, prime contractor, subcontractor or vendor has formally initiated any material dispute, protest or proceeding; in each case relating to any Government Contract or Government Bid.

          (d)   With respect to each Government Contract and each Government Bid, since October 1, 2011, (i) Seller and each of its Subsidiaries has complied in all material respects with all terms and conditions of such Government Contract or Government Bid, as applicable; (ii) Seller and each of its Subsidiaries has complied in all material respects with all applicable Law pertaining to such Government Contract or Government Bid, as applicable; (iii) all representations, certifications and claims executed, acknowledged or set forth in or pertaining to such Government Contract or Government Bid were current, accurate and complete in all material respects as of their effective date, and Seller and each of its Subsidiaries have complied in all material respects with all such representations and certifications; (iv) no termination for convenience, termination for default, stop or suspension of work, cure notice, show cause notice or notice addressing contractor responsibility with respect to any Government Contract has been received by or issued by Seller or any of its Subsidiaries, except, in either case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (v) no money due to Seller or any of its Subsidiaries pertaining to any Government Contract has been withheld or offset, nor has any claim been made to withhold or offset money (other than retainages in the ordinary course of business as provided for in the applicable Government Contract).

          (e)   Neither Seller nor its Subsidiaries nor, to the Knowledge of Seller, any of its respective affiliates, directors, managers, officers or employees is (or at any time during the last four (4) years) has been suspended, debarred, proposed for suspension or proposed for debarment from doing business with a Governmental Authority.

          (f)    The Purchased Assets include (i) all registered copyrights, registered Trademarks, Patents owned by Seller or any of its Subsidiaries that are reasonably necessary to the performance of any Government Contract or Government Bid, if awarded ("Seller Government Contracts IP"), and (ii) all material licenses, sublicenses and other agreements and permissions under which Seller or any of its Subsidiaries is a licensee that are reasonably necessary to the performance of any Government Contract or Government Bid, if awarded ("IP Licenses"). Seller has good and valid title to, or has the right to use and otherwise exploit, Seller Government Contracts IP. To the Knowledge of Seller, (A) Seller has a valid and enforceable right or license to use all material third party Intellectual Property that is licensed to Seller or its Subsidiaries pursuant to the IP Licenses and (B) no Governmental Authority possesses ownership or license rights in any of the Seller Government Contracts IP or the IP Licenses.

          (g)   To the Knowledge of Seller, the contractor business systems used by Seller and its Subsidiaries during performance of any Government Contract are in compliance with applicable requirements of a Government Contract and all applicable Law. Since October 1, 2011, no Governmental Authority or auditor working on behalf of a Governmental Authority has notified Seller or any of its Subsidiaries of a significant weakness or deficiency with any such business system.

          (h)   Neither Seller nor any of its Subsidiaries has assigned any of their respective material claims, material rights to receive value or other material interests under any Government Contract pursuant to the Assignment of Claims Act, as amended, or otherwise.

          (i)    All technical data, computer software and computer software documentation (as those terms are defined under the FAR) delivered to a Governmental Authority under or in connection with any Government Contract have been properly and sufficiently marked and protected so that no more than the rights or licenses required under applicable Government Contract terms, if any, have been provided. All disclosures, elections, and notices required by applicable contract terms to protect ownership of inventions conceived, first actually reduced to practice or made under any Government Contract have been made and provided to the relevant Governmental Authority.

        5.11    Environmental Matters.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

              (i)  Seller is in compliance with all applicable Environmental Laws with respect to the Business and the ownership and operation of the Purchased Assets and Seller has obtained and is in compliance with all Environmental Permits with respect to the Business and the ownership and operation of the Purchased Assets;

             (ii)  there are no pending Environmental Claims with respect to the Business, the Owned Business Real Property, the Leased Business Real Property or any formerly owned or operated real property with respect to the Business, and Seller has not received written notice of a threatened Environmental Claim;

            (iii)  there is and has been no Release and there is no threatened Release of Hazardous Substance, nor are any Hazardous Substances present at any of the Leased Business Real Property, Owned Business Real Property or any formerly owned or operated properties with respect to the Business, or at any facility that received Hazardous Substances generated in connection with the Business, in quantities or under circumstances that would reasonably be expected to result in Environmental Liabilities, a Remedial Action or an Environmental Claim;

            (iv)  neither the Business nor Seller or a predecessor in interest with respect to the Business, is subject to any Contract or other agreement that may require it to pay, reimburse, pledge, defend or hold harmless any Person for or against any Environmental Liabilities or Environmental Claims;

             (v)  neither Seller nor the Business nor predecessor in interest with respect to the Business has been named, listed or received written notice of liability as a potentially responsible party or a responsible party by a Governmental Authority in a matter arising out of any Environmental Law;

            (vi)  there are no Environmental Liens pending or, to the Knowledge of Seller, threatened with respect to the Business or the Purchased Assets;

           (vii)  there is and has been no mold condition arising out of the sprinkler system at Seller's Albuquerque, New Mexico facility on July 10, 2014 and July 21, 2014; and

          (viii)  there are no underground storage tanks located on, the Owned Business Real Property or the Leased Business Real Property.

          (b)   Seller has made available to Purchaser complete and true copies of all material environmental reports, studies, assessments, and sampling data within in its possession or control relating to the operations of the Business, the Owned Business Real Property, and the Leased Business Real Property.

        5.12    Insurance.     Schedule 5.12 of the Seller Disclosure Schedule contains a true, correct and complete list of all insurance policies currently in effect (by policy number, insurer, policy holder, policy period, type, and amount of coverage) held for the benefit of the Business and the Purchased Assets (the "Insurance Policies"). The Insurance Policies are sufficient for compliance with applicable Law and Contracts. Seller is in compliance in all material respects with the terms and provisions of the Insurance Policies and all premiums due and payable with respect thereto have been paid. Seller has not received a written notice of cancellation or termination of any Insurance Policy. The limits of the Insurance Policies have not been materially eroded. There is no material claim relating to the Business or the Purchased Assets pending under any of the Insurance Policies as to which coverage has been denied or disputed by the underwriters of such policy.

        5.13    Employee Benefits.

          (a)   Schedule 5.13(a) of the Seller Disclosure Schedule sets forth a complete and accurate list of each Compensation and Benefit Plan maintained, sponsored or contributed to, or required to be contributed to, by Seller or any Seller ERISA Affiliate for the benefit of any current or former employee of Seller or its Affiliates who primarily performs (or performed) his or her services for, or with respect to, the Business (collectively, the "Employee Benefit Plans"). No Employee Benefit Plan is maintained outside the jurisdiction of the United States, or covers any current or former employee of Seller or its Affiliates who primarily performs (or performed) his or her services for, or with respect to, the Business residing or working outside of the United States.

          (b)   With respect to each of the Employee Benefit Plans, Seller has made available to Purchaser copies of each of the following documents: (i) each Employee Benefit Plan (including all amendments thereto); (ii) the annual report (including Form 5500 and attached schedules) and actuarial report, if required under ERISA or the Code, with respect to each such Employee Benefit Plan for the last plan year ending prior to the date hereof; (iii) the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Employee Benefit Plan; (iv) the most recent determination letter received from the IRS with respect to each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code; and (v) any trust agreement or other funding arrangement.

          (c)   Each of the Employee Benefit Plans has been operated and administered in compliance in all material respects with its terms and with all applicable Laws, including ERISA and the Code. There are no pending or, to the Knowledge of Seller, threatened claims by or on behalf of any of the Employee Benefit Plans, by any current or former employee or independent contractor of

  Seller or its Affiliates who primarily performs (or performed) his or her services for, or with respect to, the Business or any beneficiary thereof covered under any such Employee Benefit Plan or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits). Each Employee Benefit Plan intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS with respect to its qualified status under the Code, or may make such amendments as may be required to obtain a favorable determination letter from the IRS within the remedial amendment period and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

          (d)   No Employee Benefit Plan is subject to Title IV of ERISA and neither the Seller, its Subsidiaries or any Seller ERISA Affiliate has at any time in the past six years sponsored or contributed to, or has or had any liability or obligation in respect of, any plan subject to Title IV of ERISA. Neither the Seller nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees or independent contractors of Seller or its Affiliates who primarily perform (or performed) their services for, or with respect to, the Business, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable law.

          (e)   No Employee Benefit Plan exists that, as a result of the execution of this Agreement, shareholder approval of this Agreement, or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), could result in (i) severance pay or any increase in severance pay upon any termination of the employment of a current or former employee of Seller or its Affiliates who primarily performs (or performed) his or her services for, or with respect to, the Business after the date of this Agreement, (ii) acceleration of the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, an increase in the amount payable or in any other material obligation pursuant to, any of the Employee Benefit Plans in respect of a Business Employee or (iii) payments to a current or former employee or independent contractor of Seller or its Affiliates who primarily performs (or performed) his or her services for, or with respect to, the Business which would not be deductible under Section 280G of the Code.

        5.14    Tax Matters.

          (a)   All income tax and all other material Tax Returns that were required to have been filed by Seller in respect of or in relation to the Business or the Purchased Assets have been filed (taking into account any extensions of time in which to file) and all such Tax Returns are true, correct and complete in all material respects. Seller has paid or withheld and remitted all material Taxes due with respect to the periods covered by such Tax Returns. There are no Encumbrances for Taxes (other than Permitted Encumbrances) upon any of the Purchased Assets. Seller has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency with respect to the Business or the Purchased Assets.

          (b)    Purchased Subsidiaries.

              (i)  All income tax and all other material Tax Returns that were required to have been filed by Seller in respect of or in relation to the Purchased Subsidiaries have been filed (taking into account any extensions of time in which to file) and all such Tax Returns are true, correct and complete in all material respects.

             (ii)  The Purchased Subsidiaries are not currently the subject of an audit or other examination of material Taxes by any taxing authority and has not received any written notice from any taxing authority relating to any issue which could have an adverse effect in any material respect on the Tax liability of the Purchased Subsidiaries after the Closing Date.

            (iii)  There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes or deficiencies against the Purchased Subsidiaries.

            (iv)  All Taxes which the Purchased Subsidiaries are required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, non-resident or other third party have been duly withheld or collected (including, but not limited to, Code Section 3402), and have been timely paid over to the proper authorities to the extent due and payable.

             (v)  There are no tax sharing, allocation, indemnification or similar agreements in effect as between either of the Purchased Subsidiaries and any other Person under which the applicable Purchased Subsidiary could be liable for the Taxes of another Person after the Closing Date.

            (vi)  There are no Encumbrances with respect to any Taxes of the Purchased Subsidiaries other than Permitted Encumbrances.

           (vii)  No jurisdiction where no Tax Return has been filed or no Tax has been paid by either of the Purchased Subsidiaries has made a claim for the payment of any Tax or the filing of any Tax Return, in each case, with respect to such Purchased Subsidiary.

          (viii)  Each of the Purchased Subsidiaries is not and will not be required to include any item of income in, or exclude any item of deduction from, federal taxable income for any Tax period (or portion thereof) ending after the Closing Date, as a result of a change in method of accounting, any installment sale or open transaction, any prepaid amount, refund or credit.

            (ix)  Each of the Purchased Subsidiaries is not and has never been a beneficiary of or otherwise participated in any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

             (x)  Each of the Purchased Subsidiaries is not, nor has it ever been, a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) at any time during the applicable period referred to in Code Section 897(c)(l)(A)(ii).

        5.15    Intellectual Property.

          (a)    Registered IP.    Schedule 5.15(a) of the Seller Disclosure Schedule sets forth a complete and accurate list of all Registered IP.

          (b)    Ownership.    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) Seller owns all right, title and interest in and to the Registered IP free from Encumbrances (other than Permitted Encumbrances), (ii) Seller has good and valid title to, or has the right to use and otherwise exploit, and following the Closing, Purchaser will have, all other items of Purchased Business Intellectual Property and Purchased Business Technology as the same is used and otherwise exploited by Seller in the Business as presently conducted, and (iii) Seller has not received any written or, to the Knowledge of Seller, oral notice or claim challenging Seller's ownership or use of any Purchased Business Intellectual Property or Purchased Business Technology. No Purchased Business Intellectual Property or Purchased Business Technology material to the Business is subject to any outstanding Governmental Order against Seller restricting the use, sale or exploitation thereof by Seller.

          (c)    Non-Infringement.    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) Seller has not, in its conduct of the Business since October 1, 2011, infringed, misappropriated or otherwise violated any Intellectual Property of any Person and (ii) there is no such claim pending or, to the Knowledge of Seller, threatened against

  Seller in writing. To the Knowledge of Seller, no Person is infringing, misappropriating or otherwise violating any Purchased Business Intellectual Property, and no such claims are pending or threatened against any Person by Seller. This Section 5.15(c) constitutes the only representation and warranty of Seller with respect to any actual or alleged infringement or other violation of any Intellectual Property of any other Person.

          (d)    Source Code; Open Source.    Seller (i) is not subject to any Contract with any Person pursuant to which Seller has deposited, or would be required to deposit, into escrow the source code of any software that is material to the Business and (ii) has not disclosed or delivered the source code for any software that is material to the Business to any Person who is not an independent contractor (subject to confidentiality obligations) or an employee of Seller. To the Knowledge of Seller, no material Purchased Business Intellectual Property or Purchased Business Technology that is comprised of software is subject to the terms of any "open source" license that requires, or would reasonably be expected to require, the disclosure, delivery, license or distribution of the source code of any such software of Seller to any Person.

          (e)    Security.    Seller takes commercially reasonable precautions to protect the confidentiality, integrity, operation and security of its software and IT Systems controlled by Seller against any unauthorized use, access, interruption, modification or corruption. To the Knowledge of Seller as of the date hereof, there have been no material security breaches or distributions, viruses, malware, or similar events suffered by the software or IT Systems.

        5.16    Labor Matters.

          (a)   There are no pending or, to the Knowledge of Seller, threatened strikes, lockouts, work stoppages or slowdowns involving the employees of Seller or one of its Affiliates who primarily perform their services for, or with respect to, the Business ("Current Business Employee"), except for any such strikes, lockouts, work stoppages or slowdowns that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   There is no unfair labor practice proceeding involving the Current Business Employees before the National Labor Relations Board pending or, to the Knowledge of Seller, threatened against Seller.

          (c)   Neither the Seller nor any Subsidiary is a party to any labor or collective bargaining agreement which represents Current Business Employees and there are no labor or collective bargaining agreements which pertain to Current Business Employees. No Current Business Employees are represented by any labor organization with respect to their employment with Seller or any Subsidiary; no labor organization or group of Current Business Employees has made a pending demand for recognition or certification to Seller and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Seller, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority relating to the Seller with respect to Current Business Employees. There are no organizing activities involving the Seller with respect to Business pending with any labor organization or group of Current Business Employees.

          (d)   There are no complaints, charges, or claims against Seller pending, or to the Knowledge of Seller, threatened in writing to be brought or filed, with any authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or any individual by Seller with respect to the Business.

          (e)   Seller has taken commercially reasonable steps to ensure that the independent contractors who provide, or provided, services to the Business are, or were, properly classified as independent contractors and the Business is not under investigation or audit with respect to its treatment of independent contractors as independent contractors rather than employees.

          (f)    With respect to the Business and Current Business Employees, Seller is in compliance in all material respects with all laws governing the employment of labor, including, but not limited to, all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation.

        5.17    Absence of Certain Changes.     Except as contemplated by this Agreement, (a) since the Recent Balance Sheet Date, there has not been any state of facts, change, development, event, effect, condition or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (b) between the Recent Balance Sheet Date and the date hereof, Seller has not taken any action that, if taken after the date of this Agreement without the written consent of Purchaser, would constitute a breach of subsections (d) through (e) of Section 7.3.

        5.18    Affiliate Transactions.     No director or officer (other than in their capacity as such) or Affiliate of Seller is a party to any Contract or material transaction with Seller relating to the Business, including any Contract for any loans, advances, enterprise-level buying or sharing-of-discounts or no-cost-use arrangements, or otherwise requiring payments to or from, any such Person.

        5.19    Customers.     Schedule 5.19 of the Seller Disclosure Schedule sets forth a list of the 10 most significant customers of Seller and its Subsidiaries pertaining to the Business, taken as a whole (the "Key Customers"), based on dollar sales volumes during the 12-month period ended June 30, 2014. Since October 1, 2013, none of Seller nor any of its Subsidiaries has received any written notice from a Key Customer that such Key Customer will (or has threatened to) cancel, terminate, materially limit or materially and adversely modify its current (or currently proposed) business relationship with Seller or any of its Subsidiaries other than with respect to requests by Key Customers to delay shipment of products of Seller or any of its Subsidiaries in the ordinary course.

        5.20    Suppliers.     Schedule 5.20 of the Seller Disclosure Schedule sets forth a list of the 10 most significant suppliers of Seller and its Subsidiaries pertaining to the Business (the "Key Suppliers"), taken as a whole, based on amounts invoiced during the 12-month period ended June 30, 2014. Since October 1, 2013, none of Seller nor any of its Subsidiaries has received any written notice from a Key Supplier indicating that such Key Supplier has ceased, or will (or has threatened to) cancel, terminate, materially limit or materially and adversely modify its current (or currently proposed) business relationship with Seller or any of its Subsidiaries.

        5.21    Export Controls; Economic Sanctions and Customs Matters.

          (a)   Except as set forth on Schedule 5.21(a) of the Seller Disclosure Schedule, in the last five (5) years the Seller (i) has not exported, reexported, sold or otherwise transferred (including transfers to non-U.S. Persons located in the United States) any commodities, software, technology, or services or any other items (collectively, "Items") in violation of applicable Export Controls and Economic Sanctions Laws, nor exported, reexported, sold or otherwise transferred any Items with knowledge or reason to know that such Items would be exported, reexported, sold or otherwise transferred in violation of applicable Export Controls and Economic Sanctions Laws, (ii) where required by Law, has notified recipients of such Items of the potential applicability of Export Controls and Economic Sanctions Laws to the recipients' use or other disposition thereof, and (iii) has not engaged in any other transactions, or otherwise dealt, with any Person with whom U.S. persons are prohibited from dealing under Export Controls and Economic Sanctions Laws, including, for example, any Person designated by the U.S. Treasury Department's Office of Foreign Assets Control on the List of Specially Designated Nationals and Blocked Persons; the U.S. Commerce Department's Entity List, Unverified List, or Denied Persons List; or the Debarred List or non-proliferation sanctions maintained by the U.S. State Department.

          (b)   In the last five (5) years, the Seller has not been the subject of an investigation or inquiry or subject to civil or criminal proceedings or penalties imposed by any Governmental Authority with respect to violations or alleged violations of applicable Export Controls and Economic Sanctions Laws in relation to the Business.

          (c)   In the last five (5) years, the Seller has not been the subject of an investigation or inquiry or subject to civil or criminal proceedings or penalties imposed by any Governmental Authority with respect to violations or alleged violations of applicable Customs Laws in relation to the Business.

          (d)   Except as set for on Schedule 5.21(d) of the Seller Disclosure Schedule, in the last five (5) years the Seller has not made any voluntary disclosure with respect to a violation or possible violation of Export Controls, Economic Sanctions, or Customs Laws to any Governmental Authority in relation to the Business.

        5.22    Anti-Corruption.

          (a)   Each of the Seller and the Affiliates of the Seller is, and at all times has been, in compliance with the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and all other applicable anti-bribery and anti-corruption laws of those jurisdictions in which they do business (collectively, "Anti-Corruption Laws"). Neither the Seller nor its Affiliates, nor any of their respective directors, officers, employees, stockholders, agents, representatives or other persons acting or purporting to act on their behalf has:

              (i)  offered, promised, paid, given, authorized or approved the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any employee, official, representative, or other person acting on behalf of any government or department, agency or instrumentality thereof, or of any public international organization, or any political party or official thereof, or candidate for political office (a "Government Official"), for the purpose of: (x) influencing any act or decision of such Government Official in his, her, or its official capacity; or (y) inducing such Government Official to do, or omit to do, an act in violation of the lawful duty of such Government Official, or (z) securing any improper advantage;

             (ii)  used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; or

            (iii)  acted or attempted to act in any manner which would subject the Seller or any of its Affiliates to liability under any Anti-Corruption Law.

          (b)   There are, and have been, no allegations, investigations, inquiries, actions or proceedings with regard to a potential violation of any Anti-Corruption Law by the Seller or any of its Affiliates or any of their respective current or former directors, officers, employees, stockholders or agents, or other persons acting or purporting to act on their behalf.

        5.23    Opinion of Financial Advisor.     The board of directors of Seller has received an oral opinion (to be confirmed in writing) from Raymond James & Associates, Inc., dated as of September 16, 2014, to the effect that, based upon and subject to the assumptions, disclaimers, limitations, qualifications and other matters set forth in the written opinion, the Preliminary Purchase Price to be received by Seller pursuant to this Agreement is fair, from a financial point of view, to Seller. A non-reliance copy of such opinion will be provided to Purchaser promptly for information purposes following receipt thereof by Seller.

        5.24    Anti-Takeover Laws.     There are no "fair price," "moratorium," "control share acquisition" or other anti-takeover Laws applicable to this Agreement or the transactions contemplated herein.

        5.25    Brokers.     Seller shall be solely responsible for the fees and expenses of any broker, finder or investment banker entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

        5.26    Solvency.     Assuming satisfaction of the conditions to this Agreement, and after giving effect to the transactions contemplated hereby, the assumption or retention (as applicable) of the Excluded Liabilities by Seller and its Affiliates, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby, and payment of all related fees and expenses, Seller and its Subsidiaries (on a consolidated basis) will be Solvent as of the Closing Date and immediately after the consummation of the transactions contemplated hereby.

        5.27    Disclaimer.     EXCEPT AS SET FORTH IN THIS ARTICLE 5, NONE OF SELLER, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKE OR HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF SELLER, ITS AFFILIATES OR THE BUSINESS. ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants to Seller as follows:

        6.1    Organization and Authority of Purchaser.     Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to enter into, execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate or similar action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and, assuming due authorization, execution and delivery by Seller, this Agreement is a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

        6.2    No Conflict.     Assuming that all Consents and other actions described in Section 6.3 have been obtained, and except as may result from any facts or circumstances relating solely to Seller, the execution, delivery and performance by Purchaser of this Agreement do not and shall not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or bylaws (or similar organizational documents) of Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to Purchaser or its assets, properties or businesses or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, result in the loss of a material benefit under any of the terms, conditions or provisions of, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, Contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Purchaser is a party or pursuant to which its property or assets are bound, except, in the case of clauses (b) and (c), as would not materially and adversely affect the ability of Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

        6.3    Governmental Consents and Approvals.     The execution, delivery and performance by Purchaser of this Agreement do not and shall not require any Consent of, action by, filing with, or notification to, any Governmental Authority, except (a) filings required under, and compliance with other applicable requirements of, the HSR Act, (b) notifications and filings required in order to comply with Export Controls and Economic Sanctions Laws, (c) novation approval of the Government Contracts with a Governmental Authority of the United States Government, as listed on Schedule 5.3 of the Seller Disclosure Schedule, or (d) to the extent that the failure to obtain any such Consent or to take such action, make such filing or make such notification, would not prevent or materially delay the consummation by Purchaser of the transactions contemplated by this Agreement.

        6.4    Litigation.     As of the date hereof, no Action by or against Purchaser is pending or, to the Knowledge of Purchaser, threatened, challenging the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

        6.5    Compliance with Laws.     To the Knowledge of Purchaser, Purchaser is not in violation of any Law applicable to Purchaser, except for violations that would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement and consummate the transactions contemplated hereby.

        6.6    Debarment.     Neither Purchaser nor its Subsidiaries nor, to the Knowledge of Purchaser, any of its respective affiliates, directors, managers, officers or employees is (or at any time during the last four (4) years) has been suspended, debarred, proposed for suspension or proposed for debarment from doing business with a Governmental Authority.

        6.7    Financing; Sufficiency of Funds.     Purchaser has delivered to Seller true, accurate and complete copies of (i) the commitment letter and any fee letter and any other ancillary agreements related thereto, subject only to redactions to exclude any pricing, fees, expenses and other amounts, including pricing and other economic terms included in the flex provisions set forth in the fee letter (collectively, the "Debt Financing Commitment"), dated as of the date hereof, between Purchaser and Citizens Bank, National Association and Citizens Bank of Pennsylvania (collectively, the "Lenders"), pursuant to which the Lenders have committed, subject to the terms and conditions thereof, to provide debt financing in connection with the transactions contemplated hereby (the "Debt Financing"), (ii) the mezzanine commitment letter and any fee letter and any other ancillary agreements related thereto, subject only to redactions to exclude any pricing, fees, expenses and other amounts, including pricing and other economic terms included in the "market flex" provisions set forth in the fee letter (collectively, the "Mezzanine Financing Commitment"), dated as of the date hereof, between Purchaser and Hancock Capital Management, LLC (collectively, the "Mezzanine Lender"), pursuant to which the Mezzanine Lender has committed, subject to the terms and conditions thereof, to provide mezzanine financing in connection with the transactions contemplated hereby (the "Mezzanine Financing"), and (iii) the equity commitment letter, dated as of the date hereof, between Purchaser and the Guarantor (such equity commitment letter, the "Equity Financing Commitments" and, together with the Debt Financing Commitment and the Mezzanine Financing Commitment, the "Financing Commitments"), pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to provide equity financing in connection with the transactions contemplated hereby (the "Equity Financing" and, together with the Debt Financing and the Mezzanine Financing, the "Financing"). As of the date hereof, each of the Financing Commitments is in full force and effect, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally and subject to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and the respective commitments contained in the Financing Commitments have not been modified, withdrawn or rescinded in any respect and Purchaser is not in breach of any of the terms or conditions set forth therein and, assuming the satisfaction of the conditions set forth in Sections 10.1 and

10.3(a)(i), no event has occurred which, with or without notice, lapse of time or both, could reasonably be expected to constitute a breach or failure to satisfy a condition precedent set forth therein. As of the date hereof, the Financing Commitments constitute the legal, valid and binding obligations of Purchaser and, to Purchaser's actual knowledge, the other parties thereto, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally and subject to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law). Purchaser has fully paid any and all commitment fees, costs and expenses or other fees, costs and expenses required to be paid prior to the date of this Agreement pursuant to the Financing Commitments, and Purchaser will fully pay, after the date hereof, any and all such commitment or other fees, costs and expenses as they become due.

As of the date hereof, there are no side letters or other agreements or arrangements relating to the Financing to which Purchaser or any of its Affiliates is a party, the Debt Financing Commitment contains all of the conditions precedent to the obligations of the funding parties thereunder to make the Debt Financing available to Purchaser on the terms therein, the Mezzanine Financing Commitment contains all of the conditions precedent to the obligations of the funding parties thereunder to make the Mezzanine Financing available to Purchaser on the terms therein, and the Equity Financing Commitments contain all of the conditions precedent to the obligations of the funding parties thereunder to make the Equity Financing available to Purchaser on the terms therein. As of the date hereof, assuming the satisfaction of the conditions set forth in Sections 10.1 and 10.3(a)(i), Purchaser does not believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Purchaser on the Closing Date.

        6.8    Brokers.     Purchaser shall be solely responsible for the fees and expenses of any broker, finder or investment banker entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

        6.9    Investigation by Purchaser.     Purchaser has conducted its own independent review and analysis of the Business and the Purchased Assets and acknowledges that Purchaser has been provided access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller and its Affiliates for this purpose. In entering into this Agreement, Purchaser has relied solely upon its own investigation and analysis, and Purchaser acknowledges that, except for the representations and warranties of Seller expressly set forth in Article 5, neither Seller nor any of its directors, officers, employees, agents or advisors or any other Person makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Purchaser or any of its directors, officers, employees, agents or advisors in connection with the transactions contemplated hereby, except for the representations and warranties of Seller expressly set forth in Article 5. Without limiting the generality of the foregoing, neither Seller nor any of its directors, officers, employees, agents or advisors or any other Person makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Purchaser or any of its directors, officers, employees, agents or advisors. Without limiting the generality of the foregoing, neither Seller nor any of its directors, officers, employees, agents or advisors or any other Person has made a representation or warranty to Purchaser with respect to any material, documents or information relating to the Purchased Assets made available to Purchaser or its directors, officers, employees, agents or advisors in any "data room," confidential memorandum, other offering materials or otherwise, except as expressly and specifically covered by a representation or warranty set forth in Article 5.

        6.10    Guarantee.     Concurrently with the execution of this Agreement, Purchaser has delivered to Seller the Guarantee, duly executed by the Guarantor, with respect to certain matters, including guaranteeing certain payment obligations of Purchaser in connection with the Agreement and subject to the terms and conditions set forth therein. As of the date of this Agreement, the Guarantee is in full force and effect and constitutes the legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

ARTICLE 7

ADDITIONAL COVENANTS AND AGREEMENTS

        7.1    Seller Shareholder Meeting.     Seller shall, as promptly as practicable following the execution of this Agreement, establish a record date for, duly call, give notice of, convene and hold the Seller Shareholder Meeting. Subject to Section 7.4, Seller shall, through its board of directors, recommend to its shareholders approval of this Agreement and the sale of the Purchased Assets and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, Seller's obligations pursuant to the first sentence of this Section 7.1 shall not be affected by (i) the disclosure or communication (publicly or otherwise) to Seller of any Alternative Transaction Proposal or (ii) the withdrawal or modification by the board of directors of Seller or any committee thereof of such board of directors' or such committee's approval or recommendation of this Agreement or the sale of the Purchased Assets. If a Seller Adverse Recommendation Change shall have occurred and thereafter the board of directors shall recommend this Agreement and the sale of the Purchased Assets (a "Reinstated Recommendation"), Seller shall not hold or shall adjourn the Seller Shareholder Meeting until not less than ten (10) calendar days after the date of such Reinstated Recommendation. Notwithstanding anything to the contrary in this Agreement, Seller may postpone or adjourn the Seller Shareholder Meeting (a) with the prior written consent of Purchaser, (b) for the absence of a quorum, (c) with Purchaser's prior written consent, to allow reasonable additional time for any supplemental or amended disclosure which Seller has determined in good faith (after consultation with outside counsel) is reasonably necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Seller's shareholders prior to the Seller Shareholder Meeting or (d) with Purchaser's prior written consent, to allow additional solicitation of votes in order to obtain the Seller Shareholder Approval.

        7.2    Proxy Statement.     As promptly as reasonably practicable after the execution of this Agreement (and, in any case, within twenty (20) Business Days), Seller shall prepare and file with the SEC a proxy statement relating to the approval by the shareholders of Seller of this Agreement and the transactions contemplated hereby (the "Proxy Statement") and Seller and Purchaser shall use their respective commercially reasonable efforts to cooperate with each other in connection with the preparation of the Proxy Statement. Seller and Purchaser shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement and Seller shall cause the Proxy Statement to be mailed to the shareholders of Seller as promptly as practicable after the resolution of any such comments. Purchaser shall furnish all information as may be reasonably requested by Seller in connection with the preparation, filing and distribution of the Proxy Statement, and no filing of, or amendment or supplement to, the Proxy Statement, or any response to any comments of the SEC with respect thereto, will be made by Seller, in each case without providing Purchaser a reasonable opportunity to review and comment thereon. If at any time prior to the Closing any information relating to Purchaser, or any of its Affiliates, directors or officers, should be discovered by Seller which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, Seller shall promptly notify Purchaser and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law or the SEC, disseminated to the shareholders of Seller. Seller shall notify Purchaser promptly of the receipt of any comments from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Purchaser with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or staff of the SEC, on the other hand, with respect to the Proxy Statement or the sale of the Purchased Assets.

        7.3    Conduct of the Business.     From the date of this Agreement until the Closing (or until the earlier termination of this Agreement in accordance with Section 11.1), except as expressly required by applicable Law, as set forth on Schedule 7.3 of the Seller Disclosure Schedule, as expressly required by this Agreement or any Ancillary Agreement or as otherwise waived or consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall and shall cause its Affiliates to:

          (a)   carry on the Business in the ordinary course of business consistent with past practice, and in any event in compliance in all material respects with all applicable Laws;

          (b)   use commercially reasonable efforts to preserve intact the goodwill of the Business and the relationships of Seller with its customers, vendors, suppliers, employees and others having business relations with the Business;

          (c)   continue to maintain the Books, Records and Files of Seller and its Affiliates primarily related to the Business on a basis consistent with past practice;

          (d)   continue to make all necessary and material filings and payments with Governmental Authorities in connection with the Business (including all Registered IP) in a timely manner, and use commercially reasonable efforts to maintain in effect all material Permits, including export and import licenses and other material approvals required for the ongoing operation of the Business as presently conducted;

          (e)   not (and shall not permit its Affiliates to), in each case, with respect to the Business (other than with respect to actions or matters primarily related to Seller's Other Businesses), any Purchased Asset or any Assumed Liability:

              (i)  sell, transfer, assign, convey, license (as licensor), lease (as lessor) or otherwise dispose of or subject to Encumbrances (other than Permitted Encumbrances), directly or indirectly, any assets constituting any Purchased Assets, other than the sale of goods and services, inventory or obsolete or excess immaterial equipment, in each case, in the ordinary course of business consistent with past practice;

             (ii)  acquire, directly or indirectly (by merger, exchange, consolidation or acquisition of stock or assets or otherwise), any other Person or a material portion of the assets of any other Person, in each case, if such Person or such assets, as applicable, as of the Closing would constitute Purchased Assets, except for the acquisition of assets in the ordinary course of business consistent with past practice;

            (iii)  (A) increase the compensation or fringe benefits of any present or former officer or employee of the Business (except for increases in salary or hourly wage rates to an employee of the Business (other than officers), in the ordinary course of business consistent with past practice or the payment of accrued or earned but unpaid bonuses), (B) grant any severance or termination pay to any present or former officer or employee of the Business (except in accordance with any preexisting contract or agreement made available to Purchaser prior to execution of this Agreement), (C) loan or advance any money or other property to any present or former officer or employee of the Business (except in accordance with any preexisting contract or agreement made available to Purchaser prior to execution of this Agreement), or (D) establish, adopt, enter into, amend or terminate any Employee Benefit Plan applicable to a Current Business Employee or any plan, agreement, program, policy, trust, fund or other arrangement that would be an Employee Benefit Plan applicable to a Current Business Employee if it were in existence as of the date of this Agreement;

            (iv)  (A) amend or modify any Material Contract, other than amendments or modifications not adverse in any material respect to the Business or Purchaser's interest in the Purchased Assets or Assumed Liabilities, taken as a whole; (B) voluntarily terminate any Material Contract that has not expired in accordance with its terms; or (C) enter into any Material Contract (or make any bid which, if accepted, would result in a Material Contract), other than in the ordinary course of business consistent with past practices;

             (v)  terminate the coverage of any Insurance Policy with respect to the Business, the Purchased Assets or the Assumed Liabilities, except (A) where such terminated coverage is replaced by comparable coverage; or (B) in connection with any change of insurance coverage by Seller that applies to Seller as a whole, or to one of more of the Seller's business units, or that otherwise is not directed at the Business, the Purchased Assets or the Assumed Liabilities (provided that such change does not result in a material gap in coverage of the Business, the Purchased Assets or the Assumed Liabilities);

            (vi)  pay, release, discharge, settle, compromise or satisfy any claim, liability or pending or threatened Action relating to the Business (A) with a value exceeding $150,000; or (B) that would reasonably be expected to adversely affect in any material respect the operation of the Business after the Closing;

           (vii)  revalue any Purchased Asset or Assumed Liability (other than any write down or write off of the value of any current asset), except as may be required by GAAP consistently applied;

          (viii)  make any changes to its accounting principles or practices to the extent applicable to the Business, other than as may be required by GAAP or Law;

            (ix)  make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to obtain a Tax refund, consent to any extension or waiver of the statute of limitations with respect to the Business, any Purchased Asset, any Purchased Subsidiary or any Assumed Liability;

             (x)  enter into any Affiliate Transaction, except in the ordinary course of business consistent with past practice; or

            (xi)  agree in writing to take any of the foregoing actions; and

          (f)    not permit either of the Purchased Subsidiaries to (i) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents; (ii) sell, transfer, assign, convey, license (as licensor), lease (as lessor) or otherwise dispose of or subject to Encumbrances (other than Permitted Encumbrances), directly or indirectly, any assets of such Purchased Subsidiary; or (iii) carry on such Purchased Subsidiary's business in any manner other in the ordinary course of business consistent with past practice and in compliance in all material respects with all applicable Laws;

provided, however, except as expressly provided in this Section 7.3, nothing in this Section 7.3 shall (A) prohibit Seller or its Affiliates from conducting their businesses, including the Business, in their reasonable discretion or (B) give Purchaser, directly or indirectly, the right to control or direct the operations of Seller prior to Closing.

        7.4    No Solicitation; Change in Recommendation.

          (a)   Seller and its Subsidiaries shall, and shall direct their respective Representatives to, cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to an Alternative Transaction Proposal. Except as otherwise expressly permitted by this Section 7.4, Seller and its Subsidiaries shall not, and shall use their reasonable best efforts to cause their Representatives not to, directly or indirectly (A) initiate, solicit or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries regarding, or the making of any proposal or offer (including any proposal or offer to Seller's shareholders) that constitutes, or could reasonably be expected to result in, an Alternative Transaction Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding an Alternative Transaction Proposal, (C) agree to, approve, endorse, recommend or consummate an Alternative Transaction Proposal, (D) enter into any Seller Acquisition Agreement, (E) take any action to approve a third party becoming an "interested stockholder," or to approve any transaction with an "interested stockholder," for purposes of Section 14A:10A-1 et seq. of the New Jersey Shareholders' Protection Act or Seller's Restated Certificate of Incorporation, as amended, or (F) resolve, propose or agree, or authorize or permit any Representative, to do any of the foregoing. Seller acknowledges and agrees that doing any of the foregoing by any Representative of Seller or any of its Subsidiaries shall be deemed to be a breach by Seller of this Section 7.4(a). Seller shall, within two (2) Business Days after the date of this Agreement, promptly request each Person that has heretofore executed a confidentiality agreement in connection with such Person's consideration of acquiring the Purchased Assets to return (or, if permitted by the applicable confidentiality agreement, destroy) all information required to be returned (or, if applicable, destroyed) by such Person under the terms of the applicable confidentiality agreement and, if requested by Purchaser, to enforce such Person's obligation to do so and Seller shall immediately terminate all physical and electronic dataroom access previously granted to any such Person or its Representatives.

          (b)   Notwithstanding anything to the contrary contained in Section 7.4(a), but subject to Seller's compliance in all material respects with the other provisions of this Section 7.4, if the board of directors of Seller receives an unsolicited, written bona fide Alternative Transaction Proposal from a Person, that did not arise from a breach of this Section 7.4, after the date of this Agreement and prior to the date Seller obtains the Seller Shareholder Approval that the board of directors of Seller (or a committee thereof) determines, after receiving the advice of outside legal counsel and an independent financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to result in a Superior Proposal, then, prior to obtaining the Seller Shareholder Approval, Seller may (i) furnish pursuant to an Acceptable Confidentiality Agreement any information with respect to Seller and its Subsidiaries to the Person making such Alternative Transaction Proposal, provided that any such information must be provided to Purchaser simultaneously with or promptly following its provision to such Person to the extent reasonably practicable and not previously made available to Purchaser, and (ii) participate in discussions and negotiations with such Person regarding an Alternative Transaction Proposal if, but only if, prior to taking the actions described in either of clause (i) or (ii), the board of directors of Seller (or a committee thereof) (A) after receiving advice from Seller's outside legal counsel, determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties to Seller and its shareholders under applicable Law and (B) obtains from such Person an Acceptable Confidentiality Agreement and, substantially simultaneously with its execution, delivers to Purchaser a copy of such Acceptable Confidentiality Agreement. For the purposes of this Agreement, "Acceptable Confidentiality Agreement" means any confidentiality agreement entered into after the date of this Agreement that contains confidentiality and standstill provisions that are no less favorable in the aggregate to Seller than those contained in the Confidentiality Agreement (as defined herein).

          (c)   Seller shall promptly (and in any event within one (1) Business Day after receipt by Seller or any of its Subsidiaries or any of their respective Representatives), notify Purchaser of the receipt of any Alternative Transaction Proposal or any inquiries relating to an Alternative Transaction Proposal or any request for information from, or any negotiations sought to be initiated or continued with, either Seller or its Representatives concerning an Alternative Transaction Proposal. Seller's notice shall include (i) a copy of any written Alternative Transaction Proposal and any other documents provided to Seller or any of its Subsidiaries with respect to such Alternative Transaction Proposal or (ii) in respect of any Alternative Transaction Proposal, any inquiry relating to an Alternative Transaction Proposal or any request for information relating to an Alternative Transaction Proposal not made in writing, a written summary of the material terms of such Alternative Transaction Proposal, inquiry or request, including the identity of the Person or group of Persons making the Alternative Transaction Proposal, inquiry or request. Seller shall keep Purchaser reasonably informed on a prompt basis (and in any event within one (1) Business Day) of the status or developments regarding any Alternative Transaction Proposal, inquiry or request, including any discussions with respect to or amendments or proposed amendments thereto. Other than a Seller Acquisition Agreement entered into in accordance with this Agreement, none of Seller or any of its Subsidiaries shall, after the date of this Agreement, enter into any agreement, including an Acceptable Confidentiality Agreement, that would prohibit it from satisfying its obligations under this Agreement or grant any Person exclusive rights to negotiate with Seller. Seller shall provide Purchaser with at least forty-eight (48) hours prior written notice of any meeting of the board of directors of Seller (or a committee thereof) at which the board of directors of Seller (or a committee thereof) is reasonably expected to consider any proposal, inquiry, offer or request with respect thereto (or any lesser advance notice otherwise provided to members of the board of directors of Seller (or a committee thereof) in respect of such meeting).

          (d)   Except as expressly permitted by Section 7.4(e) and subject to Section 7.4(f), the board of directors of Seller (or a committee thereof) shall not (i) (A) change, qualify, withdraw, modify or fail to make, or propose to change, qualify, withdraw or modify (publicly or otherwise), in a manner adverse to Purchaser, the Seller Board Recommendation, (B) make any public statement or take any public action inconsistent with the Seller Board Recommendation, (C) approve or recommend, or publicly propose to approve or recommend to the shareholders of Seller an Alternative Transaction Proposal or (D) take formal action or make any recommendation or public statement in connection with a tender offer or exchange offer not conditioned on the sale of the Business pursuant to this Agreement other than (1) a recommendation, in a Solicitation/Recommendation Statement on Schedule 14D-9, against such offer within ten (10) Business Days after the commencement of such offer and in any event within two (2) Business Days prior to the Seller Shareholder Meeting or (2) a "stop, look and listen" communication by the Seller Board pursuant to Rule 14d-9(f) of the Exchange Act (any action described in this clause (i) being referred to as a "Seller Adverse Recommendation Change"); provided, however, that any public statement other than a "stop, look and listen" statement of the type contemplated by Rule 14d-9(f) under the Exchange Act or a recommendation against acceptance of such tender or exchange offer shall be deemed to be a Seller Adverse Recommendation Change or (ii) authorize Seller or any of its Subsidiaries to enter into any letter of intent, term sheet, merger, acquisition or other agreement or arrangement with respect to, or which may reasonably be expected to lead to or otherwise further, any Alternative Transaction Proposal (other than an Acceptable Confidentiality Agreement permitted under Section 7.4(b)) (a "Seller Acquisition Agreement").

          (e)   Notwithstanding anything to the contrary herein, but subject to the provisions of Section 7.4(f), prior to obtaining the Seller Shareholder Approval, the board of directors of Seller (or a committee thereof) may make a Seller Adverse Recommendation Change (i) if the board of directors of Seller receives an unsolicited, written bona fide Alternative Transaction Proposal that did not arise or result from any breach of this Section 7.4 and that has not been withdrawn that the board of directors of Seller (or a committee thereof), after receiving the advice of outside legal counsel, determines in good faith (A) after also receiving the advice of independent financial advisors of nationally recognized reputation, constitutes a Superior Proposal and (B) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law; provided, however, that Seller shall not enter into a Seller Acquisition Agreement unless this Agreement shall have been terminated by Seller in accordance with Section 11.1(i) and the Seller Termination Fee has been paid in accordance with Section 11.3(b); or (ii) if an Intervening Event shall have occurred, if the board of directors of Seller (or a committee thereof), after receiving the advice of outside legal counsel, determines in good faith that, in light of such Intervening Event, the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.

          (f)    Seller shall not be entitled to effect a Seller Adverse Recommendation Change, terminate this Agreement pursuant to Section 11.1(i) or enter into a Seller Acquisition Agreement unless (i) Seller has complied in all material respects with this Section 7.4, (ii) Seller has provided written notice (a "Notice of Seller Adverse Recommendation Change") to Purchaser that Seller intends to take such action and describing the material terms and conditions of the purported Superior Proposal or the event constituting an Intervening Event, as applicable, that is the basis of such action, including, if applicable, with such Notice of Seller Adverse Recommendation Change a copy of the relevant proposed transaction agreements with the party making such purported Superior Proposal and other material documents, including any equity and debt commitment letters and any other material documents related to the financing of such Superior Proposal, and (iii) following the end of the four (4) Business Day period following Purchaser's receipt of the Notice of Seller Adverse Recommendation Change, (x) if such proposed Seller Adverse Recommendation Change is in response to a purported Superior Proposal, the board of directors of Seller shall have determined in good faith, taking into account any changes to the terms of this Agreement proposed by Purchaser to Seller in response to the Notice of Seller Adverse Recommendation Change or otherwise (the "Revised Transaction Proposal"), after having received the advice of an independent financial advisor of nationally recognized reputation and outside counsel, that such Alternative Transaction Proposal remains a Superior Proposal with respect to the Revised Transaction Proposal and (y) if such proposed Seller Adverse Recommendation Change is in response to an Intervening Event, the board of directors of Seller, after consultation with Seller's outside legal counsel, shall have determined in good faith that failure to make a Seller Adverse Recommendation Change would be inconsistent with the directors' fiduciary duties under applicable Law; provided that during any such four (4) Business Day period (or any extension thereof), Seller shall negotiate in good faith with Purchaser (to the extent Purchaser desires to negotiate) regarding any Revised Transaction Proposal. Any substantive amendment to the terms of such Superior Proposal shall require a new Notice of Seller Adverse Recommendation Change and Seller shall be required to comply again with the requirements of this Section 7.4(f) (provided, however, that references to the four (4) Business Day period above shall be deemed to be references to a three (3) Business Day period).

          (g)   Nothing in this Section 7.4 shall prohibit the board of directors of Seller (or a committee thereof) from taking and disclosing to the shareholders of Seller a position on any tender or exchange offer, if the board of directors of Seller (or a committee thereof) determines, after consultation with outside legal counsel, that failure to so disclose such position would constitute a violation of applicable Law; provided, however, that the board of directors of Seller (or a committee thereof) shall not recommend that the shareholders of Seller tender their shares in connection with any tender or exchange offer (or otherwise approve or recommend any Alternative Transaction Proposal) or effect a Seller Adverse Recommendation Change, unless in each case the applicable requirements of Section 7.4(f) shall have been satisfied. In addition, it is understood and agreed that, for purposes of this Agreement (including Article 11), a factually accurate public statement by Seller that describes Seller's receipt of an Alternative Transaction Proposal and the operation of this Agreement with respect thereto, or any "stop, look and listen" communication or any similar communication to the shareholders of Seller, shall not, in and of itself, constitute a Seller Adverse Recommendation Change or an approval or recommendation with respect to any Alternative Transaction Proposal.

          (h)   As used in this Agreement, "Alternative Transaction Proposal" shall mean any bona fide proposal or offer from any Person or group (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than Purchaser and its Affiliates) relating to, in a single transaction or series of related transactions, any (i) acquisition of twenty percent (20%) or more of the Purchased Assets or Purchased Assets to which twenty percent (20%) or more of Seller's revenues or earnings associated with the Business are attributable, (ii) acquisition of twenty percent (20%) or more of any class of Common Stock or other equity securities of Seller, (iii) tender offer or exchange offer that, if consummated, would result in any Person or group beneficially owning twenty percent (20%) or more of any class of Common Stock or other equity securities of Seller, or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Seller.

          (i)    As used in this Agreement, "Superior Proposal" shall mean any unsolicited, written bona fide Alternative Transaction Proposal on terms which the board of directors of Seller determines in good faith, after having received the advice of Seller's outside legal counsel and independent financial advisors of nationally recognized reputation, to be more favorable, from a financial point of view, to the holders of Common Stock than the sale of the Purchased Assets pursuant to this Agreement, taking into account all of the terms and conditions of such proposal (including all legal and regulatory aspects of such proposal, including the likelihood and timing of consummation thereof) and this Agreement (including any Revised Transaction Proposal); provided, however, that for purposes of the definition of "Superior Proposal," the references to "twenty percent (20%)" in the definition of Alternative Transaction Proposal shall be deemed to be references to "fifty percent (50%)." For purposes of this Agreement, Raymond James & Associates, Inc. shall be deemed to be an independent financial advisor of nationally recognized reputation.

          (j)    Notwithstanding anything to the contrary contained in Section 7.4(a), but subject to Seller's compliance in all material respects with the other provisions of this Section 7.4, (i) upon receipt by Seller of an Alternative Transaction Proposal from a Person, Seller and its Representatives may contact such Person solely in order to clarify and understand the terms and conditions of any Alternative Transaction Proposal made by such Person so as to determine whether such Alternative Transaction Proposal constitutes or would reasonably be expected to result in a Superior Proposal.

          (k)   Notwithstanding anything to the contrary contained in this Section 7.4 or elsewhere in this Agreement, the provisions of this Section 7.4 shall not apply to (i) the sale or disposition by way of asset sale (including a sale of equity securities of any Subsidiary) of any part, or all, of Seller's Other Businesses so long as clause (i) of the definition of Alternative Transaction Proposal is not satisfied or (ii) any transaction that is conditioned on the consummation of the transactions contemplated by this Agreement, including, without limitation, any investment in or tender offer for Common Stock or other equity securities of Seller or any merger, consolidation, recapitalization or other business combination involving Seller or any of its Subsidiaries or any sale of all or substantially all of the assets of Seller and its Subsidiaries.

        7.5    Access to Information; Confidentiality.

          (a)   From the date hereof until the Closing, upon reasonable notice, Seller shall: (i) afford Purchaser, the Debt Financing Sources, the Mezzanine Financing Sources and their respective Representatives reasonable access to the properties and Books, Records and Files of the Business (including access to conduct Phase I environmental site assessments but not intrusive soil testing), and (ii) furnish to the Representatives of Purchaser, the Debt Financing Sources and the Mezzanine Financing Sources such additional financial and operating data and other information regarding the Business (or copies thereof) as Purchaser, the Debt Financing Sources or the Mezzanine Financing Sources may from time to time reasonably request; provided, however, that any such access or furnishing of information shall be conducted at Purchaser's expense, during normal business hours and in such a manner as not to interfere with the normal operations of the Business or any of Seller's Other Businesses. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to disclose any information to Purchaser, the Debt Financing Sources or the Mezzanine Financing Sources if such disclosure would be reasonably likely to (x) cause significant competitive harm to the Business if the transactions contemplated hereby are not consummated, (y) jeopardize any attorney-client or other legal privilege (but only if such privilege is asserted in good faith and after using reasonable best efforts to disclose such information in a way that would not waive such privilege) or (z) contravene any applicable Laws, fiduciary duty or binding agreement entered into prior to the date hereof (after using reasonable best efforts to disclose such information in a way that would not contravene any applicable Law, fiduciary duty or binding agreement), and in no event shall Seller or any of its respective Affiliates be required to provide access to or copies of any income Tax Returns of Seller or any such Affiliate.

          (b)   The terms of the Confidentiality Agreement, dated as of February 20, 2014, between Purchaser and Seller (as amended, the "Confidentiality Agreement"), shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of Purchaser under this Section 7.5(b) shall terminate; provided, however, that, from and after the Closing, except as would have been permitted under the terms of the Confidentiality Agreement, Purchaser shall, and shall cause its officers, directors, employees, authorized representatives and Affiliates to, treat and hold as confidential, and not disclose to any Person the Confidential Information relating to Seller and the Excluded Assets and Seller's Other Businesses. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect.

          (c)   Nothing provided to Purchaser pursuant to Section 7.5(a) shall in any way amend or diminish Purchaser's obligations under the Confidentiality Agreement. Purchaser acknowledges and agrees, subject to Section 7.5(b), that any Evaluation Material (as defined in the Confidentiality Agreement) provided to Purchaser pursuant to Section 7.5(a) or otherwise by or on behalf of Seller or any officer, director, employee or authorized representative shall be subject to the terms and conditions of the Confidentiality Agreement.

          (d)   For a period of three (3) years after the Closing, for so long as the information or data retained by Seller and its Affiliates and primarily relating to the Business, the Purchased Assets and the Assumed Liabilities constitutes confidential or proprietary information (the "Business Proprietary Information"), Seller shall, and shall cause its Affiliates to, treat and hold as confidential all such Business Proprietary Information. If Seller or any of its Affiliates is required (by written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or by Law) to disclose any Business Proprietary Information, it shall notify Purchaser promptly of the request or requirement so that Purchaser, at its expense, may seek an appropriate protective order or waive compliance with this Section 7.5(d). If, in the absence of a protective order or receipt of a waiver hereunder, Seller or any of its

  Affiliates is legally compelled to disclose such Business Proprietary Information, Seller or any such Affiliates shall (x) furnish only that portion of the Business Proprietary Information that is legally required to be disclosed and (y) request that confidential treatment be accorded such Business Proprietary Information. From and after the Closing, except as otherwise permitted by the terms of this Agreement or any Ancillary Agreement, Seller shall, and shall cause its Affiliates to, cease all use of the Business Proprietary Information. Notwithstanding the foregoing, the provisions of this Section 7.5(d) shall not prohibit the disclosure of the Business Proprietary Information by Seller or its Affiliates to the extent reasonably required (i) to prepare or complete any required Tax Returns or financial statements; (ii) in connection with audits or other proceedings by or on behalf of a Governmental Authority; (iii) to comply with Law; or (iv) in connection with asserting any rights or remedies or performing any obligations under this Agreement. Notwithstanding the foregoing, the provisions of this Section 7.5(d) shall not apply to information that (A) has been, is or becomes publicly available other than as a result of a disclosure by Seller or its Affiliates; or (B) is or becomes available to Seller or such Affiliates on a non-confidential basis from a source that, to Seller's Knowledge, or such Affiliate's knowledge, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation.

        7.6    Regulatory and Other Authorizations; Notices and Consents.

          (a)   Each of Seller and Purchaser shall use its reasonable best efforts to obtain promptly all Consents of all Governmental Authorities that may be or become necessary for the performance of its and the other Party's obligations pursuant to, and the consummation of the transactions contemplated by, this Agreement and the Ancillary Agreements including, without limitation, Consents that may be required under the HSR Act or other Competition Law. Seller and Purchaser shall cooperate with one another in promptly seeking to obtain all such Consents. If any objections are asserted with respect to the transactions contemplated hereby under any Competition Law or if any suit or proceeding is instituted or threatened by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Competition Law, each of Purchaser and Seller shall use its reasonable best efforts to promptly resolve such objections. Notwithstanding anything to the contrary in this Section 7.6, except as otherwise may be mutually agreed to by the Parties, nothing in this Agreement shall require or obligate Purchaser or any of its Affiliates to, and Seller shall not and shall not permit their Subsidiaries to, without the prior written consent of Purchaser, agree or otherwise be required to sell, divest, dispose of, license, hold separate, or take or commit to take any action that limits in any respect its freedom of action after the Closing with respect to, or its ability to retain after the Closing, any businesses, products, rights, services, licenses, or assets of Purchaser, Seller or any of their respective Affiliates, as applicable.

          (b)   In furtherance and not in limitation of the foregoing, to the extent required by applicable Competition Law, each party hereto agrees to make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated hereby (which filing shall request early termination of the waiting period under the HSR Act) as promptly as practicable and in any event within ten (10) Business Days from the date hereof, or such other time as mutually agreed to by the parties, and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its commercially reasonable efforts to take, or cause to be taken, all other actions consistent with this Section 7.6 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act (including any extensions thereof) as soon as practicable. Filing fees with respect to such filings and notifications shall be borne by Purchaser.

          (c)   Each Party shall promptly notify the other Party of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other Party to review in advance any proposed communication by such Party to any Governmental Authority relating to the matters that are the subject of this Agreement. Neither Party shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry related to the transactions contemplated by this Agreement (including any proceedings under or relating to the HSR Act or other Competition Law) unless it consults with the other Party in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the Parties shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Party may reasonably request in connection with the foregoing; provided that, notwithstanding anything herein to the contrary, no party to this Agreement shall be under an obligation to disclose confidential information with respect to its Affiliates to (x) any other Party or (y) any Governmental Authority except where such confidential information is afforded confidential treatment. Subject to the Confidentiality Agreement, the Parties shall provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement.

          (d)   Purchaser shall have the primary responsibility for securing the transfer, reissuance or procurement of the Permits listed on Schedule 2.1(f) of the Seller Disclosure Schedule effective as of the Closing Date. Seller shall cooperate with Purchaser's efforts in this regard, assist in any transfer or reissuance of such Permits held by Seller or the procurement of any other such Permits when so requested by Purchaser and use its commercially reasonable efforts to ensure that all such Permits are available to Purchaser without a disruption to the Business, including, without limitation, all export and import licenses that are required for the ongoing operation of the Business. Seller's commercially reasonable efforts shall include, but not be limited to, providing copies of all such Permits to Purchaser, providing Purchaser with all information it requires about unshipped balances and other terms and conditions of and compliance with such Permits, and engaging with Governmental Authorities with or as required by Purchaser to secure the transfer or reissuance of the Permits to Purchaser.

          (e)   For purposes of this Agreement, "reasonable best efforts," "commercially reasonable efforts" or any substantially similar undertakings shall not require Purchaser to (i) pay (or agree to pay) more for the Debt Financing or the Mezzanine Financing (whether in interest rate, fees or otherwise) than the terms set forth in the Debt Commitment Letter or Mezzanine Commitment Letter, as applicable, and any fee letter entered into by Purchaser in connection with such Debt Commitment Letter or Mezzanine Commitment Letter, as applicable (after giving effect to any increase in interest rate, fees or otherwise resulting from any lender exercising flex provisions contained in such fee letter), (ii) seek more equity capital than is committed in the Equity Commitment Letter or (iii) waive any condition or agree to any changes to the Debt Commitment Letter, Mezzanine Commitment Letter or Equity Commitment Letter.

          (f)    For purposes of this Agreement, "reasonable best efforts," "commercially reasonable efforts" or any substantially similar undertakings shall not require Seller to pay (or agree to pay) any fees for obtaining any Consents other than as specifically set forth herein.

          (g)   Seller will cooperate and take all required steps to (i) promptly after the date hereof file with the U.S. State Department, Directorate of Defense Trade Controls ("DDTC") written notice of the transactions contemplated hereby in accordance with Section 122.4 of the ITAR and (ii) promptly prepare any amendments or take any other necessary steps, if requested by Purchaser, to transfer current Permits, including U.S. Government export and import licenses, agreements and other approvals, to Purchaser or such entity as it shall designate.

        7.7    Notifications.     Prior to the Closing Date, Seller shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Seller, of (a) any notice or other communication received by such party from any Governmental Authority in connection with the transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (b) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of such party, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the transactions contemplated hereby, (c) in the case of Seller, the occurrence of any event that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (d) the occurrence of any event or the existence of any circumstance that would reasonably be expected to result in the failure of the notifying Party to satisfy a condition specified in Article 10 hereof and (e) any notice or other communication received by such party relating to any default under or breach of any Material Contract to which Seller or any of its Subsidiaries is a party; provided that the delivery of any notice pursuant to this Section 7.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        7.8    Release of Indemnity Obligations.

          (a)   Purchaser shall use commercially reasonable efforts to replace, effective as of the Closing, Seller and its Affiliates, to the extent permitted under Law and applicable financing agreements to which Purchaser is subject, in respect of all obligations of the Seller and any such Affiliate as obligor under any Financial Support Arrangements obtained or entered into by Seller or any such Affiliate for the benefit of the Business. To the extent such substitution has been effected, Seller and such Affiliates shall from and after the Closing cease to have any obligation whatsoever arising from or in connection with such Financial Support Arrangements. To the extent such substitution has not been effected as of the Closing, Seller shall, and shall cause such Affiliates to, use commercially reasonable efforts to cause such Financial Support Arrangements to remain in effect, and Purchaser shall promptly reimburse and indemnify, defend and hold harmless Seller and such Affiliates with respect to any such Financial Support Arrangements.

          (b)   After the Closing, each of Seller and Purchaser, at the request of the other Party, shall use, and shall cause their respective Affiliates to use, commercially reasonable efforts to obtain any Consent, substitution or amendment required to novate or assign all Assumed Liabilities to Purchaser and any Excluded Liabilities to Seller, and obtain in writing the unconditional release of Seller and its Affiliates with respect to the Assumed Liabilities and the unconditional release of Purchaser with respect to the Excluded Liabilities.

        7.9    Intellectual Property Matters.

          (a)   Except as expressly set forth in this Section 7.9, no interest in or right to use the name "EMCORE" or any derivation thereof or any other Trademarks of Seller other than the Trademarks listed on Schedule 2.1(d) of the Seller Disclosure Schedule (the "Retained Marks"), is being transferred or licensed to Purchaser pursuant to the transactions contemplated by this Agreement. Seller hereby grants to Purchaser a limited, worldwide, non-exclusive, non-transferable, non-sublicensable, royalty-free license to use any materials bearing Retained Marks and to sell, transfer and ship any products or related materials bearing Retained Marks only to the extent: (a) requested to do so by Seller, (b) displayed on the hardcopy (non-electronic) form or the softcopy electronic form of such materials delivered to Purchaser at the Closing or (c) required under Assigned Contracts with customers. The foregoing license shall expire upon the earliest occurrence of (i) Purchaser having qualified the use of its Trademarks with each customer, (ii) the end of life of the applicable product, and (iii) six (6) months after the Closing Date. The foregoing license is subject to Seller's standard Trademark usage guidelines, a copy of which has been provided to Purchaser. Within six (6) months following the expiration of the foregoing license, all materials bearing any Retained Mark in the possession of Purchaser, any of its subsidiaries or any of their respective agents shall be promptly destroyed. Notwithstanding anything in this Section 7.9 to the contrary, Purchaser and its Affiliates shall have the right (A) to retain records and other historical or archived documents containing or referencing the Retained Marks to the extent used in the Business or related to the Purchased Assets; (B) when advisable or necessary, to refer to the historical relationship between the Business and Purchaser and its Affiliates, on the one hand, and Seller and its Affiliates, on the other hand (whether in documents or correspondence with third parties concerning Purchased Assets, regulatory matters, or otherwise); and (C) to indicate, when advisable or necessary, the Business's historical name(s), regardless of whether such name(s) include any of the Retained Marks.

          (b)   Promptly after the date hereof, Seller shall use commercially reasonable efforts to correct the ownership or chain of title discrepancies or errors identified in the footnotes in Schedule 5.15(a) with the object of correcting any such discrepancies or errors on or prior to the Closing.

        7.10    Transition Services.     Seller shall enter into a transition services agreement with Purchaser and, to the extent applicable, its Affiliates, in substantially the form attached hereto as Exhibit F and on such other terms and provisions as the Parties shall mutually agree in writing (the "Transition Services Agreement").

        7.11    Further Action.

          (a)   With respect to any Government Contract or Government Bid listed in Schedule 5.10(a) of the Seller Disclosure Schedule, at Purchaser's written request, the Seller shall communicate to the appropriate representative for each Governmental Authority, prime contractor, and/or higher-tier subcontractor, as applicable, the fact that the transactions contemplated by this Agreement are pending. Such communications shall be made as soon as practicable after the Purchaser's written request and prior to the Closing Date and shall be made in such manner as Purchaser reasonably determines in consultation with Seller.

          (b)   Prior to and after Closing, each of Seller and Purchaser shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law and the agreements included in the Purchased Assets, and to execute and deliver such documents and other papers and any other agreements, as may be necessary to carry out the provisions of this Agreement and the Ancillary Agreements and consummate and make effective the sale, transfer and conveyance of the Purchased Assets (including the Government Contracts and Government Bids listed in Schedule 5.10(a) of the Seller Disclosure Schedule) and the assignment of the Assumed Liabilities or the exclusion of the Excluded Liabilities pursuant to this Agreement and to consummate and make effective the other transactions contemplated by this Agreement and the Ancillary Agreements, including using commercially reasonable efforts to ensure satisfaction of the conditions precedent to each Party's obligations hereunder and thereunder and including, to the extent practicable, using commercially reasonable efforts to obtain all required Consents from third parties, including novation approval or other Consent from any Governmental Authority. The Parties shall commence their efforts to obtain such Consents promptly after the execution of this Agreement. The Parties shall keep the other fully informed, on a current and timely basis, as to the progress of such Consents and provide copies of all letters, correspondence, and other material documents to or from any third party with respect thereto. Notwithstanding anything to the contrary in this Agreement, neither Seller nor any of its Subsidiaries shall agree to any modification of any term of or condition in any Assigned Contract or commit on behalf of Purchaser or the Business to any post-Closing obligation, in each case, in order to obtain consent for the transactions contemplated hereby, except with the prior written consent of Purchaser.

          (c)   Promptly following Closing and in accordance with FAR 42.1204, Seller, on behalf of itself, all applicable Subsidiaries of Seller, and Purchaser, shall submit to the appropriate contracting officer the documentation required for novation of each Government Contract with a Governmental Authority of the United States Government (as listed in Schedule 5.3 of the Seller Disclosure Schedule). Seller shall prepare the initial drafts of any required novation requests and furnish all of the information and documents required in connection with any subsequent requests or requirements of the Governmental Authority. Purchaser shall provide to Seller promptly any information regarding Purchaser that is reasonably required in connection with any subsequent requests or requirements of the Governmental Authority.

          (d)   Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign, license, sublicense or otherwise provide rights with respect to any Purchased Asset or any right thereunder if an attempted assignment, license or other provision, without the Consent of, or other action by, any third party, would constitute a breach or other contravention of a Contract with such third party or would in any way adversely affect the rights of Purchaser or Seller or any of their respective Affiliates relating to such Purchased Assets.

          (e)   For the novation and/or assignment of each Government Contract and each Government Bid and to the extent that any of the other transfers, distributions, licenses, deliveries, assumptions, or assignments required to be made in connection with the transactions contemplated by this Agreement shall not have been so consummated at Closing, the Parties shall cooperate and use their commercially reasonable efforts after the Closing to effect such consummation as promptly thereafter as reasonably practicable, including executing and delivering such further instruments of transfer and taking such other actions as the Parties may reasonably request in order to effectuate the purposes of this Agreement or to more effectively transfer to Purchaser or confirm Purchaser's right, title to or interest in, all of the Purchased Assets, to put Purchaser in actual possession and operating control thereof and to permit Purchaser to exercise all rights with respect thereto (including rights under Contracts and other arrangements as to which the Consent of any third party to the transfer thereof shall not have previously been obtained); provided that Purchaser shall indemnify Seller for any and all Losses incurred by Seller as a direct result of Seller's guarantee obligation required to be given to the United States Government with respect to Purchaser's performance of any novated Government Contract after the effective date of such novation.

          (f)    In the event and to the extent that Seller and Purchaser are unable to obtain any required Consents, Seller shall (i) continue to be bound thereby pending assignment to Purchaser, (ii) at the direction and expense of Purchaser, pay, perform and discharge fully all of its obligations thereunder from and after the Closing and prior to assignment to Purchaser and (iii) without further consideration therefor, pay, assign and remit to Purchaser promptly all monies, rights and other consideration received in respect of such agreements. Seller shall exercise or exploit its rights and options under all such agreements, leases, licenses and other rights and commitments when and only as reasonably directed by Purchaser. In furtherance of this obligation, Seller and Purchaser will execute at Closing the Pre-Novation Agreement, which shall apply to all Government Contracts and Government Bids for which assignment to Purchaser has not been completed, including any Government Contracts or Government Bids with a Governmental Authority of the United States Government for which novation may be required. If and when any such Consent shall be obtained (the cost of obtaining any such Consent, if any, shall be borne by Seller) or such agreement, lease, license or other right shall otherwise become assignable or sublicensable, Seller shall promptly assign or sublicense its agreed-to rights and obligations thereunder to Purchaser without payment of further consideration and Purchaser shall, without the payment of any further consideration therefor, assume such rights and obligations.

          (g)   In the event that the Parties determine that certain assets, rights or properties which properly constitute Purchased Assets were not transferred to Purchaser at Closing, Seller shall promptly take all steps reasonably necessary to transfer and deliver any and all of such assets to Purchaser without the payment by Purchaser of any further consideration therefor. In the event that the Parties determine that certain Excluded Assets were transferred to Purchaser at Closing, then Purchaser shall promptly take all steps reasonably necessary to transfer and deliver any and all of such Excluded Assets to Seller without the payment by Seller of any further consideration therefor.

        7.12    Affiliate Transactions; Intercompany Arrangements.     No later than immediately prior to the Closing, Seller shall, and shall cause its Affiliates to, terminate all agreements or arrangements, written or unwritten, of any kind (other than any Ancillary Agreements), between Seller or any of its Affiliates, on the one hand, and the Business, on the other hand, without liability or cost to Purchaser or any of its Affiliates.

        7.13    Release.

          (a)   Effective as of the Closing, Seller, on behalf of itself and each of its Subsidiaries, hereby irrevocably and unconditionally releases and forever discharges the Business and Purchaser and their respective current and former directors, officers, Affiliates, employees and fiduciaries from all actions, causes of action, suits, Liabilities, debts, claims and demands which Seller or any of its Subsidiaries has or may have in the future that arise out of or relate to facts or circumstances in existence prior to the Closing, including those claims that are unknown, unanticipated or unsuspected or that may hereafter arise as a result of the discovery of new and/or additional facts; provided, however, that such releases and discharges shall not affect any claims by Seller or its Subsidiaries which Seller or any of its Subsidiaries has or may have in the future against the Business or Purchaser arising under this Agreement or any Ancillary Agreements or that arise out of acts, events, conditions or omissions that occur or come into existence after the Closing.

          (b)   Seller acknowledges and understands the significance and potential consequences of its release of unknown claims in Section 7.13(a). In addition, Seller, on behalf of itself and its current Subsidiaries, hereby irrevocably and forever waives all rights it and they may have arising under California Civil Code Section 1542 (or any analogous requirement of law) with respect to the foregoing releases in Section 7.13(a). Seller, on behalf of itself and its current Subsidiaries, understands that Section 1542 provides that: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR." Seller, on behalf of itself and its current Subsidiaries, acknowledges that it has been fully informed by its counsel concerning the effect and import of this Agreement under California Civil Code Section 1542 and other requirements of Law.

        7.14    Books, Records and Files.     Purchaser and Seller agree that Seller may maintain copies of any Books, Records and Files that are included in the Purchased Assets and that are delivered to Purchaser hereunder and Seller may prepare a comprehensive index and file plan of such Books, Records and Files. Purchaser agrees to retain and maintain such Books, Records and Files for a period of at least seven (7) years after the Closing (plus any additional time as required by Law or during which Purchaser has been advised by Seller that (i) there is an ongoing Tax audit with respect to periods prior to the Closing or (ii) any such period is otherwise open to assessment; provided that only such Books, Records and Files reasonably related to the appropriate Tax audit or period as advised by Seller shall be subject to such time extension). During such period, Purchaser agrees to give Seller and its representatives reasonable cooperation, access (including copies) and staff assistance, as needed, during normal business hours and upon reasonable notice, with respect to the Books, Records and Files delivered to Purchaser hereunder, and Seller agrees to give Purchaser and its representatives reasonable cooperation, access and staff assistance, as needed, during normal business hours and upon reasonable notice, with respect to the Books, Records and Files relating to the Business and retained by Seller, in each case as may be necessary for general business purposes, including the defense of litigation, the preparation of Tax returns and financial statements and the management and handling of Tax audits; provided that such cooperation, access and assistance does not unreasonably disrupt the normal operations of Purchaser or Seller or their respective Affiliates. Notwithstanding anything to the contrary contained in this Agreement, neither Seller nor any of its respective Affiliates shall be required to provide access to or copies of any income Tax Returns of Seller or any such Affiliate.

        7.15    Non-Compete.     Subject to the provisions of this Section 7.15, Seller agrees that for a period of three (3) years from and after the Closing Date, none of Seller or any of its Affiliates shall compete, directly or indirectly, with the Business as conducted as of the Closing Date (a "Competitive Activity"); provided, however, that it shall not be deemed to be a violation of this Section 7.15 for Seller to, directly or indirectly: (i) invest in or own any non-voting or non-convertible debt securities or other debt obligations of any Person; (ii) make any equity investments in publicly-traded companies that may compete with the Business, (provided that such investments are passive in nature and do not exceed 5% of the outstanding voting power of such public companies); or (iii) own any interests in any Person through any Employee Benefit Plan. Purchaser acknowledges that Seller engages in Seller's Other Businesses and, notwithstanding anything herein to the contrary, Purchaser agrees that Seller shall not be in breach of any provision of this Section 7.15 solely as a result of Seller continuing to engage in Seller's Other Businesses as conducted as of the Closing Date following the Closing Date. The Parties recognize that the Laws and public policies of the various states of the United States and other jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in this Section 7.15. It is the intention of the Parties that the provisions of this Section 7.15 shall not render unenforceable, or impair, the remainder of the provisions of this Section 7.15. Accordingly, if any provision of this Section 7.15 shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction, and Section 13.4 shall apply to substitute a valid and enforceable provision thereof. Notwithstanding anything in this Section 7.15 to the contrary, in the event of an acquisition of the stock, business or assets of Seller and/or any of its Affiliates (by asset purchase, stock purchase, merger, consolidation or otherwise) by any Person who is not a current Affiliate of the Seller, this Section 7.15 shall neither prohibit nor apply to the business of such Person as conducted prior to such acquisition.

        7.16    Insurance Cooperation.

          (a)   From and after the Closing Date, to the extent that any insurance policy owned or controlled by Seller ("Seller Insurance Policies") covers any losses from Assumed Liabilities or the Purchased Assets arising out of an occurrence prior to the Closing Date ("Purchaser Claims"), at Purchaser's sole cost and expense (including reasonable out-of-pocket costs and expenses of Seller), Seller shall cooperate with Purchaser in submitting Purchaser Claims on behalf of and for the benefit of Purchaser under any Seller Insurance Policy; provided that Purchaser acknowledges and agrees that (A) Seller shall not be responsible for any losses from Assumed Liabilities or the Purchased Assets that are "self-insured" by Seller prior to or at the Closing Date or that are within any applicable deductible or retention amounts under any Seller Insurance Policy, (B) Seller shall not be liable to Purchaser for any losses or other amounts hereunder if any insurance company that has issued any Seller Insurance Policy fails to pay such losses or amounts for any reason and (C) except with respect to any Seller Insurance Policy under which any Purchaser Claim is pending, Seller may, at any time, without liability or obligation to Purchaser, amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Seller Insurance Policy.

          (b)   Purchaser shall not have access to the Seller Insurance Policies except as provided in this Section 7.16. This Agreement shall not be construed to waive any right or remedy of the Seller in respect of any Seller Insurance Policy. No covenant or agreement by any party hereto to indemnify any other party hereto shall release, or be deemed to release, any insurer with respect to any claim made under any Seller Insurance Policy, nor shall the inclusion of this Section 7.16 be deemed to limit in any way the indemnification obligations of the parties under this Agreement.

          (c)   Seller shall assign, to the extent assignable, to Purchaser the right to receive any future proceeds (including any proceeds in respect of business interruption insurance for any period after the Closing) relating to any such Purchaser Claim following the Closing. Any Party receiving a notice with respect to any Purchaser Claim shall promptly notify all other parties hereto. To the extent that Seller and Purchaser have competing claims that will exhaust the limits of a Seller Insurance Policy, the limits of such Seller Insurance Policy shall be apportioned between the Parties in proportion to their respective bona fide losses covered thereunder without regard to policy limits.

          (d)   Notwithstanding anything in this Agreement to the contrary, in the event that Seller (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger; (ii) transfers all or substantially all of its properties and assets to any Person; or (iii) winds up its business, in each case, resulting in a cessation or termination of Seller's insurance, then, subject to the terms of and limitations contained in the Seller Insurance Policies, Purchaser shall have the right but not the obligation in respect of the foregoing clauses (i), (ii) and (iii) to elect to purchase at Purchaser's own cost and subject to the terms of and conditions set forth in the Seller Insurance Policies, a "tail" insurance policy in respect of Liabilities then in existence.

        7.17    Interim Financial Statements.     From the date hereof to the Closing, Seller will make available to Purchaser, within 45 days of the end of the applicable quarterly accounting period for each of the four fiscal quarters of the Business, quarterly unaudited balance sheets and related statements of income of the Business for such quarterly accounting periods and, within 75 days of the end of the annual accounting period of the Business, annual unaudited balance sheets and related statements of income of the Business for such annual accounting period (collectively, the "Interim Financial Statements"). The Interim Financial Statements shall be prepared in a manner consistent in all material respects with the Financial Statements previously provided to Purchaser.

        7.18    Financing.

          (a)   Except as set forth in the "market flex" provisions of any Financing Commitment, Purchaser shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Financing Commitments without the prior written consent of Seller if such amendment, modification or waiver would or would reasonably be expected to (i) reduce the aggregate amount of the Debt Financing or the Mezzanine Financing, as applicable, unless the Equity Financing is increased by an equivalent amount or Purchaser obtains commitments for Alternative Financing for such increase; (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Financing in a manner that would reasonably be expected to delay or prevent in any material respect the ability of Purchaser to consummate the transactions contemplated by this Agreement; or (iii) adversely impact the ability of Purchaser to enforce its rights against the other parties to the Financing Commitments. Notwithstanding the foregoing, assignments consummated pursuant to the terms of the Financing Commitments are permitted.

          (b)   Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Financing on the terms (including the "flex" provisions applicable thereto) and conditions described in the Financing Commitments, including using commercially reasonable efforts to (i) maintain in effect the Financing Commitments in accordance with the terms and subject to the conditions (including the "flex" provisions) thereof; (ii) negotiate, execute and deliver definitive agreements with respect to the Financing contemplated by the Financing Commitments on the terms and conditions (including the flex provisions) contemplated by the Financing Commitments; (iii) satisfy on a timely basis all conditions to funding that are applicable to Purchaser in the Financing Commitments and/or definitive agreements for the Financing; (iv) upon satisfaction of the conditions set forth in each of the Financing Commitments and this Agreement, including the expiration of the waiting period, consummate the Financing at or prior to Closing; and (v) comply in all material respects with its obligations pursuant to the Financing Commitments; provided, however, that, notwithstanding anything to the contrary in this Agreement, under no circumstances shall Purchaser or any of its Affiliates be required to commence or sustain a legal proceeding against (x) any of the Debt Financing Sources in connection with this Agreement or the other transactions contemplated herein or the Debt Commitment; or (y) any of the Mezzanine Financing Sources in connection with this Agreement or the other transactions contemplated herein or the Mezzanine Commitment. At the written request of Seller, Purchaser shall provide Seller with such information and material documentation as shall be reasonably requested by Seller to allow Seller to monitor the progress of such financing activities.

          (c)   In the event any portion of the debt financing contemplated in the Debt Financing Commitment becomes unavailable on the terms and conditions (including any "flex" provisions) contemplated in the Debt Financing Commitment or any portion of the Mezzanine Financing contemplated in the Mezzanine Financing Commitment becomes unavailable on the terms (including any "flex" provisions) and conditions contemplated in the Mezzanine Financing Commitment, Purchaser shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to arrange to obtain alternative debt financing (the "Alternative Financing") from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement and on terms and conditions no less favorable, in the aggregate, to Purchaser than those in the Debt Financing Commitment or the Mezzanine Financing Commitment, as applicable, as promptly as practicable following the occurrence of such event.

          (d)   Purchaser shall promptly (and in any event, within two (2) Business Days) notify the Seller in writing (i) of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or default) by Purchaser under the Financing Commitments or any definitive agreements related thereto or, to the Knowledge of Purchaser, any other party to any Financing Commitment or definitive agreement related thereto, and (ii) of the receipt by Purchaser or any of its Affiliates or Representatives of any written notice or communication, or to the actual knowledge of Purchaser, oral notice or other communication from any Person with respect to any (A) actual or purported material breach, default, termination or repudiation by any party to any Financing Commitment or any definitive agreement related thereto or any provision of the financing contemplated pursuant to the Financing Commitments or any definitive agreement related thereto (including any proposal by any lender named in the Debt Financing Commitment or the Mezzanine Financing Commitment, as applicable, to withdraw, terminate, reduce the amount of financing (to the extent not (x) included within the "flex" provisions or (y) replaced by an equivalent amount of Equity Financing or Alternative Financing) or delay the timing of financing contemplated by the Debt Financing Commitment or the Mezzanine Financing Commitment, as applicable) or (B) material dispute or disagreement between or among any parties to any Financing Commitment or any definitive agreement related thereto, in the case of clauses (A) and (B) above, that would reasonably be expected to result in Purchaser not receiving the proceeds of the Financing on the Closing Date; provided, that in no event shall Purchaser be required to disclose any information that is subject to a legally-binding confidentiality restriction or attorney-client or similar privilege if Purchaser shall have used its commercially reasonable efforts to disclose such information in a way that would not waive such privilege or would (in the opinion of outside counsel) contravene any applicable Law. In the event that Purchaser does not provide access or information in reliance on the proviso to the immediately preceding sentence, Purchaser shall provide notice to Seller that such access or information is being withheld and Purchaser shall use its commercially reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege.

        7.19    Financing Cooperation.

          (a)   Prior to the Closing, Seller shall use commercially reasonable efforts, and shall cause each Subsidiary and its and their Representatives to use commercially reasonable efforts, to provide Purchaser with all cooperation reasonably requested by Purchaser to assist it in causing the conditions in the Debt Commitment Letter and the Mezzanine Commitment Letter to be satisfied or as is otherwise necessary or reasonably requested by Purchaser in connection with the Debt Financing and the Mezzanine Financing, including:

              (i)  participation by officers in a reasonable number of meetings (including one-on-one), presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies and prospective lenders or investors and obtaining assistance from its accountants, including participating in a reasonable number of drafting and accounting due diligence sessions;

             (ii)  assisting Purchaser, the Debt Financing Sources and the Mezzanine Financing Sources with the timely preparation of customary rating agency presentations, marketing materials and information memoranda (including the delivery of one or more customary representation and authorization letters) as may be required in connection with the Financing;

            (iii)  facilitate the pledging and mortgaging of collateral, including assisting with the preparation of security documents, other definitive financing documents, and other certificates or documents and back-up therefor as may be reasonably requested by Purchaser or the Debt Financing Sources, and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing provided that no obligation of Seller or any Subsidiaries of Seller under any agreement, document or pledge related to any of the Debt Financing shall be operative until the Closing;

            (iv)  furnishing Purchaser, the Debt Financing Sources and the Mezzanine Financing Sources, as promptly as practicable, with financial and other pertinent information (provided that Purchaser shall be responsible for the preparation, with the assistance of Seller and its independent accountants, of pro forma financial statements) relating to Seller and its Subsidiaries in respect of the Business as may be reasonably requested by Purchaser, including, without limitation, the Interim Financial Statements in accordance with Section 7.17;

             (v)  cooperating with Purchaser to obtain customary and reasonable corporate and facilities ratings, consents, approvals, authorizations, non-invasive environmental assessments, landlord consents, legal opinions, surveys and title insurance (including such owner's affidavits, survey certifications, certificates of good standing and due authorization, articles of incorporation, non-imputation endorsements and any other documentation reasonably required by the title company to remove the standard exceptions from each title policy or add any endorsements to such title policies as reasonably required by the title company issuing title insurance for the Leased Business Real Property) as reasonably requested by Purchaser;

            (vi)  assisting in negotiation of definitive documents as may be reasonably requested by Purchaser;

           (vii)  reasonably facilitating the pledging or the reaffirmation of the pledge of collateral (including obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing indebtedness and the release and termination of any and all related liens) on or prior to the Closing Date, as well as cooperating to permit prospective lenders involved in the Financing to evaluate and assess the assets of Seller and its Subsidiaries for purposes of establishing collateral arrangements;

          (viii)  delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all indebtedness; and

            (ix)  promptly and in any event at least five (5) Business Days prior to the Closing Date, furnishing Purchaser, the Debt Financing Sources and the Mezzanine Financing Sources with all documentation and other information (to the extent reasonably requested by the Debt Financing Sources or the Mezzanine Financing Sources at least ten (10) Business Days prior to the Closing Date) that is required by regulatory authorities pursuant to applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act.

          (b)   Nothing in this Section 7.19 shall require Seller or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Closing for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Purchaser, or to give any indemnities that are effective prior to the Closing; or (ii) take any action that would unreasonably interfere with the ongoing operations of Seller and its Subsidiaries.

          (c)   Seller hereby consents to the use of Seller's and its Subsidiaries' names, trademarks and logos in connection with the Financing; provided, however, that such names, trademarks and logos are used solely in a manner that is not intended or reasonably likely to harm or disparage Seller or any of its Subsidiaries.

          (d)   All non-public or other confidential information provided by Seller or any of its Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement; provided, however that Purchaser shall be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing or the Mezzanine Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing or the Mezzanine Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other customary confidentiality undertakings reasonably satisfactory to Seller (it being acknowledged and agreed that the notices and undertakings in a form customarily used in confidential information memoranda for senior credit facilities or mezzanine facilities are reasonably satisfactory to Seller).

          (e)   Promptly upon request by Seller, Purchaser shall reimburse Seller (or pay in advance) for any reasonable and documented out-of-pocket costs and expenses (including outside attorneys' fees) incurred by Seller in connection with the cooperation of Seller contemplated by this Section 7.19.

          (f)    Seller, its Subsidiaries and their respective Representatives shall be indemnified and held harmless by Purchaser (whether or not the Closing occurs) from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys' fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Financing pursuant to this Agreement or the provision of information utilized in connection therewith, except to the extent resulting from, or by reason of information provided by or at the direction of Seller, any of its Subsidiaries or their respective Representatives, or to the extent that such liabilities, losses, damages, claims, costs or expenses, directly or indirectly, resulted from or arose out of the willful misconduct, bad faith or gross negligence of Seller, any of its Subsidiaries or their respective Representatives.

        7.20    Estoppel Certificate.     Seller shall use commercially reasonable efforts to obtain, prior to the Closing, an estoppel certificate from each landlord, lessor, sublessor or licensor of the Leased Business Real Property or lessee, sublessee or licensee of the Owned Business Real Property, confirming, among other things, that no defaults exist thereunder and the status of all payments associated therewith.

        7.21    Code Section 338 Election.     Purchaser and Seller shall make an election under Section 338(h)(10) of the Code (and, to the extent requested by Purchaser, any corresponding elections under state or other Tax Laws) (each, a "Code Section 338(h)(10) Election") with respect to the purchase and sale of the stock of any Purchased Subsidiary that is treated as a corporation for U.S. federal income tax purposes pursuant to this Agreement. Purchaser, at its expense, shall prepare, or cause to be prepared, the forms and schedules (including IRS Form 8023) and take such other steps that are necessary to effect the Code Section 338(h)(10) Election. Seller shall execute all forms and schedules (including, without limitation, IRS Form 8023) required to make any Code Section 338(h)(10) Election (the "Section 338 Forms") and return the same to Purchaser prior to the Closing Date, to the extent that the Section 338 Forms have been provided to Seller at least five (5) days prior to the Closing Date and otherwise no more than ten (10) days from the receipt of the same from Purchaser or its agent. Purchaser will compute the adjusted grossed up basis of the assets of such applicable Purchased Subsidiaries in accordance with Code Sections 338 and 1060 (and any similar provision of state or other Tax Laws, as appropriate) and will prepare a draft schedule, allocating such basis among such applicable Purchased Subsidiaries' assets and shall provide such draft schedule to Seller. Seller shall, for ten (10) Business Days thereafter, be entitled to review and comment on such schedule and Purchaser shall consider such comments in good faith. Thereafter, Purchaser shall provide to Seller a final allocation schedule. Purchaser and Seller shall report and file all Tax Returns in all respects and for all purposes consistent with Purchaser's final allocation schedule. Neither Purchaser nor Seller shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with Purchaser's final allocation schedule. The allocation schedule shall be amended to take into account any adjustment to Purchase Price under Section 3.2 in a manner consistent with the procedures set forth in this Section 7.21. Seller shall include any income, gain, loss or deduction of the Tax items resulting from each Code Section 338(h)(10) Election on its Tax Returns to the extent required by applicable Law.

        7.22    Wells Fargo Facility.     In the event that Seller has not delivered to Purchaser at least five (5) Business Days prior to the anticipated Closing Date an executed copy of either the consent of Wells Fargo as described in clause (i) of Section 10.1(d) or an amendment to the Credit and Security Agreement as described in clause (ii) of Section 10.1(d), Seller shall deliver to Purchaser promptly thereafter, but in any event at least three (3) Business Days prior to the anticipated Closing Date, (i) a payoff letter executed by Seller (in accordance with Section 2.6 of the Credit and Security Agreement and otherwise in form and substance reasonably acceptable to Purchaser) in respect of such indebtedness under the Credit and Security Agreement and (ii) wire instructions for Purchaser to pay at Closing a portion of the Preliminary Purchase Price to Wells Fargo (on behalf of Seller) to pay off any amounts outstanding under the Credit and Security Agreement as of the Closing.

        7.23    Tax Clearance.

          (a)   The parties hereby acknowledge that pursuant to P.L. 2007, Chapter 100 (A5002) and the provisions of N.J.S.A. 54:50-38, the transactions set forth herein may be considered a bulk sale by

  Seller and, therefore, Purchaser shall file with the Director of the Division of Taxation in the Department of the Treasury of the State of New Jersey (the "Division") at least ten (10) business days prior to Closing, a Notification of Sale, Transfer, or Assignment in Bulk (Form C-9600)(the "Bulk Sale Notice") and an executed copy of this Agreement, enumerating the purchase price and the terms and the conditions hereof, as required by law and as necessary to obtain a letter of clearance from the Division. Seller acknowledges that Seller may be required by the Division to complete an Asset Transfer Tax Declaration (Form TTD) in order for the Division to provide a letter of clearance. Seller hereby agrees to provide such completed declaration to the Division upon the assignment of a caseworker at the Division following Purchaser's filing of the Bulk Sale Notice with the Division. Seller agrees to cooperate in good faith with Purchaser with filing the above documents and obtaining a letter of clearance from the Division.

          (b)   Purchaser shall pay into escrow that portion of the Preliminary Purchase Price equal to the amount which is required by the Division, which amount (together with interest accrued thereon, if any, the "Division Escrow") shall be held in escrow by Seller's counsel, Connell Foley LLP (the "Escrow Agent"), in its attorney trust account pursuant to a customary escrow agreement to be entered into by Purchaser, Seller and the Escrow Agent at or prior to Closing (the "Escrow Agreement"). The Escrow Agent shall hold the Division Escrow in accordance with this Agreement until such time as this Agreement provides that it shall be released. If the Division Escrow exceeds the Preliminary Purchase Price (or net proceeds of the Preliminary Purchase Price that would otherwise be payable to Seller at Closing), then, at Closing, Seller shall deliver to the Escrow Agent, in immediately available funds, an amount equal to the difference between the Division Escrow and the Preliminary Purchase Price (or net proceeds of the Preliminary Purchase Price that would otherwise be payable to Seller at Closing). Purchaser and Seller agree to be bound by the escrow requirements imposed by the Division, including any adjustment of the Division Escrow amount. Upon Purchaser's receipt of a letter from the Division (a "Demand Letter") demanding payment to the Division of all or a portion of the Division Escrow, Purchaser shall promptly direct the Escrow Agent, by written notice, to disburse to the Division that portion of the Division Escrow demanded in the Demand Letter. Purchaser shall simultaneously deliver to Seller a copy of any such notice to the Escrow Agent, together with a copy of the Demand Letter. Upon any such written notice from Purchaser to the Escrow Agent, the Escrow Agent shall promptly disburse to the Division such amounts from the Division Escrow as the Division demands in the Demand Letter. However, if the amount of the Division's demand exceeds the amount of the Division Escrow, then Purchaser shall not be required to direct the Escrow Agent to release the Division Escrow to the Division until the Division confirms that it will issue a tax clearance letter upon the receipt of such funds from the Division Escrow. Only after the Division has issued a written letter of clearance to Purchaser, which clearance letter Purchaser shall promptly deliver to Seller, and upon Seller's written request to the Escrow Agent, which written request shall include a copy of the Division's letter of clearance, and simultaneous notice to Purchaser of such request, any remaining balance of funds in the Division Escrow shall be disbursed to Seller by the Escrow Agent.

          (c)   Seller agrees to pay in a timely manner any and all amounts of Seller's outstanding tax obligations owed to the Division; provided, however, Seller reserves the right to dispute any such amounts claimed to be owed to the Division in accordance with applicable Law.

          (d)   The provisions of this Section 7.23 shall survive the Closing.

        7.24    Future Dividends.     Seller covenants that any dividends it makes in respect of the Preliminary Purchase Price or Final Purchase Price shall be made in compliance with applicable Law.

        7.25    Subsequent Transaction.     In the event that, at any time during the three (3) years following the Closing, all or substantially all of the remaining assets of Seller are sold, transferred or otherwise disposed of (a "Subsequent Transaction"), prior to or concurrently with the consummation of such Subsequent Transaction, Seller shall deposit immediately available funds in an amount equal to $15,000,000 into an escrow account (the "Escrow Account") with an escrow agent who shall be selected by Purchaser and reasonably acceptable to Seller, pursuant to an escrow agreement in form and substance reasonably agreed to by Purchaser (which escrow shall expire on the third anniversary of the Closing Date); provided that, if Seller shall have delivered to Purchaser at least fifteen (15) Business Days prior to the consummation of such Subsequent Transaction evidence reasonably acceptable to Purchaser that such subsequent transferee has a net worth, pro forma for such Subsequent Transaction, equal to or in excess of Seller's net worth immediately prior to the consummation of such Subsequent Transaction, but in no event less than $50 million, then such subsequent transferee may assume all of Seller's obligations under this Agreement pursuant to an assumption agreement among such subsequent transferee, Seller and Purchaser in a form and substance reasonably acceptable to Purchaser in lieu of Seller's obligation to deposit any amounts into the Escrow Account pursuant hereto. Notwithstanding anything in this Agreement to the contrary, so long as Seller maintains a net worth equal to or in excess of $50 million, neither Seller nor any subsequent transferee shall have any obligations pursuant to this Section 7.25.

        7.26    Medical Claims Reimbursement.     On a periodic basis following the Closing but not more frequently than once per month, Seller shall provide Purchaser an invoice which shall specify the Medical Claims Amount and which shall include reasonable and appropriate documentation (on a redacted basis, as necessary, to comply with regulations pursuant to the Health Insurance Portability and Accountability Act of 1996) evidencing the aggregate amount paid by Seller during the applicable invoice period in respect of Transferred Employees for claims made under Seller's medical, health, dental or similar welfare benefit plans by such Transferred Employees at any time prior to the Closing, which invoice shall be paid by Purchaser within thirty (30) days of the date of receipt of such invoice. Invoices unpaid as of such due date shall accrue interest at 10% per annum. Payment by Purchaser of invoices with respect to such Medical Claims Amount shall be made by wire transfer of immediately available funds to one or more accounts designated by Seller. For purposes hereof, "Medical Claims Amount" means the amount actually paid by Seller during the applicable invoice period for claims made under Seller's medical, health or similar welfare benefit plans by Transferred Employees at any time prior to the Closing.

ARTICLE 8

EMPLOYEE MATTERS

        8.1    Transferred Employees.

          (a)    Definitions.

              (i)  "Business Employee" means any employee of Seller or one of its Affiliates who (except as otherwise agreed to in writing by Purchaser and Seller) primarily performs his or her services for, or with respect to, the Business as of the Closing Date, including in all cases any such employee who is inactive because of leave of absence, vacation, holiday or short- or long-term disability, as set forth on Schedule 8.1(a)(i).

             (ii)  "Transferred Employee" means each Business Employee who accepts an offer of employment with Purchaser or one of its Affiliates effective as of the opening of business on the Closing Date, but subject to the Closing having occurred.

          (b)    Transfer of Employment.    Not later than five (5) Business Days prior to the Closing Date, Purchaser shall, or shall cause one of its Affiliates to, offer employment to each Business Employee (determined as if the date of the offer were the Closing Date), effective as of the opening of business on the Closing Date, on the terms and conditions described in Section 8.2(a).

        8.2    Compensation and Employee Benefits.

          (a)    Compensation and Benefits Comparability.    For a period of one (1) year following the Closing, Purchaser shall cause (i) each Transferred Employee who remains in the employment of Purchaser or any of its Affiliates to receive base salary or wage rates, incentive compensation opportunity (excluding any equity-based compensation) and other cash compensation that, in the aggregate, are substantially similar to those in effect for such Transferred Employee, immediately prior to Closing, and (ii) the Transferred Employees who remain in the employment of Purchaser or any of its Affiliates to receive employee benefits (excluding deferred compensation, severance benefits and supplemental executive retirement plans) that, in the aggregate, are substantially similar to those in effect for Transferred Employees, in the aggregate, immediately prior to the Closing. In addition, Purchaser shall credit each Transferred Employee with any accrued but unused paid time off under policy "04. Time Off" of the EMCORE Corporation Employee Handbook as reflected in Seller's records immediately prior to Closing. Except as required by Law, nothing contained in this Agreement shall be construed as requiring Purchaser or any of its Affiliates to continue the employment of any specific person.

          (b)    Service Credit.    Purchaser shall, and shall cause its Affiliates to, recognize the prior service and seniority of each Transferred Employee as if such service had been performed with, and such seniority has been earned with, Purchaser and/or its Affiliate, as applicable, for purposes of eligibility, vesting, service related level of benefits and benefit accrual under the employee benefit plans and policies (if any) provided by Purchaser to the Transferred Employees following the Closing, to the same extent such service and seniority is recognized by Seller or its Affiliates immediately prior to the Closing.

          (c)    Welfare Plans.    With respect to any welfare plan maintained by Purchaser or any of its Affiliates in which Transferred Employees are eligible to participate after the Closing, Purchaser shall, and shall cause its Affiliates to, to the extent permitted by Applicable Law, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such Transferred Employees to the extent such conditions and exclusions were satisfied or did not apply to such Transferred Employees under the welfare plans maintained by Seller or any of its Affiliates immediately prior to the Closing, and (ii) provide each Transferred Employee with credit for any co-payments and deductibles paid by such Transferred Employee in the plan year in which the Closing occurs prior to the Closing in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan. Effective as of the Closing, Purchaser or its Affiliates shall assume all obligations for providing coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, to Transferred Employees (and their eligible dependents).

          (d)    Labor and Employment Law Matters.    Purchaser and Seller shall, and shall cause their Affiliates to, cooperate to take all steps, on a timely basis, as are required under applicable Law to notify, consult with, or negotiate the effect, impact, terms or timing of the transactions contemplated by this Agreement with each works council, union, labor board, employee group, or Governmental Authority where so required under applicable Law. Purchaser shall, and shall cause its applicable Affiliates to, comply with all applicable Laws, directives and regulations relating to the Transferred Employees, including without limitation providing any required notice under the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar foreign, state or local law.

          (e)    Flexible Spending Account.    If the Closing Date occurs during 2015: (i) Purchaser or its Affiliates shall have in effect as of the Closing Date flexible spending reimbursement accounts under a cafeteria plan qualifying under Section 125 of the Code (the "Purchaser FSA Plan") in respect of each Transferred Employee who participates in a cafeteria plan maintained by Seller or one of its Affiliates (the "Seller FSA Plan") immediately prior to the Closing; (ii) Purchaser shall cause the Purchaser FSA Plan to accept a spin-off of the flexible spending reimbursement accounts of each Transferred Employee under the Seller FSA Plan in respect of 2015 and to honor and continue through December 31, 2015 the elections made by each Transferred Employee under the Seller FSA Plan in respect of such flexible spending reimbursement accounts that are in effect immediately prior to the Closing; (iii) as soon as practicable following the Closing Date, Seller shall cause to be transferred from the Seller FSA Plan to the Purchaser FSA Plan the excess, if any, of the aggregate accumulated contributions to the flexible spending reimbursement accounts made by Transferred Employees prior to the Closing during 2015 over the aggregate reimbursement payouts paid or payable to the Transferred Employees in respect of claims incurred during 2015 from such accounts; and (iv) from and after the Closing, Purchaser shall assume and be solely responsible for all claims by Transferred Employees under the Seller FSA Plan incurred at any time during 2015, whether incurred prior to, on or after the Closing Date, that have not been paid in full as of the Closing Date. Seller shall maintain and continue to process claims related to the 2014 plan year for such Seller FSA Plan.

        8.3    Defined Contribution Plans.

          (a)   Effective as of the Closing, Purchaser shall create or designate one or more defined contribution pension plans (collectively, the "Purchaser DC Plans") for the benefit of the Transferred Employees who participated in the defined contribution pension plan maintained by Seller or its Affiliates that is intended to be qualified under Code Section 401(a) immediately prior to the Closing (collectively, the "Seller DC Plan"). Such Transferred Employees are referred to hereinafter as the "DC Employees." The DC Employees shall be given credit under the respective Purchaser DC Plan for all service with and compensation from Seller or its Affiliates as if it were service with and compensation from Purchaser for purposes of determining eligibility, vesting and the amount of any benefits or benefit accruals under each respective Purchaser DC Plan.

          (b)   Effective as of the Closing, Seller shall cause assets in the form of cash, cash equivalents, marketable securities or participant plan loan obligations equal to the value of the accounts of the DC Employees under the Seller DC Plan and the employer matching contributions earned through the Closing Date by each Transferred Employee who participated in the Seller DC Plan to be transferred to the corresponding Purchaser DC Plan that is intended to be qualified under Code Section 401(a) and Purchaser shall cause such transferred assets and accounts to be accepted by such plans (the "Plan Account Transfer"). .

          (c)   The amount to be transferred from the Seller DC Plan shall be equitably adjusted to take into account benefit payments made from the Seller DC Plan to the DC Employees after the Closing but prior to the date of transfer and for any earnings and losses on such amount during such period. The Plan Account Transfer, if any, shall take place within one hundred and eighty (180) days after the date of Closing; provided, however, that in no event shall such transfers take place until the last to occur of the following: (i) Purchaser has furnished to Seller either a favorable determination letter from the Internal Revenue Service with respect to the qualification of each Purchaser DC Plan under Section 401(a) of the Code, or an opinion of Purchaser's counsel, satisfactory to Seller's counsel, that each Purchaser DC Plan and related trust is so qualified and (ii) the thirty-first (31st) day following the filing of all required Forms 5310-A in connection with the transfers.

          (d)   At the time of the Plan Account Transfer (or if there is no transfer of assets, at the Closing), Purchaser and the Purchaser DC Plans shall assume all Liabilities with respect to or relating to Transferred Employees under the Seller DC Plan and Seller and its Affiliates and the Seller DC Plan shall be relieved of all such Liabilities under the Seller DC Plan with respect to the Transferred Employees.

        8.4    Mutual Non-Solicitation.     Without the prior written consent of Purchaser, neither Seller nor any of its Subsidiaries shall, for a period of one (1) year following the Closing, solicit to employ any person who is a Transferred Employee or who is primarily employed by the Business (whether as an employee or independent contractor); provided that Seller and its Affiliates (i) may solicit and hire any such Transferred Employee whose employment or other relationship with Purchaser or any of its Affiliates is terminated by Purchaser or any of its Affiliates at any time after the six-month anniversary of such termination or (ii) hire such Transferred Employee who responds to a general advertisement not targeted at employees or independent contractors of Purchaser or any of its Subsidiaries without any solicitation in violation of this Section 8.4. Without the prior written consent of Seller, neither Purchaser nor any of its Subsidiaries shall, for a period of one (1) year following the Closing, solicit to employ (i) any person who was employed by Seller or any of its Affiliates (whether as an employee or independent contractor) in the Business but who is not a Transferred Employee and who is employed by Seller or any of its Affiliates, (ii) any person who is employed by Seller or any of its Affiliates in Seller's Other Businesses or (iii) any other employee of Seller or any Affiliate of Seller with whom Purchaser came into contact in connection with the negotiation of this Agreement; provided that Purchaser and its Subsidiaries (A) may solicit and hire such person whose employment or other relationship with Seller or any of its Affiliates is terminated by Seller or any of its Affiliates at any time after the six-month anniversary of such termination or (B) hire such person who responds to a general advertisement not targeted at employees or independent contractors of Seller or any of its Affiliates without any solicitation in violation of this Section 8.4. This Section 8.4 shall also apply to any Affiliate of a Party if such Party is using such Affiliate to avoid the purpose and intent of this Section.

        8.5    No Third Party Beneficiaries.     Without limiting the generality of Section 13.5, the provisions of this Article 8 are solely for the benefit of the Parties, and no current or former employee of Seller or its Affiliates shall be regarded for any purpose as a third-party beneficiary of this Agreement. Nothing in this Agreement shall be construed as an amendment to any Employee Benefit Plan or other employee benefit plan for any purpose.

        8.6    Business Employee Equity Awards.     Not later than immediately prior to the Closing, Seller shall take all necessary actions to accelerate the vesting of and fully vest as of Closing each equity award, including, for the avoidance of doubt, each restricted stock unit and stock option, granted to the Transferred Employees, that is issued and outstanding immediately prior to the Closing (the "Business Employee Equity Awards") under each of the EMCORE Corporation 2012 Equity Incentive Plan, EMCORE Corporation 2010 Equity Incentive Plan and EMCORE Corporation 2000 Stock Option Plan, each as may be amended or restated, and each such Business Employee Equity Award that is a restricted stock unit shall be canceled in exchange for delivery of the number of shares of Common Stock subject thereto, subject to required tax withholdings. For the avoidance of doubt, each stock option outstanding as of the Closing that is a Business Employee Equity Award shall remain outstanding for a period of not less than ninety (90) days following the Closing Date (or, if earlier, until the expiration of its term), unless the applicable award agreement provides that such stock option shall be cashed out upon a change in control, in which case such stock option shall be treated in accordance with its terms.

        8.7    Employee Handbook Amendment.     Prior to the Closing, Seller shall take all necessary actions to amend policy "04. Time Off" of the EMCORE Corporation Employee Handbook to explicitly provide that the transactions contemplated by this Agreement shall not constitute a termination of employment for purposes of accrued but unused paid time off and Transferred Employees shall not be entitled to any payment by Seller with respect to such accrued but unused paid time off. Seller shall deliver a draft amendment to Purchaser at least ten (10) days prior to the anticipated Closing for Purchaser's review and comment and Seller shall consider such comments in good faith.

        8.8    Business Employee Incentive Compensation.     Seller shall pay to each Transferred Employee, in the ordinary course of business consistent with past practice, all cash incentive compensation due to such Transferred Employee with respect to Seller's 2014 fiscal year, including all compensation due under Seller's Fiscal Year 2014 Bonus Plan; provided that such compensation under Seller's Fiscal Year 2014 Bonus Plan shall be paid by Seller no later than January 31, 2015 to the extent Closing occurs subsequent to such date; and, provided, further, that such compensation under Seller's Fiscal Year 2014 Bonus Plan shall be paid by Purchaser no later than January 31, 2015 to the extent that Closing occurs prior to such date.

ARTICLE 9

TAXES

        9.1    Periodic Taxes.     All personal property Taxes, real property Taxes and similar ad valorem obligations levied with respect to the Purchased Assets or the Business for a Straddle Period ("Periodic Taxes") shall be apportioned between Seller and Purchaser as of the Closing Date based on the number of days of such Straddle Period prior to and including the Closing Date (with respect to any such taxable period, the "Pre-Closing Periodic Tax Period"), and the number of days of such Straddle Period beginning after the Closing Date (with respect to any such taxable period, the "Post-Closing Periodic Tax Period"), respectively. Seller shall be liable for the proportionate amount of such Periodic Taxes that is attributable to the Pre-Closing Periodic Tax Period to the extent not taken into account as a current liability in the calculation of Final Net Working Capital, and Purchaser shall be liable for the proportionate amount of such Periodic Taxes that is attributable to the Post-Closing Periodic Tax Period. Purchaser shall be responsible for preparing and filing all Tax Returns for Periodic Taxes required to be filed after the Closing; provided, however, that (i) Purchaser shall deliver drafts of all such Tax Returns to Seller at least 30 days prior to the due date thereof for Seller's review; (ii) Seller shall notify Purchaser in writing of any objection to any such Tax Return within 10 days of receipt and (iii) Seller and Purchaser agree to consult and resolve in good faith any issue arising as a result of the review of such Periodic Tax Returns and to mutually consent to the filing of such returns; provided, further, however, if Purchaser and Seller are unable to resolve any disputed item then such disputed item shall be resolved by the Accounting Firm. The fees and expenses of such Accounting Firm shall be borne equally by Seller, on the one hand, and Purchaser, on the other hand. Seller shall remit its share of such Periodic Taxes to Purchaser no later than ten (10) days before the due date for such Taxes.

        9.2    Refunds.     Seller shall be entitled to retain or, to the extent actually received by Purchaser or its Affiliates, receive prompt payment from Purchaser or any of its Affiliates of, any refund or credit with respect to Taxes (including without limitation refunds arising by reason of amended Tax Returns filed after the Closing or otherwise) with respect to any Pre-Closing Tax Period relating to the Purchased Assets or the Business. Purchaser shall be entitled to retain or, to the extent actually received by Seller or its Affiliates, receive prompt payment from Seller or any of its Affiliates of, any refund or credit with respect to Taxes (including without limitation refunds arising by reason of amended Tax Returns filed after the Closing or otherwise) with respect to any Post-Closing Tax Period relating to the Purchased Assets or the Business.

        9.3    Resolution of Tax Controversies.     If a written claim shall be made by any Governmental Authority or taxing authority that might result in an indemnity payment to Purchaser or any of its Affiliates pursuant to Section 12.3, Purchaser shall promptly notify Seller of such claim. Seller shall have the right to control and defend any such claims. In the event that a Governmental Authority or a taxing authority determines a deficiency in any Tax relating to a Straddle Period, Purchaser shall have authority to determine whether to dispute such deficiency determination and to control the prosecution or settlement of such dispute and Seller shall have the right to participate in any such dispute; provided, however, that if Purchaser shall determine not to dispute such deficiency, Seller shall be permitted to do so. In any such case, Purchaser and Seller may not settle or compromise such dispute without first giving written notice to the other party of the terms of such settlement or compromise and receiving the written consent of such other party to such settlement or compromise; provided, however, that consent to such settlement or compromise shall not be unreasonably withheld, conditioned or delayed by such party.

        9.4    Tax Cooperation.     Seller and Purchaser agree to furnish or cause to be furnished to the other Party, upon request, as promptly as practical, such information, records and assistance (including, but not limited to, making such of their respective officers, directors, employees and agents available as may reasonably be requested by such other Party) in connection with the preparation of any Tax Return, audit or other proceeding that relates to the Purchased Assets or the Business, provided, that in no event shall any Party or any of its respective Affiliates be required to provide access to or copies of any income Tax Returns of such Party or any such Affiliate. Any reasonable out-of-pocket expense incurred in providing such information or assistance shall be borne by the Party requesting it.

        9.5    Conveyance Taxes.     Notwithstanding any other provision of this Agreement to the contrary, all transfer, documentary, value added recording, sales, use, registration, stamp, enterprise and other similar Taxes (including all applicable real estate transfer Taxes, but excluding any Taxes based on or attributable to income or capital gains) together with any conveyance fees, notarial and registry fees and recording costs (including any penalties and interest thereon) imposed by any taxing authority or other Governmental Authority in connection with the transfer of the Purchased Assets or the Business to Purchaser or its Affiliates by this Agreement ("Conveyance Taxes") shall be borne 50% by Purchaser and 50% by Seller. The party responsible for filing any Tax Return relating to any Conveyance Tax shall prepare and file such Tax Return at its expense, provided that such party shall deliver a copy of such Tax Return to the other party at least five Business Days prior to the due date for such Tax Return and such other party shall deliver to the party that prepared such Tax Return such other party's 50% share of the Conveyance Tax due in connection with filing such Tax Return at least two Business Days prior to such due date. Each of Seller and Purchaser shall take any action reasonably requested by the other party in connection with preparing and filing any Tax Return relating to any Conveyance Tax.

        9.6    New Mexico Tax Claims.     Notwithstanding anything to the contrary herein, Seller shall be responsible for preparing and filing all Tax Returns relating to the New Mexico Technology Jobs Credit, Alternative Energy Product Tax Credit, Investment Tax Credit and High-Wage Jobs Tax Credit to the extent any such New Mexico Tax claim relates solely to a Pre-Closing Tax Period (collectively, the "Pre-Closing New Mexico Tax Claims"). Seller shall be responsible for and control all audits, examinations, hearings, appeals, or other proceedings relating to or arising in connection with such Pre-Closing New Mexico Tax Claims. Any tax credits, refunds, or other tax benefits relating to or arising in connection with the Pre-Closing New Mexico Tax Claims shall be for the sole benefit of Seller and Seller and Purchaser shall not take any position inconsistent with the foregoing on any Tax Return, any refund claim, or in any Tax proceeding unless required by a final determination by an applicable taxing authority. Purchaser shall not file an amended Tax Return relating to the Pre-Closing New Mexico Tax Claims without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned or delayed. Purchaser agrees to furnish or cause to be furnished to Seller, as promptly as reasonably practical, such information, records, invoices, payroll information, and assistance as Seller may reasonably request in writing in connection with the preparation of any Tax Returns, audits or other proceedings that relate to the Pre-Closing New Mexico Tax Claims. Seller agrees to furnish or cause to be furnished to Purchaser, as promptly as reasonably practicable, such information, records, invoices, payroll information, and assistance as Purchaser may reasonably request in writing in connection with the preparation of any Tax Returns, audits or other proceedings that relate to the New Mexico Technology Jobs Tax Credit, Alternative Energy Product Tax Credit, Investment Tax Credit or High-Wage Jobs Tax Credits in respect of taxable periods after the Closing Date.

 ARTICLE 10

CONDITIONS

        10.1    Joint Conditions to Obligations.     The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to satisfaction (or, to the extent permitted by applicable Law, waiver) at or prior to the Closing of the following condition:

          (a)    Shareholder Approval.    The Seller Shareholder Approval shall have been obtained.

          (b)    HSR Act; Other Regulatory Approvals.    (i) The applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated and (ii) all other material regulatory and government approvals required in connection with the transactions contemplated hereby shall have been obtained and all related notice periods and waiting periods (and any extensions thereof) shall have expired or terminated, and all material conditions contained in any such approval shall have been satisfied.

          (c)    No Order.    No Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of such transactions contemplated by this Agreement.

          (d)    Wells Fargo Consent.    Subject to Section 7.22 of this Agreement, Seller shall have received either (i) a consent (in form and substance reasonably acceptable to Purchaser) from Wells Fargo Bank, National Association ("Wells Fargo") pursuant to the Credit and Security Agreement permitting Seller to consummate the transactions contemplated by this Agreement and authorizing the release of all of Wells Fargo's Encumbrances on the Purchased Assets upon the Closing or (ii) an amendment to the Credit and Security Agreement that would have the effect of permitting the transactions contemplated by this Agreement and releasing all of Wells Fargo's Encumbrances on the Purchased Assets upon the Closing.

        10.2    Conditions to Obligations of Seller.     The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to satisfaction (or, to the extent permitted by applicable Law, waiver) at or prior to the Closing of the following conditions:

          (a)    Representations, Warranties and Covenants.

              (i)  (A) Each of the representations and warranties of Purchaser contained in Sections 6.1 and 6.8 shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing with the same force and effect as if made at and as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date) and (B) all other representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the date of this Agreement and at and as of the Closing with the same force and effect as if made at and as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), except, in the case of this clause (B), in either case where any failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to "materiality" or "material adverse effect" set forth therein) would not have, individually or in the aggregate, a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated hereby in accordance with the terms hereof;

             (ii)  Each of the covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects; and

            (iii)  Seller shall have received a certificate, dated as of the Closing Date, signed on behalf of Purchaser by an officer of Purchaser to the effect that, to each such officer's knowledge, the conditions set forth in Sections 10.2(a)(i) and 10.2(a)(ii) have been satisfied by Purchaser, as applicable.

          (b)    Ancillary Agreements.    Purchaser shall have delivered executed Ancillary Agreements to Seller at the Closing and each such Ancillary Agreement shall be in full force and effect.

          (c)    Deliveries.    The deliveries required under Section 4.3 shall have been made.

        10.3    Conditions to Obligations of Purchaser.     The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to satisfaction (or, to the extent permitted by applicable Law, waiver) at or prior to the Closing of the following conditions:

          (a)    Representations, Warranties and Covenants.

              (i)  (A) Each of the representations and warranties of Seller contained in Sections 5.1, 5.6(a), 5.24 and 5.25 shall be true and correct in all respects (other than, in the case of Section 5.6(a), for such failures to be true and correct as are de minimis in amount and nature) as of the date of this Agreement and at and as of the Closing with the same force and effect as if made at and as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date) and (B) all other representations and warranties of Seller contained in this Agreement shall be true and correct as of the date of this Agreement and at and as of the Closing with the same force and effect as if made at and as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), except, in the case of this clause (B), where any failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, result in a Material Adverse Effect;

             (ii)  Each of the covenants and agreements contained in this Agreement shall be complied with by Seller on or before the Closing shall have been complied with in all material respects; and

            (iii)  Purchaser shall have received a certificate, dated as of the Closing Date, signed on behalf of Seller by an officer of Seller, to the effect that, to such officer's knowledge, the conditions set forth in Sections 10.3(a)(i) and 10.3(a)(ii) have been satisfied by Seller.

          (b)    Material Adverse Effect.    Since the date hereof, there shall have been no change, event or occurrence that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (c)    Consent.    Purchaser shall have received evidence reasonably satisfactory to Purchaser that the Consents listed on Schedule 10.3(c) of the Seller Disclosure Schedule shall have been obtained at or prior to the Closing.

          (d)    Ancillary Agreements.    Seller shall have delivered executed Ancillary Agreements to Purchaser at the Closing and each such Ancillary Agreement shall be in full force and effect.

          (e)    Deliveries.    The deliveries required under Section 4.2 shall have been made.

          (f)    Division Escrow.    Purchaser shall have received a written request from the Division to pay into escrow that portion of the Preliminary Purchase Price as provided in Section 7.23.

ARTICLE 11

TERMINATION

        11.1    Termination.     This Agreement may be terminated at any time prior to the Closing in the following circumstances:

          (a)   by the mutual written consent of Seller and Purchaser;

          (b)   by either Seller or Purchaser, if the Closing shall not have occurred by January 17, 2015 (the "Outside Date"); provided, however, that if, as of January 17, 2015, either (i) all of the conditions set forth in Article 10 shall have been satisfied (other than (x) the conditions set forth in Section 10.1(a) or Section 10.1(b) of this Agreement and (y) those conditions that by their nature cannot be satisfied other than at the Closing) or (ii) any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action has not become final and nonappealable, the Outside Date shall be March 17, 2015; provided further, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the proximate cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (c)   by either Seller or Purchaser in the event that any Governmental Order of any Governmental Authority in the United States restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement in such jurisdiction shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 11.1(c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the proximate cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (d)   by either Seller or Purchaser, by giving written notice of such termination to the other Party, if such other Party or one of its Affiliates shall have breached any of its material obligations or agreements under this Agreement and such breach shall be incapable of cure or has not been cured within thirty (30) days following the giving of written notice by the non-breaching Party to the other Party of such breach (or, if the Outside Date is fewer than thirty (30) days from provision of such notice, cured by the Outside Date);

          (e)   by Seller, by giving written notice of such termination to Purchaser, if there has been a breach of the representations and warranties of Purchaser contained in this Agreement which (i) would result in the failure of the condition set forth in Section 10.2(a)(i); and (ii) cannot be or is not cured prior to the Outside Date;

          (f)    by Purchaser, by giving written notice of such termination to Seller, if there has been a breach of the representations and warranties of Seller contained in this Agreement which (i) would result in the failure of the condition set forth in Section 10.3(a)(i); and (ii) cannot be or is not cured prior to the Outside Date;

          (g)   by either Seller or Purchaser, if the Seller Shareholder Approval shall not have been obtained at the Seller Shareholder Meeting duly convened therefor or at any adjournment or postponement thereof at which this Agreement has been voted on;

          (h)   by Purchaser, if, prior to obtaining the Seller Shareholder Approval, (i) Seller knowingly and intentionally breaches or fails to perform in any material respect any of its obligations set forth in Section 7.4; or (ii) the board of directors of Seller or any committee thereof (A) shall have made a Seller Adverse Recommendation Change, including approving or recommending to the shareholders of Seller a Superior Proposal or (B) fails to recommend against acceptance of a tender or exchange offer for any outstanding shares of capital stock or other ownership interests of Seller or its Subsidiaries that constitutes an Alternative Transaction Proposal or that is not conditioned on the sale of the Business pursuant to this Agreement, including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer, within ten (10) Business Days after commencement;

          (i)    by Seller, in order to enter into a definitive agreement providing for the implementation of a transaction that is a Superior Proposal, if (A) Seller has complied with Section 7.4(f) and (B) prior to or concurrently with such termination, Seller pays the Seller Termination Fee (as defined herein); or

          (j)    by Seller, if all of the conditions set forth in Sections 10.1 and 10.3 have been satisfied (other than those conditions that by their nature cannot be satisfied other than at the Closing) and Purchaser fails to consummate the transactions contemplated by this Agreement upon the earlier of (A) five (5) Business Days after the date the Closing should have occurred pursuant to Section 4.1 and (B) the later of the date the Closing should have occurred pursuant to Section 4.1 and one (1) Business Day before the Outside Date, and Seller has irrevocably notified Purchaser in writing that Seller is ready, willing and able to consummate the transactions contemplated by this Agreement during such period.

        11.2    Effect of Termination.     In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void (other than this Section 11.2, Section 11.3 and Article 13, in accordance with its terms, all of which shall survive termination of this Agreement) and there shall be no liability on the part of either Party except as set forth in Section 11.3.

        11.3    Termination Fees.

          (a)   In the event that:

              (i)  (A) an Alternative Transaction Proposal shall have been publicly disclosed or otherwise communicated in writing to Seller's board of directors after the date hereof, (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated either (x) by Seller pursuant to Section 11.1(g) or (y) by Purchaser pursuant to Section 11.1(g) or 11.1(d) and (C) within twelve (12) months following the date this Agreement is terminated, Seller enters into a definitive agreement with respect to any Alternative Transaction Proposal or consummates a transaction regarding any Alternative Transaction Proposal; provided, however, that for purposes of clause (C) of this Section 11.3(a)(i), the references to "twenty percent (20%)" in the definition of Alternative Transaction Proposal shall be deemed to be references to "fifty percent (50%)"; or

             (ii)  this Agreement is terminated by Seller pursuant to Section 11.1(i); or

            (iii)  this Agreement is terminated by Purchaser pursuant to Section 11.1(h);

  then (A) Seller shall pay to Purchaser the Seller Termination Fee, by wire transfer of same day funds, it being understood that in no event shall Seller be required to pay the Seller Termination Fee on more than one occasion and (B) if this Agreement is terminated pursuant to Section 11.1(g) and an Alternative Transaction Proposal shall have been publicly disclosed or otherwise communicated in writing to Seller's board of directors after the date of this Agreement,

  Seller shall promptly, but in no event later than two (2) Business Days after the date of such termination (without regard to whether Seller shall have entered into a definitive agreement with respect to an Alternative Transaction Proposal or an Alternative Transaction Proposal is consummated), pay (by wire transfer of immediately available funds) to Purchaser or its designee(s) all reasonable out-of-pocket fees and expenses incurred by Purchaser in connection with this Agreement or the transactions contemplated hereby, including the Financing, in an amount not to exceed $2,000,000 in the aggregate (provided that Purchaser provide reasonable documentation therefor) (the "Purchaser Expenses"). Any Purchaser Expenses previously paid by Seller to Purchaser pursuant to this Section 11.3(a) shall be credited towards the payment of the Seller Termination Fee. For purposes of this Agreement, "Seller Termination Fee" shall mean an amount equal to $5,330,000. If the Seller Termination Fee becomes payable pursuant to Section 11.3(a)(i), it shall be paid no later than the date of the consummation of the Alternative Transaction Proposal transaction described in clause (C) of Section 11.3(a)(i). If the Seller Termination Fee becomes payable pursuant to Section 11.3(a)(ii), it shall be paid prior to or contemporaneously with the termination of this Agreement pursuant to Section 11.1(i); (and any purported termination pursuant to this Section shall be void and of no force or effect unless Seller shall have made such payment). If the Seller Termination Fee becomes payable pursuant to Section 11.3(a)(iii), it shall be paid no later than three (3) Business Days after the termination of this Agreement pursuant to Section 11.1(h). Notwithstanding anything to the contrary in this Agreement, but subject to Section 13.11, in each case on the part of or by Seller or any of its Subsidiaries, in the event this Agreement has been terminated and the Seller Termination Fee is payable and paid to Purchaser pursuant to this Section 11.3(a), receipt of the Seller Termination Fee shall be the sole and exclusive remedy (under the circumstances where such Seller Termination Fee is payable) of Purchaser and its Affiliates against any Seller Party for any loss, damage, liability, claim, obligation or Action (whether in law or in equity and whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement (including any breach or alleged breach hereof), the negotiation, execution or performance hereof or the transactions contemplated by this Agreement or in respect of any other document or theory of law or equity or in respect of any oral or written representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise. The parties acknowledge and agree that in no event shall Seller be required to pay the Seller Termination Fee on more than one occasion and in no event shall Purchaser be entitled to collect the Seller Termination Fee on more than one occasion. In no event shall the Seller Parties be liable to Purchaser, any Purchaser Party or any Person claiming by, through or for the benefit of Purchaser in excess of an aggregate amount equal to the Seller Termination Fee for any loss, damage, liability, claim, obligation or Action (whether in law or in equity and whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement (including any breach or alleged breach hereof), the negotiation, execution or performance hereof or the transactions contemplated by this Agreement or in respect of any other document or theory of law or equity or in respect of any oral or written representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise.

          (b)   In the event that this Agreement is terminated by Seller pursuant to Section 11.1(d) or 11.1(j), then Purchaser shall pay to Seller the Purchaser Termination Fee, by wire transfer of same day funds, it being understood that in no event shall Purchaser be required to pay the Purchaser Termination Fee on more than one occasion. For purposes of this Agreement, "Purchaser Termination Fee" shall mean an amount equal to $8,000,000. The Purchaser Termination Fee shall be paid no later than three (3) Business Days after the termination of this Agreement pursuant to Section 11.1(d) or 11.1(j). Notwithstanding anything to the contrary in this Agreement but subject to Section 13.11, the sole and exclusive remedies of Seller, any Seller Party or any Person claiming by, through or for the benefit of Seller against any Purchaser Party for any loss, damage, liability, claim, obligation or Action (whether in law or in equity and whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement, the Guarantee, the Financing or the Financing Commitments (including any breach or alleged breach hereof or thereof), the negotiation, execution or performance hereof or thereof or the transactions contemplated hereby or thereby or in respect of any other document or theory of law or equity or in respect of any oral or written representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise shall be (i) receipt of the Purchaser Termination Fee from Purchaser in the event this Agreement has been terminated and the Purchaser Termination Fee is payable to Seller pursuant to this Section 11.3(b), (ii) receipt from the Guarantor of any monetary amounts due and payable by the Guarantor under, and subject to all of the terms and conditions of, the Guarantee and (iii) receipt of whatever remedies Seller may have under or in accordance with the Confidentiality Agreement against the other Person party thereto. The parties acknowledge and agree that in no event will Purchaser be required to pay the Purchaser Termination Fee on more than one occasion and in no event shall Seller be entitled to collect the Purchaser Termination Fee on more than one occasion. Without limitation of the generality of the foregoing or of any other provision of this Agreement, (A) in no event shall the Purchaser Parties be liable to Seller, any Seller Party or any Person claiming by, through or for the benefit of Seller in excess of an aggregate amount equal to the Purchaser Termination Fee for any loss, damage, liability, claim, obligation or Action (whether in law or in equity and whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement, the Guarantee, the Financing or the Financing Commitments (including any breach or alleged breach hereof or thereof), the negotiation, execution or performance hereof or thereof or the transactions contemplated hereby or thereby or in respect of any other document or theory of law or equity or in respect of any oral or written representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise, (B) upon payment of the Purchaser Termination Fee, none of Seller, any Seller Party or any Person claiming by, through or for the benefit of Seller shall have any rights or claims against any Purchaser Party under this Agreement, the Guarantee, the Financing, the Financing Commitments, or any of the transactions contemplated hereby or thereby (whether in law or in equity and whether based on contract, tort or otherwise) or for any breach or alleged breach hereof or thereof and (C) none of Seller, any Seller Party or any Person claiming by, through or for the benefit of Seller shall have any rights or claims against any Purchaser Party under or in connection with this Agreement, the Guarantee, the Financing, the Financing Commitments, or any of the transactions contemplated hereby or thereby (whether in law or in equity and whether based on contract, tort or otherwise) or for any breach or alleged breach hereof or thereof for any damages of any kind or nature or for any other monetary amounts, except as otherwise set forth in the Guarantee.

          (c)   Any amount that becomes payable pursuant to Section 11.3(a) or Section 11.3(b) shall be paid by wire transfer of immediately available funds to an account designated by Purchaser or Seller, as applicable.

          (d)   For purposes of this Agreement, (i) "Seller Party" shall mean, collectively, Seller and its Subsidiaries and any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, shareholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder, Affiliate or assignee of any of the foregoing; and (ii) "Purchaser Party" shall mean, collectively, Purchaser, Guarantor, the Equity Financing Sources, the Debt Financing Sources, the Mezzanine Financing Sources and any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, shareholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder, Affiliate or assignee of any of the foregoing.

 ARTICLE 12

INDEMNIFICATION AND SURVIVAL

        12.1    Survival of Representations and Warranties.     Except for the Surviving Reps (defined below), none of the representations and warranties in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Closing (other than for purposes of the R&W Insurance Policy). The representations and warranties contained in Sections 5.1 (Organization, Authority and Qualification), 5.14 (Tax Matters), 5.6(a) (Title to and Sufficiency of Asset) and 5.25 (Brokers) (collectively, "Seller Surviving Reps") and in Sections 6.1 (Organization and Authority of Purchaser) and 6.8 (Brokers) (collectively, "Purchaser Surviving Reps" and, together with the Seller Surviving Reps, the "Surviving Reps") shall survive the Closing indefinitely unless a statute of limitations applies to claims of third parties in any such case, and with respect to such claims, and with respect to any and all representations and warranties with respect to matters covered by Section 5.14 (Tax Matters), such representations and warranties shall expire ninety (90) days following the expiration of the applicable statute of limitations (including any extensions thereof) provided by Applicable Law (the "Survival Date"). As of the Survival Date for each of the Surviving Reps, such representations and warranties shall automatically terminate and be of no further force or effect, and except for fraud, no claims of any type whatsoever arising out of, based upon or relating any way to such representations and warranties may be brought by any party after the applicable Survival Date; provided, however, that such representations or warranties shall survive beyond such period with respect to (but only with respect to) any inaccuracy therein or breach thereof, notice of which shall have been duly given prior to the Survival Date in accordance with Sections 12.5 and 12.6. Furthermore, except for fraud and intentional misrepresentation, the Parties (i) intend that the preceding sentence relating to the expiration and automatic termination of the Surviving Reps as of the applicable Survival Date shall operate as a contractual statute of limitations relating to any and all claims of any type whatsoever arising out of, based upon or relating in any way to such representations and warranties and shall replace and supplant any statute of limitations which may otherwise apply thereto, and (ii) agree and acknowledge that such replacement and supplanting of the statute of limitations by the contractual statute of limitations in this Section 12.1 is reasonable and appropriate. All covenants or other agreements in this Agreement shall survive the Closing until fully satisfied.

        12.2    Indemnification by Purchaser.     Subject to the other provisions of this Article 12, from and after the Closing, Purchaser shall indemnify, hold harmless and reimburse Seller and its Affiliates, officers, directors, agents, successors and assigns (each, a "Seller Indemnified Party") from and against and in respect of any and all losses, damages, costs, expenses (including any reasonable and documented attorneys' fees), fines, penalties, disbursements and amounts paid in settlement (collectively, "Losses") which any Seller Indemnified Party may actually suffer or incur to the extent arising out of or related to:

          (a)   the failure of any Purchaser Surviving Rep to be true and correct as of the date hereof or as of the Closing Date (or as of the date made, where such Purchaser Surviving Rep by its terms is made as of a specified date); provided, that any inaccuracy in or breach of any Purchaser Surviving Rep shall be determined without giving effect to any qualification as to "materiality" or "material adverse effect" set forth therein;

          (b)   any breach by Purchaser of, or failure by Purchaser to perform, any of its covenants or other agreements set forth in this Agreement;

          (c)   the Assumed Liabilities; and

          (d)   any other obligations or Liabilities undertaken or assumed by Purchaser pursuant to this Agreement.

        12.3    Indemnification by Seller.     Subject to the other provisions of this Article 12, from and after the Closing, Seller shall indemnify, hold harmless and reimburse Purchaser and its Affiliates, officers, directors, agents, successors and assigns (each, a "Purchaser Indemnified Party") from and against and in respect of any and all Losses which any Purchaser Indemnified Party may actually suffer or incur to the extent arising out of or related to:

          (a)   the failure of any Seller Surviving Rep to be true and correct as of the date hereof or as of the Closing Date (or as of the date made, where such Seller Surviving Rep by its terms is made as of a specified date); provided, that any inaccuracy in or breach of any Seller Surviving Rep shall be determined without giving effect to any qualification as to "materiality" or "material adverse effect" set forth therein;

          (b)   any breach by Seller of, or failure by Seller to perform, any of its covenants or other agreements set forth in this Agreement; and

          (c)   the Excluded Liabilities.

        12.4    R&W Insurance Policy.     Except as set forth in Section 12.9, from and after the Closing, the R&W Insurance Policy shall be the sole and exclusive remedy of the Purchaser Indemnified Parties for any and all Losses that are sustained or incurred by any of the Purchaser Indemnified Parties by reason of, resulting from or arising out of any breach of or inaccuracy in any of Seller's representations or warranties contained in this Agreement (other than the Seller Surviving Reps). Without limiting the generality of the foregoing, any rights of any issuer of the R&W Insurance Policy, including any rights of subrogation, do not affect, expand or increase any liability or obligation of Seller in connection with the transactions contemplated by this Agreement.

        12.5    Limitations on Indemnification.

          (a)   The aggregate amount required to be paid to Purchaser pursuant to Sections 12.3(a) and 12.3(b) shall not exceed the Purchase Price, as adjusted pursuant to Section 3.2.

          (b)   Notwithstanding anything to the contrary contained in this Agreement, no amounts shall be payable as a result of any claim in respect of a Loss arising under Section 12.2 or Section 12.3:

              (i)  to the extent any matter forming the basis for such Loss was taken into consideration in the computation of Net Working Capital, but only to the extent it resulted in a reduction of the Final Net Working Capital; or

             (ii)  except to the extent any such damages are owed to a third party pursuant to a Third-Party Claim, to the extent an Indemnified Party asserts a claim for any punitive, exemplary, special, unforeseen or other consequential damages or any damages measured by lost profits or a multiple of earnings.

          (c)   Each Party agrees to use commercially reasonable efforts to mitigate any Loss which forms the basis of a claim for indemnification hereunder to the extent required by Applicable Law.

        12.6    Claims for Indemnification.     All claims for indemnification by any Indemnified Party shall be asserted and resolved as set forth in this Section 12.6:

          (a)    Third-Party Claims.    In the event that any written claim or demand for which an Indemnifying Party may be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event later than twenty (20) Business Days following such Indemnified Party's receipt of such claim or demand (including a copy of any related written third party demand, claim or complaint) (the "Third-Party Claim"), deliver a Claim Notice to the Indemnifying Party; provided, however, that failure to deliver a Claim Notice shall not affect the indemnification provided hereunder except in the event the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. If a Third-Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein and, to the extent that the Indemnifying Party shall wish, to assume the defense thereof (which shall conclusively establish thereby the Indemnifying Party's responsibility to indemnify the Indemnified Party in respect of such Third-Party Claim subject to the limitations in this Article 12), and, after notice from the Indemnifying Party to the Indemnified Party of such election to so assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnified Party shall cooperate fully with the Indemnifying Party and its counsel in the defense against any such Third-Party Claim. The Indemnified Party shall have the right to participate at its own expense in the defense of any Third-Party Claim. Neither the Indemnifying Party, on the one hand, nor the Indemnified Party, on the other hand, shall admit liability to, or settle, compromise or discharge any Third-Party Claim without the prior consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, the Indemnifying Party may settle, compromise or discharge any Third-Party Claim the defense of which was assumed by the Indemnifying Party if such Third-Party Claim provides only for the payment of monetary damages. In the event the Indemnifying Party elects not to defend any Third-Party Claim, the Indemnified Party shall defend against such Third-Party Claim in good faith and in a commercially reasonable manner at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall have the right to participate in such defense at its own expense. Notwithstanding anything to the contrary herein, the Indemnifying Party shall not have the right to assume the defense of any Third-Party Claim and the Indemnified Party may elect to assume the defense to the extent (i) such Third-Party Claim constitutes a claim for non-monetary, equitable or injunctive relief against the Indemnified Party which, if awarded, would be reasonably expected to have a material and adverse impact on the business of the Indemnified Party (after giving effect to the transactions contemplated by this Agreement); or (ii) if an actual or potential conflict of interest exists or would reasonably be expected to potentially arise (as determined by outside counsel) in respect of the matters subject to such Third-Party Claim as determined by the conflict-of-interest rules restricting attorney conduct in the applicable jurisdiction if counsel for the Indemnifying Party were to act as counsel for the Indemnified Party.

          (b)   In the event of any claim for indemnity under Section 12.2 or Section 12.3, (i) Purchaser agrees to give Seller and its representatives reasonable access to the books and records and employees of Purchaser in connection with the matters for which indemnification is sought to the extent Seller reasonably deems necessary in connection with its rights and obligations under this Article 12; and (ii) Seller agrees to give Purchaser and its representatives reasonable access to the books and records and employees of Seller in connection with the matters for which indemnification is sought to the extent Purchaser reasonably deems necessary in connection with its rights and obligations under this Article 12.

        12.7    Tax Effect.     The amount of any Loss subject to indemnification under this Agreement shall be reduced by the amounts of any net tax benefits that have been actually received by the Indemnified Party in the year such Loss is incurred or in the following year and that results from such indemnifiable Loss. As used in this Section 12.7, "tax benefit" shall mean the net Tax savings attributable to any deduction, expense, loss, credit or refund to the Indemnified Party, when actually received. The amount of any tax benefit actually received shall be equal to the actual reduction in Taxes of the Indemnified Party paid in cash determined with the applicable Tax items and the indemnity payment made or to be made taken into account as compared with the Taxes that would have been payable without the applicable Tax items.

        12.8    Insurance Offset.     If any Losses sustained by an Indemnified Party are covered by an insurance policy or an indemnification, contribution or similar obligation of another Person (other than an Affiliate of such Indemnified Party), the Indemnified Party shall use commercially reasonable efforts to collect such insurance proceeds or indemnity, contribution or similar payments. If the Indemnified Party receives such insurance proceeds or indemnity, contribution or similar payments prior to being indemnified, held harmless and reimbursed under Section 12.2 or Section 12.3, as applicable, with respect to such Losses, the payment by an Indemnifying Party under this Article 12 with respect to such Losses shall be reduced by the net amount of such insurance proceeds or indemnity, contribution or similar payments to the extent related to such Losses, less reasonable attorney's fees and other expenses incurred in connection with such recovery. If the Indemnified Party receives such insurance proceeds or indemnity, contribution or similar payments after being indemnified and held harmless by an Indemnifying Party with respect to such Losses, the Indemnified Party shall pay to the Indemnifying Party the net amount of such insurance proceeds or indemnity, contribution or similar payment to the extent related to such Losses, less reasonable attorney's fees and other expenses incurred in connection with such recovery.

        12.9    Exclusive Remedy.     After the Closing, the indemnities set forth in this Article 12 (and, with respect to Purchaser, the R&W Insurance Policy) shall be the sole and exclusive remedy of the Parties, their successors and assigns, and their respective officers, directors, employees, agents and Affiliates with respect to this Agreement, the events giving rise to this Agreement and the transactions contemplated hereby, except for claims grounded in fraud or intentional misrepresentation. The indemnities set forth in this Article 12 apply only to matters arising out of this Agreement. Any Loss arising under or pursuant to an Ancillary Agreement shall be governed by the indemnification obligations, if any, contained in such Ancillary Agreement. The parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof (whether by contract, common law, statute, law, regulation or otherwise, including under the Racketeer Influenced and Corrupt Organizations Act, all of which the parties hereto hereby waive).

        12.10    Treatment of Indemnification Payments.     To the extent permitted by Law, any amounts payable pursuant to this Article 12 shall be considered adjustments to the Final Purchase Price for all income Tax purposes and the Parties and their respective Affiliates agree to take no position inconsistent with such treatment in any Tax Return or proceeding before any Governmental Authority.

ARTICLE 13

MISCELLANEOUS

        13.1    Assignment.     This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that no assignment shall be made by either Party without the prior written consent of the other Party, except that Purchaser may assign any or all of its rights or benefits under this Agreement without the prior written consent of Seller (whereupon Purchaser shall provide written notice thereof to Seller), as a collateral assignment, to Purchaser's or its Affiliates' lenders or other Debt Financing Sources. Notwithstanding the foregoing, either Party may assign its rights and obligations under this Agreement without such consent to an Affiliate or in connection with a sale, merger or other transaction involving a transfer of substantially all of its assets; provided that such assigning Party shall remain liable for its obligations hereunder.

        13.2    Public Announcements.     Neither Party shall issue or make any public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party's prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party's counsel, required by applicable Law or the rules of a stock exchange on which the securities of the disclosing party are listed. In the event a Party is, in the opinion of its counsel, required to make a public disclosure by applicable Law or the rules of a stock exchange on which its securities are listed, such Party shall, to the extent practicable, submit the proposed disclosure in writing to the other Party prior to the date of disclosure and provide the other Party a reasonable opportunity to comment thereon.

        13.3    Expenses.     Whether or not the transactions contemplated hereby are consummated, and except as otherwise specified herein, each Party shall bear its own expenses with respect to the transactions contemplated by this Agreement.

        13.4    Severability.     Each of the provisions contained in this Agreement shall be severable, and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Agreement. In event it is determined that a provision of this Agreement is prohibited by or invalid under Law, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the fullest extent permitted by Law, the Parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

        13.5    No Third-Party Beneficiaries.     This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein, express or implied (including Article 12), shall give or be construed to give to any Person, other than the Parties hereto and their permitted assigns, any legal or equitable rights hereunder, except for Article 12, which is for the benefit of the Indemnified Parties covered thereby; provided that the provisions of Section 7.5(a), Section 7.18, Section 7.19, Section 11.2, Section 11.3(b), Section 11.3(d), Section 13.1, this Section 13.5, Section 13.6, Section 13.8, Section 13.9(b), Section 13.10, Section 13.11 and Section 13.17 shall be enforceable against all parties to this Agreement by each Debt Financing Source, each Mezzanine Financing Source and their respective successors and assigns.

        13.6    Financing Sources.     Notwithstanding anything herein to the contrary, except for the third-party beneficiary rights of Seller under the Equity Commitment Letter and rights of Seller under the Guarantee, subject to the terms and conditions thereunder and under this Agreement, no Seller Party shall have any rights or claims against any Equity Financing Source, any Debt Financing Source or any Mezzanine Financing Source in connection with this Agreement, the Financing, the Financing Commitments or any transaction contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise. In furtherance of the foregoing, Seller (on its behalf and on behalf of each other Seller Party) agrees not to commence (and if commenced agrees to dismiss or otherwise terminate) any action or proceeding against any Equity Financing Source (other than in connection with any action expressly permitted in accordance with the preceding sentence), any Debt Financing Source or any Mezzanine Financing Source in connection with this Agreement, the Financing, the Financing Commitments or any transaction contemplated hereby or thereby.

        13.7    Waiver.     The failure of any Party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof. Any waiver hereunder shall be effective only if delivered to the other Party hereto in writing by the Party making such waiver.

        13.8    Governing Law.     This Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of Delaware without regard to the conflicts of Laws provisions thereof except with respect to matters under the New Jersey Business Corporation Act relating to the approval of the transactions contemplated hereunder, which shall be governed by the laws of the State of New Jersey; provided, however, the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York with respect to any action, suit or proceeding arising out of or related to the Debt Financing, the Debt Financing Commitment or the performance thereof or the Mezzanine Financing, the Mezzanine Financing Commitment or the performance thereof.

        13.9    Jurisdiction.

          (a)   The Parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any state or federal court of competent jurisdiction in the State of Delaware, so long as such court shall have subject matter jurisdiction over such Action, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the Parties hereby irrevocably consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action which is brought in such court has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 13.15 shall be deemed effective service of process on such Party.

          (b)   Notwithstanding anything herein to the contrary, each of the parties hereto agrees that it will not bring or support any proceeding, suit, litigation, investigation, action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any of the Debt Financing Source or any Mezzanine Financing Source in any way relating to this Agreement or any of the transactions contemplated hereby, including but not limited to any dispute arising out of or relating in any way to the Debt Financing, the Debt Commitment Letter or the performance thereof or the Mezzanine Financing, the Mezzanine Commitment Letter or the performance thereof, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan in New York County, or, if under applicable Law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) and that in connection with any such suit, litigation, investigation, action, cause of action, claim, cross-claim or third party claim the governing law specified the Debt Commitment Letter or the Mezzanine Commitment Letter, as applicable, shall govern.

        13.10    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE DEBT FINANCING, THE DEBT FINANCING COMMITMENT, THE MEZZANINE FINANCING OR THE MEZZANINE FINANCING COMMITMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.10.

        13.11    Specific Performance.

          (a)   The Parties acknowledge that, in view of the uniqueness of the Business, the Purchased Assets and the transactions contemplated by this Agreement, each Party would not have an adequate remedy at Law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other Party shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

          (b)   Notwithstanding anything to the contrary in this Agreement, it is explicitly agreed that the right of Seller to seek specific performance, injunctive relief or other equitable remedies in connection with enforcing Purchaser's obligation (a) to cause the Equity Financing to be funded in order to cause the Closing shall be subject to the requirements that (i) the Marketing Period has ended and all of the conditions in Section 10.1 and Section 10.3 have been satisfied (and continue to be satisfied) or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) at the time when the Closing would have been required to occur pursuant to Section 4.1 but for the failure of the Equity Financing to be funded, (ii) the Debt Financing (or Alternative Financing) and the Mezzanine Financing (or Alternative Financing) has been funded in accordance with the terms thereof or would be funded in accordance with the terms thereof at the Closing upon delivery of a drawdown notice by Purchaser and/or notice from Purchaser that the Equity Financing will be funded at such date and (iii) Seller has irrevocably confirmed in writing that if the Financing is funded, then it would take all actions that are within its control to cause the Closing to occur; (b) to cause Purchaser to consummate the Debt Financing at Closing shall be subject to the requirements (provided, however, that, notwithstanding anything to the contrary in this Agreement, under no circumstances shall Purchaser or any of its Affiliates be required to commence or sustain a legal proceeding against any of the Debt Financing Sources in connection with this Agreement or the other transactions contemplated herein or the Debt Commitment) that (i) the Marketing Period has ended and all of the conditions in Section 10.1 and Section 10.3 have been satisfied (and continue to be satisfied) or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) at the time when the Closing would have been required to occur pursuant to Section 4.1 but for the failure of the Debt Financing to be funded, (ii) the Mezzanine Financing (or Alternative Financing) and the Equity Financing have been funded in accordance with the terms thereof or, solely in the case of the Mezzanine Financing, would be funded in accordance with the terms thereof at the Closing upon delivery of a drawdown notice by Purchaser, (iii) all of the conditions to the consummation of the Debt Financing provided for by the Debt Commitment Letter have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the time of funding) and (iv) Seller has irrevocably confirmed in writing that if the Financing is funded, then it would take all actions that are within its control to cause the Closing to occur and (c) to cause Purchaser to consummate the Mezzanine Financing at Closing (provided, however, that, notwithstanding anything to the contrary in this Agreement, under no circumstances shall Purchaser or any of its Affiliates be required to commence or sustain a legal proceeding against any of the Mezzanine Financing Sources in connection with this Agreement or the other transactions contemplated herein or the Mezzanine Commitment) shall be subject to the requirements that (i) the Marketing Period has ended and all of the conditions in Section 10.1 and Section 10.3 have been satisfied (and continue to be satisfied) or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) at the time when the Closing would have been required to occur pursuant to Section 4.1 but for the failure of the Mezzanine Financing to be funded, (ii) the Debt Financing (or Alternative Financing) and the Equity Financing have been funded in accordance with the terms thereof or, solely in the case of the Debt Financing, would be funded in accordance with the terms thereof at the Closing upon delivery of a drawdown notice by Purchaser and/or notice from Purchaser that the Equity Financing will be funded at such date, (iii) all of the conditions to the consummation of the Mezzanine Financing provided for by the Mezzanine Commitment Letter have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the time of funding) and (iv) Seller has irrevocably confirmed in writing that if the Financing is funded, then it would take all actions that are within its control to cause the Closing to occur.

          (c)   The provisions of this Section 13.11 are subject to Section 13.6 in all respects.

        13.12    Headings.     The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

        13.13    Counterparts.     The Parties may execute this Agreement (including by electronic transmission) in one or more counterparts, and each fully executed counterpart shall be deemed an original.

        13.14    Further Documents.     Each of Purchaser and Seller shall, and shall cause its respective Affiliates to, at the request of the other Party, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents as such other Party may reasonably request in connection with the carrying out of this Agreement and the transactions contemplated hereby.

        13.15    Notices.     All communications, notices and Consents provided for herein shall be in writing and be given in person or by means of telex, facsimile or other means of wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), by overnight courier or by mail, and shall become effective: (a) on delivery if given in person; (b) on the date of transmission if sent by telex, facsimile or other means of wire transmission; (c) one (1) Business Day after delivery to the overnight service; or (d) four (4) Business Days after being mailed, with proper postage and documentation, for first-class registered or certified mail, prepaid.

  Notices shall be addressed as follows:

If to Purchaser, to:
Photon Acquisition Corporation c/o Veritas Capital Fund Management, L.L.C. 590 Madison Avenue New York, NY 10022 Attn: Ramzi M. Musallam Facsimile Number: (212) 688-9411
with copies (which shall not constitute notice to Purchaser) to:
Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attn: John M. Pollack Facsimile Number: (212) 593-5955

If to Seller, to:
EMCORE Corporation 2015 Chestnut Street Alhambra, California 91803 Attn: C.E.O.
with copies (which shall not constitute notice to Seller) to:
Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Suite 3400 Los Angeles, CA 90071 Attn: Brian J. McCarthy and Andrew D. Garelick
Facsimile Number: (213) 621-5070 (213) 621-5124

provided, however, that if any Party shall have designated a different address by notice to the others, then to the last address so designated.

        13.16    Performance of Obligations by Affiliates.     Any obligation of Seller under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at Seller's sole and exclusive option, either by Seller directly or by any Affiliate of Seller that Seller causes to satisfy, meet or fulfill such obligation in whole or in part. Any obligation of Purchaser under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at Purchaser's sole and exclusive option, either by Purchaser directly or by any Affiliate that Purchaser causes to satisfy, meet or fulfill such obligation, in whole or in part. With respect to any particular action, the use of the words "Seller shall" also means "Seller shall cause" the particular action to be performed, and the use of the words "Purchaser shall" also means "Purchaser shall cause" the particular action to be performed. Each of Seller and Purchaser guarantees the performance of all actions, agreements and obligations to be performed by any of their respective Affiliates under the terms and conditions of this Agreement.

        13.17    Entire Agreement.     This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by each of the Parties hereto; provided that Section 7.5(a), Section 7.18, Section 7.19, Section 11.2, Section 11.3(b), Section 11.3(d), Section 13.1, Section 13.5, Section 13.6, Section 13.8, Section 13.9(b), Section 13.10, Section 13.11 and this Section 13.17 (and any provision of this Agreement to the extent an amendment, supplement or modification of such provision would modify the substance of any of such Sections) may not be amended, supplemented or modified in any manner that adversely impacts or is adverse in any respect to any of the Debt Financing Sources or the Mezzanine Financing Sources, as applicable, without prior written consent of the Debt Financing Sources or the Mezzanine Financing Sources, as applicable. Except as provided in written agreements between the Parties executed and delivered concurrently herewith, this Agreement and the Confidentiality Agreement contain the entire agreement of the Parties hereto with respect to the transactions covered hereby, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.

* * * * *

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

PHOTON ACQUISITION CORPORATION
By:	/s/ RAMZI M. MUSALLAM
	Name:	Ramzi M. Musallam
	Title:	President
EMCORE CORPORATION
By:	/s/ HONG Q. HOU
	Name:	Hong Q. Hou
	Title:	President & CEO

[Signature Page to Asset Purchase Agreement]

Annex B

VOTING AGREEMENT

        This VOTING AGREEMENT, dated as of September 17, 2014 (this "Agreement"), is by and among Photon Acquisition Corporation, a Delaware corporation ("Purchaser"), and each of the Persons identified on Schedule I hereto (collectively, the "Shareholders").

RECITALS

        WHEREAS, concurrently with the execution of this Agreement, Purchaser and EMCORE Corporation, a New Jersey corporation (the "Seller"), are entering into an Asset Purchase Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Asset Purchase Agreement"), pursuant to which, among other things, Purchaser will acquire certain of the assets and assume certain of the liabilities of the Business (such acquisition, the "Transaction");

        WHEREAS, as of the date hereof, each Shareholder Beneficially Owns the number of shares of Common Stock set forth opposite such Shareholder's name on Schedule I hereto;

        WHEREAS, Purchaser and each Shareholder desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

        WHEREAS, as a condition and inducement to the willingness of Purchaser to enter into the Asset Purchase Agreement, Purchaser has required that the Shareholders agree, and the Shareholders have agreed, to enter into this Agreement and abide by the covenants and agreements with respect to the Covered Shares set forth herein;

        NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

VOTING

        1.01    Agreement to Vote.     Without in any way limiting any Shareholder's right to vote such Shareholder's Covered Shares on any other matters that may be submitted to a shareholder vote, consent or other approval, each Shareholder hereby agrees that during the term of this Agreement, at the Seller Shareholder Meeting and at any other meeting of the shareholders of Seller, however called, including any adjournment or postponement thereof, and in connection with any written consent of the shareholders of Seller, such Shareholder shall, in each case to the fullest extent that such Shareholder's Covered Shares are entitled to vote thereon or consent thereto:

          (a)   appear at each such meeting or otherwise cause the Covered Shares as to which such Shareholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

          (b)   vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering all of such Shareholder's Covered Shares that are entitled to vote, in each case:

              (i)  in favor of the approval of the Asset Purchase Agreement or approval of the Transaction, and the other transactions contemplated by the Asset Purchase Agreement;

             (ii)  against any action or agreement that would reasonably be expected to result in any condition set forth in Section 10.2 of the Asset Purchase Agreement not being fulfilled;

            (iii)  against any Alternative Transaction Proposal; and

            (iv)  against any other action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, materially delay, materially postpone or materially adversely affect consummation of the transactions contemplated by the Asset Purchase Agreement;

  provided, however, that notwithstanding anything to the contrary in this Agreement, the provisions of clauses (ii) and (iv) of this Section 1.01(b) shall not apply to (x) the sale or disposition by way of asset sale (including a sale of equity securities of any Subsidiary) of any part, or all, of Seller's Other Businesses so long as clause (i) of the definition of Alternative Transaction Proposal (as set forth in the Asset Purchase Agreement) is not satisfied, (y) any transaction that is conditioned on the consummation of the transactions contemplated by the Asset Purchase Agreement, including, without limitation, any investment in or tender offer for Common Stock or other equity securities of Seller or any merger, consolidation, recapitalization or other business combination involving Seller or any of its Subsidiaries or any sale of all or substantially all of the assets of Seller and its Subsidiaries, or (z) solely with respect to the Becker Drapkin Shareholders, to the extent required by the Standstill Agreement, any election of directors nominated by the board of directors of Seller.

        1.02    Proxy.     By entering into this Agreement, each Shareholder hereby grants a proxy, coupled with an interest, appointing Purchaser, with full power of substitution and re-substitution, as such Shareholder's attorney-in-fact and proxy, for and in such Shareholder's name, to be counted as present and to vote or otherwise to act on behalf of such Shareholder with respect to such Shareholder's Covered Shares with respect to the matters set forth in, and in the manner contemplated by Section 1.01, provided, however, that the foregoing shall only be effective if such Shareholder fails to vote such Shareholder's Covered Shares in accordance with Section 1.01 at least ten business days prior to the date of the Seller Shareholder Meeting or such other shareholder meeting of Seller, as applicable, or otherwise fails to provide evidence of such Shareholder's compliance with its obligations under Section 1.01 in form and substance reasonably acceptable to Purchaser. The proxy granted by each Shareholder pursuant to this Section 1.02 is, subject to Section 5.01, irrevocable and is coupled with an interest, and is granted in order to secure such Shareholder's performance under this Agreement and also in consideration of Purchaser entering into this Agreement and the Asset Purchase Agreement. Each Shareholder shall revoke any and all prior proxies granted by each Shareholder with respect to the Covered Shares. The power of attorney granted by each Shareholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of any Shareholder. Each Shareholder agrees, subject to Section 5.01, from the date hereof until the termination of this Agreement, not to attempt to revoke, frustrate the exercise of, or challenge the validity of, the irrevocable proxy granted pursuant to this Section 1.02.

        1.03    No Inconsistent Agreements.     Each Shareholder hereby covenants and agrees that, except for this Agreement and, solely with respect to clauses (a) and (b) of this Section 1.03 with respect to the Becker Drapkin Shareholders, the Standstill Agreement, such Shareholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares except with respect to matters that do not breach in any material respect the voting obligations set forth in Section 1.01 and (c) has not taken and shall not take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Shareholder from performing any of its or his material obligations under this Agreement.

 ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

        Each of the Becker Drapkin Shareholders hereby represents and warrants on a joint and several basis as to the Becker Drapkin Shareholders, and each other Shareholder hereby represents and warrants on a several and not joint basis, in each case, to Purchaser as follows:

        2.01    Organization; Authorization; Validity of Agreement; Necessary Action.

          (a)   Solely with respect to each Becker Drapkin Shareholder, (i) such Shareholder has all requisite corporate or other power and authority necessary in order to execute and deliver, and perform such Shareholder's obligations under, this Agreement and to consummate the transactions contemplated by this Agreement; and (ii) the execution and delivery of this Agreement by such Shareholder and the performance by such Shareholder of such Shareholder's obligations hereunder and the consummation by such Shareholder of the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate or other entity action and no other corporate or other entity actions on the part of or with respect to such Shareholder are necessary to authorize this Agreement, the performance by such Shareholder of such Shareholder's obligations hereunder or the consummation by such Shareholder of the other transactions contemplated hereby.

          (b)   This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). If such Shareholder is a natural person, if such Shareholder is married and the Covered Shares of such Shareholder constitute community property or if spousal or other approval is required for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder's spouse, enforceable against such spouse in accordance with its terms.

        2.02    Ownership.     Schedule I sets forth opposite such Shareholder's name the number of shares of Common Stock over which such Shareholder has Beneficial Ownership as of the date hereof. Such Shareholder's Existing Shares are, and from the date hereof through and at all times during the term of this Agreement will be, Beneficially Owned by such Shareholder or such Shareholder's Permitted Transferees. Any Covered Shares of such Shareholder acquired after the date hereof will be from and after such date through and at all times during the term of this Agreement Beneficially Owned by such Shareholder or such Shareholder's Permitted Transferees. Such Shareholder has and, solely with respect to the Becker Drapkin Shareholders, subject to the terms and provisions of the Standstill Agreement, will have at all times during this Agreement, the sole power to vote and dispose of such Shareholder's Existing Shares. Such Shareholder has valid title to such Shareholder's Existing Shares, free and clear of any Liens other than those created pursuant to the express terms of this Agreement or, in the case of the Becker Drapkin Shareholders, the Standstill Agreement. As of the date hereof, neither such Shareholder nor any affiliate of such Shareholder Beneficially Owns or holds, any right to acquire any additional shares of Common Stock or any other voting securities of Seller or its Subsidiaries, including, without limitation, pursuant to any option agreements (other than, pursuant to grants made in connection with any Shareholder's service as a director of the Issuer, and, solely with respect to the Becker Drapkin Shareholders, pursuant to the terms and provisions of the Standstill Agreement). Such Shareholder has and will have at all times during this Agreement the complete and exclusive power, individually or together with one or more other affiliated Shareholders party hereto, to, directly or indirectly, issue (or cause the issuance of) instructions with respect to the matters set forth in Article I and agree to all matters set forth in this Agreement. Except for this Agreement and, solely with respect to the Becker Drapkin Shareholders, the Standstill Agreement, none of the Covered Shares is (and no Covered Shares will be during the term of this Agreement) subject to any proxy, voting trust, power of attorney or other Contract with respect to the voting of such Covered Shares.

        2.03    No Violation.     The execution, delivery and performance of this Agreement by such Shareholder, and the consummation by such Shareholder of the other transactions contemplated hereby, do not and will not (a) result in any violation of any Law applicable to such Shareholder or by which any of such Shareholder's assets or properties is bound or (b) taking into account, with respect to the Becker Drapkin Shareholders, the Standstill Waiver, result in any breach or violation of any organizational document of such Shareholder or any Contract to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair in any material respect the ability of such Shareholder to perform such Shareholder's obligations hereunder or to consummate the transactions contemplated hereby.

        2.04    Governmental Consents and Approvals.     Except for any filings required by or advisable under applicable securities Laws, the execution, delivery and performance of this Agreement by such Shareholder, and the consummation by such Shareholder of the other transactions contemplated hereby, do not and will not require any consent, approval, authorization, declaration or permit of, action by, filing with or notification to any Governmental Authority.

        2.05    Standstill Waiver.     Solely with respect to the Becker Drapkin Shareholders, each such Shareholder has obtained from Seller a waiver (the "Standstill Waiver") of any potential breach or violation of the Standstill Agreement that may be deemed to result from the execution, delivery or performance of this Agreement by the Becker Drapkin Shareholders.

        2.06    Absence of Litigation.     There is no Action pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder that could reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of such Shareholder to perform such Shareholder's obligations hereunder or to consummate the transactions contemplated hereby.

        2.07    Brokers.     No broker, finder, financial advisor, investment banker or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Shareholder for which Seller could have any liability.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants to each Shareholder as follows:

        3.01    Organization; Authorization; Validity of Agreement; Necessary Action.     Purchaser is an entity duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        3.02    No Violation.     The execution, delivery and performance of this Agreement by Purchaser, and the consummation by Purchaser of the other transactions contemplated hereby, do not and will not (a) result in any violation of any Law applicable to Purchaser or by which any of its assets or properties is bound or (b) result in any breach or violation of any organizational document of Purchaser or any Contract to which Purchaser is a party or by which Purchaser or any of its assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair in any material respect the ability of Purchaser to perform its obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE IV

OTHER COVENANTS

        4.01    Prohibition on Transfers, Other Actions.     Other than a Permitted Transfer, during the term of this Agreement, each Shareholder hereby agrees not to (i) Transfer any of its Covered Shares, Beneficial Ownership thereof or any other interest therein; (ii) grant any proxies or enter into any voting trust, power of attorney or other Contract with respect to the voting of any Covered Shares (except as otherwise provided herein); (iii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with in any material respect or would reasonably be expected to violate or conflict with in any material respect, or result in or give rise to a violation of or conflict with in any material respect, such Shareholder's representations, warranties, covenants and obligations under this Agreement; or (iv) take any other action that could materially restrict or otherwise materially affect such Shareholder's legal power, authority and right to comply with and perform in all material respects its or his covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void. Except as specifically permitted by Section 4.03, each Shareholder also agrees not to engage in any transaction with respect to any of the Covered Shares with the purpose or intention of depriving Purchaser of the intended benefits of this Agreement. Each Shareholder hereby authorizes Purchaser to direct Seller to impose stop orders to prevent the Transfer of any Covered Shares on the books of Seller in violation of this Agreement.

        4.02    Stock Dividends, etc.     In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms "Existing Shares" and "Covered Shares" shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

        4.03    No Solicitation.     Each Becker Drapkin Shareholder agrees to comply with the obligations applicable to Seller's Representatives pursuant to Section 7.4 of the Asset Purchase Agreement as if it were a party thereto. Notwithstanding the preceding sentence, solely to the extent Seller is permitted to take the actions set forth in Section 7.4 of the Asset Purchase Agreement with respect to an Alternative Transaction Proposal and subject to the Becker Drapkin Shareholders having complied in all material respects with this Section 4.03 (provided that the Becker Drapkin Shareholders shall not have intentionally breached any covenant or agreement set forth in this Section 4.03), the Becker Drapkin Shareholders and their respective Representatives may participate in any discussions or negotiations regarding such Alternative Transaction Proposal with the Person making such Alternative Transaction Proposal and otherwise take action to the extent the Company may take such action; provided that such action by the Becker Drapkin Shareholders and their respective Representatives would be permitted to be taken by the Company pursuant to Section 7.4 of the Asset Purchase Agreement.

        4.04    Notice of Acquisitions.     During the term of this Agreement, each Shareholder hereby agrees to promptly disclose to Purchaser in writing the number of any additional shares of Common Stock or other voting securities of Seller of which such Shareholder acquires Beneficial Ownership on or after the date hereof.

        4.05    Shareholder Capacity.     Each Shareholder has entered into this Agreement solely in such Shareholder's capacity as beneficial owner of the Covered Shares (and not in any other capacity, including, any capacity as a director or officer of Seller) and nothing herein shall limit or affect any actions taken by such Shareholder, or require such Shareholder or its representatives to take any action, in such Shareholder's or such representative's capacity as a director or officer of Seller and any actions taken (whatsoever), or failure to take any actions (whatsoever), by any such Person in such capacity shall not be deemed to constitute a breach of this Agreement.

        4.06    Reserved.

        4.07    Further Assurances.

          (a)   Without limiting the foregoing, each Shareholder hereby (i) authorizes Purchaser and Seller to publish and disclose in any announcement or disclosure required by the SEC, including the Proxy Statement, such Shareholder's identity and ownership of such Shareholder's Covered Shares and the nature of such Shareholder's obligations under this Agreement, including the disclosure and filing of this Agreement and any other information required to be disclosed by applicable Law or in connection with the Asset Purchase Agreement (including any consents obtained in connection with the Asset Purchase Agreement) and (ii) agrees to promptly provide Purchaser with any information reasonably requested in connection with the matters described in clause (i).

          (b)   Each Shareholder, to the extent reasonably requested by Purchaser, will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable efforts to take, or cause to be taken, all actions, in each case to the extent reasonably necessary to comply with its obligations under this Agreement.

ARTICLE V

MISCELLANEOUS

        5.01    Termination.     This Agreement shall remain in effect until the earlier to occur of (i) the Closing; (ii) the date of termination of the Asset Purchase Agreement in accordance with its terms; (iii) any change to the terms of the Asset Purchase Agreement without the prior written consent of the Shareholders that (A) reduces the Final Purchase Price (subject to adjustments in compliance with Section 3.2 of the Asset Purchase Agreement) or (B) changes the form of consideration payable in the Asset Purchase Agreement; or (iv) the mutual written consent of the Purchaser and any Shareholder. Upon termination pursuant to this Section 5.01, this Agreement shall terminate and be of no further force or effect; provided, however, that the provisions of this Article V shall survive any termination of this Agreement. Nothing in this Section 5.01 and no termination of this Agreement shall relieve or otherwise limit any party of liability for material breach of this Agreement.

        5.02    No Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholders, and Purchaser shall have no authority to direct the Shareholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

        5.03    Modification or Amendment.     Subject to the provisions of applicable Law, the parties hereto may modify or amend this Agreement by written agreement executed by each party hereto.

        5.04    Waiver; Extension.     At any time prior to the termination of this Agreement the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (iii) waive compliance with covenants and agreements of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        5.05    Counterparts.     This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        5.06    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

          (a)   THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT WITH RESPECT TO MATTERS UNDER THE NEW JERSEY BUSINESS CORPORATION ACT RELATING TO THE APPROVAL OF THE TRANSACTIONS CONTEMPLATED UNDER THE ASSET PURCHASE AGREEMENT, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware, or to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (the "Chosen Courts"), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 5.07 of this Agreement.

          (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.06.

        5.07    Notices.     Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, delivery of which is confirmed electronically, or by overnight courier:

        If to Purchaser, to:

Photon Acquisition Corporation c/o Veritas Capital Fund Management, L.L.C. 590 Madison Avenue New York, NY 10022 Attn: Ramzi M. Musallam Facsimile Number: (212) 688-9411

        with copies (which shall not constitute notice) to:

Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attention: John M. Pollack, Esq. fax: (212) 593-5955

        If to any Shareholder, to the address of such Shareholder set forth on Schedule I hereto, with a copy (which shall not constitute notice) to:

EMCORE Corporation 2015 Chestnut Street Alhambra, California 91803 Attn: C.E.O.

        with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Suite 3400 Los Angeles, CA 90071 Attn: Brian J. McCarthy and Andrew D. Garelick fax: (213) 621-5070 (213) 621-5124
and
Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 Attn: Richard J. Birns Fax: (212) 716-0830

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three Business Days after deposit in the U.S. mail, if sent by registered or certified mail, postage prepaid; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

        5.08    Specific Performance.     The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief as provided herein to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (without the posting of any bond), this being in addition to any other remedy to which they are entitled at law or in equity.

        5.09    Entire Agreement.     This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

        5.10    No Third Party Beneficiaries.     The parties hereby agree that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with this Agreement without notice or liability to any other Person.

        5.11    Definitions; Construction.

          (a)    Asset Purchase Agreement Definitions.    For the purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement.

          (b)    Other Definitions.    As used herein:

            "Becker Drapkin Shareholders" means, collectively, Becker Drapkin Management, L.P., a Texas limited partnership; Becker Drapkin Partners (QP), L.P., a Texas limited partnership; Becker Drapkin Partners, L.P., a Texas limited partnership; and BC Advisors, LLC, a Texas limited liability company.

            "Beneficial Ownership" by a Person of any securities means ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such securities; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such securities; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the SEC under the Securities Exchange Act of 1934, as amended. The terms "Beneficially Own" and "Beneficially Owned" shall have a correlative meaning.

            "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Common Stock" means Common Stock as defined in the Asset Purchase Agreement, and will also include for purposes of this Agreement all shares or other voting securities into which Common Stock may be reclassified, sub-divided, consolidated or converted and all shares or other voting securities convertible into or exercisable or exchangeable for Common Stock and in each case any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of the Common Stock and entitled to vote in respect of the matters contemplated by Article I.

            "Covered Shares" means, with respect to any Shareholder, such Shareholder's Existing Shares, together with any outstanding shares of Common Stock that such Shareholder acquires Beneficial Ownership of on or after the date hereof.

            "Existing Shares" means, with respect to any Shareholder, the number of outstanding shares of Common Stock Beneficially Owned by such Shareholder as of the date hereof, as set forth opposite such Shareholder's name on Schedule I hereto.

            "Permitted Transfer" means, in each case, with respect to any Shareholder, so long as (i) such Transfer is in accordance with applicable Law and (ii) such Shareholder is and at all times has been in compliance with this Agreement, (A) any Transfer of Covered Securities by such Shareholder to (x) an affiliate of such Shareholder, (y) by will or by operation of law or other Transfers to immediate family members, trusts for the benefit of Shareholder or any immediate family member of Shareholder or other Transfers for estate planning purposes, or upon the death of Shareholder, or (z) in connection with bona fide gifts to charitable organizations or other gift Transfers, so long as such in connection with such Transfers described in (x), (y) or (z), such transferee executes a joinder to this Agreement pursuant to which such transferee agrees to become a party to this Agreement and be subject to the restrictions applicable to such Shareholder and otherwise become a party for all purposes of this Agreement; provided, that no such Transfer shall relieve the transferring Shareholder from its or his obligations under this Agreement, other than with respect to the Common Stock transferred in accordance with the foregoing provision (B) with respect to any Shareholder's stock options which expire on or prior to the Closing Date and any restricted securities that vest on or prior to the Closing, Transfers of Covered Shares to the Seller (I) in payment of the exercise price applicable to each such stock options or (II) in order to satisfy required withholding taxes applicable upon the exercise of such stock options or the vesting of such restricted securities, and (C) other Transfers of Covered Shares as Parent may otherwise agree in writing in its sole discretion.

            "Standstill Agreement" means that certain Agreement dated as of December 4, 2013 by and among Seller, Steven R. Becker, Matthew A. Drapkin, BC Advisors, LLC, a Texas limited liability company, Becker Drapkin Management, L.P., a Texas limited partnership, Becker Drapkin Partners (QP), L.P., a Texas limited partnership, and Becker Drapkin Partners, L.P., a Texas limited partnership.

            "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), or to enter into any Contract with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise). In the event that any Shareholder that is a corporation, partnership, limited liability company or other legal entity ceases to be controlled by the Person controlling such Shareholder as of the date of this Agreement, such event shall be deemed to constitute a "Transfer".

          (c)    Construction.    The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Terms defined in the text of this Agreement as having a particular meaning have such meaning throughout this Agreement, except as otherwise indicated in this Agreement.

        5.12    Severability.     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        5.13    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether by operation of Law or otherwise) (a) by any Shareholder without the prior written consent of Purchaser or (b) by Purchaser without the prior written consent of each Shareholder. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

        5.14    Headings.     The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        5.15    Expenses.     All costs and expenses incurred in connection with this Agreement and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

        5.16    Shareholders' Liability.     Whether or not expressly stated, the representations and warranties, covenants, agreements, obligations and liabilities of the Shareholders pursuant to this Agreement shall be several but not joint, except for the representations and warranties, covenants, agreements, obligations and liabilities of the Becker Drapkin Shareholders, which shall be joint and several as to the Becker Drapkin Shareholders.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the date first written above.

PHOTON ACQUISITION CORPORATION
By:	/s/ RAMZI M. MUSALLAM
	Name:	Ramzi M. Musallam
	Title:	President
BECKER DRAPKIN MANAGEMENT, L.P.
By:	/s/ STEVEN R. BECKER
	Name:	Steven R. Becker
	Title:	Managing Partner
BECKER DRAPKIN PARTNERS (QP), L.P.
By:	/s/ STEVEN R. BECKER
	Name:	Steven R. Becker
	Title:	Managing Partner
BECKER DRAPKIN PARTNERS, L.P.
By:	/s/ STEVEN R. BECKER
	Name:	Steven R. Becker
	Title:	Managing Partner
BC ADVISORS, LLC
By:	/s/ STEVEN R. BECKER
	Name:	Steven R. Becker
	Title:	Managing Partner
By:	/s/ HONG Q. HOU, PH.D Hong Q. Hou, Ph.D

Signature Page to Voting Agreement

SCHEDULE I

Ownership of Common Stock

Shareholder	Common Shares Beneficially Owned	Notice Address
Becker Drapkin Management, L.P.	826,514	500 Crescent Court Suite 230 Dallas, Texas 75201
Becker Drapkin Partners (QP), L.P.	2,077,849	500 Crescent Court Suite 230 Dallas, Texas 75201
Becker Drapkin Partners, L.P.	292,742	500 Crescent Court Suite 230 Dallas, Texas 75201
BC Advisors, LLC	0	500 Crescent Court Suite 230 Dallas, Texas 75201
Hong Q. Hou, Ph.D	381,308	11735 Sky Valley Way NE Albuquerque, NM 87111

Annex C

September 16, 2014

Board of Directors
EMCORE Corporation
10420 Research Road, SE
Albuquerque, NM 87123

Members of the Board of Directors:

        We understand that Photon Acquisition Corporation (the "Purchaser"), a company owned by The Veritas Capital Fund IV, L.P. and its controlled investment affiliates (the "Sponsor"), and EMCORE Corporation (the "Company"), propose to enter into the Agreement (defined below) pursuant to which, among other things, the Company will sell substantially all of the assets of its Photovoltaics Division (the "Space Business") to the Purchaser, and the Purchaser will assume specified liabilities of the Space Business (the "Transaction") and that, in connection with the Transaction, the Purchaser will pay to the Company $150 million in cash (the "Consideration"), subject to adjustment as provided for in the Agreement (as to which adjustment we express no opinion). The Board of Directors of the Company (the "Board") has requested that Raymond James & Associates, Inc. ("Raymond James") provide an opinion (the "Opinion") to the Board as to whether, as of the date hereof, the Consideration to be received by the Company in the Transaction pursuant to the Agreement is fair from a financial point of view to the Company.

        In connection with our review of the proposed Transaction and the preparation of this Opinion, we have, among other things:

  1.
  reviewed a draft of the Asset Purchase Agreement to be entered into between the Company and the Purchaser dated September 16, 2014 (the "Agreement");

  2.
  reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Space Business made available to us by the Company, including, but not limited to, financial projections prepared by the management of the Company relating to the Space Business for the fiscal years ending September 30, 2014 through September 30, 2018, as approved for our use by the Company (the "Projections");

  3.
  reviewed the Company's recent public filings and certain other publicly available information regarding the Company and the Space Business;

  4.
  reviewed financial, operating and other information regarding the Space Business and the industry in which it operates;

  5.
  reviewed the financial and operating performance of the Space Business and those of selected public companies, including the current market prices of the publicly traded securities of such companies, that we deemed to be relevant;

  6.
  considered the publicly available financial terms of certain transactions we deemed to be relevant;

 Raymond James & Associates, Inc.
Member New York Stock Exchange/SIPC

880 Carillon Parkway • St. Petersburg, FL 33716
727-567-1000 • www.RaymondJames.com

Board of Directors
EMCORE Corporation
September 16, 2014

  7.
  reviewed a certificate addressed to us from a member of senior management of the Company regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company;

  8.
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate; and

  9.
  discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

        With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company or otherwise reviewed by or discussed with us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Space Business. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and we have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Transaction will be consummated in accordance with the terms of the Agreement without waiver or amendment of any conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement without being waived. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction, the Space Business or the Company that would be material to our analyses or this Opinion. We have been advised by the Company that there are no audited financial statements for the Space Business and, accordingly, we have relied upon and assumed, without independent verification, that there would be no information contained in any such financial statements not otherwise discussed with or reviewed by us that would have been material to our analyses or this Opinion.

        Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of September 15, 2014, and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. We have relied upon and assumed, without independent verification, that there has been no

Board of Directors
EMCORE Corporation
September 16, 2014

change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Space Business since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect. We have also relied upon and assumed, without independent verification, at the direction of the Company, that any adjustments to the Consideration pursuant to the Agreement will not be material to our analyses or this Opinion.

        We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternatives to the Transaction. We provided advice to the Company with respect to the proposed Transaction. We did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Transaction. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the Company.

        We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board to approve or consummate the Transaction. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Company, on the fact that the Company has been assisted by legal, accounting and tax advisors and we have, with the consent of the Company, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Space Business and the Transaction.

        In formulating our opinion, we have considered only what we understand to be the consideration to be received by the Company as is described above and we did not consider and we express no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any of the Company's officers, directors or employees, or class of such persons, whether relative to the consideration to be received by the Company or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Transaction to the holders of any class of securities, creditors, or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion or (2) the fairness of the Transaction to any one class or group of the Company's or any other party's security holders or other constituencies vis-à-vis any other class or group of the Company's or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Transaction amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or the Purchaser or the ability of the Company or the Purchaser to pay their respective obligations when they come due.

        The delivery of this opinion was approved by an opinion committee of Raymond James.

Board of Directors
EMCORE Corporation
September 16, 2014

        Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Transaction and will receive a fee for such services, a substantial portion of which is contingent upon consummation of the Transaction. Raymond James will also receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Transaction or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties against certain liabilities arising out of our engagement.

        In the ordinary course of our business, Raymond James may trade in the securities of the Company and of portfolio companies of the Sponsor for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Other than pursuant to this engagement, Raymond James has not provided services to the Company in the previous two years, although the Company has engaged Raymond James to assist it with its ongoing evaluation of strategic alternatives. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or the Purchaser, the Sponsor or portfolio companies of the Sponsor, or other participants in the Transaction in the future, for which Raymond James may receive compensation.

        It is understood that this letter is for the information of the Board (solely in each director's capacity as such) in evaluating the proposed Transaction and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Transaction, nor is this letter intended to confer rights or remedies upon the Purchaser or the shareholders of the Company or the Purchaser. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This Opinion may not be reproduced or used for any other purpose without our prior written consent, except that this Opinion may be disclosed in and filed with a proxy statement used in connection with the Transaction that is required to be filed with the Securities and Exchange Commission, provided that this Opinion is reproduced in full in such proxy statement.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Company in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ Raymond James & Associates, Inc.

RAYMOND JAMES & ASSOCIATES, INC.

ANNEX D

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
EMCORE Corporation:

        We have audited the accompanying consolidated balance sheets of EMCORE Corporation and subsidiaries (the Company) as of September 30, 2013 and 2012, and the related consolidated statements of operations and comprehensive income (loss), shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2013. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EMCORE Corporation and subsidiaries as of September 30, 2013 and 2012, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2013, in conformity with U.S. generally accepted accounting principles.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company's internal control over financial reporting as of September 30, 2013, based on criteria established in Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated December 6, 2013, expressed an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.

/s/ KPMG LLP

KPMG LLP
Albuquerque, New Mexico
December 6, 2013

D-1

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0000221306_1 R1.0.0.51160 EMCORE CORPORATION ATTN: GENERAL COUNSEL 10420 RESEARCH RD SE ALBUQUERQUE, NM 87123 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Thursday, December 4, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Thursday, December 4, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain 1 TO AUTHORIZE THE SALE (THE "ASSET SALE") BY EMCORE OF SUBSTANTIALLY ALL OF THE ASSETS, AND THE TRANSFER OF SUBSTANTIALLY ALL OF THE LIABILITIES, PRIMARILY RELATED TO OR USED IN EMCORE'S PHOTOVOLTAICS BUSINESS PURSUANT TO THE ASSET PURCHASE AGREEMENT BY AND BETWEEN EMCORE AND PHOTON ACQUISITION CORPORATION, DATED SEPTEMBER 17, 2014. 2 TO APPROVE, BY NON-BINDING, ADVISORY VOTE, CERTAIN COMPENSATION ARRANGEMENTS FOR EMCORE'S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE ASSET SALE AS DISCLOSED IN THE PROXY STATEMENT. NOTE: In the discretion of the proxies for such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000221306_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . EMCORE CORPORATION SPECIAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Alfredo Gomez and Mark Weinswig, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of EMCORE that the undersigned is entitled to vote at the Special Meeting of Shareholders of EMCORE, to be held at 8:00 a.m. local time on December 5, 2014 at the Langham Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106 or at any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND "FOR" ANY MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. Continued and to be signed on reverse side